Exhibit 10.4

Execution Version

AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY
AGREEMENT

dated as of October 7, 2014

among

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC,

as Borrower,

and

THE OTHER LOAN PARTIES PARTY HERETO,

as Loan Parties,

THE LENDERS PARTY HERETO

and

BANK OF AMERICA, N.A.,
as Sole Lead Arranger and Sole Bookrunner,

BANK OF AMERICA, N.A.,
as Swingline Lender,

BANK OF AMERICA, N.A.,

and

JPMORGAN CHASE BANK, N.A.,

as Issuing Banks, and

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent

$100,000,000 Senior Secured Revolving Credit Facility

i

v

ANNEXES

Annex I	Commitments

SCHEDULES

Schedule 1.01(a)	Blendstock
Schedule 1.01(b)	Subsidiary Guarantors
Schedule 1.01(c)	Mortgaged Properties
Schedule 1.01(d)	North Yard
Schedule 1.01(e)	West Yard
Schedule 1.01(f)	Refinery
Schedule 1.01(g)	JPM Letters of Credit
Schedule 1.01(h)	Butane Rail Facility
Schedule 1.01(i)	Existing Agreements with PES Logistics, L.P.
Schedule 2.22	Blocked Accounts
Schedule 3.03(a)	Governmental Approvals; Compliance with Laws
Schedule 3.03(b)	Material Contracts
Schedule 3.04(c)	Pro Forma Financial Statements
Schedule 3.07	Equity Interests and Subsidiaries
Schedule 3.08	Litigation
Schedule 3.18	Environmental Matters
Schedule 3.19	Insurance
Schedule 3.22	Location of Collateral
Schedule 5.04	Insurance Requirements
Schedule 6.01(z)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.04(b)	Existing Investments
Schedule 6.08	Certain Affiliate Transactions

EXHIBITS

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Joinder Agreement
Exhibit F	Form of Third Party Consent Agreement
Exhibit G	Form of LC Request
Exhibit H	Form of Letter of Credit
Exhibit I-1	Form of Revolving Note
Exhibit I-2	Form of Swingline Note
Exhibit J	Form of Perfection Certificate
Exhibit K	Form of Security Agreement
Exhibit L	Form of Opinion of Company Counsel
Exhibit M	Form of Solvency Certificate

Exhibit N	Form of Intercompany Note
Exhibit O	Form of Non-Bank Certificate
Exhibit P	Form of Borrowing Base Certificate
Exhibit Q	Form of Mortgage Opinion
Exhibit R	Form of Mortgage Policy Endorsement

AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY
AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT (this “Agreement”) dated as of October 7, 2014, among PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a Delaware limited liability company (the “Borrower”), the Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders party hereto from time to time, BANK OF AMERICA, N.A. (“BANA”), as sole lead arranger and sole bookrunner (in such capacities, the “Lead Arranger”), BANA, as swingline lender (in such capacity, “Swingline Lender”), BANA, and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as issuing banks (in such capacity, “Issuing Banks”) and BANA, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Banks and as collateral agent for the Lenders, the Secured Parties and Issuing Banks (in such capacity, the “Collateral Agent”).

WITNESSETH:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01;

WHEREAS, the Borrower is party to that certain Revolving Credit and Guaranty Agreement, dated as of September 8, 2012, among JPMorgan, as lead arranger, swingline lender, issuing bank, and administrative agent, the Lenders party thereto and the Guarantors party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Original Agreement”), pursuant to which the Lenders extended a revolving and letter of credit facility to the Borrower on the terms and conditions set forth therein, in an aggregate principal amount of up to $100,000,000, to finance the ongoing working capital requirements of the Borrower and its Subsidiaries and for general corporate purposes, which Original Agreement became effective on September 8, 2012 (the “Original Agreement Effective Date”);

WHEREAS, pursuant to the terms of that certain Assignment and Assumption Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “MLC Assignment and Assumption Agreement”), among J.P. Morgan Ventures Energy Corporation (“JPMVEC”), Merrill Lynch Commodities, Inc. or any successor or assignee thereof (including as a result of a changed counterparty to the extent not prohibited by Section 5.17) (“MLC”) and the Borrower, JPMVEC will assign to MLC all JPMVEC’s rights, title and interest, and MLC will assume JPMVEC’s liabilities and obligations, under the Supply and Offtake Agreement;

WHEREAS, pursuant to the terms of that certain Successor Agent Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Successor Agent Agreement”), among JPMorgan (in its capacities as Administrative Agent, Swingline Lender, Issuing Bank and Collateral Agent under the Original Agreement), BANA and the Borrower, JPMorgan will assign to BANA all of JPMorgan’s rights, title and interest, and BANA will assume JPMorgan’s liabilities and obligations (in its capacities as Administrative Agent, Swingline Lender, Issuing Bank (except its capacity as Issuing Bank to the extent provided in the Successor Agent Agremeent and herein) and Collateral Agent) under the Original Agreement and each of the Loan Documents to which JPMorgan is a party in such capacities;

WHEREAS, upon the consummation and effectiveness of the Assignment, BANA and the Borrower wish to amend and restate the Original Agreement, in its entirety upon the terms and conditions set forth in this Agreement, which amendment and restatement shall become effective on the Effective Date;

WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the Borrower under the Original Agreement and that this Agreement amend and restate in its entirety the Original Agreement; and

WHEREAS, it is the intent of the Borrower to confirm that all Obligations of the Borrower under the Loan Documents, as amended, amended and restated, supplemented or otherwise modified hereby or on or as of the date hereof, shall continue in full force and effect and that from and after the Effective Date, all references to the “Senior Secured Credit Facility” contained in the Loan Documents shall be deemed to refer to this Agreement;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree to amend the Original Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01  Defined Terms.

As used in this Agreement, the following terms shall have the meanings specified below:

“ABL/SOA Investment Accounts” shall have the meaning assigned to such term in Section 5.10(e).

“ABL/SOA Priority Collateral” shall have the meaning assigned to such term (or any equivalent term) in (a) to the extent the Existing Term Loan Facility is outstanding (whether secured or unsecured), the Existing Term-ABL Intercreditor Agreement, (b) to the extent the Existing Term Loan Facility has been refinanced with a Permitted Secured Term Loan Facility pursuant to which a Term-ABL Intercreditor Agreement has been entered into, such Term-ABL Intercreditor Agreement, and (c) otherwise, the Existing Term-ABL Intercreditor Agreement.

“ABR” shall mean, when used in reference to any Loan or Borrowing, that such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any ABR Revolving Loan or any Swingline Loan.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Account Debtor” shall mean any person who may become obligated to another person under, with respect to, or on account of, an Account.

“Accounts” shall mean, with respect to any person, all “accounts,” as such term is defined in the UCC as in effect from time to time in the State of New York, in which such person now or hereafter has rights.

“Acquisition Consideration” shall mean the purchase consideration for any Permitted Acquisition and all other payments by the Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time in respect thereof, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided, that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Borrower or any of its Subsidiaries.

“Activation Notice” shall have the meaning assigned to such term in Section 2.22(c).

“Adjusted LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, (a) an interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) determined by the Administrative Agent to be equal to the LIBOR Rate for such Eurodollar Borrowing in effect for such Interest Period divided by (b) 1 minus the Statutory Reserves (if any) for such Eurodollar Borrowing for such Interest Period.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as a successor thereto pursuant to Article X.

“Administrative Agent Fee Letter” shall mean that certain fee letter, dated as of October 7, 2014, by and among the Loan Parties and the Administrative Agent.

“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).

“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisory Agreement” shall mean that certain advisory agreement, dated as of September 8, 2012, between Sunoco, Inc., Carlyle Investment Management L.L.C. and Holdings, as such agreement is in effect on the Effective Date.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided that, absent a change in circumstance from that which exists on the Effective Date, no direct or indirect parent of Holdings is an Affiliate of the Borrower or any other Loan Party; provided further that, PESIC shall not be an Affiliate of PESRM or its Subsidiaries for the purposes of this Agreement.

“Affiliate Transferee” shall mean an Affiliate of the Borrower that is in the business of owning, developing, operating and maintaining any of the Affiliate Transferee Assets and any other businesses ancillary or reasonably related thereto; provided that, for the avoidance of doubt, for purposes of this Agreement and the other Transaction Documents, PESIC shall not be an Affiliate Transferee.

“Affiliate Transferee Assets” shall mean, collectively, the North Yard Assets and any Other Logistics Assets, to the extent transferred to an Affiliate Transferee.

“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them in such capacities.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 50 basis points and (c) the Adjusted LIBOR Rate for an Interest Period of one-month beginning on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus 100 basis points; provided, that for the avoidance of doubt, for purposes of this clause (c) the Adjusted LIBOR Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day (without any rounding).  If the Administrative Agent shall have determined (which determination shall be prima facie evidence thereof absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in the Base Rate, the Federal Funds Effective Rate or Adjusted LIBOR Rate shall be effective on the effective date of such change in the Base Rate, the Federal Funds Effective Rate or Adjusted LIBOR Rate, respectively.

“Amended and Restated Mortgage” has the meaning set forth in Section 4.01(r).

“Anti-Terrorism Laws” shall mean any Requirement of Law related to terrorism financing or money laundering including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (“USA PATRIOT Act”) of 2001 (Title III of Pub. L. 107-56), The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) and Executive Order 13224 (effective September 24, 2001).

“Applicable Fee” shall mean, for any day, with respect to the aggregate Commitments, 0.50%.

“Applicable Margin” shall mean, for any day with respect to any Revolving Loan (a) for any ABR Loan, one and one half percent (1.50%) per annum, and (b) for any Eurodollar Loan, two and one half percent (2.50%) per annum.

“Applicable Percentage” shall mean, with respect to any Lender, the percentage of the total Loans and Commitments represented by such Lender’s Loans and Commitments.

“Approved Form of Letter of Credit” shall mean the form of Letter of Credit attached hereto as Exhibit H.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Asset Sale” shall mean, in each case to the extent in excess of (i) $1,000,000 in respect of transactions or series of related transactions in respect of ABL/SOA Priority Collateral and (ii) $4,000,000 per transaction or series of related transactions in respect of transactions or series of related transactions not in respect of ABL/SOA Priority Collateral, (a) any conveyance, sale, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property (but excluding in any event sales of inventory, transactions pursuant to the Supply and Offtake Documents, dispositions of cash and cash equivalents (including Cash Equivalents) and licenses of any Intellectual Property by the Borrower or any of its Subsidiaries in the ordinary course of business) and (b) any issuance or sale of any Equity Interests of any Subsidiary of Holdings, in each case, to any person other than (i) the Borrower or (ii) any Guarantor.  For the avoidance of doubt, the granting of a Permitted Lien shall not constitute an “Asset Sale.”

“Assignment” shall have the meaning set forth in the recitals.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.04(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A, or any other form approved by the Administrative Agent in its sole discretion.

“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower’s and its Subsidiaries’ then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.18(c)(ii).

“Available Cash” shall have the meaning ascribed to such term in the governance documents of the issuer of the securities in the IPO for purposes of determining cash distributions or dividends to its equity holders. In the event the exact term “Available Cash” is not used in the governance documents, then for purposes of this Agreement, the term used for determining cash distributions or dividends shall be used herein in lieu of Available Cash.

“Average Daily Liquidity” shall mean, for any period, the average of Liquidity for each day (measured at the end of each day) during such period.

“BANA” shall have the meaning assigned to such term in the preamble hereto.

“BANA/PNC Fee Letter” shall mean that certain fee letter, dated as of October 7, 2014, by and among the Loan Parties and BANA.

“Bankruptcy Code” shall have the meaning assigned to such term in Section 7.01.

“Base Rate” shall mean, for any day, a rate per annum that is equal to the rate of interest publicly announced by the Administrative Agent from time to time as its prime rate in effect at its principal office in New York City; each change in the Base Rate shall be effective on the date such change is effective.  Such publicly announced rate need not be the lowest rate charged by the Administrative Agent to its customers.

“Blendstock” shall mean a substance having the Commodity ID, Commodity Description and Typical Specifications set forth under the heading Blendstocks in Schedule 1.01(a).

“Blocked Accounts” shall have the meaning assigned to such term in Section 2.22(b).

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any Person, (i) in the case of any corporation, the board of directors of such Person, (ii) in the case of any limited liability company, the board of managers of such Person, (iii) in the case of any partnership, the Board of Directors of the general partner of such Person and (iv) in any other case, the functional equivalent of the foregoing.

“Borrower” shall have the meaning assigned to such term in the preamble.

“Borrowing” shall mean (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Base” shall mean at any time, subject to adjustment as provided in Section 2.21, an amount equal to the sum of, without duplication:

(a)                                 the book value of Eligible Accounts of the Borrower multiplied by the advance rate of 85%, plus

(b)                                 subject to the last sentence of Section 2.21(b), the Cost of Eligible Hydrocarbon Inventory of the Borrower multiplied by the advance rate of (i) in the case of Eligible Hydrocarbon Inventory consisting of Refined Products (as defined in the Intercreditor Agreement), 80%, and (ii) in the case of Eligible Hydrocarbon Inventory consisting of Crude Oil (as defined in the Intercreditor Agreement), 75%; plus

(c)                                  100% of the cash and Cash Equivalents held in or credited to the Borrowing Base Collateral Account, minus

(d)                                 any Reserves established from time to time by the Administrative Agent in its Permitted Discretion.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent so long as the Borrowing Base is calculated in accordance with the terms of this Agreement.

“Borrowing Base Certificate” shall mean an Officers’ Certificate from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit P, delivered to the Administrative Agent and Collateral Agent setting forth the Borrower’s calculation of the Borrowing Base.

“Borrowing Base Collateral Account” shall mean that certain deposit account maintained at the Administrative Agent in the name of the Administrative Agent and designated as the Borrowing Base Collateral Account, which deposit account shall, on and after the Deposit Account Designation Date, be under the exclusive dominion and control of the Collateral Agent pursuant to a Deposit Account Control Agreement, into which deposit account funds will be deposited for inclusion in the calculation of the Borrowing Base.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B, or such other form as shall be approved by the Administrative Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Butane Rail Facility” means the butane rack loading and unloading rail facility located in the Girard Point South Yard portion of the Refinery to be constructed by the Borrower, as further described on Schedule 1.01(h).

“Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.

“Capital Expenditures” shall mean, for any period, without duplication, all cash expenditures made directly or indirectly by the Borrower and its Subsidiaries during such period for Capital Assets as determined in accordance with GAAP, but excluding: (i) proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower or any Guarantor, (ii) any portion of such increase attributable solely to acquisitions of property, plant and equipment in Permitted Acquisitions, and (iii) any leases that as of the date hereof qualify as operating leases under GAAP (whether or not such leases are required to be accounted for as capital leases under GAAP after the date hereof).  For purposes of this definition, the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” shall mean, as to any person,

(a)                                 securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(b)                                 certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank in the United States having capital and surplus of not less than $500,000,000;

(c)                                  repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above;

(d)                                 commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(e)                                  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having a rating of “BBB+” or higher from S&P or “Baa1” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(f)                                   Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s; or

(g)                                  Investments in any of the following money market funds: the Heritage Money Market Fund, the Blackrock Provident Institutional (Tempfund) or the Blackrock Cash Funds PRIME.

“Cash Management System” shall have the meaning assigned to such term in Section 2.22.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Borrower or any of its Subsidiaries (other than Excluded Subsidiaries).  “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of  Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

A “Change in Control” shall be deemed to have occurred if:

(a)                                 prior to an IPO, Holdings at any time ceases to own directly or indirectly 75% of the Equity Interests of each Loan Party, in each case, on a fully-diluted basis;

(b)                                 prior to an IPO, the Permitted Holders (collectively) shall fail, directly or indirectly, (i) to own, or to have the power to vote or direct the voting of, Voting Stock of Holdings representing a majority of the voting power of the total outstanding Voting Stock of

Holdings or (ii) to own Equity Interests representing a majority of the total economic interests of the Equity Interests of Holdings; or

(c)                                  upon and following an IPO, any “person” or “group” (within the meaning of Rule 13d-5 of the Exchange Act), other than the Permitted Holders, shall “beneficially own” (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the IPO Issuer, unless (i) the Permitted Holders have, at such time, the right or the ability, directly or indirectly, by voting power, contract or otherwise to elect or designate for election at least a majority of the Board of Directors of the IPO Issuer (or the general partner of the IPO Issuer in the event of a master limited partnership as the IPO Issuer) or (ii) during any period of twelve (12) consecutive months after the Permitted Holders no longer beneficially own more than 50% of the Equity Interests in the IPO Issuer, a majority of the seats (other than vacant seats) on the Board of Directors of the IPO Issuer (or the general partner of the IPO Issuer in the event of a master limited partnership as the IPO Issuer) shall be occupied by persons who were (x) members of the Board of Directors of the IPO Issuer (or the general partner of the IPO Issuer in the event of a master limited partnership as the IPO Issuer) on the Effective Date or nominated by the Board of Directors of the IPO Issuer (or the general partner of the IPO Issuer in the event of a master limited partnership as the IPO Issuer) or by one or more Permitted Holders or persons nominated by one or more Permitted Holders or (y) appointed by directors so nominated.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement (unless such agreement provides for the ability of the purchaser therein to vote the Equity Interests).

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following:  (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines and directives promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Charges” shall have the meaning assigned to such term in Section 10.14.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving

Commitment or Swingline Commitment, in each case, under this Agreement as originally in effect of which such Loan, Borrowing or Commitment shall be a part.

“Closing Date Letters of Credit” shall mean the Letters of Credit identified on Schedule 1.01(g), which JPMorgan has issued pursuant to the Original Agreement.

“Code” shall mean the Internal Revenue Code of 1986.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Collection Account” shall have the meaning assigned to such term in Section 2.22(c).

“Commercial Letter of Credit” shall mean any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by, and/or other general corporate purpose of, the Borrower or any of its Subsidiaries.

“Commitment” shall mean, with respect to any Lender, such Lender’s Revolving Commitment or Swingline Commitment.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).

“Commodities Account” shall have the meaning assigned to such term in the UCC.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Companies” shall mean the Borrower and its Subsidiaries (other than Excluded Subsidiaries); and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit C.

“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, adjusted (without duplication) by (x) adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication (and with respect to the portion of Consolidated Net Income attributable to any Subsidiary of the Borrower that is an Excluded Subsidiary only if a corresponding amount has been, or would be permitted to be, in each case as of the date of determination, distributed to the Borrower by such Subsidiary that is an Excluded Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its Organizational Documents and all agreements, instruments and Requirements of Law applicable to such Subsidiary):

(a)           Consolidated Interest Expense for such period, plus

(b)           Consolidated Amortization Expense for such period, plus

(c)           Consolidated Depreciation Expense for such period, plus

(d)           Consolidated Tax Expense for such period and, to the extent not included in Consolidated Tax Expense, Permitted Tax Distributions, plus

(e)           fees, costs, liabilities and expenses incurred through the Effective Date in connection with the Transactions, plus

(f)            the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, plus

(g)           any fees, charges and expenses incurred during such period (other than Consolidated Depreciation Expense or Consolidated Amortization Expense), in connection with any acquisition, Investment, Asset Sale, other disposition of assets, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, plus

(h)           the amount of any restructuring charges, integration costs, retention charges, stock option and any other equity based compensation expenses or other business optimization expenses, including, costs associated with improvements to IT and accounting functions, costs associated with establishing new facilities, costs or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one time costs incurred in connection with acquisitions after the Effective Date and costs related to the closure and/or consolidation of facilities; provided, however, that the aggregate of amounts under this clause (h) shall not exceed 20% of Consolidated EBITDA calculated in accordance with this definition, excluding any amounts under this sub-clause (h), plus

(i)            any extraordinary, non-recurring or unusual gains or losses or expenses, severance, relocation costs or payments and curtailments or modifications to pension and post-retirement employee benefit plans, plus

(j)            any other non-cash charges, expenses or losses including any write offs or write downs reducing Consolidated Net Income for such period, plus

(k)           the amount of customary indemnities and expenses paid or accrued in such period to the Sponsors and deducted (and not added back) in such period in computing Consolidated Net Income, in an aggregate amount not to exceed $1,000,000 in any fiscal year, plus

(l)            any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds by third persons that are not Loan Parties contributed to the capital of the Borrower or any of its Subsidiaries, plus

(m)          any net loss from disposed or discontinued operations, plus

(n)           to the extent not already included in the Consolidated Net Income of such person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, the amount of cash proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, plus

(o)           to the extent deducted from Consolidated Net Income of such person and its Subsidiaries, all fees and payments made in accordance with Section 6.07(h); and

(y) subtracting therefrom (A) any net gain from disposed or discontinued operations, (B) any cash payments made during such period in respect of non-cash charges taken in a prior period and (C) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period.

Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to any Permitted Acquisition and Asset Sales (other than any dispositions in the ordinary course of business) and the conversion of any Excluded Subsidiary into a Guarantor consummated at any time on or after the first day of the Test Period and prior to the date of determination as if each such Permitted Acquisition or conversion of an Excluded Subsidiary into a Guarantor had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

For purposes of the covenants set forth in Article VI, Consolidated EBITDA shall not include any Consolidated Net Income or, without duplication, any other amounts attributable to an Excluded Subsidiary, except to the extent actually distributed in cash to, and actually received by, a Loan Party.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Fixed Charges for such Test Period.  For the avoidance of doubt, for purposes of this definition, Consolidated EBITDA shall not include any Consolidated Net Income or, without duplication, any other amounts attributable to an Excluded Subsidiary, except to the extent actually distributed in cash to, and actually received by, a Loan Party.

“Consolidated Fixed Charges” shall mean, for any period, the sum, without duplication, of

(a)           Consolidated Interest Expense for such period;

(b)           the aggregate amount of Unfinanced Capital Expenditures of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such period;

(c)           all cash payments in respect of income taxes of Borrower and its Subsidiaries (other than Excluded Subsidiaries which are not part of the consolidated tax group of Borrower or any Guarantor) made during such period (net of any cash refund in respect of income taxes actually received during such period);

(d)           the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such period (as determined on the first day of the respective period);

(e)           all cash dividend payments on any series of Disqualified Capital Stock of Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to the Borrower or any of its Subsidiaries that are Guarantors);

(f)            all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to the Borrower or any of their Subsidiaries that are Guarantors); and

(g)           all Permitted Tax Distributions.

“Consolidated Interest Expense” shall mean, for any period, total interest expense (including imputed interest attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Borrower and such Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and after giving effect to Hedging Agreements related to interest rates but excluding unrealized gains and losses with respect to Hedging Agreements related to interest rates.

Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the Test Period and prior to the date of determination in connection with any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period.

“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries (except for Excluded Subsidiaries unless distributed in cash to, and actually received by, a Loan Party) determined on a consolidated basis in accordance with GAAP; provided, that in determining for any period the consolidated net income of the Borrower and its Subsidiaries, the amount of all Employee Payment Distributions for such period shall be deemed to be direct expenses of the Borrower and its Subsidiaries incurred during such period; provided, further, that there shall be excluded from such net income (x) all Permitted Tax Distributions and (y) to the extent otherwise included therein, without duplication:

(a)           the net income (or loss) of any person (other than the Borrower or a Guarantor) in which any person other than the Borrower and the Guarantors has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Borrower or a Guarantor;

(b)           the net income of any Subsidiary of the Borrower (other than a Guarantor) during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary (other than a Guarantor) of that income is not permitted as of the relevant date of determination by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary (other than a Guarantor) during such period, except that the Borrower’s equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

(c)           the after-tax effect of any extraordinary gain (or loss) realized during such period by the Borrower or any of its Subsidiaries upon any Asset Sale by the Borrower or any of its Subsidiaries;

(d)           the after-tax effect of gains and losses due solely to fluctuations in currency values determined in accordance with GAAP for such period;

(e)           earnings resulting from any reappraisal, revaluation or write-up of assets;

(f)            unrealized gains and losses with respect to Hedging Obligations for such period; and

(g)           the after-tax effect of any extraordinary or nonrecurring gain (or extraordinary or non-recurring loss) recorded or recognized by the Borrower or any of its Subsidiaries during such period;

(h)           the cumulative effect of changes in accounting principles during such period;

(i)            the after-tax effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in the property and equipment, inventory and other intangible assets, deferred revenue and debt line items in such person’s consolidated financial statements pursuant to GAAP resulting from the application of any consummated acquisition or the amortization or write-off of any amounts related thereto;

(j)            the after-tax effect of income (or loss) from the early extinguishment of Indebtedness or swap obligations under Hedging Agreements;

(k)           any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(l)            any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights; and

(m)          any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Asset Sale, other disposition of assets, recapitalization, Investment, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction.

“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Borrower and its Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP.

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (d) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises; or (e) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties and other customary contractual indemnities.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Controlled Investment Affiliate” shall mean, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings, or, in each case other portfolio companies.

“Cost” shall mean, as determined by the Administrative Agent in its Permitted Discretion, with respect to hydrocarbon Inventory, the lower of (a) landed cost computed on a first-in first-out basis in accordance with GAAP and (b) fair market value; provided, that for purposes of the calculation of the Borrowing Base, the Cost of the hydrocarbon Inventory shall not include: (i) the portion of the cost of hydrocarbon Inventory equal to the profit earned by any Affiliate on the sale thereof to a Loan Party or (ii) write-ups or write-downs in cost with respect to currency exchange rates.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit to the effect of increasing its face amount or extending its expiration date, by any Issuing Bank.

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).

“Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has notified the Administrative Agent, each Issuing Bank, the Swingline Lender, any Lender and/or the Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) in the case of a Lender that has a Commitment, LC

Exposure or Swingline Exposure outstanding at such time, shall take, or is the Subsidiary of any person that has taken, any action or be (or is) the subject of any action or proceeding of a type described in Section 8.01(g) or (h) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such person).

“Deposit Account” has the meaning given to such term in the UCC.

“Deposit Account Control Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Deposit Account Designation Date” shall have the meaning set forth in Section 5.13.

“Development Financing” shall mean (a) a loan or loans made through the U.S. EB-5 Program (“EB-5 Program”) to finance or refinance capital expenditures or other expenses eligible under the EB-5 Program, in respect of which no Liens are granted on any ABL/SOA Priority Collateral, (b) a financing of the North Yard Assets or (c) any other financing with respect to development of the Refinery, in each case which (i) is subject to an intercreditor agreement containing usual and customary terms for such type of financing facility (a “Development Intercreditor Agreement”) and (ii) the material terms of such financing (including interest rates) are generally consistent with prevailing market terms for such type of financing facility at the time such financing facility is entered into.

“Development Intercreditor Agreement” shall have the meaning set forth in the definition of “Development Financing”.

“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part (other than in Equity Interests that are otherwise not Disqualified Capital Stock), on or prior to the date that is 121 days after the Scheduled Maturity Date, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the date that is 121 days after the Scheduled Maturity Date, or (c) contains any repurchase obligation for cash purchase which may come into effect prior to the date that is 121 days after the Scheduled Maturity Date; provided, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to the date that is 121 days after the Scheduled Maturity Date shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations (other than Unasserted Contingent Obligations).

“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or authorized or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests in each case, in their capacity as such, or redeemed, retired, purchased or otherwise acquired, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds in a sinking or other similar fund for any of the foregoing purposes, or shall have permitted any of its Subsidiaries (other than an Excluded Subsidiary) to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests).  Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights or plans, equity incentive or achievement plans or any similar plans or setting aside in a sinking or other similar fund of any funds for the foregoing purposes.

“dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Early Termination Event” shall have the meaning assigned to such term in the Supply and Offtake Agreement.

“Effective Date” shall mean the date on which the conditions set forth in Section 4.01 of this Agreement are satisfied and this Agreement shall have become effective pursuant to the provisions of Section 10.06.

“Eligible Accounts” shall have the meaning assigned to such term in Section 2.21(a).

“Eligible Assignee” shall mean any person to whom it is permitted to assign Loans and Commitments pursuant to Section 10.04(b)(i); provided, that “Eligible Assignee” shall not include Sponsor, Holdings, the IPO Issuer, Intermediate Holdco, the Borrower or any of their respective Affiliates or Subsidiaries or any natural person.

“Eligible Hydrocarbon Inventory” shall have the meaning assigned to such term in Section 2.21(b).

“Embargoed Person” shall mean any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or resides, is organized or chartered, or has a place of business in a country or territory subject to OFAC sanctions or embargo programs or (ii) is publicly identified as prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other Requirement of Law.

“Employee Payment Distributions” shall mean payments, dividends or distributions by any of the Borrower, Guarantors and their respective Subsidiaries (without duplication) directly or indirectly to Holdings or any of its Subsidiaries, in each case for the payment of:

(x) Management Personnel Costs (a) to the extent such Management Personnel Costs comply with Section 6.08(c) (provided, however, for purposes of this definition, references in Section 6.08(c) to the Board of Directors of the Borrower shall be deemed to be a reference to the Board of Directors of Holdings or any of its Subsidiaries), (b) only to the extent such amounts are attributable solely to services provided by such Management Personnel to Holdings or any of its Subsidiaries, related to the operations of the Borrower or its Subsidiaries and (c) which are then due and owing or, in the reasonable judgment of the Borrower, are expected to become due within thirty-one (31) days of the applicable payment, dividend or distribution; or

(y) any other Management Personnel Costs in an aggregate amount not to exceed $4,000,000 in any fiscal year.

“Environment” shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any claim, notice, demand, order, action, suit or proceeding alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, fine, penalty, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to the Environment or, as it relates to exposure to Hazardous Materials, to human health.

“Environmental Law” shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements of Governmental Authorities, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health relating to exposure to Hazardous Materials, and any and all Environmental Permits.

“Environmental and Necessary Capex” shall mean capital expenditures to the extent deemed reasonably necessary, as determined by the Loan Parties, in good faith and pursuant to prudent judgment, that are required by Requirements of Law (including to comply with Environmental Laws) or are undertaken for health and safety reasons.

“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Effective Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” shall mean, without duplication, (i) any issuance or sale by the Borrower after the Effective Date of any Equity Interests in the Borrower (including any Equity Interests issued upon exercise of any warrant or option) or any options to purchase Equity Interests or (ii) any contribution to the capital of the Borrower.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean, as applied to any person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Pension Plan (other than an event for which the 30-day notice period is waived by regulation); (b) with respect to a Pension Plan, the failure to satisfy any minimum funding standards as set forth in Section 412 of the Code or Section 302 of ERISA applicable to such Pension Plan, whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) or 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA; (f) the filing of, or the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of, any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan; (h)

the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the withdrawal from any Pension Plan or Multiemployer Plan; (i) notification of any Company or its ERISA Affiliates concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the “substantial cessation of operations” within the meaning of Section 4062(e) of ERISA with respect to a Pension Plan; (k) the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security; or (l) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA).

“Escrow and Control Agreement” shall have the meaning assigned to such term in the Security Agreement.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Amount” shall have the meaning assigned to such term in Section 2.10(e).

“Excess Availability” shall mean at any time the lesser of (a) the Borrowing Base at such time and (b) the aggregate amount of the Lenders’ Revolving Commitments at such time, in each case, less the aggregate Revolving Exposure of all Lenders at such time.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Excluded Deposit Account” shall mean any Deposit Account (i) for which all or substantially all of the funds on deposit therein are used solely to fund payroll, 401(k) and other retirement plans and employee benefits or health care benefits, and any trust accounts with respect to any of the foregoing or (ii) holding at all times less than $5,000,000 in the aggregate, together with all such other Deposit Accounts excluded pursuant to this clause (ii).

“Excluded Hedging Obligation” shall mean, with respect to any Loan Party, any obligation (a “Swap Obligation”) to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange  Act  or  any  rule,  regulation,  or  order  of the  Commodity  Futures  Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange  Act  and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such

Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange  Act  or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange  Act  and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” shall mean (a) each Subsidiary formed or acquired after the Effective Date that is designated as an Excluded Subsidiary pursuant to Section 5.18 and (b) each Affiliate Transferee.  For the avoidance of doubt, each Excluded Subsidiary shall not be a Guarantor, and to the extent that an Excluded Subsidiary’s net income would otherwise be included in the definition of Consolidated Net Income or Consolidated EBITDA or any component thereof such Excluded Subsidiary’s net income shall not be included for purposes of calculating Consolidated Net Income or Consolidated EBITDA except to the extent provided in either such definition.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, each Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder: (a) taxes imposed on or measured by its overall net income or profits and franchise taxes (including any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction) imposed on it (in lieu of net income taxes), however denominated, by a jurisdiction (i) as a result of the recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction, or (ii) as a result of a trade or business, a permanent establishment, or a present or former connection between the Administrative Agent, any Lender, each Issuing Bank or other recipient and the jurisdiction of the taxing authority imposing such tax (other than any connection resulting solely from being a Lender hereunder); (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16), any U.S. federal withholding tax that is imposed on interest payments pursuant to any Requirements of Law that are in effect at the time such Foreign Lender becomes a party hereto, except to the extent that such Foreign Lender’s assignor, if any, was entitled, immediately prior to such assignment, to receive additional amounts or indemnity payments from the Borrower with respect to such withholding tax pursuant to Section 2.15; provided, that this subclause (b) shall not apply to any tax imposed on a Lender in connection with an interest or participation in any Loan or other obligation that such Lender was required to acquire pursuant to Section 2.14(d); (c) in the case of a Foreign Lender who designates a new lending office, any U.S. federal withholding tax that is imposed on interest payments pursuant to any Requirements of Law that are in effect at the time of such change in lending office, except to the extent that such Foreign Lender was entitled, immediately prior to such change in lending office, to receive additional amounts or indemnity payments from the Borrower with respect to such withholding tax pursuant to Section 2.15; (d) any U.S. federal withholding tax that is attributable to such Lender’s failure to comply with Section 2.15(e); and (e) any taxes imposed under FATCA.

“Existing Mortgage” shall mean that certain Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing (Secures Future Advances), dated as of July 31, 2013, by the Borrower, as mortgagor, to the Collateral Agent (as assignee of JPMorgan), as mortgagee, as amended and restated by the Amended and Restated Mortgage as of the Effective Date.

“Existing Term-ABL Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of April 4, 2013, among the Collateral Agent, the Term Loan Administrative Agent (as assignee of JPMorgan in such capacity thereunder), MLC (as assignee of JPMVEC), the Borrower and the other parties thereto.

“Existing Term Loan Credit Agreement” shall mean that certain Term Loan Agreement among the Borrower, the lenders party thereto from time to time and the Term Loan Administrative Agent, dated April 4, 2013, with J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner.

“Existing Term Loan Facility” shall mean the facility established pursuant to the Existing Term Loan Credit Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any regulations or official interpretations thereof.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” shall mean the Administrative Agent Fee Letter and the BANA/PNC Fee Letter.

“Fees” shall mean the Commitment Fees, the Administrative Agent Fees, the LC Participation Fees, the Fronting Fees and any other fees as may be separately agreed in writing.

“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person, or any other person having responsibility for financial matters of such person.

“FIRREA” shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

“Flood Insurance Requirements” shall have the meaning set forth in Section 5.11(b).

“Foreign Lender” shall mean any Lender that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.  In addition, solely for purposes of clauses (b) and (c) of the definition of Excluded Taxes, a Foreign Lender shall include a partnership or other entity treated as a partnership created or organized in or under the laws of the United States, or any political subdivision thereof , but only to the extent the partners of such partnership (including indirect partners if the direct partners are partnerships or other entities treated as partnerships for U.S. federal income tax purposes created or organized in or under the laws of the United States or any political subdivision thereof ) are treated as Foreign Lenders under the preceding sentence (in which event, the determination of whether a U.S. federal withholding tax on interest payments was imposed pursuant to any Requirements of Law in effect at the time such Foreign Lender became a party hereto will be made by reference to the time when the applicable direct or indirect partner became a direct or indirect partner of such Foreign Lender, but only if such date is later than the date on which such Foreign Lender became a party hereto).

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

“Framework Agreement” shall mean that certain Framework and Collateral Agency Agreement, dated as of the date hereof, by and between PESIC and MLC.

“Fronting Fee” shall have the meaning assigned to such term in Section 2.05(c).

“Fund” shall mean any person that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” subject to Section 1.04, shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union, the European Central Bank or the Organisation for Economic Co-operation and Development).

“Governmental Real Property Disclosure Requirements” shall mean any Environmental Law requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by the Loan Parties (other than the Borrower).

“Guarantor” shall mean (a) each Subsidiary listed on Schedule 1.01(b) and (b) each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.10 and that has not been designated by the Borrower, in accordance with Section 5.18, as an Excluded Subsidiary, and in any event, excluding any Foreign Subsidiary.

“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; any petroleum-based contaminant; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; and any other chemicals, wastes, materials, compounds, constituents or substances, subject to regulation as hazardous, toxic, a pollutant or a contaminant or which can give rise to liability under any Environmental Laws.

“Hedging Agreement” shall mean any agreement related to (a) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction, forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (b) a transaction similar to any transaction referred to in clause (a) that is currently, or in the future becomes, regularly entered into in the financial markets (including terms and conditions incorporated by reference into such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, or economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are made and (c) any transaction that is a combination of the transactions described in clauses (a) and (b) above.  For the avoidance of doubt, “Hedging Agreement” shall not include the Supply and Offtake Agreement, the MLC-PESIC ISDA Master Agreement, the PESIC-PESRM ISDA Master Agreement or the PESRM-MLC ISDA Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Holdings” means Philadelphia Energy Solutions, LLC.

“ICE LIBOR” shall have meaning set forth in the definition of LIBOR Rate.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) [Reserved]; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and not overdue by more than 120 days); (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations (other than those constituting Indebtedness pursuant to clause (e) above) and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected as liabilities on a balance sheet of such person; (i) all Attributable Indebtedness of such person; (j) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above.  The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Information” shall have the meaning assigned to such term in Section 10.12.

“Insurance Requirements” shall have the meaning assigned to such term in Section 4.01(n).

“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).

“Intercompany Note” shall mean a promissory note substantially in the form of Exhibit N.

“Intercreditor Agreement” shall mean that certain Second Amended and Restated Intercreditor Agreement, dated as of the Effective Date, by and among the Collateral Agent, the SOA Collateral Agent (for itself and on behalf of the other Supply and Offtake Secured Parties) and the Loan Parties.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit D.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan (including Swingline Loans), the first Business Day of each January, April, July and October to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Revolving Loan or Swingline Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitments are terminated.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or twelve months if agreed to by all affected Lenders) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; provided, that an Interest Period shall be limited to the extent required under Section 2.03(d).

“Intermediate Holdco” shall mean PES Holdings, LLC, a Delaware limited liability company.

“Intermediate Products” shall mean any hydrocarbon intermediate product (but excluding any Blendstock) that has been processed by the Refinery and that either will require further processing by the Refinery or will be sold to a third party in its present state; provided, that, the terms “processed” and “processing” as used herein do not include blending.  For the avoidance of doubt, “Intermediate Products” shall not include MLC Separate Assets and Collateral.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC as in effect from time to time in the State of New York, wherever located, in which any person now or hereafter has rights.

“Investment Assets” shall have the meaning assigned to such term in Section 5.10(e).

“Investments” shall mean, as to any person, any direct or indirect acquisition or investment by such person, whether by shall mean of (i) the purchase or other acquisition of Equity Interests or debt or other securities of another person, (ii) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another person, including any partnership or joint venture interest in, or with, such other person, (iii) the purchase or ownership of, or entry into, a Hedging Agreement, or becoming liable for the sale or purchase of currency or commodities at a future date in the nature of a Hedging Agreement, or (iv) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another person or assets constituting a business unit, line of business or division of such person.  Except as otherwise expressly provided in this Agreement, the amount of an Investment will be its fair market value as determined at the time the Investment is made and without giving effect to subsequent changes in value.  Notwithstanding anything to the contrary herein, in the case of any Investment made by any Company in a person substantially concurrently with a cash distribution by such person to such Company (a “Concurrent Cash Distribution”), then the amount of such Investment shall be deemed to be the fair market value of the Investment, less the amount of the Concurrent Cash Distribution.

“IPO” shall mean an underwritten public offering by the Borrower or any Affiliate (other than PES Logistics Partners, L.P., whose primary assets are Affiliate Transferee Assets) in the form of a master limited partnership, limited liability company or corporation that makes a quarterly cash distribution or dividend to its equity holders, and raises net cash proceeds of at least $50,000,000.

“IPO Issuer” shall mean the Borrower or its Affiliate that directly or indirectly owns a majority of the Refinery and that is the Issuer of the IPO.

“Issuing Banks” shall mean the financial institutions signatory hereto as Issuing Banks and any entity which becomes an Issuing Bank in accordance with Section 2.18(k) or 2.18(l); provided that JPMorgan shall be an Issuing Bank hereunder only with respect to the Closing Date Letters of Credit.

“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit E.

“JPMorgan” shall have the meaning set forth in the preamble.

“JPMVEC” shall have the meaning set forth in the recitals.

“LC Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.18.  The aggregate amount of the LC Commitment shall initially be $90,000,000, but in no event shall exceed the Revolving Commitment, and shall be as set forth on Annex I with respect to each Issuing Bank.

“LC Disbursement” shall mean a payment or disbursement made by any Issuing Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” shall mean at any time the sum (without duplication) of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time.  The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean a request by the Borrower in accordance with the terms of Section 2.18(b) and substantially in the form of Exhibit G, or such other form as shall be approved by the Administrative Agent.

“Lead Arranger” shall have the meaning assigned to such term in the preamble hereto.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other similar agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lenders” shall mean (a) the financial institutions that have become a party hereto and (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption.  Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swingline Lender.

“Letter of Credit” shall mean any (i) Standby Letter of Credit and (ii) Commercial Letter of Credit, in each case, issued or to be issued by an Issuing Bank for the account of the Borrower pursuant to Section 2.18.

“Letter of Credit Expiration Date” shall mean the date which is five (5) Business Days prior to the Revolving Maturity Date.

“LIBOR Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two London Business Days prior to such Day by reference to the ICE Benchmark Administration LIBOR Rate, as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as may be designated by BANA from time to time) (“ICE LIBOR”), for a period equal to the designated period; provided, that if the ICE LIBOR is not available to Administrative Agent for any reason, then the applicable LIBOR for such Day shall instead be the average of the rates per annum at which deposits in US Dollars are offered for such designated period to major banks in the London interbank market in London, England by Bank of America, N.A., at approximately 11:00 a.m. (London time) on the date which is two London Business Days prior to such Day.  Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.

“Lien” shall mean, with respect to any property or asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge, collateral assignment, hypothecation, security interest or encumbrance of any kind or any arrangement effective to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” shall mean, at any time of determination, the sum of (a) the Excess Availability at such time, plus (b) the amount of unrestricted and unreserved cash and Cash Equivalents of the Loan Parties that is not subject to a Lien (other than the Liens securing the Obligations) at such time minus, for the purposes of calculations made in connection with Section 6.07(d) only, (c) payable monetization (or any cash funding provided by MLC to PESRM on non-standard payment terms related to yet to be settled purchases of Crude Oil or Refined Products (each as defined in the Supply and Offtake Agreement) by PESRM from third parties), minus, for the purposes of calculations made in connection with Section 6.07(d) only, (d) the aggregate amount (which shall not, in any event, be less than zero) of (x) the aggregate marked-to-market value of the total aggregate RVO held by the Borrower against which RINs have not been retired less (y) the aggregate value of the RINs held by the Borrower or JPMVEC pursuant to and in accordance with the Supply and Offtake Security Agreement (as defined in the Supply and Offtake Agreement) since the last date of settlement of RINs; provided, that for purposes of determining the amount referred in clause (b) above, in no event shall any cash or Cash Equivalents held in or credited to the Borrowing Base Collateral Account be included in the calculation of such amount.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Intercreditor Agreement, the Notes (if any), the Security Documents, the Fee Letter, the Successor Agent Agreement and all other agreements, instruments, notes, certificates and documents executed in connection herewith or therewith.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean, as the context may require, a Revolving Loan or a Swingline Loan (and shall include any Loans contemplated by Section 2.23).

“London Business Day” shall mean any day on which banks are generally open for dealings in dollar deposits in the London interbank market.

“Management Personnel” shall mean Persons, including employees of Holdings or any of its Subsidiaries (other than the Borrower and its Subsidiaries), in each case who are engaged in the management or operations of the Borrower or any of its Subsidiaries (among other things).

“Management Personnel Costs” shall mean (i) accrued salaries, bonuses and other compensation of, and expense and tax reimbursements to, Management Personnel and (ii) other costs of Holdings or any of its Subsidiaries (other than the Borrower and its Subsidiaries) in each case directly arising from the employment of such Management Personnel.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations or financial condition of the Loan Parties, taken as a whole; (b) a material adverse effect on the ability of the Loan Parties to fully perform their respective payment obligations under any Loan Document; or (c) a material adverse effect on the rights of or benefits or remedies available to the Lenders, the Collateral Agent or the Administrative Agent under any Loan Document.

“Material Contract” shall mean (i) to the extent any Permitted Term Loan Facility is then outstanding, the Term Loan Credit Agreement and the other Term Loan Documents, (ii) the Supply and Offtake Documents and (iii) any other agreement or contract to which any Loan Party is a party and the failure of which to keep in full force and effect could reasonably be expected to have a Material Adverse Effect.

“Material Event of Default” shall mean an Event of Default under Sections 8.01(a), (b), (d)(iv), (g) or (h).

“Material Indebtedness” shall mean (a) Indebtedness under a Permitted Secured Term Loan Facility, if any, (b) Indebtedness under a Development Financing, if any, and (c) any Indebtedness (other than the Loans and Letters of Credit) or Hedging Obligations of Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) in an aggregate outstanding principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the “principal amount” in respect of any Hedging Obligations of any Loan Party at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if the related Hedging Agreement were terminated at such time.

“Material Permit” shall mean permits required for the Borrower to conduct its businesses, operations and Real Property in accordance with Requirements of Law, excluding such permits the absence of which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.

“Minimum Fixed Charge Coverage Ratio” shall mean 1.0:1.0.

“MLC” shall have the meaning set forth in the recitals.

“MLC Assignment and Assumption Agreement” shall have the meaning set forth in the recitals.

“MLC Guarantor” shall mean Bank of America Corporation.

“MLC Separate Assets and Collateral” shall have the meaning assigned to such term (or any equivalent term) in (a) to the extent the Existing Term Loan Facility is outstanding (whether secured or unsecured), the Existing Term-ABL Intercreditor Agreement, (b) to the extent the Existing Term Loan Facility has been refinanced with a Permitted Secured Term Loan Facility pursuant to which a Term-ABL Intercreditor Agreement has been entered into, such Term-ABL Intercreditor Agreement and (c) otherwise, the Existing Term-ABL Intercreditor Agreement.

“MLC Transaction” shall have the meaning assigned to such term in Section 8.01(f)(iv).

“MLC-PESIC ISDA Master Agreement” shall mean that certain 2002 MLC-PESIC ISDA Master Agreement, dated as of the date hereof, including the Schedule, exhibits and annexes thereto and the transactions thereunder, between MLC and PESIC, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“MNPI” shall have the meaning assigned to such term in Section 10.01(d).

“Moody’s” shall mean Moody’s Investors Services Inc., or any successor that is a nationally recognized statistical rating organization

“Mortgage Policy Endorsement” shall have the meaning set forth in Section 5.11(b).

“Mortgaged Properties” shall mean the parcels of Real Property described by metes and bounds on Schedule 1.01(c) and identified as Parcels A, B-1, C and D in the Owner’s Title Policy, as to which the Collateral Agent, acting in its capacity on behalf of the Lenders, shall be granted a Lien pursuant to the Mortgages.

“Mortgages” shall mean each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Collateral Agent, acting in its capacity on behalf of the Lenders.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding five plan years made contributions; or (c) with respect to which any Company could incur liability.

“Net Cash Proceeds” shall mean, with respect to any Asset Sale (other than any issuance or sale of Equity Interests) or Casualty Event, the cash proceeds actually received by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary) (including cash proceeds subsequently received (as and when received by the Borrower or any of its Subsidiaries (other than an Excluded Subsidiary)) in respect of non-cash consideration initially received) net of (i) reasonable and documented selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional, advisory, consulting, investment banking and transactional fees, transfer and similar taxes and the Borrower’s good faith estimate of income taxes actually paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by the Borrower or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided, that to the extent and at the time any such amounts are released from such reserve, such amounts shall then constitute Net Cash Proceeds); (iii) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 180 days of such Asset Sale (provided, that to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such cash proceeds shall then constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or indebtedness (other than the Loans) which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness or indebtedness assumed by the purchaser of such properties); (v) any survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees in respect of any such Asset Sale; and (vi) taxes paid or reasonably estimated to be actually payable in connection therewith.

“New Lender Joinder” shall mean a joinder agreement, by which a new Lender agrees to extend a new Commitment to the Borrower and be bound by this Agreement, which shall  be executed  by  the  Borrower,  the  Administrative  Agent  and  such  new Lender, in form and substance reasonably satisfactory to the Administrative Agent.

“Non-Defaulting Lender” shall mean, at any time, any Lender that is not a Defaulting Lender.

“Nonmaterial Subsidiary” shall mean a Subsidiary of the Borrower (a) with no more than (i) assets (together with the assets of all other Nonmaterial Subsidiaries) equal to the greater of (x) $10,000,000 and (y) of 1.5% of the amount that, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available or (ii) annual revenues of 1.5% of the total annual revenues of the Borrower and its Subsidiaries for the most recent fiscal year and (b) which does not own any Required Infrastructure.

“North Yard” shall mean the parcels of real property commonly referred to as the “north yard” located north of Passyunk Avenue and adjacent to Philadelphia Gas Works property and described by metes and bounds on Schedule 1.01(d) and identified as Parcels B-2, B-3, B-4, H-1 and H-2 in the Owner’s Title Policy.

“North Yard Assets” shall mean, collectively, the North Yard, including all improvements thereon or incidental thereto, any railroads and any other assets or personal property necessary for or incidental to the operation and maintenance of the assets located on the North Yard.

“Notes” shall mean any notes evidencing the Revolving Loans or Swingline Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit I-1, or I-2.

“Obligations” shall mean (a) obligations of the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, reimbursements, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“OFAC” shall have the meaning set forth in the definition of “Embargoed Person.”

“Officers’ Certificate” shall mean with respect to any Loan Party a certificate executed by a Financial Officer of such Loan Party, in his or her official (and not individual) capacity.

“Operating Account” shall have the meaning assigned to such term in Section 2.22(c).

“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

“Original Agreement” shall have the meaning assigned to such term in the recitals.

“Original Agreement Effective Date” shall have the meaning assigned to such term in the recitals.

“Other Logistics Assets” shall mean, collectively, (a) the West Yard, including all improvements thereon or incidental thereto, (b) any railroads, railcars, rail loading and unloading facilities, (c) tanks that are (x) dedicated to any rail loading and unloading facility or (y) otherwise put into service after April 4, 2013, (d) pipeline infrastructure that connects any rail loading and unloading facility to these tanks and these tanks to the Refinery, (e)  any assets and property interests which are subject to the rights of first refusal in favor of the Borrower under the Terminaling Agreements, along with any pipeline infrastructure connecting these assets or property interests to the Refinery that are acquired by any of the Loan Parties after April 4, 2013, (f) any assets owned by the Borrower and subject to a right of first offer or an option pursuant to any agreement with PES Logistics, L.P. identified on Schedule 1.01(i), and (g) all contract rights and real estate rights related thereto.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise, property or similar taxes, charges or levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document (and any interest, additions to tax or penalties applicable thereto).

“Overadvance” shall have the meaning assigned to such term in Section 2.02(f).

“Owner’s Title Policy” shall mean that certain Owner’s Policy of Title Insurance issued by First American Title Insurance Company in favor of the Borrower, Policy No. 5011442-0051311e, including any and all endorsements to the same.

“Participant” shall have the meaning assigned to such term in Section 10.04(d).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Pension Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained, sponsored or contributed to by any Company or any ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).

“Perfection Certificate” shall mean that certain Perfection Certificate delivered by the Borrower to the Administrative Agent on the Effective Date, as supplemented from time to time.

“Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under any Requirements of Law, not including any Environmental Law.

“Permitted Acquisition” shall mean any transaction for the (a) acquisition of all or substantially all of the property of any person, or of any business or division, or business line or unit of any person; or (b) acquisition (including by merger or consolidation) of the Equity Interests of any person that becomes a Subsidiary after giving effect such transaction; provided, that each of the following conditions shall be met:

(i)            no Default or Event of Default then exists or would result therefrom;

(ii)           after giving effect to such transaction, the Pro Forma Liquidity shall be greater than the Threshold Basket Amount;

(iii)          after giving effect to such transaction, the Consolidated Fixed Charge Coverage Ratio on a Pro Forma Basis shall be at least 1.0:1.0;

(iv)          the person or business to be acquired shall be engaged in, or shall be, respectively, a business of the type that the Borrower and its Subsidiaries are permitted to be engaged in under Section 6.12 and, and the property acquired in connection with any such transaction shall be made subject to the Lien of the Security Documents (in each case, except to the extent the equivalent assets of a Loan Party are not required to be subject to the Lien of the Security Documents) and shall be free and clear of any Liens, other than Permitted Liens (in each case, to the extent, and within the time period set forth in Article V of this Agreement);

(v)           the Board of Directors of the person (if any) to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

(vi)          all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law;

(vii)         with respect to any transaction involving Acquisition Consideration of more than $15,000,000, unless the Administrative Agent shall otherwise agree, the Borrower shall have provided the Administrative Agent and the Lenders with in each case, if and to the extent available, historical financial statements for the last three fiscal years (or, if less, the number of years since formation) of the person or business to be acquired (audited if available without undue cost or delay) and unaudited financial statements thereof for the most recent interim period which are available;

(viii)        at least five Business Days prior to the proposed date of consummation of the transaction, the Borrower shall have delivered to the Agents and the Lenders an Officers’ Certificate certifying that such transaction complies with this definition (which shall have attached thereto reasonably detailed backup data and calculations showing such compliance); and

(ix)          the person (if any) to be acquired and its Subsidiaries, shall, subject to an election by the Borrower under Section 5.18(a), become Guarantors in accordance with Section 5.10.

“Permitted Discretion” shall mean a determination by the Administrative Agent made in good faith and in the exercise of reasonable business judgment (from the perspective of a secured asset-based lender) exercised in accordance with its customary and generally applicable credit practices to borrowing base debtors in the refining industry.

“Permitted Hedging Obligations” shall mean obligations under Hedging Agreements entered into in accordance with Section 6.15.

“Permitted Holders” shall mean (a) the Sponsor, (b) its Controlled Investment Affiliates, (c)  such person’s Related Parties and (d) Affiliates of Energy Transfer Partners, L.P.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted North Yard Financing” shall have the meaning assigned to such term in Section 6.01(x).

“Permitted Prior Liens” shall mean Liens described in Section 6.02(a), (b), (d), (f), (g), (j), (k), (t), (v), (y), (cc) and (ee).

“Permitted Reporting Company” shall mean Holdings, prior to an IPO, and the IPO Issuer thereafter, so long as such entity shall not (i) have conducted, transacted or otherwise engaged in, or committed to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Equity Interests of the Borrower, (ii) have incurred, created, assumed or suffered to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law and (y) obligations with respect to its Equity Interests, or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with dividends made by the Borrower in accordance with Section 6.07 pending application in the manner contemplated by said Section) and cash equivalents) other than the ownership of shares of Equity Interests of the Borrower.

“Permitted Secured Term Loan Facility” shall mean any secured term loan facility described as set forth in clauses (a) and (c) of the definition of “Permitted Term Loan Facility”.

“Permitted Tax Distributions” shall mean, prior to an IPO, payments, dividends or distributions by the Borrower, Guarantors and their respective Subsidiaries (without duplication) for the payment of income Taxes (including estimated taxes) by any person as a result of its direct or indirect ownership of an interest in the Borrower, Guarantors or their respective Subsidiaries; provided that the amount of such distributions with respect to a taxable period shall not exceed the product of (i) the highest combined marginal income tax rate payable by natural persons residing in New York, New York, and (ii) the lower of (A) the net taxable income for such period that is used as the basis for determining the amount of tax distributions permitted to be made under Section 6.1(g) of the Holdings limited liability company agreement (as in effect on the date hereof, without regard to any amendments thereof on or after the date hereof), taking into account, without duplication, only the income, gain, losses, deductions and credits of Holdings which are (x) attributable to its direct and/or indirect interests in the Borrower and those Guarantors and their respective Subsidiaries that are partnerships or disregarded entities for U.S. federal income tax purposes and (y) includable in the taxable income of Holdings or its members, and (B) the net taxable income of Borrower (treating

Borrower as a taxable entity, and including in such net taxable income Borrower’s distributive share of all tax items attributable to any Subsidiary of Borrower taxed as a Partnership or disregarded entity) for such period, reduced by any cumulative net taxable loss with respect to all prior taxable periods ending after the date hereof (determined as if all such taxable periods were one taxable period) to the extent such cumulative net taxable loss is of a character (ordinary or capital) that would permit such loss to be deducted  against the income of the taxable period in question.  The amount of net taxable income determined under sub-clause (A) of clause (ii) of the previous sentence excludes, and the amount of net taxable income determined under sub-clause (B) of clause (ii) of the previous sentence shall exclude, an amount equal to any taxable income or gain allocable to the Sunoco member of Holdings for such period under Section 704(c) of the Code with respect to LIFO inventory contributed by Sunoco (as described in the limited liability company agreement of Holdings in effect on the date hereof).  Further, the amount of net taxable income determined under sub-clauses (A) and (B) of clause (ii) of the second preceding sentence shall be calculated without regard to the income, gain, losses, deductions and credits of any Excluded Subsidiary or Foreign Subsidiary; provided, however, that Borrower, Guarantors and their respective Subsidiaries may make distributions to pay income Taxes attributable to the income, gain, losses, deductions and credits of any Excluded Subsidiary or Foreign Subsidiary to the extent of cash actually distributed by such Excluded Subsidiary or Foreign Subsidiary to Borrower, or to a Subsidiary of Borrower that is not an Excluded Subsidiary or Foreign Subsidiary, for purposes of paying such Taxes.

“Permitted Term Loan Facility” shall mean (a) the secured term loan facility evidenced by the Existing Term Loan Credit Agreement, (b) to the extent the Existing Term Loan Facility is refinanced, in whole or in part, with (x) unsecured Indebtedness, and/or (y) a secured term loan facility (and any refinancing or replacement of any such secured term loan facility), the aggregate principal amount of such secured and unsecured Indebtedness does not exceed an amount equal to the Term Loan Permitted Indebtedness Limit minus the aggregate principal amount of any Indebtedness outstanding under (A) any Permitted Term Loan Facility then outstanding, (B) any then-outstanding Development Financing secured by Liens on property other than the property to which such Development Financing relates and (c) any then-outstanding Indebtedness incurred under Section 6.01(y) secured by Liens on property other than the property to which such Indebtedness relates and (c) with respect to any secured term loan facility permitted under the preceding clause (b), such secured Indebtedness (i) has a final maturity date that is later than six (6) months after the Scheduled Maturity Date, (ii) in respect of which no Liens are granted on any ABL/SOA Priority Collateral unless such Liens are subordinated to the Obligations pursuant to an intercreditor agreement on terms and conditions substantially similar to those set forth in the Existing Term-ABL Intercreditor Agreement or any Term-ABL Intercreditor Agreement in force immediately prior to the incurrence of such Indebtedness (such intercreditor agreement, together with the Existing Term-ABL Intercreditor Agreement, a “Term-ABL Intercreditor Agreement”), provided that, in no event shall any such intercreditor agreement result in the removal of any assets or property from the definitions of ABL/SOA Collateral or MLC Separate Assets and Collateral set forth in the Existing Term-ABL Intercreditor Agreement, except as set forth in and pursuant to Section 10.17(c), (iii) the material terms of such financing (including interest rates) are generally consistent with prevailing market terms for such type of financing facility available to similarly-situated borrowers in the refining industry at the time such financing facility is entered into, documented pursuant to a loan agreement (together with the Existing Term Loan Credit Agreement, the “Term Loan

Credit Agreement”); and (iv) any scheduled amortization payments thereunder shall not exceed an amount per annum equal to 5.00% of the principal amount of Indebtedness incurred under such facility.

“person” or “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PESA” shall mean PES Administrative Services, LLC.

“PESIC” shall mean PES Inventory Company, LLC, a special purpose vehicle owned by Intermediate Holdco.

“PESIC-PESRM ISDA Master Agreement” shall mean that certain 2002 PESIC-PESRM ISDA Master Agreement, dated as of the date hereof, including the Schedule, exhibits and annexes thereto and the transactions thereunder, between the Borrower and PESIC, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“PESIC Secured Prepay Transactions Documents” shall mean the Framework Agreement, the PESIC Security Agreement (as defined in the Framework Agreement), the Consent to Assignment (as defined in the Framework Agreement), the MLC-PESIC Secured Prepay Transaction Documents (as defined in the Framework Agreement), the PESIC-PESRM Consulting Agreement (as defined in the Framework Agreement) and PESRM-PESIC ISDA Master Agreement.

“PESRM Infrastructure” has the meaning assigned to such term in the Supply and Offtake Agreement.

“PESRM-MLC ISDA Master Agreement” shall mean that certain 2002 PESRM-MLC ISDA Master Agreement, dated as of the date hereof, including the schedule, exhibits and annexes thereto and the transactions thereunder, between MLC and the Borrower, as amended, restated, supplemented, replaced or otherwise modified from time to time.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan) maintained for employees of any Loan Party or any ERISA Affiliate or any such plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of its employees.

“Platform” shall have the meaning assigned to such term in Section 10.01(c).

“Platinum Sale and Leaseback Transaction” shall mean a sale and leaseback transaction with respect to platinum and/or other precious metals used or to be used as a catalyst in the refining process, in an amount not to exceed $75,000,000.

“PNC” means PNC Bank, N.A.

“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Effective Date.

“Private Side Communications” shall have the meaning assigned to such term in Section 10.01(d).

“Private Siders” shall have the meaning assigned to such term in Section 10.01(d).

“Pro Forma Basis” shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Administrative Agent.

“Pro Forma Liquidity” shall mean, for any date of determination, the average Liquidity for 90 days prior to, and including, such date, after giving effect to the transactions occurring on such date, based on assumptions and calculations reasonably acceptable to the Administrative Agent; it being agreed that, for purposes of calculating Pro Forma Liquidity, unless the Administrative Agent shall otherwise agree in its reasonable discretion, no Accounts or hydrocarbon Inventory to be acquired in an Investment otherwise permitted under Section 6.04 shall be included in the Borrowing Base until the Administrative Agent shall have completed a preliminary field audit in scope and with results reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Commitments of all Revolving Lenders represented by such Lender’s Revolving Commitment; provided, that for purposes of Section 2.19(b) and (c), “Pro Rata Percentage” shall mean the percentage of the total Revolving Commitments (disregarding the Revolving Commitment of any Defaulting Lender to the extent its Swingline Exposure or LC Exposure is reallocated to the non-Defaulting Lenders) represented by such Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Protective Advances” shall have the meaning assigned to such term in Section 2.23(a).

“Public Siders” shall have the meaning assigned to such term in Section 10.01(d).

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction, development or improvement of any property and any refinancing thereof; provided, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be and any interest to be accrued and paid on such Indebtedness.

“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Reimbursement” shall mean, with respect to any person and for any period, a reimbursement of capital expenditures within the meaning of Treasury regulation section 1.707-4(d).

“Real Property” shall mean any parcel or tract, or portion thereof, of real property owned by any Loan Party, which for purposes of this Agreement and the other Loan Documents shall not include the North Yard and any improvements thereto or the West Yard and any improvements thereto.

“Record Date” shall have the meaning assigned to such term in Section 5.11(b).

“Recording Office” shall have the meaning assigned to such term in Section 4.01(r).

“Refinery” shall mean the refinery located in Philadelphia, Pennsylvania (consisting of two formerly separate refining operations commonly known as “Point Breeze” and “Girard Point”), as further described on Schedule 1.01(f), including the North Yard and the West Yard.

“Register” shall have the meaning assigned to such term in Section 10.04(c).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean the Borrower’s obligations under Section 2.18(e) to reimburse LC Disbursements.

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such person and of such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Required Infrastructure” shall have the meaning assigned to such term in Section 4.01(o).

“Required Lenders” shall mean Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Commitments; provided, that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, provided further that, to the extent any Lender holds more than 50% of all Loans outstanding, LC Exposure and unused Commitments (a) at all times when fewer than three (3) Lenders are party to this Agreement, the term “Required Lenders” shall mean all Non-Defaulting Lenders, (b) at all times when there are three (3) Lenders party to this Agreement, the term “Required Lenders” shall mean at least two (2) Non-Defaulting Lenders having more than 50% of the sum of all Loans outstanding, LC Exposure and unused Commitments and (c) Lenders that are Affiliates of one another shall be deemed one Lender for purposes of determining the Required Lenders.

“Requirements of Law” shall mean, collectively, any and all applicable requirements of any Governmental Authority including any and all treaties, laws, constitutions, licenses, directives, policies, legally binding requirements, restrictions, writs, injunctions, permits, compliance requirements, judgments, administrative decisions, orders, executive orders, decrees, ordinances, rules, regulations, statutes or case law and common law.

“Reserves” shall mean (i) such reserves as the Administrative Agent from time to time determines in its Permitted Discretion as being appropriate (a) to reflect any impediments to any Agent’s ability to realize upon the ABL/SOA Priority Collateral, (b) to reflect claims and liabilities that the Administrative Agent determines will need to be satisfied in connection with the realization upon the ABL/SOA Priority Collateral, including in respect of any Lien therefor, and any Lien on ABL/SOA Priority Collateral in favor of the SOA Collateral Agent (for itself and the benefit of the other Supply and Offtake Secured Parties), MLC and/or its Affiliates pursuant to the Supply and Offtake Documents or under any Requirements of Law, or (c) to reflect criteria, circumstances, events, conditions, contingencies or risks which directly and adversely affect any component of any Borrowing Base; (ii) customary rent reserves, (iii)

reserves against Obligations in respect of any Treasury Services Agreement, (iv) such reserves as the Administrative Agent from time to time determines as being appropriate to reflect any payable by the Loan Parties under the Supply and Offtake Documents and (v) any and all other reserves which the Administrative Agent deems necessary in its Permitted Discretion (including reserves against Accounts or Inventory (x) subject to any extended or extendable retention of title claims by a supplier, vendor or purchaser and (y) in respect of dilution).

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

“Revolving Availability Period” shall mean the period from and including the Effective Date to but excluding the Revolving Maturity Date.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder up to the amount set forth on Annex I, in a New Lender Joinder, or in the Assignment and Assumption pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is $100,000,000.

“Revolving Exposure” shall mean, with respect to any Lender at any time (without duplication), the aggregate principal amount at such time of all then outstanding Revolving Loans of such Lender, plus the aggregate amount at such time of such Lender’s LC Exposure, plus the aggregate amount at such time of such Lender’s Swingline Exposure.

“Revolving Lender” shall mean a Lender with a Revolving Commitment.

“Revolving Loan” shall mean a Loan made by the Lenders to the Borrower pursuant to Section 2.01.  Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Loan.

“Revolving Maturity Date” shall mean the date which is the earliest of: (a) five (5) years after the Effective Date (the “Scheduled Maturity Date”); (b) 91 days prior to the maturity date of the Existing Term Loan Facility, (c) the date on which the Supply and Offtake Agreement expires or is terminated in accordance with its terms or on which MLC is replaced thereunder by a party that is not satisfactory to the Administrative Agent and (d) the acceleration of the Obligations and termination of the Commitments hereunder in accordance with Section 8.01.

“RIN” has the meaning as set forth in 40 C.F.R. § 80.1401 and regulated as part of Renewable Fuel Standards.

“RVO” means any Renewable Volume Obligation as defined in 40 C.F.R. § 80.1407 and regulated as part of Renewable Fuel Standards.

“S&P” shall mean Standard & Poor’s Rating Agency Group, a division of McGraw Hill Companies, Inc., or any successor that is a nationally recognized statistical rating organization.

“Sale and Leaseback Transaction” has the meaning assigned to such term in Section 6.03.

“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

“Scheduled Maturity Date” shall have the meaning set forth in the definition of “Revolving Maturity Date”.

“Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all obligations of the Borrower and the other Loan Parties (including overdrafts and related liabilities) under each Treasury Services Agreement entered into with any counterparty that is a Secured Party and (c) the Specified Hedging Obligations.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, any counterparty to a Specified Hedging Agreement, the Lenders and each counterparty to a Treasury Services Agreement if, with respect to such Treasury Services Agreement, such person is an Agent or a Lender or an Affiliate of an Agent or a Lender and such person executes and delivers to the Administrative Agent a letter agreement in form and substance acceptable to the Administrative Agent pursuant to which such person (i) appoints the Collateral Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Sections 9.03, 10.03 and 10.09 as if it were a Lender.

“Securities Account” shall have the meaning assigned to such term in the UCC.

“Securities Act” shall mean the Securities Act of 1933.

“Security Agreement” shall mean that certain Second Amended and Restated Security Agreement, dated as of the Effective Date, by and among Borrower, as Grantor, each other Grantor and the Collateral Agent.

“Security Agreement Collateral” shall mean all property pledged, granted or reaffirmed as collateral pursuant to the Security Agreement (a) on the Effective Date or (b) pursuant to Section 5.10.

“Security Documents” shall mean the Security Agreement, the Mortgages and each other security document delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Secured Obligations, and all UCC or other financing statements or instruments of perfection required by this Agreement, the Security Agreement, or any other such security document to be filed with respect to the security interests in property created pursuant to the Security Agreement and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Secured Obligations.

“SOA Collateral Agent” shall have the meaning set forth in the Intercreditor Agreement.

“Specified Hedging Agreement” shall mean any Hedging Agreement permitted under Section 6.15 in respect of interest rates, currency exchange rates or commodity prices entered into, on the one hand, by any Loan Party and, on the other hand, any Person that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into.

“Specified Hedging Obligations” shall mean obligations under or with respect to Specified Hedging Agreements (other than Excluded Hedging Obligations).

“Sponsor” shall mean Carlyle U.S. Equity Opportunity Fund, L.P., Carlyle Energy Mezzanine Opportunities Fund, L.P., and each of their respective Controlled Investment Affiliates but not including, however, any portfolio companies of the foregoing.

“Standby Letter of Credit” shall mean any standby letter of credit.

“Statutory Reserves” shall mean for any Interest Period for any Eurodollar Borrowing in dollars, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the United States Federal Reserve System in New York City with deposits exceeding one billion dollars against “Eurocurrency liabilities” (as such term is used in Regulation D).  Eurodollar Borrowings shall be deemed to constitute Eurodollar liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

“Subordinated Debt Payment” shall have the meaning assigned to such term in Section 6.10(a).

“Subordinated Indebtedness” shall mean Indebtedness of any Loan Party that is by its terms subordinated in right of payment to the Obligations of the Borrower and the Guarantors, as applicable, on terms reasonably acceptable to the Administrative Agent.

“Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other Person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent.  Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of the Borrower.

“Successor Agent Agreement” shall have the meaning set forth in the recitals.

“Sunoco” shall mean Sunoco, LLC.

“Supermajority Lenders” shall mean Lenders having more than 66 2/3 % of the sum of all Loans outstanding, LC Exposure and unused Commitments; provided, that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Supermajority Lenders.

“Supply and Offtake Agreement” shall mean that certain Amended and Restated Supply and Offtake Agreement, dated on or about the Effective Date, by and between MLC (as assignee of JPMVEC) and the Borrower, as such agreement may be replaced, superseded, amended (including as to changes of counterparty), modified or supplemented from time to time, to the extent not prohibited by the terms and provisions of this Agreement, including compliance with Section 5.17 of this Agreement.

“Supply and Offtake Documents” shall have the meaning set forth in the Supply and Offtake Agreement.

“Supply and Offtake Secured Parties” shall have the meaning set forth in the Intercreditor Agreement.

“Survey” shall mean an as-built survey of the Mortgaged Properties certified to the Administrative Agent and the Title Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent.

“Swingline Commitment” shall mean the commitment of the Swingline Lender to make loans pursuant to Section 2.17, as the same may be reduced from time to time pursuant to Section 2.07 or Section 2.17.  The amount of the Swingline Commitment shall initially be $15,000,000, but shall in no event exceed the Revolving Commitment.

“Swingline Exposure” shall mean at any time the aggregate principal amount at such time of all outstanding Swingline Loans.  The Swingline Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall have the meaning assigned to such term in the preamble hereto.

“Swingline Loan” shall mean any loan made by the Swingline Lender pursuant to Section 2.17.

“SXL” shall mean Sunoco Logistics Partners L.P. and any or all of its Subsidiaries, as the context requires.

“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term—ABL Intercreditor Agreement” shall have the meaning set forth in the definition of “Permitted Term Loan Facility”.

“Term Loan Administrative Agent” shall mean the Administrative Agent (or equivalent role) appointed pursuant to the Term Loan Credit Agreement from time to time.

“Term Loan Credit Agreement” shall have the meaning assigned to such term in the definition of “Permitted Term Loan Facility”.

“Term Loan Documents” shall mean the “Loan Documents” (as such term is defined in the Existing Term Loan Credit Agreement, or any equivalent term in any replacement thereof entered into in connection with any Permitted Secured Term Loan Facility).

“Term Loan Permitted Indebtedness Limit” shall mean the greater of (a) $750,000,000 and (b) two and one half (2.5) times Consolidated EBITDA for the most recently ended Test Period.

“Term Loan Priority Collateral” shall have the meaning assigned to such term (or any equivalent term) in (a) to the extent the Existing Term Loan Facility is outstanding (whether secured or unsecured), the Existing Term-ABL Intercreditor Agreement, (b) to the extent the Existing Term Loan Facility has been refinanced with a Permitted Secured Term Loan Facility pursuant to which a Term-ABL Intercreditor Agreement has been entered into, such Term-ABL Intercreditor Agreement, and (c) otherwise, the Existing Term-ABL Intercreditor Agreement.

“Terminaling Agreements” shall mean any agreements  to which the Borrower is a party as of the Effective Date with respect to the receipt, handling, storage or delivery of crude oil, refined petroleum products (or any other products reasonably related or ancillary thereto).

“Test Period” shall mean, for any determination under this Agreement at any time, the period of twelve (12) consecutive fiscal months then last ended (taken as one accounting period) and for which financial statements have been delivered to the Administrative Agent under Sections 5.01(a), 5.01(b) or 5.01(c), as applicable.

“Third Party” shall have the meaning assigned to such term in the Supply and Offtake Agreement.

“Third Party Consent Agreement” shall mean an agreement substantially in the form of Exhibit F, with appropriate insertions, or otherwise in form and substance acceptable to the Administrative Agent.

“Third Party Contract” shall mean any agreement entered into between PESRM and a third party owner from time to time that provides for infrastructure or equipment that loads, unloads, stores, blends, transports or processes MLC Separate Assets and Collateral.

“Third Party Infrastructure” shall have the meaning assigned to such term in the Supply and Offtake Agreement.

“Threshold Amount” shall mean (as of any date of determination) an amount equal to $10,000,000.

“Threshold Basket Amount” shall mean an amount equal to $150,000,000.

“Title Company” shall mean First American Title Insurance Company.

“Transaction Documents” shall mean the Supply and Offtake Documents and the Loan Documents.

“Transactions” shall mean the extension of a revolving and letter of credit facility to the Borrower on the terms and conditions set forth in this Agreement.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.10.

“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services or automated clearinghouse transfer of funds.

“Trigger Event” shall mean a Material Event of Default has occurred and is continuing or Liquidity is less than the Threshold Amount on any Business Day; provided, that such Trigger Event shall continue until, as applicable, (x) such Material Event of Default has been cured or waived or (y) (A) with respect to Section 2.22, Liquidity shall have exceeded the Threshold Amount for a period of at least ten (10) consecutive Business Days and (B) with respect to Section 6.09, Average Daily Liquidity shall have exceeded the Threshold Amount at any time.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBOR Rate or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“Unasserted Contingent Obligations” shall mean taxes, costs, indemnifications, reimbursements, damages and other claims and liabilities (including Contingent Obligations) in respect of which no written assertion of liability or no claim or demand for payment has been made at such time.

“Unfinanced Capital Expenditures” shall mean, with respect to any person and for any period, Capital Expenditures made by such person during such period and not financed from the proceeds of Indebtedness, Equity Issuances, Casualty Events or Asset Sales or other dispositions of assets or not subject to any Qualified Reimbursement, except, in each case, any proceeds of the Senior Secured Credit Facility.

“United States” shall mean the United States of America.

“USA PATRIOT Act” shall have the meaning set forth in the definition of “Anti-Terrorism Laws”.

“Vessel” shall have the meaning assigned to such term in the Supply and Offtake Agreement.

“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person, provided that with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Equity Interests of the general partner of such limited partnership or such other business entity with the ultimate authority to manage the business and affairs of such Person.

“West Yard” shall mean the parcel of real properly (and any improvements to such parcel of real property) commonly referred to as the “west yard” described by metes and bounds on Schedule 1.01(e) and identified in the Owner’s Title Policy as Parcel E.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02  Classification of Loans and Borrowings.

For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., an “ABR Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a

“Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., an “ABR Revolving Borrowing”).

SECTION 1.03  Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified or in effect (subject to any restrictions on such amendments, supplements or modifications set forth herein) unless the context expressly otherwise requires, (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04  Accounting Terms; GAAP.

Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by the Borrower and the Required Lenders.  If, after the Effective Date, any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 5.01 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower and results in a change in any of the calculations required by Article VI (including Section 6.09) that would not have resulted had such accounting change not occurred, if requested by the Borrower or the Administrative Agent, the parties hereto agree to enter into negotiations in good faith in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by Borrower shall be the same after such change as if such change had not been made (subject to the approval of the Required Lenders and not subject to any amendment fee or increase in pricing hereunder); provided, however, that (i) no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VI (including Section 6.09) shall be given effect until such provisions are amended to reflect such changes in GAAP and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between such calculations  made before and after giving effect to such change in GAAP.  Notwithstanding any other provision of this Agreement to the contrary, for all purposes during the term of this Agreement and any other Loan Document, each lease that pursuant to GAAP as in effect on the Effective Date would be classified as a capital lease or an operating lease will continue to be so classified, notwithstanding any change in characterization of that lease subsequent to the Effective Date based on changes to GAAP or interpretation of GAAP.

SECTION 1.05  Resolution of Drafting Ambiguities.

Each party hereto acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against any party shall not be employed in the interpretation hereof or thereof.

ARTICLE II

THE CREDITS

SECTION 2.01  Commitments.

Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly to make Revolving Loans to the Borrower, at any time and from time to time on or after the Effective Date until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment; provided, that after making a Revolving Loan, the sum of the total Revolving Exposures shall not exceed the lesser of (A) the total Revolving Commitments and (B) the Borrowing Base then in effect.

Within the limits set forth above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans from time to time.

SECTION 2.02  Loans.

(a)                                 Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, that the failure of any Lender to make its Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).  The Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(b)                                 Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03.  Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.  Borrowings of more than one Type may be outstanding at the same time; provided, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than eight (8) Eurodollar Borrowings outstanding hereunder at any one time.  For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c)                                  Except with respect to Loans deemed made pursuant to Section 2.18(e)(ii), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 12:00 (noon), New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account as directed by the Borrower in the applicable Borrowing Request maintained with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the date (in the case of any Eurodollar Borrowing), and at least 2 hours prior to the time (in the case of any ABR Borrowing), of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may in its sole discretion assume that such Lender has made such portion available to the Administrative Agent at the time of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount.  If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease and be discharged thereby. Nothing in this Section 2.02(d) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

(e)                                  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

(f)                                   The Administrative Agent shall not, without the prior consent of Required Lenders, make (and shall prohibit the Swingline Lender from making) any Revolving Loans or provide (and shall prohibit any Issuing Bank from providing) any Letters of Credit to the Borrower intentionally and with actual knowledge that such Revolving Loans, Swingline Loans or Letters of Credit would be made when one or more of the conditions precedent to the making of the Loans hereunder cannot be satisfied, except that the Administrative Agent may make (or cause to be made) such additional Revolving Loans or Swingline Loans or provide such additional Letters of Credit on behalf of the Lenders (each an “Overadvance” and collectively, the “Overadvances”), intentionally and with actual knowledge that such Loans or Letters of Credit will be made without the satisfaction of the foregoing conditions precedent, if the Administrative Agent deems it necessary or advisable in its discretion to do so; provided, that: (A) the total principal amount of the Overadvances to the Borrower which the Administrative Agent may make or provide (or cause to be made or provided), after obtaining such actual knowledge that the conditions precedent have not been satisfied, shall not exceed, when combined with any Protective Advances then outstanding under Section 2.23, $25,000,000 at any time and shall not cause the aggregate Revolving Exposures to exceed the Revolving Commitments of all of the Lenders or the Revolving Exposure of a Lender to exceed such Lender’s Revolving Commitment, (B) without the consent of the Required Lenders, no Overadvance shall be outstanding for more than sixty (60) days and (C) the Administrative Agent shall be entitled to recover such funds, on demand, from the Borrower together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent at the interest rate provided for in Section 2.06(c); provided, further, that upon written notice by the Required Lenders, no further Overadvances shall be made.  Each Lender shall be obligated to pay the Administrative Agent the amount of its Pro Rata Percentage of any such Overadvance.

SECTION 2.03  Borrowing Procedure.

To request Loans, the Borrower shall deliver, by hand delivery, telecopier, email attachment or other electronic means acceptable to the Administrative Agent, a duly completed and executed Borrowing Request to the Administrative Agent (i) in the case of Eurodollar Loans in dollars, not later than 12:00 p.m., New York City time, three Business Days before the date of the proposed Eurodollar Borrowing or (ii) in the case of ABR Loans, not later than 12:00 p.m., New York City time, one Business Day prior to the date of the proposed ABR Borrowing.  Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(a)                                 the aggregate amount of such borrowing;

(b)                                 the date of such borrowing, which shall be a Business Day;

(c)                                  whether such borrowing is to be for ABR Loans or Eurodollar Loans;

(d)                                 in the case of Eurodollar Loans, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(e)                                  the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

(f)                                   that the conditions set forth in Sections 4.02(b)—(f) have been satisfied as of the date of the notice.

If no election as to the Type of Loans is specified, then the requested borrowing shall be for ABR Loans.  If no Interest Period is specified with respect to any requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04  Evidence of Debt; Repayment of Loans.

(a)                                 Promise to Repay.  The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender, the then unpaid principal amount of each Revolving Loan of such Revolving Lender on the Revolving Maturity Date and (ii) to the Swingline Lender, the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)                                 Lender and Administrative Agent Records.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.  The Administrative Agent shall maintain records including (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.  Such records maintained by the Administrative Agent shall be consistent with the Register maintained by the Administrative Agent under Section 10.04(c).  The entries made in the records maintained by the Administrative Agent and each Lender pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.  In the event of any conflict between the records maintained by any Lender and the records of the Administrative Agent in respect of such matters, the records of the Administrative Agent shall be prima facie evidence of the information therein in the absence of manifest error.

(c)                                  Promissory Notes.  Any Lender by written notice to the Borrower (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in the form of Exhibit I.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.05  Fees.

(a)                                 Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee (a “Commitment Fee”) equal to the Applicable Fee per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates.  Accrued Commitment Fees shall be payable in arrears (A) on the first Business Day of January, April, July and October of each year, commencing on the first such date to occur after the date hereof, and (B) on the date on which such Revolving Commitment terminates.  Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  For purposes of computing Commitment Fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans, Swingline Loans, and LC Exposure of such Lender.

(b)                                 Administrative Agent Fees and Other Fees.  The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees payable in the amounts and at the times specified herein, in the Fee Letter or as separately agreed upon between the Borrower and the Administrative Agent.

(c)                                  LC and Fronting Fees.  The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Margin from time to time used to determine the interest rate on Eurodollar Loans pursuant to Section 2.06 on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee (“Fronting Fee”), which shall accrue at the rate of 0.125% per annum on the outstanding amount of the LC Exposure of such Issuing Bank (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as each Issuing Bank’s customary fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Accrued LC Participation Fees and Fronting Fees shall be payable in arrears (i) on the first Business Day of January, April, July and October of each year, commencing on the first such date to occur after the Effective Date, and (ii) on the date on which the Revolving Commitments terminate.  Any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand.  Any other fees payable to the applicable Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand therefor.  All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year)  and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(d)                                 Payment of Fees.  All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Borrower shall pay the Fronting Fees directly to the applicable Issuing Bank and the Borrower shall pay any other fees payable to the any Agent or the Lenders in the manner separately agreed between the Borrower and the Administrative Agent.  Once paid, none of the Fees shall be refundable under any circumstances.

SECTION 2.06  Interest on Loans.

(a)                                 ABR Loans.  Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing, including each Swingline Loan, shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin in effect from time to time.

(b)                                 Eurodollar Loans.  Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

(c)                                  Default Rate.  Notwithstanding the foregoing, if there is a Material Event of Default or if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, any such amount of principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder that is past due shall, to the extent permitted by Requirements of Law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue amounts constituting principal on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other outstanding and overdue amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the “Default Rate”).

(d)                                 Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan or a Swingline Loan without a permanent reduction in Revolving Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  Interest Calculation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBOR Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be prima facie evidence thereof absent manifest error.

SECTION 2.07  Termination and Reduction of Commitments.

(a)                                 Termination of Commitments.  The Revolving Commitments, the Swingline Commitment and each LC Commitment shall automatically terminate on the Revolving Maturity Date.

(b)                                 Optional Terminations and Reductions.  At its option, the Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided, that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $2,000,000 and (ii) the Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate amount of Revolving Exposures would exceed the aggregate amount of Revolving Commitments.

(c)                                  Borrower Notice.  The Borrower shall notify the Administrative Agent in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.07 shall be irrevocable; provided, that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering or other transaction which will result in the repayment of the Obligations in full in cash (other than Unasserted Contingent Obligations) and the termination of all of the Commitments, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments of any Class shall be permanent.  Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.08  Interest Elections.

(a)                                 Generally.  Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  Notwithstanding anything contained herein to the contrary, the Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than eight (8) Eurodollar Borrowings outstanding hereunder at any one time.  This Section 2.08 shall not apply to Swingline Loan Borrowings, which may not be converted or continued.

(b)                                 Interest Election Notice.  To make an election pursuant to this Section, the Borrower shall deliver, by hand delivery, telecopier or email attachment, a duly completed and executed Interest Election Request to the Administrative Agent not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting Loans of the Type resulting from such election to be made on the effective date of such election.  Each Interest Election Request shall be irrevocable.  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(c)                                  Details of Interest Election Request.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)                                 Automatic Conversion to ABR Borrowing.  If an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, the Administrative Agent or the Required Lenders may require, by notice to the Borrower, that (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.09  [Reserved].

SECTION 2.10  Optional and Mandatory Prepayments of Loans.

(a)                                 Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10 and Section 2.13; provided, that each partial prepayment shall be in an amount that is an integral multiple of $250,000 and not less than $1,000,000 or, if less, the outstanding principal amount of such Borrowing.

(b)                                 Revolving Loan Prepayments.

(i)                                     In the event of the termination of all the Revolving Commitments, the Borrower shall, on the date of such termination, repay or prepay all of its outstanding Revolving Borrowings and all outstanding Swingline Loans and cancel, terminate or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j) or cause the posting of a letter of credit issued by a financial institution for the benefit of each Issuing Bank satisfactory to such Issuing Bank with a face amount of 103% of the aggregate maximum amount available to be drawn (in a manner reasonably satisfactory to the Administrative Agent and the applicable Issuing Bank) under all Letters of Credit Issued or outstanding hereunder.

(ii)                                  In the event of any partial reduction of the Revolving Commitments, then (x) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings and third, replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j), in an aggregate amount sufficient to eliminate such excess.

(iii)                               In the event that the sum of all Lenders’ Revolving Exposures exceeds either (A) the Borrowing Base then in effect or (B) the Revolving Commitments then in effect, the Borrower shall, without notice or demand, promptly first, repay or prepay Swingline Loans, second, repay or prepay Revolving Borrowings, and third, cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j), in an aggregate amount sufficient to eliminate such excess.

(iv)                              In the event that the aggregate LC Exposure exceeds the aggregate LC Commitment then in effect, the Borrower shall, without notice or demand, promptly replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j), in an aggregate amount sufficient to eliminate such excess.

(v)                                 In the event that the aggregate Swingline Exposure exceeds the Swingline Commitment then in effect, the Borrower shall, without notice or demand, promptly repay or prepay Swingline Loans in an aggregate amount sufficient to eliminate such excess.

(c)                                  Asset Sales.  Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, not later than five (5) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale of ABL/SOA Priority Collateral by the Borrower or any of its Subsidiaries, the Borrower shall make prepayments in accordance with Section 2.10(e) in an aggregate amount equal to the lesser of (i) the then outstanding Loans and (ii) 100% of such Net Cash Proceeds; provided, that there will be no prepayment required if (x) (A) after giving effect to the Asset Sale, the Borrower delivers a new Borrowing Base Certificate showing that the sum of the Lenders’ Revolving Exposures does not exceed the Borrowing Base then in effect or (B) such Asset Sale of ABL/SOA Priority Collateral is to an Affiliate Transferee and such Asset Sale is permitted pursuant to the terms of this Agreement and (y) no Event of Default or Trigger Event shall have occurred and is continuing.

(d)                                 Casualty Events.  Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, not later than five (5) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event involving ABL/SOA Priority Collateral, by Borrower or any of its Subsidiaries, the Borrower shall make prepayments in accordance with Section 2.10(e) in an aggregate amount equal to the lesser of (i) the then outstanding Loans and (ii) 100% of such Net Cash Proceeds; provided, that there will be no prepayment required if, after giving effect to the Casualty Event, (i) the Borrower delivers a new Borrowing Base Certificate showing that the sum of the Lenders’ Revolving Exposures does not exceed the Borrowing Base then in effect and (ii) no Event of Default or Trigger Event shall have occurred and is continuing.

(e)                                  Application of Prepayments.  Prior to any optional or mandatory prepayment hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(f), subject to the provisions of this Section 2.10 (e).  Subject to Section 8.02, and so long as no Default shall then exist and be continuing, all mandatory prepayments shall be applied as follows: first, to the Swingline Loans until the same has been reduced to zero (0); second, to the Revolving Loans until the same has been reduced to zero (0); and third, to cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.18(j). Such mandatory prepayments of the Swingline Loans and Revolving Loans shall not cause a corresponding reduction in the Swingline Commitment or Revolving Commitments.

Amounts to be applied pursuant to this Section 2.10 to the prepayment of Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Revolving Loans.  Any amounts remaining after each such application shall be applied to prepay Eurodollar Loans.  Notwithstanding the foregoing, if the amount of any prepayment of Loans required under this Section 2.10 shall be in excess of the amount of the ABR Loans at the time outstanding (an “Excess Amount”), only the portion of the amount of such prepayment as is equal to the amount of such outstanding ABR Loans shall be immediately prepaid and, at the election of the Borrower, the Excess Amount shall be either (A) deposited in an escrow account on terms satisfactory to the Administrative Agent and applied to the prepayment of Eurodollar Loans on the last day of the then next-expiring Interest Period for Eurodollar Loans; provided, that (i) interest in respect of such Excess Amount shall continue to accrue thereon at the rate provided hereunder for the Loans which such Excess Amount is intended to repay until such Excess Amount shall have been used in full to repay such Loans and (ii) at any time while a Default has occurred and is continuing, the Administrative Agent may, and upon written direction from the Required Lenders shall, apply any or all proceeds then on deposit to the payment of such Loans in an amount equal to such Excess Amount or (B) prepaid immediately, together with any amounts owing to the Lenders under Section 2.13.

(f)                                   Notice of Prepayment.  The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment and (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York City time, on the date of prepayment.  Each such notice shall be irrevocable; provided, that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified payment date) if such condition is not satisfied.  Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.  Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

SECTION 2.11  Inability to Determine Applicable Interest Rate.

If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                 the Administrative Agent reasonably determines (which determination shall be prima facie evidence of the facts so determined absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBOR Rate for such Interest Period; or

(b)                                 the Administrative Agent reasonably determines or is advised in writing by the Required Lenders that the Adjusted LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no

Loans may be made as, converted to or continued as Eurodollar Loans until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which it shall do promptly, and (ii) any Borrowing Request or Interest Rate Election Request given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

SECTION 2.12  Yield Protection.

(a)                                 Increased Costs Generally. If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Adjusted LIBOR Rate) or any Issuing Bank;

(ii)                                  subject any Lender or any Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or any Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes indemnifiable under Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or any Issuing Bank); or

(iii)                               impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Bank or such Lender’s or such Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements.  If any Lender or such Issuing Bank determines (in good faith) that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement.  A certificate of a Lender or such Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to the Borrower shall be prima facie evidence of the facts determined therein absent manifest error.  The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)                                 Delay in Requests.  Failure or delay on the part of any Lender or such Issuing Bank to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or such Issuing Bank pursuant to this Section 2.12 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.13  Breakage Payments.

In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably equal to the actual loss or expense arising from the liquidation or reemployment of funds obtained by such Lender to maintain such loss.  A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower (with a copy to the Administrative Agent) and shall be prima facie evidence of the facts determined therein absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14  Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)                                 Payments Generally.  The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or Reimbursement Obligations, or of amounts payable under Section 2.12, 2.13, 2.15 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim.  Any amounts received after such time on any date may, in the sole discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at New York, New York, except payments to be made directly to any Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13, 2.15 and 10.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

(b)                                 Pro Rata Treatment.

(i)                                     Each payment by the Borrower of interest in respect of the Loans shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders.

(ii)                                  Each payment on account of principal of the Revolving Borrowings shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders.

(c)                                  Insufficient Funds.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Reimbursement Obligations then due to such parties.  It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Administrative Agent may, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, distribute any adequate protection payments it receives on behalf of the Lenders to the Lenders in its sole discretion (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise).

(d)                                 Sharing of Set-Off.  If any Lender (and/or any Issuing Bank, which shall be deemed a “Lender” for purposes of this Section 2.14(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided, that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to Holdings, the IPO Issuer or any Subsidiary thereof (as to which the provisions of this paragraph shall apply) or (z) any setoff or netting under the Supply and Offtake Documents.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.  If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.

(e)                                  Borrower Default.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

SECTION 2.15  Taxes.

(a)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes (including any Other Taxes); provided, that if the applicable withholding agent shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased by the Loan Parties as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b)                                 Payment of Other Taxes by the Borrower.  Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c)                                  Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, setting forth in reasonable detail the basis for the calculations of such payment or liability and including reasonable supporting evidence shall be prima facie evidence thereof absent manifest error.

(d)                                 Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Status of Lenders.  On or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, including by assignment, any Foreign Lender that is entitled to an exemption from or reduction of any withholding tax with respect to any payments hereunder or under any other Loan Document shall, to the extent it may lawfully do so, deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Requirements of Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the above two sentences, in the case of any taxes that are not U.S. federal withholding taxes, the completion, execution and submission of non-U.S. federal forms shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any unreimbursed cost or expense or would be disadvantageous to such Lender in any material respect.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement including by assignment (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)                                     duly completed copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)                                  duly completed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(iii)                               in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit O, or any other form approved by the Administrative Agent, to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Foreign Lender’s conduct of a U.S. trade or business and (y) duly completed copies of  Internal Revenue Service Form W-8BEN (or any successor forms),

(iv)                              to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), duly completed copies of Internal Revenue Service Form W-8IMY (or any successor forms), accompanied by (x) the “withholding statement” that is required by U.S. Treasury regulations to be associated with such form, and (y) a Form W-8ECI, W-8BEN, a certificate in substantially the form of Exhibit O, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate, in substantially the form of Exhibit O, on behalf of such beneficial owner(s),

(v)                                 if a payment made to a Lender hereunder or pursuant to any Notes would be subject to U.S. federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Administrative Agent and the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement, and

(vi)                              any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

Each Foreign Lender shall, from time to time after the initial delivery by such Foreign Lender of the forms described above, whenever a lapse in time or change in such Foreign Lender’s circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate, promptly (1) deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Foreign Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Foreign Lender’s status or that such Foreign Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify the Administrative Agent and the Borrower of its legal inability to deliver any such forms, certificates or other evidence.

Any Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter as prescribed by Requirements of Law or upon the request of the Borrower or the Administrative Agent), duly executed and properly completed copies of Internal Revenue Service Form W-9 certifying that it is not subject to backup withholding.

(f)                                   Treatment of Certain Refunds.  If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other

Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to the applicable Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other person.  Notwithstanding anything to the contrary, in no event will the Administrative Agent or any Lender be required to pay any amount to a Loan Party the payment of which would place the Administrative Agent or such Lender in a less favorable net after-tax position than the Administrative Agent or such Lender would have been in if the Indemnified Taxes or Other Taxes giving rise to such refund had never been imposed in the first instance.

(g)                                  Payments.  For purposes of this Section 2.15, (i) any payments by the Administrative Agent to a Lender of any amounts received by the Administrative Agent from the Borrower on behalf of such Lender shall be treated as a payment from the Borrower to such Lender and (ii) if a Lender is treated as a partnership by a jurisdiction imposing an Indemnified Tax, any withholding or payment of such Indemnified Tax by the Lender in respect of any of such Lender’s partners shall be considered a withholding or payment of such Indemnified Tax by the Borrower.

(h)                                 Issuing Bank.  For all purposes of this Section 2.15, the term Lender shall include each Issuing Bank.

SECTION 2.16  Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.12, or requires the Borrower to indemnify or pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by any Lender in connection with any such designation or assignment.  A certificate setting forth such costs and expenses submitted by such Lender to the Borrower, setting forth in reasonable detail the basis for the calculations of such costs and expenses and including reasonable supporting evidence, shall be prima facie evidence thereof absent manifest error.

(b)                                 Replacement of Lenders.  If any Lender requests compensation under Section 2.12, or if the Borrower is required to indemnify or pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender is a Defaulting Lender, or if the Borrower exercises its replacement rights under Section 10.02(d), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:

(i)                                     the Borrower shall have paid (or shall have caused to be paid) to the Administrative Agent the processing and recordation fee specified in Section 10.04(b);

(ii)                                  such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) (other than indemnities and other Unasserted Contingent Obligations not then due and payable and assuming for this purpose (in the case of a Lender being replaced pursuant to Section 2.12, 2.15 or 10.02(d)) that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)                               in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)                              such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 2.16(b), such Lender shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided, that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

SECTION 2.17  Swingline Loans.

(a)                                 Swingline Commitment.  Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.17 and in its discretion, to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the sum of the total Revolving Exposures exceeding the lesser of (A) the total Revolving Commitments and (B) the Borrowing Base; provided, that the Borrower shall not use the proceeds of any Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Swingline Loans.

(b)                                 Swingline Loans.  To request a Swingline Loan, the Borrower shall deliver, by hand delivery, telecopier or email attachment, a duly completed and executed Borrowing Request to the Administrative Agent and the Swingline Lender, not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan.  Each Swingline Loan shall be an ABR Loan.  The Swingline Lender shall make each Swingline Loan available to the Borrower to an account as directed by the Borrower in the applicable Borrowing Request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.18(e), by remittance to the applicable Issuing Bank), which account shall be maintained with the Administrative Agent, not later than 1:00 p.m. New York City time, on the requested date of such Swingline Loan.  The Borrower shall not request a Swingline Loan if at the time of or immediately after giving effect to the Credit Extension contemplated by such request a Default has occurred and is continuing or would result therefrom.  Swingline Loans shall be made in minimum amounts of $1,000,000 and integral multiples of $100,000 above such amount.

(c)                                  Repayment.  The Borrower shall have the right at any time and from time to time to repay any Swingline Loan, in whole or in part, upon giving written notice to the Swingline Lender and the Administrative Agent before 2:00 p.m., New York City time, on the proposed date of repayment.

(d)                                 Participations.  The Swingline Lender may at any time in its discretion, and shall, at least once each week, by written notice given to the Administrative Agent (provided such notice requirement shall not apply if the Swingline Lender and the Administrative Agent are the same entity) not later than 11:00 a.m., New York City time, on the next succeeding Business Day following such notice require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans then outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Pro Rata Percentage of such Swingline Loan or Loans.  Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Pro Rata Percentage of such Swingline Loan or Loans.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (so long as such payment shall not cause such Lender’s Revolving Exposure to exceed such Lender’s Revolving

Commitment).  Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired by the Revolving Lenders pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent.  Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.18  Letters of Credit.

(a)                                 General.  On the Closing Date, upon the satisfaction of the conditions specified in Section 4.01, each of the Closing Date Letters of Credit shall automatically, and without any further action by an Person, be deemed to be a Letter of Credit issued and outstanding under this Agreement. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank, and each Issuing Bank agrees, to issue Letters of Credit for the Borrower’s own account or the account of a Subsidiary in the Approved Form of Letter of Credit or in a form otherwise reasonably acceptable to the Administrative Agent and the Issuing Bank issuing such Letter of Credit, at any time and from time to time during the Revolving Availability Period; provided, that (x) the Borrower shall be the co-applicant and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary) and (y) JPMorgan shall be an Issuing Bank hereunder only with respect to the Closing Date Letters of Credit and shall have no obligation or further commitment to issue any additional Letters of Credit pursuant to this Agreement.  No Issuing Bank shall have any obligation to issue, and the Borrower shall not request the issuance of, any Letter of Credit at any time if, after giving effect to such issuance, the LC Exposure would exceed the aggregate LC Commitment or the total Revolving Exposure would exceed the lesser of (A) total Revolving Commitments and (B) the Borrowing Base.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                                 Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices.  Other than with respect to the Closing Date Letters of Credit, to request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall deliver, by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank), an LC Request to the applicable Issuing Bank and the Administrative Agent not later than

11:00 a.m. New York time on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the applicable Issuing Bank).

A request for an initial issuance of a Letter of Credit (other than a Closing Date Letter of Credit) shall be provided and delivered by the Borrower and shall be substantially in the form of Exhibit G, but in any event shall specify in form and detail satisfactory to the applicable Issuing Bank the following information:

(i)                                     the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(ii)                                  the amount thereof;

(iii)                               the expiry date thereof (which shall comply with paragraph (c) of this Section);

(iv)                              the name and address of the beneficiary thereof;

(v)                                 whether the Letter of Credit is to be issued for the account of the Borrower or for the account of one of its Subsidiaries (provided, that the Borrower shall be a co-applicant, and therefore jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary of the Borrower);

(vi)                              the documents to be presented by such beneficiary in connection with any drawing thereunder;

(vii)                           the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

(viii)                        such other matters as the applicable Issuing Bank may reasonably require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the applicable Issuing Bank:

(i)                                     the Letter of Credit to be amended, renewed or extended;

(ii)                                  the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);

(iii)                               the nature of the proposed amendment, renewal or extension; and

(iv)                              such other matters as the applicable Issuing Bank may reasonably require.

If requested by any Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit may be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower is deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure does not exceed the aggregate LC Commitment, (ii) the total Revolving Exposures do not exceed the lesser of (A) the total Revolving Commitments and (B) the Borrowing Base, and (iii) the conditions set forth in Article IV in respect of such issuance, amendment, renewal or extension shall have been satisfied; provided, that subsection (iii) shall not apply to those amendments which only decrease the face value or shorten the expiry date of the Letter of Credit being so amended.  Unless the applicable Issuing Bank and the Administrative Agent shall agree otherwise, no Letter of Credit shall be in an initial amount less than $100,000, in the case of a Commercial Letter of Credit, or $500,000, in the case of a Standby Letter of Credit.  Notwithstanding anything herein to the contrary, JPMorgan shall have no obligation to extend, amend or renew the Closing Date Letters of Credit.

Notwithstanding anything herein to the contrary, no Issuing Bank has any obligation to issue any Letter of Credit under any of the following circumstances:

(i)                                     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it;

(ii)                                  the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank which are applicable to all borrowers generally;

(iii)                               the beneficiary of such Letter of Credit is MLC; or

(iv)                              any fees due in connection with a requested issuance of a Letter of Credit shall have not been paid.

Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent, who shall promptly notify each Revolving Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.18(d).  If any Issuing Bank is not the same person as the Administrative Agent, on the first Business Day of each calendar month, each such Issuing Bank shall provide to the Administrative Agent a report listing all outstanding Letters of Credit and the amounts and beneficiaries thereof and the Administrative Agent shall promptly provide such report to each Revolving Lender.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on (1) with respect to each of the Closing Date Letters of Credit, the current date of expiration as set forth therein and (2) with respect to each Letter of Credit (other than the Closing Date Letters of Credit), the earlier of (i) (x) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date, and (ii) if the Borrower so requests in any Letter of Credit Request, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided, that any such Auto-Renewal Letter of Credit must permit the applicable Issuing Bank to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to the applicable Issuing Bank for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (i) one year from the date of such renewal and (ii) the Letter of Credit Expiration Date; provided, that the applicable Issuing Bank shall not permit any such renewal if (x) the applicable Issuing Bank has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.18(k) or otherwise), or (y) it has received notice on or before the day that is two Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph (1) from the Administrative Agent that any Revolving Lender directly affected thereby has elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 are not then satisfied, and in each case directing such Issuing Bank not to permit such extension.

(d)                                 Participations.  By the issuance of a Letter of Credit (including, without limitation, the Closing Date Letters of Credit) (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, each Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the applicable Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.18(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.

(i)                                     If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the applicable Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made if the Borrower shall have received notice of such LC Disbursement prior to 11:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives such notice; provided, that the Borrower may request in writing (or, if not so requested, the Borrower shall be deemed to have requested in writing) and such request (or deemed request) shall be granted, but solely to the extent that the conditions in Section 4.02(b) through (f) are satisfied, that such payment be financed with ABR Revolving Loans or Swingline Loans (which ABR Revolving Loans or Swingline Loans, as the case may be, will not be subject to any of the other conditions to borrowing set forth herein) in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Loans or Swingline Loans.

(ii)                                  If the Borrower fails to make such payment when due, the applicable Issuing Bank shall notify the Administrative Agent and the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof.  Each Revolving Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.02(c) with respect to Revolving Loans made by such Revolving Lender, and the Administrative Agent will promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders.  To the extent of any payments made by a Revolving Lender pursuant to this Section 2.18(e)(ii), no Default or Event of Default will result from the failure of the Borrower to make reimbursement in respect of the relevant LC Disbursement.  The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Administrative Agent from the Borrower thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the applicable Issuing Bank, as appropriate.

(iii)                               If and to the extent a Lender shall not have so made its Pro Rata Percentage of the amount of the payment required by clause (ii) above available to the Administrative Agent for the account of such Issuing Bank, such Lender agrees to pay to the Administrative Agent for the account of such Issuing Bank forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuing Bank, at a rate per annum equal to the Base Rate.  Whenever any Issuing Bank receives from the Borrower a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payment from a Lender pursuant to clause (ii) above, such Issuing Bank shall pay over to the Administrative Agent any amount received in excess of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Lender, in immediately available funds, an amount equal to such Lender’s Pro Rata Percentage of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

(f)                                   Obligations Absolute.  The Reimbursement Obligation of the Borrower as provided in Section 2.18(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing (other than payment), that might, but for the provisions of this Section 2.18, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries.

(g)                                  Standard of Care. None of the Agents, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in Section 2.18(f)), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided, that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Requirements of Law) suffered by the Borrower that are caused by any Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as determined in a final, non-appealable judgment by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination.  In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, any Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of the applicable Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, each Issuing Bank may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of any Issuing Bank.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of the applicable Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.  Notwithstanding anything contained in this Section 2.18, any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of such Issuing Bank to the Borrower or any Lender.

(h)                                 Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Each Issuing Bank shall promptly give written notice to the Administrative Agent and the Borrower of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its Reimbursement Obligation to such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.18(e)).

(i)                                     Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement or such LC Disbursement is repaid with Revolving Loans as set forth in Section 2.18(e) in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to and including the date that the Borrower is required to reimburse such LC Disbursement under Section 2.18(e)(i), at the interest rate then in effect for ABR Loans and, thereafter, at the rate per annum determined pursuant to Section 2.06(c) until (but excluding) the date that the Borrower reimburses such LC Disbursement or such LC Disbursement is repaid with Revolving Loans as set forth in Section

2.18(e).  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.18(e) to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

(j)                                    Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit on terms and in accounts satisfactory to the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 8.01(g) or (h).  Funds so deposited shall be applied by the Administrative Agent to reimburse, pro rata, each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral under this Section 2.18(j) as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

(k)                                 Additional Issuing Banks.  The Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), each then-current Issuing Bank and such Revolving Lender(s).  Any Revolving Lender designated as an issuing bank pursuant to this Section 2.18(k) shall have all the rights and obligations of the Issuing Bank under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Bank, as the context shall require.  The Administrative Agent shall notify the Lenders of any such additional Issuing Bank and shall update Annex I to reflect any such modifications.  If at any time there is more than one Issuing Bank hereunder, the Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit; provided, that the Closing Date Letters of Credit shall only be deemed issued by JPMorgan.

(l)                                     Resignation or Removal of the Issuing Bank.  Any Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Administrative Agent and the Borrower.  Any Issuing Bank may be replaced at any time by written agreement among the Borrower, each Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of any

Issuing Bank and shall update Annex I to reflect any such modifications.  At the time any such resignation of any Issuing Bank shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.05(c).  From and after the effective date of any such resignation or replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the resignation or replacement of an Issuing Bank, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

(m)                             No Obligation to Amend.  No Issuing Bank shall be under any obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(n)                                 The Company, the Issuing Banks and the Lenders shall use commercially reasonable efforts to amend this Agreement to implement as expeditiously as possible after the Effective Date a second tranche of LC Commitment which permits the Issuing Banks from time to time (other than BANA) to issue Letters of Credit with MLC as beneficiary.

SECTION 2.19  Defaulting Lenders.

Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 the Commitment Fee shall cease to accrue on the Commitment of such Lender so long as it is a Defaulting Lender (except to the extent it is payable to each Issuing Bank pursuant to clause (b)(v) below);

(b)                                 if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)                                     all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Revolving Commitments;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.18(j) for so long as such LC Exposure is outstanding;

(iii)                               if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (ii) above, the Borrower shall not be required to pay the LC Participation Fee with respect to such portion of such Defaulting Lender’s LC Exposure so long as it is cash collateralized;

(iv)                              if any portion of such Defaulting Lender’s LC Exposure is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the LC Participation Fee with respect to such portion shall be allocated among the non-Defaulting Lenders in accordance with their Pro Rata Percentages; and

(v)                                 if any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(b), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, the Commitment Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Revolving Commitment that was utilized by such LC Exposure) and the LC Participation Fee payable with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks, pro rata, until such LC Exposure is cash collateralized and/or reallocated;

(c)                                  so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateralized in accordance with Section 2.19(b), and participations in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in accordance with their respective Pro Rata Percentages (and Defaulting Lenders shall not participate therein); and

(d)                                 any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.14(d) but excluding Section 2.16(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Banks or Swingline Lender hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swingline Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of LC Disbursements as to which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Borrower, any Issuing Bank or the Swingline Lender, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Percentage.  The rights and remedies against a Defaulting Lender under this Section 2.19 are in addition to other rights and remedies that the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender and the non-Defaulting Lenders may have against such Defaulting Lender.  The arrangements permitted or required by this Section 2.19 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

SECTION 2.20  [Reserved].

SECTION 2.21  Determination of Borrowing Base.

(a)                                 Eligible Accounts.  On any date of determination of the Borrowing Base, all of the Accounts owned by the Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent and Collateral Agent shall be “Eligible Accounts” for the purposes of this Agreement, except any Account to which any of the exclusionary criteria set forth below applies.  In addition, the Administrative Agent shall have the right from time to time to establish, modify or eliminate Reserves against Eligible Accounts.  Eligible Accounts shall not include any of the following Accounts:

(i)                                     any Account in which the Collateral Agent, on behalf of the Secured Parties does not have a perfected, first priority Lien (save for any Permitted Prior Liens which may be senior thereto);

(ii)                                  any Account that is subject to a Lien other than (x) Permitted Prior Liens described in clause (i) above, or (y) Permitted Liens that are junior to the Lien of the Collateral Agent on terms reasonably satisfactory to the Administrative Agent;

(iii)                               any Account that is not owned by a Borrower;

(iv)                              any Account that constitutes MLC Separate Assets and Collateral or is otherwise due from MLC;

(v)                                 any Account due from an Account Debtor that is not domiciled in the United States or Canada or any province or territory thereof and (if not a natural person) organized under the laws of the United States or any political subdivision thereof or

Canada or any province or territory thereof unless supported by an irrevocable letter of credit (up to the face amount of such letter of credit) that is in form and substance acceptable to the Administrative Agent, and that is issued by a bank that is and continues to be acceptable to the Administrative Agent.

(vi)                              any Account that is payable in any currency other than in dollars;

(vii)                           any Account that does not arise from the sale of goods or the performance of services by the Borrower in the ordinary course of its business which goods or services have been delivered or fully performed, respectively;

(viii)                        any Account that does not comply in all material respects with all applicable legal requirements, including all laws, rules, regulations and orders of any Governmental Authority (including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board);

(ix)                              any Account (a) to the extent that the Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever unless such condition is satisfied, (b) as to which a Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial or administrative process, or (c) that represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the Borrower’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer in each case set forth in (a), (b) or (c), to the extent such Account is subject to such condition, inability to bring suit or subject to progress billing or lien;

(x)                                 to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account, it being understood that the remaining balance of the Account shall be eligible;

(xi)                              any Account that is not bona fide indebtedness incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

(xii)                           any Account with respect to which an invoice or other electronic transmission (in a form reasonably acceptable to the Administrative Agent) constituting a request for payment, has not been sent on a timely basis to the applicable Account Debtor according to the normal invoicing and timing procedures of the Borrower;

(xiii)                        any Account that arises from a sale to any Loan Party, director, officer, other employee or Affiliate of a Loan Party, or to any entity that has any common officer or director with a Loan Party;

(xiv)                       any Account to the extent the Borrower is liable for goods sold or services rendered by the applicable Account Debtor to the Borrower but only to the extent of the potential offset, except to the extent any waivers of offset rights, which are in form and substance reasonably satisfactory to the Administrative Agent, are in effect in respect of such Account;

(xv)                          any Account that arises with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor is or may be conditional;

(xvi)                       any Account that is in default; provided, that without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following:

(A)                               such Account is not paid within 60 days following its original invoice date; or

(B)                               such Account is not paid within 30 days following its original due date;

(C)                               the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(D)                               in respect of which a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(xvii)                    any Account that is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in this Section 2.21(a) (other than clauses (i), (v) and (vi));

(xviii)                 any Account (A) which is owing by an Account Debtor (whose securities are rated BBB- or better by S&P or Baa3 or better by Moody’s) to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower exceeds $30,000,000 (but such Account shall only be ineligible to the extent of such excess) or (B) which is owing by any other Account Debtor to the extent the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to the Borrower exceeds $10,000,000 (but such Account shall only be ineligible to the extent of such excess);

(xix)                       any Account which is owed by any Account Debtor which has sold all or a substantially all of its assets;

(xx)                          any Account which is owed by an Account Debtor located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the Borrower to seek judicial enforcement in such jurisdiction of payment of such Account, unless the Borrower has filed such report or qualified to do business in such jurisdiction;

(xxi)                       any Account that is subject to any contractual provision accepted in writing by the Borrower prohibiting its assignment or requiring notice of or consent to such assignment which notice or consent has not been obtained;

(xxii)                    any Account with respect to which the Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and the Borrower created a new receivable for the unpaid portion of such Account;

(xxiii)                 any Account as to which any of the representations or warranties in the Loan Documents in respect of Accounts are untrue;

(xxiv)                any Account to the extent such Account is evidenced by a judgment, Instrument or Chattel Paper;

(xxv)                   any Account to the extent such Account exceeds any credit limit established by the Administrative Agent, in its reasonable credit judgment exercised in good faith; or

(xxvi)                any Account on which the Account Debtor is a Governmental Authority, unless (a) if the Account Debtor is the United States of America, any state or political subdivision thereof or any department, agency or instrumentality of the United States of America or any state or political subdivision thereof, the Borrower has assigned its rights to payment of such Account to the applicable Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of any such federal Governmental Authority, and pursuant to any Requirements of Law, if any, in the case of any such other Governmental Authority, and (b) if the Account Debtor is any other Governmental Authority, the Borrower has, if required by any Requirements of Law, assigned its rights to payment of such Account to the Administrative Agent pursuant to Requirements of Law, if any, and, in each such case where such acceptance and acknowledgment is required by Requirements of Law, such assignment has been accepted and acknowledged by the appropriate government officers to the extent so required.

(b)                                 Eligible Hydrocarbon Inventory.  On any date of determination of the Borrowing Base, all of the Inventory that constitutes ABL/SOA Priority Collateral owned by the Borrower and reflected in the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent and Collateral Agent shall, subject to the last sentence of this clause (b), be “Eligible Hydrocarbon Inventory” for the purposes of this Agreement, except any Inventory to which any of the exclusionary criteria set forth below applies.  In addition, the Administrative Agent shall have the right from time to time to establish, modify or eliminate Reserves against ABL/SOA Priority Collateral.  Eligible Hydrocarbon Inventory shall not include any hydrocarbon Inventory that:

(i)                                     the Collateral Agent, on behalf of Secured Parties, does not have a perfected, first priority Lien (save for any Permitted Prior Liens which may be senior thereto);

(ii)                                  is subject to a Lien, other than (x) Permitted Prior Liens, or (y) Permitted Liens (other than Permitted Prior Liens) that are junior to the Lien of the Collateral Agent on terms reasonably satisfactory to the Administrative Agent;

(iii)                               is not owned by the Borrower;

(iv)                              is stored at facilities that are not (x) Required Infrastructure owned by the Borrower or (y) subject to an effective Third Party Consent Agreement;

(v)                                 is placed on consignment, unless a valid consignment agreement which is reasonably satisfactory to Administrative Agent is in place with respect to such hydrocarbon Inventory;

(vi)                              is not located in the United States or is in transit (provided, that inventory in transit which is being transported by the Borrower between premises constituting Required Infrastructure through facilities which are likewise Required Infrastructure and for which a reserve has been taken for any freight costs, storage fees and/or insurance costs necessary (as reasonably determined by the Administrative Agent) to obtain possession of such inventory may be deemed “Eligible Inventory”);

(vii)                           is covered by a negotiable document of title, unless such document has been delivered to the Administrative Agent with all necessary endorsements, free and clear of all Liens except those in favor of the Collateral Agent and landlords, carriers, bailees and warehousemen if clause (iv) above has been complied with;

(viii)                        is to be returned to suppliers;

(ix)                              is tank heel, line fill, unmerchantable, obsolete, unsalable, shopworn, damaged or unfit for sale;

(x)                                 is not of a type held for sale in the ordinary course of the Borrower’s business (other than to the extent constituting work-in-process Intermediate Products);

(xi)                              is located at a retail facility;

(xii)                           breaches any of the representations or warranties pertaining to hydrocarbon Inventory set forth in the Loan Documents;

(xiii)                        is subject to any licensing arrangement the effect of which would prohibit or materially restrict the Collateral Agent, or any person selling the hydrocarbon Inventory on behalf of the Collateral Agent, from selling such hydrocarbon Inventory in enforcement of the Collateral Agent’s Liens, without further consent or payment (other than ordinary course royalty payments or other similar payments) to the licensor or other person, unless such consent has been obtained; or

(xiv)                       is not covered by casualty insurance maintained as required by Section 5.04.

For the avoidance of doubt, “Eligible Hydrocarbon Inventory” shall not include MLC Separate Assets and Collateral.  Notwithstanding anything to the contrary contained herein, it is understood and agreed that (a) as of the Effective Date, there is no Eligible Hydrocarbon Inventory, (b) the Intercreditor Agreement, as in effect on the Effective Date, does not permit there to be any Eligible Hydrocarbon Inventory and (c) after the Effective Date, Eligible Hydrocarbon Inventory, if any, shall not be included in the calculation of the Borrowing Base without the consent of the Administrative Agent, such consent not to be unreasonably withheld.

SECTION 2.22  Accounts; Cash Management.

The Borrower and each Guarantor shall, on or prior to the Effective Date create and maintain a cash management system (the “Cash Management System”), which shall operate as follows:

(a)                                 All proceeds of ABL/SOA Priority Collateral held by the Borrower or any other Loan Party (other than funds being collected pursuant to the provisions stated below) shall be deposited in one or more bank accounts held with (x) the Collateral Agent, (y) until the Deposit Account Designation Date, JPMorgan or (z) other bank accounts in form and substance reasonably satisfactory to Administrative Agent, in each case subject to the terms of the Security Agreement and applicable Control Agreements, as set forth on Schedule 2.22 (as updated from time to time by the Borrower).

(b)                                 The Borrower shall establish and maintain, at its sole expense, and shall cause each Guarantor to establish and maintain, at its sole expense, Deposit Accounts subject to Control Agreements, which, on and after the Effective Date, shall consist of Deposit Accounts maintained as set forth in Section 2.22(a) and as required by Section 5.13 (in each case, except for Excluded Deposit Accounts, the “Blocked Accounts”), into which the Borrower and the Guarantors shall promptly deposit and direct their respective Account Debtors to directly remit all payments on Accounts and all payments constituting proceeds of hydrocarbon Inventory or other ABL/SOA Priority Collateral in the identical form in which such payments are made, whether by cash, check or other manner and shall be identified and segregated from all other funds of the Loan Parties.  On or prior to the Effective Date (except to the extent set forth in Section 5.13), the Borrower and the Guarantors shall deliver, or cause to be delivered, to the Administrative Agent a Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account for the benefit of the Borrower or any Guarantor is maintained.  The Borrower shall further execute and deliver, and shall cause each Guarantor to execute and deliver, such agreements and documents as the Administrative Agent may reasonably require in connection with such Blocked Accounts and such Control Agreements.  The Borrower and the Guarantors shall not establish any Deposit Accounts after the commencement of the Revolving Availability Period into which proceeds of ABL/SOA Priority Collateral are deposited, unless the Borrower or Guarantor has complied in full with the provisions of this Section 2.22(b) with respect to such deposit accounts.  The Borrower agrees that from and after the delivery of an Activation Notice (as defined below) all payments made to such Blocked Accounts or other funds received and collected by the Administrative Agent or any Lender, whether in respect of the Accounts or as proceeds of hydrocarbon Inventory, shall be treated as payments to the Administrative Agent and Lenders in respect of the Obligations and therefore, after giving effect to such payments, shall constitute the property of the Administrative Agent and Lenders to the extent of the then outstanding applicable Obligations.

(c)                                  The applicable bank at which any Blocked Accounts are maintained shall agree from and after the receipt of a notice (an “Activation Notice”) from the Collateral Agent (which Activation Notice may, or upon instruction of the Required Lenders, as applicable, shall, be given by the Collateral Agent at any time and after the occurrence of a Trigger Event which is continuing at the time of such notice) pursuant to the applicable Control Agreement, to forward, daily, all amounts in each Blocked Account as of the end of the prior day to the account designated as the collection account with respect to all collection activity (including with respect to collection of proceeds of ABL/SOA Priority Collateral) (the “Collection Account”), or the account designated as the operating account (the “Operating Account”), as applicable,

(d)                                 From and after the delivery of an Activation Notice, the Administrative Agent shall apply all funds then held in or credited to the Borrowing Base Collateral Account and all such funds in the Collection Account on a daily basis to the repayment of the Obligations, subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, in accordance with Section 8.02.  Notwithstanding the foregoing sentence, after payment in full has been made of the amounts required under Subsections 8.02(a) through (i), upon the Borrower’s request and as long as no Event of Default has occurred and is continuing and all other conditions precedent to a Borrowing in Section 4.02 have been satisfied, any additional funds deposited in the Collection Account shall be released to the Borrower.

(e)                                  Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, the Borrower and its directors, employees, agents and other Affiliates shall promptly deposit or cause the same to be deposited, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or hydrocarbon Inventory or other Collateral which come into their possession or under their control in the applicable Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to the Administrative Agent.  The Borrower agrees to reimburse the Administrative Agent on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of the Administrative Agent’s payments to or indemnification of such bank or person.

SECTION 2.23  Protective Advances.

(a)                                 Subject to the limitations set forth below, during the existence of a Default or Event of Default, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation), to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Loan Parties pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses due hereunder) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided, that the aggregate amount of Protective Advances outstanding at any time shall not at any time, when combined with any Overadvances then outstanding under Section 2.02(f), exceed $25,000,000; provided, further, that the aggregate amount of outstanding Protective Advances plus the aggregate Revolving Exposure shall not exceed the aggregate Commitments.  Protective Advances may be made even if the conditions precedent set forth in Section 4.02 have not been satisfied.  The Protective Advances shall be secured by the Liens in favor of the Collateral Agent in and to the Collateral and shall constitute Obligations hereunder.  All Protective Advances shall be ABR Borrowings.  The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders.  Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.  At any time that there is sufficient Excess Availability and the conditions precedent set forth in Section 4.02 have been satisfied, the Administrative Agent may request the Lenders to make a Revolving Loan to repay a Protective Advance.  At any other time the Administrative Agent may require the Lenders to fund their risk participations described in Section 2.23(b).

(b)                                 Upon the making of a Protective Advance by the Administrative Agent, each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Pro Rata Percentage.  From and after the date, if any, on which any Lender is required to fund and does fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender such Lender’s Applicable Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders (with references to the Loan Parties being references thereto after giving effect to the Transactions unless otherwise expressly stated) that:

SECTION 3.01  Organization; Powers.

Each Loan Party (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02  Authorization; Enforceability.

The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary limited liability company action on the part of such Loan Party.  This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03  No Conflicts; Material Contracts.

(a)                                 The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority having authority over any Loan Party, except (i) such as has been obtained or made and are in full force and effect, (ii) filings necessary to perfect or maintain Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) do not violate the Organizational Documents of any Loan Party, (c) do not violate any Requirement of Law, except for any such violation which could not reasonably be expected to result in a Material Adverse Effect, (d) except as set forth on Schedule 3.03, do not violate or result in a default or require any consent or approval under any Material Contract binding upon any Loan Party or its property, or under the Supply and Offtake Documents, or give rise to a right under any of the foregoing to require any payment to be made by any Loan Party, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) do not result in the creation or imposition of any Lien on any property of any Loan Party, except Permitted Liens.

(b)                                 As of the Effective Date, except as specified on Schedule 3.03(b), the Borrower is party to such contracts, agreements or arrangements as are required for the operation of the Refinery and the business of the Borrower, and all such agreements are in full force and effect.

SECTION 3.04  Financial Statements; Projections.

(a)                                 Financial Statements.  All financial statements delivered pursuant to Sections 5.01(a), (b) and (c) have been prepared in accordance with GAAP consistently applied and present fairly and accurately in all material respects the financial condition and results of operations and cash flows of Borrower and its Subsidiaries as of the dates and for the periods to which they relate, except for, in the case of the statements delivered pursuant to Sections 5.01(b) and (c), the absence of footnote disclosures and normal year-end adjustments.

(b)                                 No Material Adverse Effect. Since the Effective Date, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.05  Properties.

(a)           Generally.  Each Loan Party has good title to, a license to or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, in the case of Collateral, Permitted Liens and, in the case of all other material property, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose and except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The property of the Loan Parties, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Loan Parties as presently conducted.

(b)           No Casualty Event.  No Loan Party has received any written notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any portion of its property, which Casualty Event could reasonably be expected to have a Material Adverse Effect.

(c)           Collateral.  No claim has been made and remains outstanding that any Loan Party’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

SECTION 3.06  Intellectual Property.

Each Loan Party owns, licenses or possesses the right to use all of the trademarks, service marks, trade names, copyrights, patents, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, and such IP Rights do not conflict with the rights of any other Person, except to the extent such failure to own, license or possess or such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The conduct of the business of any Loan Party as currently conducted or as contemplated to be conducted does not infringe upon or violate any rights held by any other Person except for such infringements and violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07  Equity Interests and Subsidiaries.

As of the Effective Date, each Loan Party has no Subsidiaries other than those set forth on Schedule 3.07 and all of the outstanding Equity Interests in such Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable in the relevant jurisdiction) and are owned free and clear of all Liens except Permitted Liens.

SECTION 3.08  Litigation; Compliance with Laws; Permits; No Default.

(a)           Except as set forth on Schedule 3.08, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Loan Party, threatened in writing against or affecting any Loan Party or any business, property or rights of any Loan Party (i) that involve any Loan Document or, as of the Effective Date, any of the other Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.  Except for matters covered by Section 3.18, no Loan Party or any of its businesses, operations and Real Property is in violation of, nor will the continued operation of its businesses, operations and Real Property as currently conducted or contemplated by the Transaction Documents violate, any Requirements of Law where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(b)           Except for matters covered by Section 3.18, the Borrower has all Material Permits required for the Borrower to conduct business at and operate all PESRM Infrastructure, including the Refinery, under applicable Requirements of Law. (i) No event has occurred within the one (1) year prior to the date hereof that remains unresolved, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would reasonably be expected to constitute or result in a material violation by the Borrower or a failure of the Borrower to comply with the terms of any Material Permit, the result of which could not reasonably be expected to result in a Material Adverse Effect; (ii) no Loan Party has received any written notification that any such Material Permit is not in full force and effect, has been violated in any material respect, or is subject to any suspension, revocation, modification or cancellation, except, in each case, as could not reasonably be expected to result in a Material Adverse Effect; and (iii) there is no Proceeding pending or, to the knowledge of the Loan Parties, threatened regarding suspension, revocation, modification or cancellation of any such Material Permit, the result of which could be reasonably expected to result in a Material Adverse Effect.

(c)           Each Loan Party is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

SECTION 3.09  [Reserved].

SECTION 3.10  Federal Reserve Regulations.

No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of Regulation T, U or X.

SECTION 3.11  Investment Company Act.

No Loan Party is an “investment company” or a company “controlled” by an “investment company,” as defined in, or is subject to regulation under, the Investment Company Act of 1940, as amended.

SECTION 3.12  Use of Proceeds.

The Borrower will use the proceeds of the Revolving Loans and Swingline Loans made during the Revolving Availability Period for working capital and general corporate purposes.

SECTION 3.13  Taxes.

Each Loan Party has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns required to have been filed by it and all such Tax Returns are true and correct in all material respects, (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Loan Party has set aside on its books adequate reserves in accordance with GAAP or (ii) which could not, individually or in the aggregate, have a Material Adverse Effect  and (c) satisfied all of its withholding tax obligations except for failures that could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.  Each Loan Party has made adequate provision in accordance with GAAP for all material Taxes not yet due and payable.  Each Loan Party is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect.

SECTION 3.14  No Material Misstatements.

No written information, report, financial statement, certificate, Borrowing Request, LC Request, exhibit or schedule furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading in any material respect as of the date such information is dated or certified; provided, that to the extent any such written information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection (including pro forma financial information), each Loan Party represents only that such information, report, financial statement, exhibit or schedule has been prepared in good faith by the Borrower, based on the assumptions stated therein (which assumptions are believed by the Borrower as of the time of the preparation thereof to be reasonable), it being understood that such projections or forecasts may vary from actual results and that such variances may be material.

SECTION 3.15  Labor Matters.

As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Loan Party, threatened.  The hours worked by and payments made to employees of each Loan Party have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other Requirement of Law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect.  All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Loan Party except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

SECTION 3.16  Solvency.

Immediately after the consummation of the Transactions to occur on the Effective Date, (a) the sum of the present fair saleable value of the assets owned by the Loan Parties on a consolidated basis, on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated liabilities) of the Loan Parties on a consolidated basis as they become absolute and matured, the amount of contingent or unliquidated liabilities having been computed at an amount that, in light of all of the facts and circumstances existing at the Effective Date, represents the amount that can reasonably be expected to become an actual or matured liability; (b) the Loan Parties do not, on a consolidated basis, have unreasonably small capital in relation to their business; and (c) the Loan Parties, on a consolidated basis, have not incurred, do not intend to incur, and do not believe they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business.

SECTION 3.17  Employee Benefit Plans.

(a)           Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (i) each Loan Party and its ERISA Affiliates, and each Plan, is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder; (ii) no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in any liability of any Loan Party or the imposition of a Lien on any of the property of any Loan Party; (iii) the present value of all accumulated benefit obligations (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) of each Pension Plan did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of such Pension Plan; (iv) using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, no Loan Party would have liability to any Multiemployer Plan in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of such Multiemployer Plan and (v) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified.

(b)           Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and to the extent applicable, (i) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) no Loan Party has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan; (iii) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Loan Party on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Foreign Plan; (iv) for each Foreign Plan which is not funded, the obligations of such Foreign Plan are properly accrued; and (v) any employer and employee contributions under any Requirements of Law or by the terms of any Foreign Plan have been made, or if applicable accrued, in accordance with accepted accounting practices.

SECTION 3.18  Environmental Matters.

(a)           Except as set forth in Schedule 3.18 (as may be updated by the Loan Parties from time to time with the consent of the Required Lenders) or except in the event of (i) through (v) below, inclusive, as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)            The Loan Parties and their businesses, operations and Real Property are in compliance with, and the Loan Parties have no liability under, any Environmental Law; and under the currently effective business plan of the Loan Parties, no expenditures or operational adjustments which are not provided for in such business plan will be required during the next five years in order to comply with applicable Environmental Laws in effect as of the date of this Agreement;

(ii)           The Borrower has all Environmental Permits required for the Borrower to conduct its business at and operate all PESRM Infrastructure, including the Refinery, in accordance with Environmental Law. (i) All such Environmental Permits are valid and in good standing and, where subject to renewal and/or transfer, the Loan Parties have timely submitted complete renewal and/or transfer applications; and (ii) there are no Proceedings pending or, to the knowledge of the Loan Parties, threatened which could reasonably be expected to affect the validity of any such Environmental Permit or the ability of the Loan Parties to renew, modify or transfer any Environmental Permits as required under any Environmental Law.  Under the currently effective business plan of the Borrower, no material expenditures or operational adjustments which are not provided for in such business plan will be required during the next five years in order to renew or modify such Environmental Permits under applicable Environmental Law in effect as of the date such renewal or modification is required;

(iii)          There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property, or other facilities currently owned, leased or operated by the Loan Parties that are material to their business, including the PESRM Infrastructure, that could result in liability of the Loan Parties under any Environmental Law;

(iv)          There is no Environmental Claim pending or, to the knowledge of the Loan Parties, threatened against the Loan Parties, or relating to any Real Property, or other facilities currently owned, leased or operated by the Loan Parties that are material to their business, including the PESRM Infrastructure, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

(v)           No Person with an indemnity or contribution obligation to the Loan Parties relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

(b)           Except as set forth in Schedule 3.18 or except, in the case of (i) through (v) below, inclusive, as individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(i)            No Loan Party is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Loan Party is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

(ii)           No Real Property or facility owned, leased or operated by the Loan Parties that is material to their business, including the PESRM Infrastructure, is listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

(iii)          No Lien has been recorded or, to the knowledge of any Loan Party, threatened under any Environmental Law with respect to any Real Property or other assets of the Loan Parties;

(iv)          The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and

(v)           The Loan Parties have made available to the Lenders all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Loan Parties concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Loan Parties.

SECTION 3.19  Insurance.

Schedule 3.19 sets forth a true, complete and correct description of all insurance maintained by each Loan Party as of the Effective Date.  All insurance maintained by the Loan

Parties is in full force and effect, all premiums have been duly paid, no Loan Party has received notice of any material violation or cancellation thereof; any properties insured, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements; and, to the Borrower’s knowledge after due investigation, there exists no material default under any Insurance Requirement.

SECTION 3.20  Security Documents.

(a)           Security Agreement.  The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, the Collateral to the extent that an enforceable Lien in such Collateral may be created under any Requirements of Law of the United States or any state thereof, including the applicable UCC and when (i) financing statements (including any amendments to existing financing statements) and other filings in appropriate form are filed in the offices specified on Schedule 5 to the Perfection Certificate with payment of any associated filing fee and (ii) upon the taking of possession or control by the Collateral Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Security Agreement shall constitute perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case having priority over all other Liens on the Collateral (other than Permitted Liens) and subject to no Liens other than Permitted Liens.

(b)           Valid Liens.  Each Security Document delivered pursuant to Sections 5.10 and 5.11 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, to the extent that a legal, valid and enforceable Lien in such Collateral may be created under any Requirements of Law of the United States or any state thereof, including the applicable UCC, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under Requirements of Law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by such Security Document), such Security Document will constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral (other than such Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case having priority over all other Liens on the Collateral (other than Permitted Liens) and subject to no Liens other than Permitted Liens.

SECTION 3.21  Anti-Terrorism and Sanctions Laws.

(a)           No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or Affiliate (i) has violated or is in violation of Anti-Terrorism Laws or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering.

(b)           No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c)           No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

SECTION 3.22  Location of Hydrocarbon Inventory.

Schedule 3.22 sets forth, as of the Effective Date, all locations in the United States where all hydrocarbon Inventory that constitutes Eligible Hydrocarbon Inventory is located or stored.  No hydrocarbon Inventory that constitutes Eligible Hydrocarbon Inventory is located or stored on any locations or premises not owned by the Loan Parties, other than such locations and premises which are subject to a Third Party Consent Agreement.

SECTION 3.23  Accuracy of Borrowing Base.

At the time any Borrowing Base Certificate is delivered pursuant to this Agreement, each Account and each item of hydrocarbon Inventory included in the calculation of the Borrowing Base satisfies all of the criteria to be an Eligible Account and an item of Eligible Hydrocarbon Inventory, respectively.

SECTION 3.24  Affiliate Transactions.

As of the Effective Date, except as permitted by Section 6.08, there are no existing or proposed agreements, arrangements, understandings or transactions between any Loan Party, Affiliate of any Loan Party or any of their respective officers, members, managers, directors, stockholders, parents, other interest holders or employees, or any members of their respective immediate families, and none of the foregoing Persons are directly or indirectly indebted to or have any direct or indirect ownership, partnership or voting interest in any Affiliate of any Loan Party or any Person with which any Loan Party has a business relationship or which competes with any Loan Party.

SECTION 3.25  Common Enterprise.

The successful operation and condition of each of the Loan Parties is dependent on the continued successful performance of the functions of the group of the Loan Parties as a whole and the successful operation of each of the Loan Parties is dependent on the successful performance and operation of each other Loan Party.  Each Loan Party expects to derive benefit (and its board of directors or other governing body has determined that it may reasonably be expected to derive benefit), directly and indirectly, from (i) successful operations of each of the other Loan Parties and (ii) the credit extended by the Lenders to the Borrower hereunder, both in their separate capacities and as members of the group of companies.  Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, in furtherance of its direct and/or indirect business interests, will be of direct and/or indirect benefit to such Loan Party, and is in its best interest.

ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS

SECTION 4.01  Conditions to the Effective Date.

This Agreement shall become effective upon the satisfaction or waiver of the following conditions:

(a)           Loan Documents.  There shall have been delivered to the Administrative Agent with respect to each Loan Party, an executed counterpart of each Loan Document that is to be amended, amended and restated, supplemented or otherwise modified in connection with the Assignment and a copy of each other Loan Document.

(b)           Corporate Documents.  The Administrative Agent shall have received:

(i)            a certificate of the secretary or assistant secretary of each Loan Party dated the Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by (if applicable) the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate in this clause (i)); and

(ii)           a certificate as to the good standing of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority).

(c)           Opinion of Counsel.  The Administrative Agent shall have received, on behalf of itself, the other Agents, the Lead Arranger, the Lenders and the Issuing Banks a favorable written opinion of (a) Latham & Watkins LLP, special counsel for the Loan Parties, (i) dated the Effective Date, (ii) addressed to the Agents, the Issuing Banks and the Lenders and (iii) covering the matters set forth in Exhibit L and such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request and (b) Buchanan Ingersoll & Rooney PC, special Pennsylvania counsel for the Loan Parties, (i) dated the Effective Date, (ii) addressed to the Agents, the Issuing Banks and the Lenders and (iii) covering the matters set forth in Exhibit L and such other matters relating to the Loan Documents as the Administrative Agent shall reasonably request, in each case subject to customary qualifications, exceptions and disclaimers.

(d)           Solvency Certificate.  The Administrative Agent shall have received a solvency certificate in the form of Exhibit M, dated the Effective Date and signed by the chief financial officer or chief executive officer of the Borrower.

(e)           Fees.  An amount equal to the aggregate of all Fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable and documented out of pocket expenses (including the reasonable and documented out of pocket legal fees and expenses of Skadden Arps Slate Meagher & Flom LLP, special counsel to the Administrative Agent, and the reasonable and documented out-of-pocket fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors and legal counsels) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document shall be paid by the Borrower (or arrangements for payment therefor satisfactory to the Collateral Agent shall have been made), including any of the aforementioned fees and expenses incurred on or prior to the Effective Date in connection with the negotiation, execution and delivery of the Successor Agent Agreement and the other Loan Documents.

(f)            Personal Property Requirements.  The Administrative Agent shall have received:

(i)            with respect to each Loan Party, UCC financing statements (or amendments to existing financing statements, as applicable) in appropriate form for filing under the UCC and such other documents under applicable domestic Requirements of Law in each domestic jurisdiction as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to perfect (or maintain the perfection of, as applicable) the Liens created, or purported to be created, by the Security Documents (including, without limitation, by amending UCC financing statements on file in the applicable jurisdiction);

(ii)           with respect to each Loan Party, certified copies of UCC, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any of the Loan Parties as debtor and that are filed in those state and county jurisdictions in which any of the Loan Parties is organized or maintains its principal place of business, and such other searches that are required by the Perfection Certificate with respect to any of the Loan Parties or that the Administrative Agent deems necessary or appropriate, none of which encumber, or reflect a Lien on, the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens or any other Liens acceptable to the Administrative Agent);

(iii)          with respect to each Loan Party, evidence acceptable to the Administrative Agent of payment or arrangements for payment of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents, if any; and

(iv)          with respect to each Loan Party, a Perfection Certificate, reflecting all Collateral pledged as of the Effective Date.

(g)           USA PATRIOT Act.  The Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.

(h)           Representations and Warranties.  Each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(i)            Supply and Offtake Documents.  Copies of the duly executed Supply and Offtake Documents (other than the PESIC Secured Prepay Transactions Documents) that are to be amended, amended and restated, supplemented or otherwise modified in connection with the Assignment and each other Supply and Offtake Document (other than the PESIC Secured Prepay Transactions Documents) shall have been delivered to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect save for any conditions expressly related to the occurrence of the Effective Date hereunder.

(j)            Intercreditor Agreement.  The Administrative Agent shall have received a duly executed version of the Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent and MLC, and the Intercreditor Agreement shall be in full force and effect save for any conditions expressly related to the occurrence of the Effective Date hereunder.

(k)           Assignment.  The assignments and assumptions contemplated by the Successor Agent Agreement shall have been consummated in accordance with the terms thereof, and the transactions contemplated by the MLC Assignment and Assumption Agreement shall have been consummated in accordance with the terms thereof.

(l)            Material Approvals.  All material Governmental Authority and, except as set forth on Schedule 3.03, all material third-party licenses, registrations, permits, consents and approvals necessary in connection with the Transactions shall have been obtained (without the imposition of any conditions that would materially impair the rights, or materially increase the liabilities or obligations, of the Lenders, without their prior consent (such consent not to be unreasonably withheld or delayed)) and no Requirements of Law are then in effect that materially and adversely restrains or prevents the Transactions or imposes conditions that materially impair the rights, or materially increase the liabilities or obligations, of the Lenders, without the prior consent of each affected Lender (such consent not to be unreasonably withheld or delayed).

(m)          Outstanding Indebtedness.  After giving effect to the Transactions, the Loan Parties shall have no outstanding Indebtedness or preferred stock other than (a)  the Obligations, (b) to the extent constituting Indebtedness, (i) Permitted Hedging Obligations and (ii) obligations under the Supply and Offtake Documents and (c) other Indebtedness permitted by Section 6.01.

(n)           Insurance Requirements.  The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower has satisfied the insurance requirements described in Schedule 5.04 (the “Insurance Requirements”).

(o)           Required Infrastructure.  Neither (i) the Refinery (including the storage tanks, pipelines, racks, vessels, railroads, terminals and docks associated therewith) nor (ii) any of the storage tanks, pipelines, racks, vessels, railroads, railcars, railroad loading and unloading facilities, terminals, docks or other facilities, equipment and infrastructure that are necessary for MLC to fulfill its obligations under the Supply and Offtake Documents and the transactions contemplated thereby (such items in clauses (i) and (ii), collectively the “Required Infrastructure”) shall have been affected by loss or damage (whether or not covered by insurance) that reasonably would be expected to prevent the Borrower from storing crude oil at the Refinery, transporting crude oil to the Refinery, storing refined products at the Refinery or transporting refined products from the Refinery to delivery points for sales, except to the extent that such damage can be remedied within 30 days and the Borrower commits to make such repairs, in each case, in a manner and on terms reasonably satisfactory to the Administrative Agent.

(p)           Material Adverse Effect.  Since December 31, 2013, no event, development, circumstance or other matter affecting the Borrower, the Refinery or the Transactions has occurred which has had or would reasonably be expected to result in a Material Adverse Effect.

(q)           Operating and Collection Deposit Accounts.  The Loan Parties shall have established each of the Collection Account and the Operating Account with BANA or an Affiliate thereof.

(r)            Real Property Requirements. The Borrower shall have delivered or caused to be delivered to the Title Company, as escrow agent, the following: (i) an amended and restated Mortgage, in form and substance reasonably acceptable to the Collateral Agent (the “Amended and Restated Mortgage”), duly executed by the Borrower and in proper form for recording in the real estate records of Philadelphia County, Pennsylvania (the “Recording Office”), it being understood and agreed that the Amended and Restated Mortgage shall not be recorded in the Recording Office until each Lender has advised the Administrative Agent in writing that its Flood Insurance Requirements have been met in accordance with Section 5.11(b); (ii) UCC-3 financing statements and other termination documentation relating to the Existing Mortgage as may be reasonably requested by the Administrative Agent, if any; (iii) all other documentation reasonably necessary or advisable to effect the actions contemplated by this Section 4.01(r).

(s)            Officer’s Certificate.  The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the chief executive officer and the chief financial officer of the Borrower, confirming compliance with the conditions precedent set forth in this Section 4.01.

SECTION 4.02  Conditions to All Credit Extensions.

The obligation of each Lender and each Issuing Bank to make any Credit Extension (including the initial Credit Extension, except as set forth in Section 4.02(c)) shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below.

(a)           Notice.  The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) if Loans are being requested or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received an LC Request as required by Section 2.18(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a Borrowing Request as required by Section 2.17(b).

(b)           No Default.  No Default or Event of Default shall have occurred and be continuing nor shall any Default or Event of Default occur as a consequence of the making of such Credit Extension.

(c)           Representations and Warranties.  In the case of any Credit Extensions occurring after the Effective Date, each of the representations and warranties made by any Loan Party set forth in Article III or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(d)           Borrowing Base.  After giving effect to such Credit Extension the sum of the total Revolving Exposures shall not exceed the lesser of (A) the total Revolving Commitments and (B) the Borrowing Base then in effect.

(e)           No Legal Bar.  No order, judgment or decree of any Governmental Authority shall purport to restrain any Lender from making any Loans to be made by it.  No injunction or other restraining order shall have been issued with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

(f)            USA PATRIOT Act.  With respect to Letters of Credit issued for the account of a Subsidiary only, the Lenders and the Administrative Agent shall have timely received the information required under Section 10.13.

Each of the delivery of a Borrowing Request or an LC Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.02(b)–(f) have been satisfied.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations shall have been paid in full (other than Unasserted Contingent Obligations) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full (or been cash collateralized or backstopped in a manner reasonably satisfactory to the Administrative Agent and the Issuing Banks), unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Subsidiaries (other than Excluded Subsidiaries) to:

SECTION 5.01  Financial Statements, Reports, etc.

Furnish to the Administrative Agent for prompt distribution to each Lender:

(a)           Annual Reports.  As soon as available and in any event within 90 days after the end of each fiscal year thereafter (i) the consolidated balance sheet of the Borrower (provided that, in the event the Borrower is a Wholly-Owned Subsidiary of a Permitted Reporting Company, the Borrower shall be entitled to satisfy this requirement by delivering the corresponding consolidated and consolidating financial statements of the Permitted Reporting Company and its consolidated Subsidiaries) as of the end of such fiscal year and related consolidated and, if of a Permitted Reporting Company, consolidating statements of income, cash flows and members’ equity for such fiscal year, in comparative form with such financial statements (if any) as of the end of, and for, the preceding fiscal year, and notes thereto, accompanied by an opinion of KPMG LLP or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower (or, as applicable, of the Permitted Reporting Company and its consolidated Subsidiaries) as of the dates and for the periods specified in accordance with GAAP consistently applied; and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative

Agent, of the financial condition and results of operations of the Borrower for such fiscal year, as compared to amounts for the previous fiscal year;

(b)           Quarterly Reports.  Until the date of the consummation of the IPO, as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, beginning with the fiscal quarter ending September 30, 2014, and thereafter, promptly after the filing of such information with the Securities and Exchange Commission, in each case (i) the consolidated (and, in the case of a Permitted Reporting Company, consolidating) balance sheet of the Borrower (or, as applicable, of a Permitted Reporting Company and its consolidated Subsidiaries) as of the end of such fiscal quarter and related consolidated (and, in the case of a Permitted Reporting Company, consolidating) statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows (if any) for the comparable periods in the previous fiscal year, and notes thereto, and accompanied by an Officer’s Certificate stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower (or, as applicable, of the Permitted Reporting Company and its consolidated Subsidiaries) as of the date and for the periods specified therein in accordance with GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section 5.01, subject to normal year-end audit adjustments and the absence of footnote disclosures and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year;

(c)           Monthly Reports. Beginning with the month in which the Effective Date occurs, within 30 days after the end of each month of each fiscal quarter, the consolidated balance sheet of the Borrower as of the end of each such month and the related consolidated statements of income and cash flows of the Borrower for such month and for the then elapsed portion of the fiscal year, accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated results of operations and cash flows of the Borrower as of the date and for the periods specified therein in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnote disclosures;

(d)           Financial Officer’s Certificate.  Concurrently with any delivery of financial statements under Section 5.01(a), (b) or (c), a Compliance Certificate certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and setting forth in reasonable detail the calculation of the Consolidated Fixed Charge Coverage Ratio as of the latest required date of testing;

(e)           Financial Officer’s Certificate Regarding Collateral.  Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Financial Officer setting forth the information required pursuant to the Perfection Certificate or any supplement thereto or confirming that there has been no change in such information since the date of the Perfection Certificate or latest supplement thereto;

(f)            Management Letters.  Promptly after the receipt thereof by any Company, a copy of any “management letter” received by any such person from its certified public accountants and the management’s responses thereto;

(g)           Budgets.  Within 60 days after the beginning of each fiscal year, a budget for the Borrower in form reasonably satisfactory to the Administrative Agent, but to include balance sheets, statements of income and sources and uses of cash, for each month of such fiscal year prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of a Financial Officer of the Borrower to the effect that the budget of the Borrower is a reasonable estimate for the periods covered thereby and have been prepared in good faith on the basis of assumptions stated therein, which such assumptions were believed to be reasonable at the time of preparation of such budget, it being understood that actual results may vary from the budget and such variances may be material;

(h)           Notices under the Supply and Offtake Documents.  Promptly, and in any event within five (5) Business Days of the delivery thereof, provide copies of any notices delivered pursuant to the Supply and Offtake Documents with respect to any “Default”, “Event of Default”, “Termination Event” or “Force Majeure” (as each such term is defined in the Supply and Offtake Agreement); and

(i)            Other Information.  Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of any Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request, including copies of any reports or other information delivered or required to be delivered by the Borrower or any of its Affiliates under the Supply and Offtake Documents.

SECTION 5.02  Litigation and Other Notices.

Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within five (5) Business Days of the occurrence thereof (and in the case of any written threat or notice of intention referred to in clause (b) below, within five (5) Business Days of the date on which any Responsible Officer of a Loan Party becomes aware or should have become aware of such occurrence)):

(a)           any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)           the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against any Loan Party or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect or (ii) with respect to any Loan Document;

(c)           any development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

(d)           the occurrence of a Casualty Event (i) to any portion of Collateral in excess of $5,000,000 or (ii) to any portion of the assets of the Loan Parties, of any type whatsoever, in excess of $20,000,000;

(e)           (i) all material amendments to any agreements related to Material Indebtedness (together with a copy of each such amendment) and (ii) any default, event of default, termination event, early termination event or force majeure under any of the foregoing agreements (other than the Supply and Offtake Documents) or any event related thereto which with the giving of notice, the passage of time, or both. could result in such a default; and,

(f)            any Lien (other than Permitted Liens) or claim that, to the Borrower’s knowledge, has been made or asserted against any of the Collateral.

SECTION 5.03  Existence; Businesses and Properties.

Except as otherwise permitted under Sections 5.12, 6.05 or 6.06, at all times preserve and keep in full force and effect (a) its existence (except, in the case of any Subsidiary, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect) and (b) except to the extent that non-compliance could not reasonably be expected to result in a Material Adverse Effect, all rights and franchises and Permits and Environmental Permits material to its business; provided, no Loan Party or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, or Permits and Environmental Permits if such Loan Party or Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Loan Party or Subsidiary, and that the loss thereof is not disadvantageous in any material respect to such Loan Party or Subsidiary or to the Lenders.

SECTION 5.04  Insurance.

(a)           Generally.  Keep its property insured at all times in accordance with the Insurance Requirements.

(b)           Requirements of Insurance.  All insurance policies maintained by the Borrower from time to time shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof or as otherwise reasonably acceptable to the Administrative Agent, (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

(c)           Notice to Agents.  Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.04 is taken out by any Company; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

SECTION 5.05  Taxes; Filings.

(a)           Payment of Taxes.  Pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as (x)(i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP, and (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien or (y) the failure to pay could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

(b)           Filing of Returns.  Timely and correctly file all material Tax Returns required to be filed by it.  Withhold, collect and remit all material Taxes that it is required to collect, withhold or remit.

SECTION 5.06  Employee Benefits.

Comply in all material respects with the applicable provisions of ERISA and the Code (except where any failure to comply could not reasonably be expected to result in a Material Adverse Effect), and furnish to the Administrative Agent (x) as soon as possible after, and in any event within 5 days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows or has reason to know that, any ERISA Event has occurred or could be reasonably expected to occur that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Companies or any of their ERISA Affiliates in an aggregate amount exceeding $1,000,000 or the imposition of a Lien on the assets of any Loan Party, a statement of a Financial Officer of Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto; (y) upon request by the Administrative Agent, copies of (i) the most recent annual report (Form 5500 Series) filed by any Company or any ERISA Affiliate with the Department of Labor with respect to any Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Company or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request and (z) promptly following any request therefor, copies of (i) any documents described in Section 101(k) of ERISA that any Company or its ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(1) of ERISA that any Company or its ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if any Company or its ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Company or ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

SECTION 5.07  Maintaining Records; Access to Properties and Inspections.

Keep proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied and all Requirements of Law are made of all material dealings and transactions in relation to its business and activities.  Upon at least five (5) Business Days’ prior written notice, each Loan Party will permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records (other than the records of the Board of Directors) and the property of such Loan Party at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances, accounts, prospects and condition of any Loan Party with the officers and employees thereof and advisors therefor (including independent accountants); provided, that all such visits and inspections shall be coordinated through the Administrative Agent and the Borrower shall pay only for costs and expenses of one such inspection or visit per calendar year in the absence of an Event of Default pursuant to Section 8.01(a), (g), or (h); provided, further, that when an Event of Default exists and is continuing, the Administrative Agent or any Lender (or any of their respective representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice.  The Administrative Agent and the Lenders shall give the Loan Parties the opportunity to participate in any discussions with the Borrower’s advisors (including independent public accountants).  Notwithstanding anything to the contrary in this Section 5.07, none of the Loan Parties will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) is prohibited by any Requirement of Law or binding agreement or (ii) that is subject to attorney—client privilege or constitutes attorney work product.

SECTION 5.08  Use of Proceeds.

Use the proceeds of the Loans only for the purposes set forth in Section 3.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

SECTION 5.09  Compliance with Environmental Laws; Environmental Permits; Environmental Reports.

(a)           In accordance with the standards applicable to a reasonable and prudent refinery operator in the refining industry, comply, and use commercially reasonable efforts to cause all lessees, sub-lessees and other persons occupying Real Property owned, operated or leased by any Loan Party to comply, in all material respects, with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain, renew, extend and/or transfer, as applicable, all Environmental Permits applicable to its operations and Real Property; and conduct any Responses undertaken by the Loan Parties by, and in accordance with, Environmental Laws.

(b)           If an Event of Default, if any, caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than 30 days without the

Companies commencing activities reasonably likely to cure such Event of Default, if any, in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental assessment report regarding the matters which are the subject of such Event of Default, including, where required by applicable Environmental Law, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form reasonably acceptable to the Administrative Agent.

SECTION 5.10  Additional Collateral; Additional Guarantors.

(a)           Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect and this Section 5.10, with respect to any property acquired after the Effective Date by any Loan Party that is of the same type as that included as “Pledged Collateral” in the Security Agreement and that is intended to be subject to the Lien created by any of the Security Documents but is not so subject (which, for the avoidance of doubt, does not include assets held by any Excluded Subsidiary or Foreign Subsidiary), promptly (and in any event within 30 days after the acquisition thereof (or such longer period of time not to exceed an additional 30 days as may be permitted by written consent of the Administrative Agent)) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem reasonably necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) at the request of the Administrative Agent or Collateral Agent, take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent.  The Loan Parties shall otherwise take such actions and execute and/or deliver to the Administrative Agent such documents as the Administrative Agent or the Collateral Agent shall require to confirm the validity, perfection and priority of the Lien of the Security Documents on such after-acquired properties.

(b)           Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect and the Borrower’s election under Section 5.18, with respect to any person that is or becomes a Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) after the Effective Date, promptly (and in any event within 30 days after such person becomes a Subsidiary)  (or such longer period of time not to exceed an additional 30 days as may be permitted by written consent by Administrative Agent)) cause such new Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) (A) to execute a Joinder Agreement or such comparable documentation to become a Guarantor and a joinder agreement to the Security Agreement, substantially in the form annexed thereto, and (B) to take all actions reasonably necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the Security Agreement to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent.

(c)           Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, and the Borrower’s election under Section 5.18, with respect to any new Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) created or acquired after the Effective Date by any Borrower or any Subsidiary other than an Excluded Subsidiary (which, for the purposes of this paragraph (c), shall include any existing Subsidiary that ceases to be an Excluded Subsidiary) or Foreign Subsidiary, promptly (i) execute and deliver to the Administrative Agent such amendments to the Security Agreement as the Administrative Agent deems, in its reasonable discretion, to be necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a perfected second lien security interest in the Equity Interests of such new Subsidiary that is owned by any Loan Party, (ii) either (A) to the extent any Permitted Secured Term Loan Facility is then outstanding, deliver to the Term Loan Administrative Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Subsidiary, and (B) otherwise, deliver to the Collateral Agent the certificates representing such Equity Interests, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Subsidiary and (iii) cause such new Subsidiary (other than an Excluded Subsidiary or Foreign Subsidiary) (A) to execute a Joinder Agreement or such comparable documentation to become a Guarantor, and a joinder agreement to the Security Agreement, substantially in the form annexed thereto, (B) to take such actions reasonably necessary or advisable to grant to the Collateral Agent for the benefit of the Lenders a perfected security interest in the Collateral described in the Security Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent, and (C) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance comparable to the applicable opinions delivered on the Effective Date and shall be from counsel reasonably satisfactory to the Administrative Agent.

(d)           Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, with respect to any fee interest in any real property having a value (together with improvements thereof or thereon) of at least $5,000,000 (1) acquired after the Effective Date by the Borrower or any Subsidiary which is not an Excluded Subsidiary or a Foreign Subsidiary or (2) owned by any Subsidiary that becomes a party to the Security Agreement (in each case other than (x) any such real property subject to a Lien expressly permitted by Section 6.2(d) and (y) real property acquired by any Excluded Subsidiary or Foreign Subsidiary), the Borrower or such Subsidiary shall promptly (i) execute and deliver a Mortgage, in favor of the Collateral Agent, for the benefit of the Lenders, covering such real property, (ii) deliver to the Administrative Agent, a “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to the Mortgaged Properties or parcels thereof with improvements thereon (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower in the event any portion of such Mortgaged Properties are located in a special flood hazard area), and (iii) deliver to the Administrative Agent such other documentation related to such real property as the Administrative Agent may reasonably request.  For the avoidance of doubt, this clause (d) shall not apply to the North Yard or the West Yard.

(e)           At any time that a Trigger Event shall have occurred, at the request of the Administrative Agent, the Borrower and each other Loan Party shall, in the reasonable discretion of Borrower: (a) (i) execute and deliver to the Collateral Agent such agreements and instruments (or amendments or supplements to the Security Agreement) as the Administrative Agent may deem necessary or advisable to grant to the Collateral Agent a perfected first priority Lien on all Securities Accounts, Commodities Accounts and other investment accounts of the Loan Parties (the foregoing accounts, collectively, the “ABL/SOA Investment Accounts”), and on any and all cash, Cash Equivalents, checks, negotiable instruments, security entitlements, securities and other financial assets or other property or investment property credited to or held therein (all of the foregoing, the “Investment Assets”), and (ii) deliver, or cause to be delivered, to the Administrative Agent a Control Agreement duly authorized, executed and delivered by each bank or financial institution where a Securities Account for the benefit of any Loan Party is maintained or (b) liquidate all Investment Assets credited to or held in any and all ABL/SOA Investment Accounts and deposit or cause the deposit or credit of the proceeds thereof into the Collection Account for application and distribution in accordance with Section 2.22; provided that, any such documentation delivered by any Loan Party pursuant to this Section 5.10(e) shall provide that any Lien on assets granted pursuant to this Section 5.10(e) shall be released and the Loan Parties’ obligations with respect to such Trigger Event under this Section 5.10(e) shall cease upon the cure or waiver of such Trigger Event.

(f)            Notwithstanding anything in this Agreement or any Security Document to the contrary, in no event shall the Collateral include, and no Loan Party or any Subsidiary shall be required to take any action to create, grant or perfect a security interest in, (i) any property or assets that are subject to a jurisdiction other than the United States, any state thereof and the District of Columbia, (ii) any properties and assets as to which the Administrative Agent determines in its reasonable discretion that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby or (iii) Excluded Property (as defined in the Security Agreement), other than any Deposit Account which ceases to be an Excluded Deposit Account.

SECTION 5.11  Security Interests; Further Assurances.

(a)           Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or obtain any consents or waivers as may be necessary or appropriate in connection therewith.  Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require.

(b)           Use its commercially reasonable efforts to comply with the Administrative Agent’s and each Lender’s requirements with respect to flood insurance (the “Flood Insurance Requirements”).  Upon receipt of written notice from the Administrative Agent that it has received written notice from each Lender that such Lender’s Flood Insurance Requirements have been met to such Lender’s satisfaction, the Borrower shall (i) together with the Administrative Agent, direct the Title Company to record the assignment of the Existing Mortgage and the Amended and Restated Mortgage in the Recording Office (such date of recordation, the “Record Date”), (ii) deliver or cause to be delivered an endorsement to the mortgagee’s policy of title insurance (the “Mortgage Policy Endorsement”) in substantially the form of Exhibit R, or otherwise in form and substance reasonably acceptable to the Collateral Agent and as is customarily issued in the Commonwealth of Pennsylvania by the Title Company, insuring the assignment of the Existing Mortgage and the continuing lien of the Amended and Restated Mortgage, and insuring the Collateral Agent as the mortgagee of record as of the Record Date and which Mortgage Policy Endorsement shall reveal no liens or encumbrances other than (A) Permitted Liens or (B) other liens or encumbrances otherwise acceptable to the Collateral Agent, and (iii) deliver or cause to be delivered all affidavits and other documentation executed by JPMorgan, the Borrower or the Collateral Agent as reasonably requested by the Title Company in order for the Title Company to issue the Mortgage Policy Endorsement as described in the immediately preceding clause (ii), (iv) direct Buchanan Ingersoll & Rooney PC, special Pennsylvania counsel for the Loan Parties, to issue a favorable written opinion in substantially the form of Exhibit Q, or any other form agreed by the Administrative Agent, to be dated as of the Record Date and (v) cause to be paid all costs and expenses of the Title Company in connection with the transactions set forth herein.

SECTION 5.12  Information Regarding Collateral.

Not effect any change (a) in any Loan Party’s legal name, (b) in the location of any Loan Party’s chief executive office, (c) in any Loan Party’s organizational structure, (d) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (e) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), in each case, until (i) the Borrower shall have given the Collateral Agent and the Administrative Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do (or, with respect to the change in the Borrower’s name and organizational structure anticipated to occur in anticipation of or substantially concurrently with the IPO, ten (10) Business Days’ notice), clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (ii) the Loan Parties shall have taken all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, including such actions required to comply with the requirements of Section 3.4 of the Security Agreement and Section 4 of the Mortgage in favor of the Collateral Agent.  Each Loan Party agrees to promptly provide the Administrative Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.  Each Loan Party also agrees to promptly notify the Administrative Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which

Collateral is located (including the establishment of any such new office or facility), other than changes in location to a leased property subject to a Third Party Consent Agreement.

SECTION 5.13  Depository Banks.

The Loan Parties shall (a) in furtherance of Section 4.01(q), on or prior to the Effective Date, establish and maintain the Collection Account and the Operating Account with the Collateral Agent or an Affiliate thereof and (b) within sixty (60) days of the Effective Date, designate and maintain the Collateral Agent as its principal depository bank (the date on which such designation occurs, the “Deposit Account Designation Date”), including for the maintenance of all operating, administrative, cash management, collection activity, and other deposit accounts for the conduct of its business, including with respect to any proceeds of any ABL/SOA Priority Collateral (including hydrocarbon Inventory).

SECTION 5.14  Affirmative Covenants with Respect to Required Infrastructure.

(a)           Borrower irrevocably grants Collateral Agent the right (without any obligation to do so) to remove ABL/SOA Priority Collateral from the PESRM Infrastructure at any time or times during the occurrence and continuation of an Event of Default.

(b)           The Borrower shall make commercially reasonable efforts to cause each Third Party (or, if such Third Party is an Affiliate Transferee, Borrower shall cause such Affiliate Transferee) to (i) grant the Collateral Agent the right (without any obligation to do so) to remove ABL/SOA Priority Collateral from Third Party Infrastructure, at any time or times during the period (1) during which an Event of Default has occurred and is continuing, or (2) commencing on the date on which an Early Termination Event has been designated and ending 90 days thereafter, and (ii) covenant and agree that such 90 day period described in clause (2) above will be tolled during any period in which the Collateral Agent has been stayed from taking action to remove such ABL/SOA Priority Collateral from the Third Party Infrastructure by any court or other governmental authority, and the Collateral Agent shall have an additional period of time thereafter in which to repossess and/or dispose of the ABL/SOA Priority Collateral equal to the period of such toll.

(c)           Borrower further covenants and agrees that, except as may be otherwise agreed in writing by the Collateral Agent in its reasonable discretion: (i) the storage tanks used to store Eligible Hydrocarbon Inventory, and the pipelines used to transport Eligible Hydrocarbon Inventory to or from such tanks, included in the PESRM Infrastructure (other than any Affiliate Transferee Assets leased by a Transaction Party to an Affiliate Transferee) and the Third Party Infrastructure (other than Affiliate Transferee Assets owned by an Affiliate Transferee) shall be dedicated to Eligible Hydrocarbon Inventory; and (ii) except to the extent necessary in response to, or to avoid a situation that threatens to imminently result in injury to individuals or material damage to property, under no circumstances shall the Borrower commingle or permit the commingling of any Eligible Hydrocarbon Inventory with hydrocarbon products of any other Person; provided, that Borrower shall (x) promptly deliver notice to Collateral Agent of such commingling and (y) promptly upon the remedy of such emergency, segregate the affected Collateral from any other person’s hydrocarbon products. Notwithstanding the foregoing,

Collateral may be commingled in tanks or pipelines constituting Third Party Infrastructure to the extent that a Third Party Consent Agreement which does not restrict such commingling has been entered into with respect to such Third Party Infrastructure.

SECTION 5.15  Borrowing Base-Related Reports.

The Borrower shall deliver or cause to be delivered (at the expense of the Borrower) to the Administrative Agent and Collateral Agent the following:

(a)           in no event less frequently than on the 15th and 30th calendar day of each month or, at the discretion of the Borrower, concurrently with delivery of a Borrowing Request, a Borrowing Base Certificate from the Borrower accompanied by such supporting detail and documentation as shall be reasonably requested by the Collateral Agent in its reasonable credit judgment; provided, that if Liquidity on any day is less than or equal to the Threshold Amount, then Borrowing Base Certificates shall be delivered at such times as reasonably requested by the Administrative Agent, until Average Daily Liquidity shall have exceeded the Threshold Amount for at least ten (10) consecutive Business Days;

(b)           an updated Borrowing Base Certificate promptly, and in any event within one (1) Business Day, upon the occurrence of any event requiring a mandatory prepayment under Sections 2.10(c) or 2.10(d), which Borrowing Base Certificate shall give effect to the occurrence of such event.

(c)           upon request by the Collateral Agent, and in no event less frequently than 30 days after the end of (i) each month, a monthly trial balance, (ii) each month, a summary of Eligible Hydrocarbon Inventory by location and type accompanied by such supporting detail and documentation as shall be reasonably requested by the Collateral Agent in its reasonable credit judgment (in each case, together with a copy of all or any part of such delivery requested by any Lender in writing after the Effective Date), and (iii) each month, an aging summary of the Borrower’s Accounts that includes the total balance due by customer along with a summary of total aged accounts receivable schedule with the following categories: Current, 1-30 Past Due, 31-60 Past Due, 61-90 Past Due, 91-120 Past Due, 120+ Past Due, prepared in a manner reasonably acceptable to the Administrative Agent, delivered electronically in a text formatted file acceptable to the Administrative Agent.  At the request of Administrative Agent a detail aging specifying the name, address, and balance due for each Account Debtor will be provided;

(d)           at the time of delivery of each of the financial statements delivered pursuant to Sections 5.01(a) and (b), a reconciliation of the Accounts trial balance and quarter-end or month-end (as applicable) hydrocarbon Inventory reports of the Borrower to the general ledger of the Borrower, accompanied by such supporting detail and documentation as shall be reasonably requested by the Collateral Agent in its reasonable credit judgment;

(e)           To the extent the Collateral Agent or its Affiliate has not been designated as depositary bank as set forth in Section 5.13, then no later than 6:00 p.m. New York time on each Business Day, a report specifying the cash balance of each deposit and/or other bank account of each Loan Party; and

(f)            such other reports, statements and reconciliations with respect to the Borrowing Base or Collateral of any or all Loan Parties as the Administrative Agent shall from time to time request in their reasonable credit judgment.

The delivery of each certificate and report or any other information delivered pursuant to this Section 5.15 shall constitute a representation and warranty by the Loan Parties that the statements and information contained therein are true and correct in all material respects on and as of such date.

SECTION 5.16  Field Audits.

Any of the Collateral Agent’ officers, designated employees or agents shall have the right, at any reasonable time or times subject to the following limitations on prior written notice to the Borrower, to conduct field audits of the financial affairs and ABL/SOA Priority Collateral of the Loan Parties.  The Loan Parties shall cooperate fully with the Administrative Agent or the Collateral Agent and its agents during all ABL/SOA Priority Collateral field audits, which shall be at the Borrower’s expense and shall be conducted, at the request of the Administrative Agent or the Collateral Agent, (x) not more than one (1) time during any twelve month period, absent an Event of Default that has occurred and is continuing, or (y) following the occurrence and during the continuation of an Event of Default, or if Liquidity is less than or equal to $50,000,000, more frequently at the Administrative Agent’s or the Collateral Agent’s request, but in any event, not more than once per fiscal quarter.

SECTION 5.17  Preservation of Certain Agreements.

The Loan Parties shall preserve the existence and continuance of each of the Supply and Offtake Documents, in each case, as replaced, superseded, amended (including as to changes of counterparties), modified or supplemented from time to time, except as could not reasonably be expected to be materially adverse to the Lenders, the Issuing Banks, the Collateral Agent and the Administrative Agent.

SECTION 5.18  Designation of Excluded Subsidiaries.

The Borrower may designate any Domestic Subsidiary acquired or formed after the Effective Date, within 30 days of the formation or acquisition thereof (or such longer period of time as may be permitted by the Administrative Agent), as an Excluded Subsidiary by written notice to the Administrative Agent; provided, that (i) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing; (ii) no Subsidiary may be designated as an Excluded Subsidiary if it owns any Required Infrastructure and (iii) except with respect to a transfer of Affiliate Transferee Assets to an Affiliate Transferee, after giving effect to such designation, the cash or assets contributed by the Loan Parties to all Excluded Subsidiaries (other than Affiliate Transferees) shall not in the aggregate exceed the amount permitted to be contributed to such Excluded Subsidiaries pursuant to Section 6.04(n), measured, in each case, as of the date of each such designation; provided, further, that such Excluded Subsidiary may be re-designated by the Borrower as a “Guarantor” upon 10 Business Days (or such shorter period of time as may be permitted by the Administrative Agent) prior written notice to the Administrative Agent as long as (x) the requirements of Section 5.10 are satisfied either before or concurrently with it becoming a Guarantor and (y) the Consolidated Fixed Charge Coverage Ratio for the Loan Parties after such re-designation would be greater than such ratio for the Loan Parties immediately prior to such re-designation.

SECTION 5.19  Anti-Terrorism Laws.

The Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with Section 6.14.

SECTION 5.20  Third Party Consent Agreements.

If after the Effective Date, any Loan Party enters into an agreement for Required Infrastructure and such infrastructure is not already subject to a Third Party Consent Agreement and any Loan Party intends to store or transport any Eligible Hydrocarbon Inventory in or through such Required Infrastructure, then such Loan Party shall (i) in the case in which such Required Infrastructure is owned by a Third Party that is not an Affiliate of the Borrower, use commercially reasonable efforts to obtain and deliver to the Administrative Agent a Third Party Consent Agreement executed by the Borrower and the Third Party counterparty to such agreement and (ii) in the case in which Required Infrastructure is owned by, or leased by a Loan Party to, an Affiliate Transferee, obtain and deliver to the Administrative Agent a Third Party Consent Agreement executed by the Borrower and such Affiliate Transferee, in each case, contemporaneously with the execution of such agreement.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations have been paid in full (in each case, other than Unasserted Contingent Obligations) and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, no Loan Party will, nor will it cause or permit any of its Subsidiaries (other than Excluded Subsidiaries) to:

SECTION 6.01  Indebtedness.

Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except:

(a)           Indebtedness incurred under this Agreement and the other Loan Documents;

(b)           Indebtedness in respect of Hedging Obligations permitted under Section 6.15;

(c)           Indebtedness permitted by Section 6.04(f), solely to the extent such Indebtedness is evidenced by the Intercompany Note;

(d)           Indebtedness in respect of Purchase Money Obligations, Attributable Indebtedness and Capital Lease Obligations, and any other Indebtedness financing the acquisition, construction repair, replacement or improvement of any fixed or capital assets and refinancings or renewals thereof, in an aggregate amount not to exceed $25,000,000 except that such limit shall not apply to any purchase money security interest of (x) MLC under the Supply and Offtake Agreement, (y) MLC under the PESRM-MLC ISDA Master Agreement or (z) PESIC under the PESIC-PESRM ISDA Master Agreement;

(e)           Indebtedness in respect of (x) bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Company in the ordinary course of business, including guarantees or obligations of any Company with respect to letters of credit supporting such bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances (in each case other than for an obligation for money borrowed), in an aggregate amount not to exceed $10,000,000 at any time outstanding and (y) federal excise tax bonds in an aggregate amount not to exceed $50,000,000;

(f)            Contingent Obligations (including guarantees) of any Loan Party in respect of Indebtedness otherwise permitted under this Section 6.01;

(g)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of incurrence;

(h)           Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(i)            unsecured Indebtedness and Subordinated Indebtedness of any Loan Party in an aggregate amount not to exceed $10,000,000; provided, that such Indebtedness has a later final maturity date than the Indebtedness incurred under this Agreement and the other Loan Documents; provided, further, that Hedging Obligations permitted under Section 6.01(b) shall not be included in any calculation of the foregoing cap.

(j)            Indebtedness representing deferred compensation to employees of any Loan Party, Holdings, IPO Issuer or any of their respective Subsidiaries incurred in the ordinary course of business, and/or incurred by such Person in connection with any Permitted Acquisitions or any other Investment expressly permitted hereunder in an aggregate principal amount not to exceed $15,000,000;

(k)           Indebtedness representing deferred compensation to employees of any Loan Parties incurred in the ordinary course of business, and/or incurred by such person in connection with any Permitted Acquisitions or any other Investment expressly permitted hereunder in an aggregate principal amount not to exceed $15,000,000;

(l)            Indebtedness to current or former officers, directors, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Loan Parties (solely to the extent the proceeds of such Indebtedness are ultimately contributed to the Loan Parties) in an aggregate principal amount not to exceed (x) $5,000,000 on the Effective Date and (y) an additional $5,000,000 after the Effective Date;

(m)          Indebtedness incurred in connection with a Permitted Acquisition, any other Investment expressly permitted hereunder or any Asset Sale permitted hereunder, in each case, solely to the extent constituting Indebtedness as a result of indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(n)           Indebtedness resulting from obligations with respect to Treasury Services Agreements and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts in the ordinary course of business;

(o)           Indebtedness consisting of the financing of insurance premiums in the ordinary course of business;

(p)           Indebtedness consisting of customer deposits and advance payments received in the ordinary course of business from customers for goods purchased;

(q)           obligations (including any guaranty thereof by any Loan Party) under the Supply and Offtake Documents;

(r)            Indebtedness incurred in connection with Environmental and Necessary Capex in an amount not to exceed $150,000,000 in the aggregate;

(s)            Indebtedness under the Term Loan Credit Agreement and the Term Loan Documents and any Indebtedness under any other Permitted Term Loan Facility (including any guaranty thereof by any Loan Party); provided, however, that the proceeds of such Permitted Term Loan Facility shall not be used to make a Dividend to any person that is not a Loan Party other than to the extent permitted by Section 6.07; provided, further, however, that the aggregate outstanding principal amount of Indebtedness under such Permitted Term Loan Facility shall not at any time exceed the Term Loan Permitted Indebtedness Limit;

(t)            Indebtedness incurred in connection with a Development Financing so long as the principal amount thereof outstanding at any time shall not exceed $135,000,000;

(u)           Indebtedness arising from an unsecured guaranty provided by any Loan Party in respect of the Indebtedness described in the preceding clause (t);

(v)           Indebtedness in respect of cash-collateralized letter of credit facilities for the purposes set forth in Section 6.02(cc);

(w)          Indebtedness of any Loan Party so long as any recourse against such Loan Party in respect of such Indebtedness is expressly limited to the Equity Interests of an Excluded Subsidiary (on which a Lien was permitted to be granted pursuant to Section 6.02(dd));

(x)           Indebtedness of any Loan Party in respect of a deferred compensation plan that provides bonus payouts to employees of any Loan Party, Holdings, IPO Issuer or any of their respective Subsidiaries over a defined period based on a percentage of the bonus paid in any given year;

(y)           Indebtedness financing the acquisition, construction repair, replacement or improvement of any fixed or capital assets, including any sale-leaseback and refinancings or renewals of Vessels and rail cars, in an aggregate amount not to exceed $325,000,000;

(z)           any Indebtedness in existence on the Effective Date and set forth on Schedule 6.01(z) and any Indebtedness granted as a replacement or substitute therefor; provided, that any such replacement or substitute Indebtedness is not in an aggregate amount greater than that of such Indebtedness on the Effective Date;

(aa)         any Indebtedness incurred in connection with the acquisition by any Loan Party of all or a portion of the Butane Rail Facility, in an aggregate amount not to exceed $90,000,000; and

(bb)         general Indebtedness not otherwise permitted by clauses (a) through (aa) above in an aggregate amount not to exceed $5,000,000 outstanding at any time;

provided that, notwithstanding anything to the contrary herein, Indebtedness permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Indebtedness incurred pursuant to any other of the foregoing clauses.

SECTION 6.02  Liens.

Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):

(a)           inchoate Liens for Taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for Taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(b)           Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(c)           any Lien in existence on the Effective Date and set forth on Schedule 6.02(c) and any Lien granted as a replacement or substitute therefor; provided, that any such replacement or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Effective Date and (ii) does not encumber any property other than the property subject thereto on the Effective Date and accessions thereto;

(d)           easements, rights-of-way, restrictions (including zoning restrictions and other similar permits), covenants, licenses, encroachments, protrusions and other similar charges or encumbrances, each matter listed as exceptions to title on the form of Mortgage Policy Endorsement set forth on Exhibit R or disclosed in the Survey, each matter set forth on any endorsement to any title insurance policy relating to any mortgage existing as of the Effective Date and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not individually or in the aggregate materially interfering with the ordinary conduct of the business of the Loan Parties at such Real Property;

(e)           Liens arising out of judgments, attachments or awards not resulting in a Default and in respect of which such Company shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings and, in the case of any such Lien which has or may become a Lien against any of the Collateral, such Lien is being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

(f)            Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than Taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance brokers, carriers or insurance companies; provided, that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet delinquent or, to the extent such amounts are so delinquent, in excess of $2,000,000, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP and, in connection with such proceedings, orders have been entered that have the effect of preventing the forfeiture or sale of the property subject to any such Lien and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents (or in respect of subclause (z), cash, Cash Equivalents and/or insurance proceeds);

(g)           (i) Leases of the properties (other than Required Infrastructure) of any Company granted by such Company, in each case entered into in the ordinary course of such Company’s business so long as such Leases do not, individually or in the aggregate, interfere in any material respect with the conduct of the business of any Company or any Loan Party’s performance of and compliance with its obligations hereunder or under any Supply and Offtake Document;

(ii)           Leases of the properties from any Loan Party to any Affiliate or Subsidiary granted by such Loan Party (excluding all North Yard Assets and Other Logistics Assets), if the following requirements are met: (a) such properties (1) do not constitute or include Required Infrastructure or (2) are Affiliate Transferee Assets or other PESRM Infrastructure subject to Leases only with an Affiliate Transferee; (b) no Event of Default has occurred and is continuing; (c) such property is not necessary for the business and operations of the Refinery, (d) such lease will not cause at any time any material discontinuation or disruption of the business or operations conducted at the Refinery, (e) such Lease will not interfere in any material respect with the Borrower’s or any other Loan Party’s performance of and compliance with its obligations hereunder or under any Supply and Offtake Document and (f) such Loan Party has delivered to the Administrative Agent a certificate certifying as to (a) through (e) above; and

(iii)          Leases of the properties from any Transaction Party to any Affiliate or Subsidiary granted by such Transaction Party with respect to any North Yard Assets and Other Logistics Assets;

(iv)          Leases of the Butane Rail Facility to any Affiliate or Subsidiary granted by such Transaction Party; and

(v)           Liens granted by any Affiliate or Subsidiary on any properties transferred in accordance with Section 6.02(g)(ii), Section 6.02(g)(iii) or Section 6.02(g)(iv);

(h)           Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;

(i)            subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, Liens securing Indebtedness and other obligations incurred pursuant to Section 6.01(d); provided, that any such Liens attach only to the property being financed pursuant to such Indebtedness and do not encumber any other property of any Company (other than improvements and accessions thereon) or the proceeds thereof;

(j)            bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit, securities and/or other similar accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, (i) securing fees, charge-backs and other similar obligations and (ii) securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements;

(k)           Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent permitted hereunder (and not created in anticipation or contemplation thereof); provided, that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements and accessions thereon) or the proceeds thereof;

(l)            Liens granted pursuant to the Security Documents to secure the Secured Obligations;

(m)          licenses of intellectual property (including Intellectual Property) granted by any Company in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;

(n)           the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods or the filing of UCC financing statements in connection with the Supply and Offtake Documents or any Sale-Leaseback Transaction permitted hereunder;

(o)           Liens on Collateral (i) securing obligations under the Supply and Offtake Documents and (ii) to secure the Secured Obligations (as defined the Supply and Offtake Security Agreement (as defined in the Supply and Offtake Agreement)); provided, that such Liens are at all times subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect;

(p)           Liens on MLC Separate Assets and Collateral in favor of (i) MLC, its Affiliates and/or an agent of any of the foregoing and (ii) the SOA Collateral Agent for the benefit of the Supply and Offtake Secured Parties; provided, that such Liens are at all times subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect;

(q)           Liens securing Indebtedness incurred with respect to Permitted Hedging Obligations (other than Specified Hedging Obligations); provided, that in the event such Liens are on any Collateral, such Liens shall at all times be subordinated to the Liens securing the Secured Obligations pursuant to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(r)            Liens securing Indebtedness in respect of any Permitted Secured Term Loan Facility incurred pursuant to Section 6.01(s); provided, that such Liens are at all times subject to (x) the Existing Term-ABL Intercreditor Agreement or (y) to the extent the Existing Term Loan Facility has been refinanced with a Permitted Secured Term Loan Facility pursuant to which a Term-ABL Intercreditor Agreement has been entered into, a Term-ABL Intercreditor Agreement;

(s)            Liens incurred in the ordinary course of business of any Company with respect to obligations that do not in the aggregate exceed $3,000,000 at any time outstanding, so long as such Liens, to the extent covering any Collateral, are junior to the Liens granted pursuant to the Security Documents;

(t)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(u)           Liens (i) on cash advances in favor of the seller of any property to be acquired as part of a Permitted Acquisition or (ii) consisting of an agreement to dispose of any property in an Asset Sale permitted hereunder, in each case, solely to the extent such Permitted Acquisition or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(v)           Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, in the ordinary course of business;

(w)          Liens solely on any cash earnest money deposits made by Holdings, IPO Issuer or any of their respective Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(x)           Liens placed upon the assets of such person and any of its Subsidiaries to secure Indebtedness (or to secure a guaranty of such Indebtedness) incurred pursuant to and in accordance with Section 6.01(j) in connection with such Permitted Acquisition and Liens on Equity Interests issued by an Excluded Subsidiary;

(y)           Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(z)           Liens on assets constituting or related to Environmental and Necessary Capex (but not ABL/SOA Priority Collateral) securing Indebtedness permitted by Section 6.01(r);

(aa)         Liens on the Refinery (including the North Yard Assets and Other Logistics Assets) securing Indebtedness in respect of any Development Financing incurred pursuant to Section 6.01(t); provided that, such Liens are at all times subject to the Development Intercreditor Agreement;

(bb)         To the extent constituting Liens, such easements, licenses and access rights granted to SXL to the extent required for the operation and maintenance of assets of SXL which are located at, under or on the Refinery Real Property as of the Effective Date, on the express condition that the exercise of such access, license or easement rights (x) not interfere with the operation of the Refinery and (y) could reasonably not give rise to a Material Adverse Effect;

(cc)         Liens on cash collateral accounts (other than accounts constituting ABL/SOA Priority Collateral) securing obligations in connection with (A) any Governmental

Authority, (B) any Permitted Hedging Obligations or any Supply and Offtake Document or (C) any letter of credit posted as collateral to secure the obligations contemplated in the foregoing clauses (A) and (B);  provided that, for the avoidance of doubt, the granting of such Liens shall not be required to be subject to the intercreditor agreement contemplated by Section 6.02(q);

(dd)         Liens on Equity Interests of an Excluded Subsidiary;

(ee)         possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments, provided that such Liens (i) attached only to such Investments and (ii) secure only obligations incurred in the ordinary course and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with margin financing or otherwise;

(ff)          Liens securing Indebtedness permitted by Section 6.01(y) and Section 6.01(aa), provided that if Liens are granted by the Borrower on any ABL/SOA Priority Collateral in connection with such Indebtedness, such Liens shall be subject to an intercreditor agreement containing usual and customary terms for such type of financing facility; and

(gg)         Liens (other than Liens on ABL/SOA Priority Collateral) not otherwise permitted by this Section 6.02 in an aggregate amount not to exceed $25,000,000 outstanding at any time;

provided that, notwithstanding anything to the contrary herein, Liens permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Liens incurred pursuant to any other of the foregoing clauses.

SECTION 6.03  Sale and Leaseback Transactions.

Other than a Platinum Sale and Leaseback Transaction, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless at the time of consummation of any such Sale and Leaseback Transaction, both before and after giving effect to such Sale and Leaseback Transaction, (i) the Pro Forma Liquidity is greater than the Threshold Basket Amount at such time and (ii) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is not less than the Minimum Fixed Charge Coverage Ratio and it being understood that such Sale and Leaseback Transaction shall be included in the calculation of Consolidated Fixed Charges for purposes of this clause (ii), provided that satisfaction of the preceding clauses (i) and (ii) shall not be required with respect to any Sale and Leaseback Transaction which involves any acquisition of property by the Company and consummation of a substantially simultaneous Sale and Leaseback Transaction with respect to such property.

SECTION 6.04  Investment, Loan, Advances and Acquisition.

Directly or indirectly, make any Investment, except that the following shall be permitted:

(a)           the Companies may consummate the Transactions in accordance with the provisions of the Transaction Documents, including (i) a conveyance, transfer or assignment of the North Yard and the West Yard to Sunoco or any nominee of Sunoco and (ii) the sale of the North Yard and any Other Logistics Assets to any third party (other than, for the avoidance of doubt, any such sale to an Affiliate Transferee otherwise permitted under this Agreement), subject, in the case of subclause (ii) only, to Section 2.10(c);

(b)           Investments outstanding on the Effective Date, to the extent in excess of $5,000,000 in the aggregate and identified on Schedule 6.04(b);

(c)           the Companies may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

(d)           Permitted Hedging Obligations;

(e)           loans and advances (i) to directors, employees and officers of the Borrower and the Subsidiaries or (ii) to Management Personnel, in the case of each of clauses (i) and (ii) above, for bona fide business purposes or to purchase, or pay taxes related to, Equity Interests of Holdings, in an aggregate amount not to exceed $5,000,000 at any time outstanding;

(f)            Investments by any Loan Party in the Borrower or any existing Guarantor;

(g)           Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or settlement or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(h)           Permitted Acquisitions;

(i)            mergers and consolidations permitted by Section 6.05;

(j)            Investments made by the Borrower or any Guarantor as a result of consideration received in connection with an Asset Sale permitted by Section 6.06;

(k)           Capital Expenditures made by the Borrower or any Guarantor on behalf of itself, the Borrower or any other Guarantor;

(l)            to the extent constituting Investments, purchases and other acquisitions of inventory, materials, equipment and other tangible property in the ordinary course of business;

(m)          leases of real or personal property in the ordinary course of business which are not in violation of the Loan Documents and which are permitted by Section 6.02(g);

(n)           other Investments, provided, that after giving effect to any such Investment, (I) Pro Forma Liquidity shall be greater than the Threshold Basket Amount, (II) no

Default or Event of Default shall have occurred or shall result therefrom and (III) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is not less than the Minimum Fixed Charge Coverage Ratio and it being understood that such Investment shall be included in the calculation of Consolidated Fixed Charges for purposes of this clause (III);

(o)           to the extent constituting Investments, such Investments resulting from Liens, Indebtedness, fundamental changes, Asset Sales, other dispositions of assets and Dividends expressly permitted under another section of this Article VI;

(p)           advances of payroll payments to employees in the ordinary course of business;

(q)           Investments to the extent that payment for such Investments is made with Equity Interests of the Borrower (or any direct or indirect parent of the Borrower);

(r)            Investments that are held at the time of the acquisition thereof by a Subsidiary acquired after the Effective Date (and not made in contemplation of such acquisition) or of a person merged with or consolidated with any Company in accordance with Section 6.05 after the Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(s)            to the extent constituting Investments, any conveyance, sale, assignment, transfer or other disposition of the North Yard Assets or Other Logistics Assets permitted by Section 6.06;

(t)            any Investments in connection with any acquisition of all or any portion of the Butane Rail Facility, in an aggregate amount not to exceed $90,000,000;

provided that, notwithstanding anything to the contrary herein, Investments permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Investments consummated pursuant to any other of the foregoing clauses.

An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment or in cash or Cash Equivalents to the Borrower or any Guarantor, as applicable.  For the avoidance of doubt, any Investment made by a Loan Party in, or for the benefit of, an Excluded Subsidiary shall constitute an Investment hereunder and be subject to the provisions of this Section 6.04 and any Investment made by an Excluded Subsidiary is not subject to the provisions of this Section 6.04.

SECTION 6.05  Mergers and Consolidations.

Wind up, liquidate or dissolve its affairs or consummate any transaction of merger or consolidation, except that the following shall be permitted:

(a)           the Transactions as contemplated by the Transaction Documents;

(b)           Asset Sales and other dispositions of assets permitted by Section 6.06;

(c)           acquisitions and other Investments permitted by Section 6.04;

(d)           any Company may merge or consolidate with or into a Borrower or any Guarantor (as long as the Borrower is the surviving person in the case of any merger or consolidation involving the Borrower and a Guarantor is the surviving person and remains a Wholly Owned Subsidiary of the Borrower in any other case); provided, that the Lien in such property constituting Collateral granted or to be granted in favor of the Administrative Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.10 or Section 5.11, as applicable; and

(e)           any Guarantor may dissolve, liquidate or wind up its affairs at any time; provided, that such dissolution, liquidation or winding up, as applicable, is not reasonably expected to have a Material Adverse Effect;

provided that, notwithstanding anything to the contrary herein, transactions permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of transactions consummated pursuant to any other of the foregoing clauses.

To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.05 with respect to the conveyance, sale, assignment, transfer or other disposition of any Collateral, or any Collateral is conveyed, sold, assigned, transferred or disposed of as permitted by this Section 6.05 or any other express term and condition of any Loan Document, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents.

SECTION 6.06  Asset Sales.

Consummate any Asset Sale other than:

(a)           disposition of used, worn out, damaged, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of intellectual property (including Intellectual Property) that is, in the reasonable judgment of the Borrower, no longer commercially desirable to maintain or useful in the conduct of the business of the Companies taken as a whole;

(b)           leases of real or personal property in the ordinary course of business and not in violation of the Loan Documents;

(c)           the Transactions as contemplated by the Transaction Documents, including (i) a conveyance, transfer or assignment of the North Yard or the West Yard to Sunoco or any nominee of Sunoco and (ii) the sale of the North Yard Assets, the Other Logistics Assets or the Butane Rail Facility to any third party; subject, in the case of subclause (ii) only, to subclause (ii) in the proviso in Section 2.10(c);

(d)           mergers and consolidations permitted by Section 6.05;

(e)           Investments permitted by Section 6.04; and

(f)            dispositions of immaterial assets in the ordinary course of business and leases which are permitted by Section 6.02(g);

(g)           dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(h)           to the extent constituting Asset Sales, transactions permitted by Sections 6.03, 6.05 and 6.07;

(i)            sales of Cash Equivalents in the ordinary course of business consistent with past practice;

(j)            leases, subleases, licenses or sublicenses, in each case in the ordinary course of business consistent with past practice and which do not materially interfere with the business of the Companies, taken as a whole;

(k)           transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(l)            Asset Sales of property not otherwise permitted under this Section 6.06; provided, that (i) at the time of such Asset Sale (other than any such Asset Sale made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Asset Sale, and (ii) the aggregate fair market value of all property disposed of in reliance on this clause (l) shall not exceed $10,000,000 per calendar year (with unused amounts in any calendar year being carried forward to the next succeeding (but no other) calendar year);

(m)          Asset Sales of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n)           Asset Sales of accounts receivable or notes receivable in the ordinary course of business in connection with the collection or compromise thereof solely to the extent not constituting ABL/SOA Priority Collateral;

(o)           any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Excluded Subsidiary;

(p)           the unwinding of any Hedging Agreement, so long as the remaining Hedging Agreements comply with Section 6.15;

(q)           a conveyance, sale, assignment, transfer or other disposition of the North Yard Assets or any Other Logistics Assets to an Affiliate Transferee;

(r)            a conveyance, sale, assignment, transfer or other disposition of PESA to an Affiliate Transferee, so long as PESA does not own any material portion of the Refinery; and

(s)            any transaction under the Supply and Offtake Documents, to the extent constituting an Asset Sale;

provided that, notwithstanding anything to the contrary herein, Asset Sales permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Asset Sales consummated pursuant to any other of the foregoing clauses.

To the extent the Required Lenders or all the Lenders, as applicable, waive the provisions of this Section 6.06 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 6.06, such Collateral (unless sold to a Loan Party) shall be sold free and clear of the Liens created by the Security Documents.

SECTION 6.07  Dividends.

Authorize, declare or pay, directly or indirectly, any Dividends, except that the following shall be permitted:

(a)           Dividends by any Company to the Borrower or any Guarantor;

(b)           payments to Holdings to permit Holdings to repurchase or redeem Qualified Capital Stock of Holdings held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of any Company, upon their death, disability, retirement, severance, resignation or termination of employment or service or pursuant to any employee or directors’ and/or officers’ equity or stock compensation plan; provided, that the aggregate cash consideration paid for all such redemptions and payments shall not exceed, in any fiscal year, $50,000,000 (and up to 50% of such $50,000,000 not used in any fiscal year may be carried forward to the next succeeding (but no other) fiscal year);

(c)           (A) to the extent actually used by Holdings or Intermediate Holdco to pay such Taxes, costs and expenses, payments by the Borrower to or on behalf of Holdings or Intermediate Holdco in an amount sufficient to pay franchise taxes and other fees required to maintain the legal existence of Holdings or Intermediate Holdco and (B) payments by the Borrower to or on behalf of Holdings or Intermediate Holdco in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead in the ordinary course of business of Holdings or Intermediate Holdco in an aggregate amount not to exceed $50,000,000 in any fiscal year;

(d)           Dividends, provided that both before and after giving effect to any such Dividend, (I) Pro Forma Liquidity shall be greater than the Threshold Basket Amount, (II) no Default or Event of Default shall have occurred or shall result therefrom and (III) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is not less than the Minimum Fixed Charge Coverage Ratio and it being understood that such Dividend shall not be included in the calculation of Consolidated Fixed Charges for purposes of this clause (III);

(e)           Permitted Tax Distributions and Employee Payment Distributions;

(f)            the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Capital Stock) of such person;

(g)           to the extent ultimately contributed to the Borrower, the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Capital Stock) of Holdings and, to the extent ultimately contributed to the Borrower, Equity Interests of any of Holdings’ direct or indirect parent companies, in each case, to members of management, directors or consultants of Holdings, the Borrower or any of their Subsidiaries;

(h)           any amount paid to Sponsor pursuant to the terms of the Advisory Agreement, but only to the extent that no Event of Default or Trigger Event has occurred and is continuing;

(i)            the Transactions as contemplated by the Transaction Documents, including (i) a conveyance, transfer or assignment of the North Yard and the West Yard to Sunoco or any nominee of Sunoco and (ii) the sale of the North Yard Assets and the Other Logistics Assets to any third party;

(j)            Dividends permitted under Section 6.02(g);

(k)           upon consummation of an IPO, (i) the net proceeds received by the Borrower from the sale of securities in such IPO and (ii) dividends from Available Cash on and following such consummation, provided that, in the case of this clause (ii), after giving effect to any such dividend, Liquidity shall equal or exceed the greater of (x) an amount equal to 15% of the then current Borrowing Base and (y) $10,000,000;

(l)            Dividends taking the form of issuance of Qualified Capital Stock in the Borrower;

(m)          prior to, but in contemplation of an IPO, Dividends equal to existing cash and accounts receivable of Borrower (which upon consummation of the IPO (and in no event later than three (3) Business Days after the making of such Dividends), shall be replaced with an equal amount of IPO proceeds (which portion of the IPO proceeds shall not, for the avoidance of doubt, be distributed pursuant to clause (k)(i) above); and

(n)           a distribution of the Equity Interests of PESA to an Affiliate Transferee, so long as PESA does not own any material portion of the Refinery,

provided that, notwithstanding anything to the contrary herein, Dividends permitted pursuant to any of the foregoing clauses shall not be included in the calculation of total amount of Dividends consummated pursuant to any other of the foregoing clauses.

SECTION 6.08  Transactions with Affiliates.

Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company (other than between or among the Borrower and any Loan Party), other than any transaction or series of related transactions on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:

(a)           Dividends permitted by Section 6.07;

(b)           Investments permitted by Sections 6.04(e), (f) and (m);

(c)           reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the Borrower;

(d)           transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

(e)           sales of Qualified Capital Stock of the Borrower to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith;

(f)            any transaction with an Affiliate where the only consideration paid by any Loan Party is Qualified Capital Stock of the Borrower;

(g)           the Transactions as contemplated by the Transaction Documents, including (i) a conveyance, transfer or assignment of the North Yard and the West Yard to Sunoco or any nominee of Sunoco and (ii) the sale of the North Yard and the Other Logistics Assets to any third party (other than, for the avoidance of doubt, any such sale to an Affiliate Transferee otherwise permitted under this Agreement), subject, in the case of subclause (ii) only, to Section 2.10(c);

(h)           transactions with any person that becomes a Loan Party as a result of such transaction;

(i)            the issuance of Equity Interests to any officer, director, employee or consultant of the Companies or any direct or indirect parent of the Borrower to the extent permitted by Section 6.01(l);

(j)            Investments, loans and other transactions by the Borrower and its Subsidiaries to the extent permitted under this Article VI;

(k)           employment and severance arrangements between any of the Companies and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(l)            payments by any of the Companies (and any direct or indirect parent thereof) pursuant to any tax sharing agreements on customary terms to the extent attributable to the ownership or operation of the Companies;

(m)                             the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, current and former directors, officers, employees and consultants of any of the Companies or any direct or indirect parent of the Companies in the ordinary course of business to the extent attributable to the ownership or operation of the Companies;

(n)                                 to the extent not included in Schedule 6.08 customary payments by the Companies to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the person making such payment in good faith; provided, that (i) no Default or Event of Default shall have occurred and be continuing, or shall result therefrom and (ii) such payments shall not exceed $1,000,000 in the aggregate during any fiscal year;

(o)                                 existing transactions as set forth on Schedule 6.08;

(p)                                 (i) any conveyance, lease, sale, assignment, transfer or other disposition of the North Yard Assets, the Other Logistics Assets and the Butane Rail Facility to an Affiliate Transferee or (ii) transactions and agreements with an Affiliate Transferee or its Subsidiaries so long as such agreements contain arms-length terms as determined by the board of managers of the Borrower in good faith, taking into account the terms of similar agreements entered into between Affiliates engaged in similar transactions;

(q)                                 any conveyance, sale, assignment, transfer or other disposition of PESA to an Affiliate Transferee, so long as PESA does not own any material portion of the Refinery; and

(r)                                    any transactions undertaken pursuant the Supply and Offtake Documents.

SECTION 6.09  Minimum Fixed Charge Coverage Ratio.

Upon the occurrence and continuance of a Trigger Event as a result of the circumstance described in sub-clause (ii) of the definition thereof, permit the Consolidated Fixed Charge Coverage Ratio, as of the last day of the most recently ended Test Period, to be less than 1.0 to 1.0.

SECTION 6.10  Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.

Directly or indirectly:

(a)                                 make any payment or prepayment of principal on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event (collectively, a “Subordinated Debt Payment”), any Indebtedness outstanding under any Subordinated Indebtedness, except (i) any payment of principal at scheduled maturity, (ii) a refinancing permitted by Section 6.01, (iii) any payment to the extent made with the proceeds of Qualified Capital Stock of Holdings; (iv) prepayments or redemptions of Indebtedness outstanding under any Subordinated Indebtedness, provided, further, that both before and after giving effect to such prepayment or redemption (I) Pro Forma Liquidity shall be greater than the Threshold Basket Amount, (II) no Default or Event of Default shall have occurred or shall result therefrom and (III) the Consolidated Fixed Charge Coverage Ratio (calculated on a Pro Forma Basis) is not less than the Minimum Fixed Charge Coverage Ratio (and it being understood that such prepayment or redemption shall not be included in the calculation of Consolidated Fixed Charges for purposes of this clause (III)); and (v) Subordinated Debt Payments with the Net Cash Proceeds of any Equity Issuances and/or the incurrence of the Permitted Secured Term Loan Facility for the purpose of making such Subordinated Debt Payment; or

(b)                                 terminate, amend or modify, or permit the termination, amendment or modification of, any provision of (i) any document governing Subordinated Indebtedness, (ii) any Organizational Document of any Loan Party (it being agreed that changes that are not adverse to the material interests of the Lenders in their capacities as such shall not be subject to this clause (b)(ii)) or (iii) any Permitted Secured Term Loan Facility, provided that, such Permitted Secured Term Loan Facility may be amended or modified as and to the extent, and solely as and to the extent, set forth in the relevant Term-ABL Intercreditor Agreement then applicable, if any, provided further that notwithstanding the foregoing and for the avoidance of doubt, repayment thereof with the proceeds of Permitted Indebtedness shall be permitted.

SECTION 6.11  Limitation on Certain Restrictions on Guarantors.

Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Guarantor to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Guarantor, or pay any Indebtedness owed to the Borrower or a Guarantor, (b) make loans or advances to the Borrower or any Guarantor or (c) transfer any of its properties to the Borrower or any Guarantor, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the documents governing the Permitted Secured Term Loan Facility and any Development Financing; (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Guarantor; (v) customary provisions restricting assignment of any agreement entered into by a Guarantor in the ordinary course of business; (vi)  customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale; (vii) any agreement in effect at the time such Subsidiary becomes a Guarantor of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Guarantor of the Borrower; (viii) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (ix) any Permitted Liens in respect of assets subject thereto; (x) customary provisions in joint venture agreements and other similar agreements or written arrangements applicable to joint ventures permitted hereunder and applicable solely to such joint venture; (xi) customary restrictions on leases, subleases, licenses, asset sale or similar agreements, including with respect to intellectual property and other similar agreements, otherwise permitted hereby so long as such restrictions relate to the assets subject thereto; (xii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Company; (xiii) customary provisions restricting assignment of any agreement;

(xiv) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business or otherwise permitted hereunder; or (xv) the Supply and Offtake Documents.  No Loan Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of the Collateral (other than this Agreement, the Loan Documents, any Permitted Secured Term Loan Facility, any Development Financing, the Supply and Offtake Agreement, any intercreditor agreement contemplated by Section 6.02(ff), the PESRM-MLC ISDA Master Agreement, the PESIC-PESRM ISDA Master Agreement and the PESIC-PESRM Consulting Agreement (as defined in the Supply and Offtake Agreement)).

SECTION 6.12  Business.

With respect to any Loan Party, engage (directly or indirectly) in any business other than those businesses in which a Loan Party is engaged (after giving effect to the Transactions and the transactions contemplated by the Supply and Offtake Documents) on the Effective Date and reasonable extensions thereof and businesses reasonably related or incidental thereto.

SECTION 6.13  Fiscal Year.

Change its fiscal year-end to a date other than December 31.

SECTION 6.14  Compliance with Anti-Terrorism and Sanctions Laws.

(a)                                 Directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)                                 Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.

(c)                                  Knowingly cause or permit (i) an Embargoed Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Loan Parties or (ii) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, an Embargoed Person.

SECTION 6.15  Speculative Transactions.

Enter into (a) any Hedging Agreement, except for Hedging Agreements entered into (i) to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the  Borrower or any of its Subsidiaries, and (ii) to hedge or mitigate risks to which the Borrower or any of its Subsidiaries has actual or anticipated exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries); provided, that the Borrower will not, and will not permit any of its Subsidiaries to, enter into Hedging Agreements that hedge the crack spread on more than eighty percent (80%) of the expected production of the Refinery for the current month and the immediately succeeding 23 months or (b) any speculative transactions.

ARTICLE VII

GUARANTEE

SECTION 7.01  The Guarantee.

The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest on (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code or any other insolvency laws (the “Bankruptcy Code”) after any bankruptcy or insolvency petition under the Bankruptcy Code) the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document, Specified Hedging Agreement or Treasury Services Agreement entered into with a counterparty that is a Secured Party, whether or not enforceable as against the Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, or any applicable provisions of comparable state or foreign law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection, in each case, strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Guarantors hereby jointly and severally agree that if the Borrower or other Loan Party(ies) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Loan Parties will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

SECTION 7.02  Rights of Secured Parties.

Each Guarantor agrees that any Secured Party, upon such terms as it deems appropriate, without notice or demand to or on any person and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may, in accordance with the terms of this Agreement and the other Loan Documents, (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of any Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of any Guaranteed Obligations and take and hold security for the payment hereof or any Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any Guaranteed Obligations, any other guaranties of any Guaranteed Obligations, or any other obligation of any person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or any Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent with the applicable Loan Document or the applicable Treasury Services Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for its Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents and any Treasury Services Agreement.

SECTION 7.03  Obligations Unconditional.

The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and, to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Loan Party (except for payment in full or an amendment or waiver adopted in accordance with Section 10.02).  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)                                     at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)                                  any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;

(iii)                               the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

(iv)                              any Lien or security interest granted to, or in favor of, any Issuing Bank or any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or

(v)                                 the release of any other Loan Party pursuant to Section 7.10, Section 10.02 or Section 10.17.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations.  The Guarantors waive (i) any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee, (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations (other than any Unasserted Contingent Obligations) provided, that each Guarantor reserves, and does not waive, any other defenses, set-offs and counterclaims of Borrower, which shall be available to Guarantor to the same extent as such defenses, set-offs or counterclaims are available to Borrower and may be asserted by Guarantor in respect of its obligations hereunder, in each case whether or not asserted by Borrower; provided, further that the Guarantors’ liability under this Guarantee remains in effect irrespective of (A) any change in the amount, time, manner or place of payment of, or in any other term of, any Guaranteed Obligation, or any other amendment or waiver of or any consent to departure from any terms of any Guaranteed Obligation; (B) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non-perfection of any collateral, for any Guaranteed Obligation; (C) the absence of any action to enforce any Guaranteed Obligation or any collateral therefor; (D) the rendering of any judgment against Borrower or any action to enforce the same; (E) any bankruptcy or insolvency of Borrower or any proceeding relating thereto; and (F) any lack or limitation of status or of corporate or limited liability company power of Borrower, or any incapacity or disability of any signatory for Borrower, or of any other guarantor or obligor in respect of any Guaranteed Obligation, or any change whatsoever in the objects, capital structure, or business of Borrower, and (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal.  This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto.  This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding until payment in full thereof (other than Unasserted Contingent Obligations, or any amendment or waiver adopted in accordance with Section 10.02 or any other express provision set forth in a Loan Document).

SECTION 7.04  Reinstatement.

The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

SECTION 7.05  Subrogation; Subordination.

Each Guarantor hereby agrees that, until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than Unasserted Contingent Obligations) and the expiration and termination of the Commitments of the Lenders under this Agreement, it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against the Borrower or any other Loan Party of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.  Any Indebtedness of any Guarantor permitted pursuant to Section 6.01(c) shall be subordinated to such Guarantor’s Secured Obligations in the manner set forth in the Intercompany Note evidencing such Indebtedness.

SECTION 7.06  Remedies.

Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, the Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

SECTION 7.07  Instrument for the Payment of Money.

Each Guarantor hereby acknowledges that the guarantee in this Article VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

SECTION 7.08  Continuing Guarantee.

The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.

SECTION 7.09  General Limitation on Guarantee Obligations.

In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any other Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the right of contribution established in Section 7.11) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 7.10  Release of Loan Parties.

If, in compliance with the terms and provisions of the Loan Documents, all of the Equity Interests of any Guarantor are sold, conveyed, assigned, disposed of, distributed or otherwise transferred (a “Transferred Guarantor”) to a person or persons, none of which is the Borrower, a Guarantor or an Affiliate thereof, such Transferred Guarantor shall, upon the consummation of such sale or transfer, be automatically released from its obligations under this Agreement (including under Section 10.03) and its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document shall be automatically released, and, so long as the Borrower shall have provided the Agents such reasonable certifications or reasonable documents as any Agent shall reasonably request, the Administrative Agent shall take such actions as are necessary or reasonably requested by the Borrower to effect each release described in this Section 7.10 in accordance with the relevant provisions of the Security Documents.

SECTION 7.11  Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.05.  The provisions of this Section 7.11 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders, and each Guarantor shall remain liable to the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders for the full amount of the Guaranteed Obligations.

SECTION 7.12  Default; Remedies; Bankruptcy; Etc.

(a)                                 The Guaranteed Obligations of each Guarantor hereunder are independent of and separate from the Obligations of such Guarantor.  If any Obligation of the Borrower is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrower as provided in any other Loan Document or Treasury Services Agreement, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Obligations of the Borrower then due, without first proceeding against the Borrower or any other guarantor (including the Guarantors) of its Guaranteed Obligations, or against any Collateral under the Loan Documents or joining the Borrower or any other guarantor (including the Guarantors) in any proceeding against any Guarantor.  At any time after maturity of the Guaranteed Obligations of a Guarantor, the Administrative Agent may (unless such Guaranteed Obligations have been paid in full (other than Unasserted Contingent Obligations)), without notice to such Guarantor and regardless of the acceptance of any Collateral for the payment thereof, appropriate and apply toward the payment of such Guaranteed Obligations (a) any indebtedness due or to become due from any Secured Party to such Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Secured Party or any of its respective Affiliates.

(b)                                 So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor.  The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or applicable body resulting from any such proceeding (except as described in Section 7.09).Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in the immediately preceding sentence (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of the Guarantors and the Secured Parties that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.  In the event that all or any portion of any Guaranteed Obligations are paid by the Borrower, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment or payments are rescinded or recovered directly or indirectly from any Secured Party as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

SECTION 7.13  Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under the Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.13 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.13, or otherwise under the Guarantee, as it relates to such other Loan Party, voidable under Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.13 shall remain in full force and effect until this Agreement is terminated pursuant to the terms hereof. Each Qualified ECP Guarantor intends that this Section 7.13 constitute, and this Section 7.13 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01  Events of Default.

Upon the occurrence and during the continuance of the following events (“Events of Default”):

(a)                                 default shall be made in the payment of any principal of any Loan or any Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

(b)                                 default shall be made in the payment of (i) any interest on any Loan, any Fee due under any Loan Document, or (ii) any other amount due under any Loan Document (other than an amount referred to in paragraph (a) above), when and as the same shall become due and payable, and such default shall continue unremedied for a period of five (5) Business Days;

(c)                                  any representation or warranty made or deemed made by a Loan Party in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any written report, certificate, financial statement or other written instrument furnished by a Loan Party in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall not have been false or misleading in all respects as so qualified) when so made, deemed made or furnished, unless, if such misstatement (and any effect thereof) is capable of being cured, such Loan Party cures such misstatement (and any effect thereof) within 5 Business Days of receipt of notice thereof or a Responsible Officer of the Borrower  becoming aware thereof. Notwithstanding the foregoing, no misstatement which, subsequent to the date of such misstatement, ceases to be a misstatement (through cure or otherwise) shall give rise to a Default or Event of Default pursuant to this Section 8.01(d);

(d)                                 default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in: (i) Sections 2.22, 5.02(a), 5.03(a), 5.04, 5.08, 5.16 or in Article VI; (ii) Sections 5.02(b), (c), (d) and (e), or Section 5.17 and such default shall continue unremedied for a period of five (5) Business Days; (iii) Section 5.01 and such default shall continue unremedied for a period of twenty (20) consecutive calendar days; or (iv) Section 5.15 and such default shall continue unremedied for a period of three (3) Business Days;

(e)                                  default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 calendar days after written notice thereof from the Administrative Agent or any Lender to the Borrower;

(f)                                   (i) any Loan Party shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than any Obligation and any Hedging Obligation), when and as the same shall become due and payable beyond any applicable grace period, or (B) fail to observe or perform any other term, covenant, condition or agreement contained in or in any agreement or instrument evidencing or governing any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that it shall not constitute an Event of Default pursuant to this paragraph (f)(i) unless, the aggregate amount of all such Indebtedness referred to in clauses (A) and (B) in respect of which a Default has occurred then exceeds $20,000,000 at any one time; provided, that this clause shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is expressly permitted hereunder;

(ii)                                  a “default,” “event of default,” “termination event,” “early termination event” or other similar event shall be incurred by any Loan Party in respect of any Hedging Obligation in an amount in excess of $20,000,000, which event shall extend beyond any applicable cure periods or grace periods, provided, that in respect of Hedging Obligations of such Loan Party owed to the applicable counterparty at such time, the amount for purposes of this Section 8.01(f)(ii) shall be the amount payable by such Loan Party to such counterparty as if all Hedging Agreements relating to such Hedging

Obligations were terminated at such time) and provided further, that such event in each case described in this clause (f)(ii) is unremedied and is not waived by the holders of such Hedging Obligations;

(iii)                               [reserved];

(iv)                              Borrower fails to make, when due, any payment under any Third Party Contract required to be made by it if such failure is not remedied on or before the fifth (5th) Business Day after such failure occurs, or any other event of default (however described) shall have occurred in respect of Borrower or a third party owner under any Third Party Contract, and such event continues un-remedied beyond any applicable cure period or grace period;

(v)                                 any Loan Party shall default under any of the Supply and Offtake Documents (other than any Third Party Contract), or any other event shall occur, the effect of which default or other event is to cause, or to permit MLC or any of their Affiliates, as applicable, to cause, with the giving of notice if required, the early termination of any Supply and Offtake Document  or if such default is a failure to make a payment when due under any such Supply and Offtake Document;

(vi)                              any Loan Party (x) shall default under any transaction or agreement with MLC, MLC Guarantor or any of their Affiliates (other than the Supply and Offtake Documents) (each, a “MLC Transaction”) and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of obligations under, or an early termination of, such MLC Transaction; (y) shall default, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange rate of, or any payment on early termination of, any MLC Transaction, or (z) shall disaffirm, disclaim, repudiate or reject, in whole or in part, any MLC Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf); and

(vii)                           any event of default shall have occurred in respect of any Third Party Contract, and such event continues un-remedied beyond any applicable cure period or grace period;

(g)                                  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, IPO Issuer, Intermediate Holdco or any Loan Party (other than a Nonmaterial Subsidiary), or of a substantial part of the property of Holdings, IPO Issuer, Intermediate Holdco or any Loan Party (other than a Nonmaterial Subsidiary), under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, IPO Issuer, Intermediate Holdco or any Loan Party or for a substantial part of the property of Holdings, IPO Issuer, Intermediate Holdco or any Loan Party (other than a Nonmaterial Subsidiary) or (iii) the winding-up or liquidation of Holdings, IPO Issuer, Intermediate Holdco or any Loan Party (other than a Nonmaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 Holdings, IPO Issuer, Intermediate Holdco or any Loan Party (other than a Non-Material Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g); (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, IPO Issuer, Intermediate Holdco or any Loan Party(other than a Non-Material Subsidiary) or for a substantial part of the property of Holdings, IPO Issuer, Intermediate Holdco or any Loan Party(other than a Non-Material Subsidiary); (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate (other than as permitted by Section 6.05);

(i)                                     one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged, unvacated, uninsured or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Loan Party to enforce any such judgment;

(j)                                    one or more ERISA Events or similar events with respect to Foreign Plans shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect or in the imposition of any Lien on any properties of a Loan Party;

(k)                                 any security interest and Lien purported to be created by any Security Document after delivery thereof shall cease to be in full force and effect with respect to a material portion of the Collateral (other than in accordance with its terms), or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document (including a perfected first priority security interest in and Lien on a material portion of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Collateral Agent, or shall be asserted by the Borrower or any other Loan Party not to be a valid, perfected, and in the case of Collateral, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby; except, in each case, described in this Section 8.01(k) to the extent that any such loss of force and effect, loss of benefit, Liens, rights, powers and privileges, perfection or priority results from the failure of the Collateral Agent to file UCC continuation statements;

(l)                                     any Loan Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny (in writing) any material portion of the Collateral, or any portion of its liability, Guarantee, or obligation for the Obligations;  or

(m)                             there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate forthwith the Commitments and (ii) declare the Loans and Reimbursement Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans and Reimbursement Obligations so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans and Reimbursement Obligations then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.

SECTION 8.02  Application of Proceeds.

Subject to the terms and conditions of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, the proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Administrative Agent or the Collateral Agent of its remedies shall be applied, in full or in part, together with any other sums then held by the Administrative Agent pursuant to this Agreement and the other Loan Documents, promptly by the Administrative Agent as follows:

(a)                                 First, to the payment of all indemnities, costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Agents and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Agents in connection therewith and all amounts for which the Agents are entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(b)                                 Second, to the payment of all other indemnities, costs and expenses of such sale, collection or other realization including compensation to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

(c)                                  Third, to the payment in full in cash of any interest due in respect of the Overadvances and Protective Advances;

(d)                                 Fourth, to the payment in full in cash of the principal of the Overadvances and Protective Advances;

(e)                                  Fifth, to the payment in full in cash of any interest then due and payable on the Loans (other than the Overadvances and Protective Advances) ratably;

(f)                                   Sixth, to the payment in full in cash of the principal on the Loans (other than the Overadvances and Protective Advances) and unreimbursed LC Disbursements ratably;

(g)                                  Seventh, to the payment of an amount to the Administrative Agent equal to one hundred three percent (103%) of the aggregate LC Exposure, to be held as cash collateral for such Obligations;

(h)                                 Eight, to the payment in full in cash of any amounts owing with respect to Treasury Services Agreement up to and including the amount most recently provided to the Administrative Agent;

(i)                                     Ninth, to the payment in full in cash of any amounts owing with respect to any Specified Hedging Obligations on a pro rata basis;

(j)                                    Tenth, to the payment in full in cash of any other Obligation due to any Agent or any Lender by the Borrower; and

(k)                                 Eleventh, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (i) of this Section 8.02, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

ARTICLE IX

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

SECTION 9.01  Appointment and Authority.

Each of the Lenders and each Issuing Bank hereby irrevocably appoints BANA, to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such rights, remedies or powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders and each Issuing Bank, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 9.02  Rights as a Lender.

Each person serving as an Agent hereunder shall have the same rights, remedies and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity.  Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, IPO Issuer or any of their respective Subsidiaries or other Affiliate thereof as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03  Exculpatory Provisions.

No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, no Agent:

(i)                                     shall be subject to any fiduciary or other implied duties with respect to the Lenders or any other person, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly required hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and

(iii)                               shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.

No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders or any Issuing Banks for any action taken or omitted by such Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent’s gross negligence or willful misconduct, as finally determined in a non-appealable judgment of a court of competent jurisdiction.  No Agent shall be deemed to have knowledge of any Default unless and until a written notice describing such Default is given to such Agent by the Borrower, a Lender or an Issuing Bank.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence or possible existence of any Default, (iv) the validity, enforceability, effectiveness, legality, collectability, genuineness or sufficiency of, or the attachment, perfection or priority of any lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the use of proceeds of the Loans or as to the financial condition of any Loan Party or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or to make any disclosures with respect to any of the foregoing.  Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Requirements of Law.  Instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Each party to this Agreement acknowledges and agrees that the Administrative Agent may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Administrative Agent, of, among other things, the upcoming lapse or expiration thereof. No Agent shall be liable for any action taken or not taken by any such service provider.

As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and each Issuing Bank; provided, that no Agent shall be required to take any action that (i) such Agent in good faith believes exposes it to personal liability unless such Agent receives an indemnification satisfactory to it from the Lenders and the Issuing Banks with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or Requirements of Law.  Each Agent agrees to give to each Lender and each Issuing Bank prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.  Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, including the Register, and shall be entitled to rely and shall be protected in relying on opinions, judgments and advice (in good faith) of attorneys (who may be attorneys for Holdings, IPO Issuer and for one or more of their respective Subsidiaries), accountants, experts and other professional advisors selected by it; (ii) none of the Lenders or the Issuing Banks shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders; (iii) the Administrative Agent may treat the payee of any Note as its holder until such Note has been assigned in accordance with the terms herein; and (iv) no Agent makes any warranty or representation to any Lender or any Issuing Bank in connection with this Agreement or any other Loan Documents.

SECTION 9.04  Reliance by Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  Each Agent may consult with legal counsel (who may be counsel for Holdings, IPO Issuer or for one or more of their respective Subsidiaries), independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.

SECTION 9.05  Delegation of Duties.

Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more subagents appointed by such Agent.  Each Agent and any such subagent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such subagent and to the Related Parties of each Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

SECTION 9.06  Resignation of Agent.

(a)                                 Each Agent may at any time give notice of its resignation to the Lenders, each Issuing Bank and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with, absent the occurrence and continuance of an Event of Default, the consent with the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) and otherwise in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and each Issuing Bank, appoint a successor Agent meeting the qualifications set forth above; provided, that if the Agent shall notify the Borrower and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or each Issuing Bank under any of the Loan

Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06(a)).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Sections 2.12 and 10.03 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

(b)                                 Any resignation by BANA as Administrative Agent pursuant to Section 9.06(a) shall, unless BANA gives notice to the Borrower otherwise, also constitute its resignation as Issuing Bank and Swingline Lender, and such resignation as Issuing Bank and Swingline Lender shall become effective simultaneously with the discharge of the Administrative Agent from its duties and obligations as set forth in the immediately preceding paragraph (except as to already outstanding Letters of Credit and Letter of Credit Obligations and Swingline Loans, as to which BANA in its capacity as Issuing Bank or Swingline Lender shall continue in such capacities until the LC Exposure relating thereto shall be reduced to zero and such Swingline Loans shall have been repaid, as applicable, or until the successor Administrative Agent shall succeed to the roles of Issuing Bank and Swingline Lender in accordance with the next sentence and perform the actions required by the next sentence).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, unless BANA and such successor gives notice to the Borrower otherwise, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender and (ii) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.  At the time any such resignation of the Issuing Bank shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the retiring Issuing Bank pursuant to Section 2.05(c).

SECTION 9.07  Non-Reliance on Agent and Other Lenders.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender further represents and warrants that it has had the opportunity to review the documents made available to it on the Platform in connection with this Agreement and has acknowledged and accepted the terms and conditions applicable to the recipients thereof.  Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 9.08  Withholding Tax.

To the extent required by any Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax.  Without limiting the provisions of Section 2.15(a) or (c), each Lender and the Issuing Bank shall, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of any Lender or the Issuing Bank for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding tax ineffective).  A certificate as to the amount of such payment or liability delivered to any Lender or the Issuing Bank by the Administrative Agent shall be conclusive absent manifest error. Each Lender and the Issuing Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.08.  The agreements in this Section 9.08 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

SECTION 9.09  Right to Indemnity.  Each Lender, in proportion to its Pro Rata Percentage, severally agrees to indemnify each Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors, to the extent that such Agent shall not have been reimbursed by any Loan Party (but without limiting such Loan Party’s reimbursement obligations hereunder), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and disbursements of financial and legal advisors) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent or any of its Affiliates, directors, officers, employees, agents and advisors in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as finally determined in a non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, further, that in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Percentage thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.  Without limiting the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agents are not reimbursed for such expenses by any Borrower or another Loan Party.

SECTION 9.10  Enforcement.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent, Collateral Agent, or as the Required Lenders may require or otherwise direct, for the benefit of all the Lenders and each Issuing Bank; provided, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) each Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with, and subject to, the terms of this Agreement, (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or insolvency law or (e) MLC (or any of its Affiliates) from exercising its rights, powers and remedies under the Supply and Offtake Documents in the manner set forth therein.

ARTICLE X

MISCELLANEOUS

SECTION 10.01  Notices.

(a)                                 Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)                                     if to any Loan Party, to Borrower at:

Philadelphia Energy Solutions Refining and Marketing LLC

1735 Market Street

Philadelphia PA 19103

Attention: James T. Rens

John B. McShane

Treasury Department

Fax: ###-###-####

Email: ########@pes-companies.com

############@pes-companies.com

########@pes-companies.com

################@pes-companies.com

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention: James Gorton

Phone: (212) 906-1804

Fax: (212) 751-4864
Email: james.gorton@lw.com

(ii)                                  if to the Administrative Agent, Collateral Agent, Swingline Lender or BANA in its capacity as Issuing Bank, to it at:

Bank of America Merrill Lynch

Bank of America, N.A.

901 Main Street, 11th Floor

Mailcode TX 1-492-11-23

Dallas, TX 75202

Attention: H. Michael Wills

Fax No.: 214-209-4766

Email: #############@baml.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036

Attention: Tatiana Monastyrskaya

Phone: (212) 735-3582

Fax: (917) 777-3582

Email: tatiana.monastyrskaya@skadden.com

(iii)          if to JPMorgan in its capacity as Issuing Bank, to it at:

JPMorgan Chase Bank, N.A.

JPM-Bangalore Loan Operations

Prestige Tech Part, Floor 4

Sarjapur Outer Ring Rd, Vathur Hobli

Bangalore, India 560 087

Attention: Neha Pandey

Asha Nanjappa

Fax No.: 201-244-3885

Email: na_cpg@jpmorgan.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).  Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the Borrower, the Agents, each Issuing Bank and the Swingline Lender.

(b)                                 Electronic Communications.  Notices and other communications to the Lenders and the Issuing Banks hereunder may (subject to the provisions of this Section 10.01) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent, the Collateral Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including pursuant to the provisions of this Section 10.01); provided, that approval of such procedures may be limited to particular notices or communications.

Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or the Lenders pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (the “Communications”), by transmitting them in an electronic medium in a format reasonably acceptable to the Administrative Agent at #############@baml.com or at such other e-mail address(es) provided to the Borrower from time to time or in such other form as the Administrative Agent shall require.  In addition, each Loan Party agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form as the Administrative Agent shall require. Nothing in this Section 10.01 shall prejudice the right of the Agents, the Issuing Banks, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent or such Issuing Bank, as the case may be, shall require.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

To the extent consented to by the Administrative Agent in writing from time to time, the Administrative Agent agrees that receipt of the Communications (other than any such Communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder) by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

(c)                                  Platform.  Each Loan Party further agrees that any Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak, Intralinks or a substantially similar secure electronic transmission system (the “Platform”).  The Platform is provided “as is” and “as available.”  The Agents do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the communications.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL ANY AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO THE LOAN PARTIES, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR SUCH AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF SUCH PERSON IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS FINALLY DETERMINED IN A NON-APPEALABLE JUDGMENT OF A COURT OF COMPETENT JURISDICTION.

(d)                                 Public/Private.  Each Loan Party hereby authorizes the Administrative Agent to distribute (i) to Private Siders all Communications, including any Communication that the Borrower identifies in writing is to be distributed to Private Siders only (“Private Side Communications”), and (ii) to Public Siders all Communications other than any Private Side Communication.  “Private Siders” shall mean Lenders’ employees and representatives who have declared that they are authorized to receive MNPI.  “Public Siders” shall mean Lenders’ employees and representatives who have not declared that they are authorized to receive MNPI; it being understood that Public Siders may be engaged in investment and other market-related activities with respect to the Borrower’s or its Affiliates’, securities or loans.  “MNPI” shall mean material non-public information (within the meaning of United States federal securities laws) with respect to the Borrower, its Affiliates and any of their respective securities.

Each Lender acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other person.  Each Lender confirms that it has developed procedures designed to ensure compliance with these securities laws.

Each Lender acknowledges that circumstances may arise that require it to refer to Communications that may contain MNPI.  Accordingly, each Lender agrees that it will use commercially reasonable efforts to designate at least one individual to receive Private Side Communications on its behalf in compliance with its procedures and Requirements of Law and identify such designee (including such designee’s contact information) on such Lender’s Administrative Questionnaire.  Each Lender agrees to notify the Administrative Agent in writing from time to time of such Lender’s designee’s e-mail address to which notice of the availability of Private Side Communications may be sent by electronic transmission.

Each Lender that elects not to be given access to Private Side Communications does so voluntarily and, by such election, (i) acknowledges and agrees that the Agents and other Lenders may have access to Private Side Communications that such electing Lender does not have and (ii) takes sole responsibility for the consequences of, and waives any and all claims based on or arising out of, not having access to Private Side Communications.

SECTION 10.02  Waivers; Amendment.

(a)                                 Generally.  No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of each Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any

Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)                                 Required Consents.  Subject to Sections 10.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided, that no such agreement shall be effective if the effect thereof would:

(i)                                     increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, mandatory prepayment covenant or Default shall constitute an increase in the Commitment of any Lender);

(ii)                                  reduce the principal amount or premium, if any, of any Loan (except in connection with a payment contemplated by clause (viii) below) or LC Disbursement or reduce the rate of interest thereon including any provision establishing a minimum rate (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of a payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that for the avoidance of doubt, only the consent of the Required Lenders shall be required to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or any other payment due hereunder or under any other Loan Document at the Default Rate);

(iii)                               (A) change the scheduled final maturity of any Loan, (B) postpone the fixed date for payment of any Reimbursement Obligation or any interest, premium or Fees payable hereunder, (C) reduce the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment or any Letter of Credit beyond the Revolving Maturity Date, in any case, without the written consent of each Lender directly affected thereby;

(iv)                              increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;

(v)                                 permit the assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;

(vi)                              except pursuant to the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, release the Borrower or all or substantially all of the Guarantors from their Guarantee (except as expressly provided in Article VII), or limit their liability in respect of any such Guarantee, without the written consent of each Lender;

(vii)                           except pursuant to the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender;

(viii)                        change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Sections 2.02(a), 2.17(d) and 2.18(d), without the written consent of each Lender directly adversely affected thereby;

(ix)                              change any provision of this Section 10.02(b) or Sections 10.02(c) or (d), without the written consent of each Lender directly adversely affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Classes of Loans consented to by the Required Lenders);

(x)                                 change the percentage set forth in the definition of “Required Lenders,” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

(xi)                              subordinate the Obligations to any other obligation, without the written consent of each Lender;

(xii)                           change or waive any provision of Section 2.19, without the written consent of each Lender;

(xiii)                        change or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case, without the written consent of such Agent;

(xiv)                       change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Administrative Agent and the applicable Issuing Bank; or

(xv)                          change or waive any provision hereof relating to Swingline Loans (including the definition of “Swingline Commitment”), without the written consent of the Swingline Lender;

provided, further, that (A) that no amendment or waiver that would change the definition of “Borrowing Base”, including the advance rates contained therein, the definition of “Eligible Accounts” or “Eligible Hydrocarbon Inventory”, the definition of “Reserves” or any other defined terms contained in the definition of “Borrowing Base” in order to increase Excess Availability shall be effective unless the same shall be in writing and signed by Supermajority Lenders, the Borrower and acknowledged by the Administrative Agent and the Collateral Agent and (B) any waiver, amendment or modification of the Intercreditor Agreement and, to the extent applicable, any Term-ABL Intercreditor Agreement then in effect (and any related definitions) may be effected by an agreement or agreements in writing entered into by the Administrative Agent (with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents).

Notwithstanding anything to the contrary herein:

(A)                               no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i), (ii) or (iii) in the proviso to the first sentence of this Section 10.02(b) (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of a vote of the Lenders hereunder requiring any consent of the Lenders); and

(B)                               any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent (without the consent of any Lender) solely to cure a defect or error, or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property.

(c)                                  Collateral.  Without the consent of any other person, the applicable Loan Party or Loan Parties and the Administrative Agent and/or Collateral Agent may (in its or their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.

(d)                                 Dissenting Lenders.  If, in connection with any proposed change, waiver, discharge or termination of the provisions of this Agreement as contemplated by Section 10.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16(b) so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, discharge or termination.

SECTION 10.03  Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their respective Affiliates (including the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) legal counsel, together with local counsel, as appropriate, for the Administrative Agent and/or the Collateral Agent) in connection with the syndication of the credit facilities provided for herein (including the obtaining and maintaining of CUSIP numbers for the Loans), the due diligence investigation, travel expenses, preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made and including any reasonable and documented out-of-pocket costs and expenses of the service provider referred to in Section 9.03, (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Lender or the Issuing Banks (including the reasonable and documented out-of-pocket fees, charges and disbursements of one (1) counsel for the Administrative Agent and one (1) counsel for the other Lenders (absent actual conflict) and one (1) local counsel for the Secured Parties (absent actual conflict) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.

(b)                                 Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), the Collateral Agent (and any sub-agent thereof) each Lender and each Issuing Bank, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable out-of-pocket related expenses (including the reasonable out-of-pocket fees, charges and disbursements of one counsel for the Indemnitees, and if reasonably necessary, one local counsel to the Indemnitees in each relevant jurisdiction, and solely, in the case of conflicts of interest, appropriate counsel in each applicable material jurisdiction to the affected Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of

Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or its officers, partners, directors, trustees, agents, sub-agents, as finally determined in a non-appealable judgment of a court of competent jurisdiction, or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee or its officers, partners, directors, trustees, agents, sub-agents for material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, solely if the Borrower or such Loan Party has obtained a final and non-appealable judgment in its favor of such claim as determined by a court of competent jurisdiction.

(c)                                  Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to pay in cash any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent, each Issuing Bank, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), each Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective whether or not the related losses, claims, damages, liabilities and related expenses are incurred or asserted by any party hereto or any third party); provided, that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or each Issuing Bank in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any sub-agent thereof), the Swingline Lender or Issuing Bank in connection with such capacity and (ii) such indemnity for the Swingline Lender or any Issuing Bank shall not include losses incurred by the Swingline Lender or any Issuing Bank due to one or more Lenders defaulting in their obligations to purchase participations of Swingline Exposure under Section 2.17(d) or LC Exposure under Section 2.18(d) or to make Revolving Loans under Section 2.18(e) (it being understood that this proviso shall not affect the Swingline Lender’s or any Issuing Bank’s rights against any Defaulting Lender).  The obligations of the Lenders under this Section 10.03(c) are subject to the provisions of Section 2.14.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total Revolving Exposure  and unused Commitments at the time.

(d)                                 Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Requirements of Law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)                                  Payments.  All amounts due under this Section 10.03 shall be payable not later than 5 Business Days after written demand therefor.

SECTION 10.04  Successors and Assigns.

(a)                                 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Lender, the Swingline Lender and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 10.04, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.04(f) (and any other attempted assignment or transfer by the Borrower shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.04(d) and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders.

(i)                                     Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)                               the Borrower; provided, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing under Sections 8.01 (a), (b), (g) or (h), any other assignee;

(B)                               the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender with a Revolving Commitment immediately prior to giving effect to such assignment; and

(C)                               each Issuing Bank and the Swingline Lender.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of any assignment made in connection with the primary syndication of the Commitment and Loans by the Lead Arranger or an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 (with increments of $1,000,000 in excess thereof), in the case of any assignment in respect of Revolving Loans and/or Revolving Commitments, unless each of the Administrative Agent and, so long as no Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (B) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 10.03 with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(d).

(c)                                  Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, each Issuing Bank (with respect to Revolving Lenders only), the Collateral Agent, the Swingline Lender (with respect to Revolving Lenders only) and any Lender (with respect to its own interest only) at any reasonable time and from time to time upon reasonable prior notice.  This Section 10.04(c) shall be construed so that the Loans and Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(d)                                 Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender sell participations to any person (other than a natural person or the Borrower or any of its Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 10.02(b) that affects such Participant.  Subject to Section 10.04(e), the Borrower agree that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to the requirements of those Sections, it being understood that the documentation required under Section 2.15(e) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 10.04(d).  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)                                  Limitations on Participant Rights.  A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.

(f)                                   Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.  In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or the Administrative Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued by such fund, as security for such obligations or securities.

(g)                                  Electronic Execution of Assignments.  The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.05  Survival of Agreement.

All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Banks or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding (other than Unasserted Contingent Obligations) and unpaid or any Letter of Credit is outstanding (unless back stopped or cash collateralized in a manner reasonably acceptable to the Administrative Agent and the applicable Issuing Bank) and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.12, 2.14, 2.15, 5.14 and Article X (other than Sections 10.02, 10.04, 10.08, 10.12 and 10.14) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 10.06  Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent and the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Subject to the conditions precedent and other matters set forth in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.07  Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.08  Right of Setoff.

If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency), but excluding accounts used solely for payroll, taxes, employee benefits or trust or fiduciary purposes, at any time held and other obligations (in whatever currency) at any time owing by such Lender, each Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.  Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided, that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.09  Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law.

(b)                                 Submission to Jurisdiction.  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by a Requirements of Law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                                  Venue.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Service of Process.  Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

SECTION 10.10  Waiver of Jury Trial.

Each Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.10.

SECTION 10.11  Headings.

Any Article, Section and paragraph headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12  Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent, the Lenders and each Issuing Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority or regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.12 or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.  For purposes of this Section 10.12, “Information” means all confidential information received from Loan Parties or any of their Subsidiaries or Affiliates relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any

Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by Loan Parties or any of their Subsidiaries or Affiliates.  Any person required to maintain the confidentiality of Information as provided in this Section 10.12 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

SECTION 10.13  USA PATRIOT Act Notice and Customer Verification.

Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notify the Borrower that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender or the Administrative Agent, as applicable, to verify the identity of each Loan Party.  This information must be delivered to the Lenders and the Administrative Agent no later than five days prior to the Effective Date and thereafter promptly upon request.  This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Lenders and the Administrative Agent.

SECTION 10.14  Interest Rate Limitation.

Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.14 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.15  Obligations Absolute.

To the fullest extent permitted by applicable Requirements of Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a)                                 any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b)                                 any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c)                                  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d)                                 any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e)                                  any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or under or in respect of any Loan Document; or

(f)                                   any other circumstances which might otherwise constitute a defense (other than the defense of payment in full in cash) available to, or a discharge of, the Loan Parties.

SECTION 10.16  Intercreditor Agreements.

To the extent, if any, that there shall be a conflict between the terms of this Agreement or any other Loan Document, on the one hand, and the Intercreditor Agreement, on the other hand, the terms of the Intercreditor Agreement shall govern. To the extent, if any, that there shall be a conflict between the terms of the Intercreditor Agreement and any Term-ABL Intercreditor Agreement then in effect the terms of the Term-ABL Intercreditor Agreement then in effect shall govern.

SECTION 10.17  Release of Collateral.

(a)                                 Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Liens on such items of Collateral and guarantees by such Loan Parties are automatically released and the Administrative Agent will, at the Borrower expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents in accordance with the terms of the Loan Documents and, if applicable, the release of such Guarantor from its obligations under the Guarantees.

(b)                                 Upon the payment in full of all Secured Obligations (other than (A) Unasserted Contingent Obligations and (B) obligations and liabilities under Treasury Services Agreements as to which arrangements satisfactory to the applicable counterparties to each such agreement shall have been made), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit (or the cash collateralization or back-stopping thereof on terms reasonably satisfactory to the Administrative Agent and each Issuing Bank), the security interest granted under the Security Documents (other than with respect to any cash collateral in respect of Letters of Credit) shall terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination Administrative Agent will, at the Borrower’s expense, execute and deliver to the Loan Parties such documents as the Borrower shall reasonably request to evidence the repayment of the Obligations and such termination provided in this Section 10.17.

(c)                                  In the event that (x) the Term Loan Obligations (as defined in the Existing Term-ABL Intercreditor Agreement) have been repaid in full or if all of the Liens securing such obligations are released pursuant to the Term Loan Documents (including upon the occurrence of the IPO) or (y) at any time, the outstanding Permitted Term Loan Facilities do not require that the Loan Parties grant Liens to the financing parties thereunder in respect of the ABL/SOA Priority Collateral or such Liens on the ABL/SOA Priority Collateral are released, in each case, the Liens on all Term Loan Priority Collateral in favor of the Collateral Agent are automatically released and the Administrative Agent and the Collateral Agent will, at the Borrower’s expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of the Term Loan Priority Collateral from the assignment and security interest granted under the Security Documents.

SECTION 10.18  Amendment and Restatement.

It is the intention of each of the parties hereto that the Original Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all security interests and Liens securing obligations outstanding under the Original Agreement and that all Obligations of the Borrower hereunder shall be secured by the Liens granted or purported to be granted pursuant to the Security Documents and that this Agreement does not constitute a novation or termination of the “Obligations” under and as defined in, and existing under, the Original Agreement (other than any “Obligations” under or relating to the Original Agreement).  The Borrower and the Administrative Agent, acting at the direction of the Required Lenders, further acknowledges and agrees that this Agreement constitutes an amendment of the Original Agreement made under and in accordance with the terms of Section 10.02 of the Original Agreement.  In addition, from and after the Effective Date, all references to the “Senior Secured Credit Facility” contained in the other Loan Documents shall be deemed to refer to this Agreement.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING, as Borrower

By:	/s/ James T. Rens
Name: James T. Rens
Title: Chief Financial Officer

PES ADMINISTRATIVE SERVICES, LLC, as a Guarantor

By:	/s/ James T. Rens
Name: James T. Rens
Title: Chief Financial Officer

[Signature Page to Amended and Restated ABL Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Issuing Bank, Swingline Lender and Lender

By:	/s/ Steven Blumberg
Name: Steven Blumberg
Title: SVP

[Signature Page to Amended and Restated ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A., as Issuing Bank and Lender

By:	/s/ Dave Katz
Name: Dave Katz
Title: Executive Director

[Signature Page to Amended and Restated ABL Credit Agreement]

PNC BANK, N.A., as Lender

By:	/s/ Jonathan D. Mentzer
Name: Jonathan D. Mentzer
Title: Vice President

[Signature Page to Amended and Restated ABL Credit Agreement]

ANNEX I

COMMITMENTS

Lender	Revolving Commitment	LC Commitment
Bank of America, N.A.	$65,000,000	$87,584,056
JPMorgan Chase Bank, N.A.	$20,000,000	$2,415,944
PNC Bank, N.A.	$15,000,000	$0
Total	$100,000,000	$90,000,000

SCHEDULE 1.01(a)

BLENDSTOCK

Commodity ID	Commodity Description	Typical Specification
127400	87CF	Fungible 87CF 9# Summer, or Winter

000500	GCOM - Alkylate	91 octane, <6# RVP
038300	GCOM - Alkylated Reformate	100 octane, <1# RVP
042600	GCOM - Misc	<430 end point, <14 RVP
425900	GCOM - Raffinate	70 octane, 11# RVP
442500	GCOM - Light Naphtha	naphtha ~70 octane, ~9#
443300	GCOM - Heavy Naphtha	naphtha ~65-70 octane, ~5-9#
492900	GCOM - Untreated Cat	85 octane, 5# RVP
496500	GCOM - Heavy Reformate	100 octane, <1# RVP
497000	GCOM - Light Cat	88 octane, 11# RVP
497100	GCOM - Heavy Cat	85 octane, 5# RVP
223300	GCOM - Butane/Pentane	Pressuring Agent, 18-55# RVP
084800	ETHANOL	> 92.1 vol% Ethanol

227300	HO COMP - UNDYED	Fungible 2FO, Undyed
233200	Biodiesel	Biodiesel B100

002700	Distillate Stocks	Virgin Distillate, <20F cloud, >15 ppm sulfur
042500	Distillate Stocks - Surge Storage	Virgin Distillate, <20F cloud, >15 ppm sulfur
005300	LCO	<700 deg.F end point, >135 deg.F flash
136900	LCO - Treated	<700 deg.F end point, >135 deg.F flash

428900	CLARIFIED SLURRY OIL	0-10 API gravity, 0.3-1.0% sulfur

SCHEDULE 1.01(b)

SUBSIDIARY GUARANTORS

PES Administrative Services, LLC

SCHEDULE 1.01(c)

MORTGAGED PROPERTIES

MORTGAGED PROPERTIES consisting of Parcels A, B-1, C and D as identified as such in the Owner’s Policy of Title Insurance

PARCEL A Description. (Parcel A)

Beginning at a point on the northern side of Lanier Avenue and the corner of lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation, North 58°52’39” East, a distance of 31.47 feet; thence South 31°07’21” East, a distance of 136.40feet;  thence South 58°52’39” West, a distance of 50.41 feet to a point a corner of lands of Conrail; thence along lands of Conrail the 14 following courses and distances:

(1) South 31°52’50” East, a distance of 90.73 feet to a point of curvature;

(2) by a curve to the right having a radius of 335.54 feet and a central angle of 39°39’00” an arc length of 232.20 feet a chord which bears South 12°03’20” East 227.60 feet to a point;

(3)South 07°46’10” West tangent to said curve, a distance of 541.48 feet;

(4) North 35°26’10” East, a distance of 282.33 feet;

(5) North 35°47’10” East, a distance of 273.76 feet;

(6) South 07°46’01” West, a distance of 1297.42 feet;

(7) South 07°54’07” West, a distance of 144.68 feet;

(8) South 09°10’51” West, a distance of 320.82 feet;

(9)South 04°26’38” West, a distance of 122.85 feet;

(10) South 07°38’04” West, a distance of 30.09 feet;

(11) South 08°09’35” West, a distance of 119.06 feet;

(12) South 06°59’31” West, a distance of 139.54 feet;

(13) South 81°41’24” East, a distance of 89.38 feet;

(14) South 07°57’20” West, a distance of 232.50 feet to a point on the pierhead and bulkhead of the Schuylkill River;

thence along the bulkhead of the Schuylkill River the 56 following courses and distances:

(1) North 83°40’40” West, a distance of 484.75 feet;

(2) North 80°59’10” West, a distance of 293.05 feet;

(3) North 80°57’45” West, a distance of 291.76 feet;

(4) North 80°39’50” West, a distance of 367.78 feet;

(5) North 09°10’46” East, a distance of 47.72 feet;

(6) North 63°43’59” West, a distance of 87.28 feet;

(7) North 61°57’14” West, a distance of 104.02 feet;

(8) South 26°32’09” West, a distance of 51.72 feet;

(9) North 62°59’30” West, a distance of 133.92 feet;

(10) North 62°12’53” West, a distance of 166.29 feet;

(11) North 26°44’06” East, a distance of 55.61 feet;

(12) North 62°58’22” West, a distance of 247.86 feet;

(13) North 62°17’56” West, a distance of 287.77 feet;

(14) North 45°26’57” West, a distance of 211.11 feet;

(15) North 46°31’00” West, a distance of 354.57 feet;

(16) North 64°57’13” West, a distance of 65.87 feet;

(17) North 34°41’49” West, a distance of 109.10 feet;

(18) North 46°10’22” West, a distance of 380.64 feet;

(19) North 29°33’57” West, a distance of 210.22 feet;

(20) North 28°49’08” West, a distance of 356.96 feet;

(21) North 29°42’09” West, a distance of 364.44 feet;

(22) North 16°12’31” West, a distance of 42.38 feet;

(23) North 09°26’20” West, a distance of 45.39 feet;

(24) North 15°41’58” West, a distance of 913.99 feet;

(25) North 15°05’58” West, a distance of 56.31 feet;

(26) North 08°17’52” West, a distance of 173.70 feet;

(27) North 05°19’22” West, a distance of 64.01 feet;

(28) North 07°37’01” West, a distance of 1136.34 feet;

(29) North 08°01’22” East, a distance of 380.08 feet;

(30) North 28°44’59” East, a distance of 7.74 feet;

(31) North 43°42’20” East, a distance of 197.15 feet;

(32) North 42°26’02” East, a distance of 89.30 feet;

(33) North 44°10’07” East, a distance of 72.09 feet;

(34) North 72°36’31” East, a distance of 27.87 feet;

(35) North 75°53’49” East, a distance of 101.72 feet;

(36) North 77°19’59” East, a distance of 293.03 feet;

(37) South 86°50’08” East, a distance of 373.53 feet;

(38) South 86°29’05” East, a distance of 408.99 feet;

(39) North 84°56’19” East, a distance of 6.58 feet;

(40) North 81°27’07” East, a distance of 156.35 feet;

(41) North 85°23’48” East, a distance of 75.71 feet;

(42) North 80°50’16” East, a distance of 28.45 feet;

(43) South 15°42’39” East, a distance of 2.48 feet;

(44) North 74°42’14” East, a distance of 40.34 feet;

(45) North 79°38’24” East, a distance of 11.24 feet;

(46) North 84°28’14” East, a distance of 78.29 feet;

(47) North 71°34’56” East, a distance of 10.59 feet;

(48) North 85°13’53” East, a distance of 68.60 feet;

(49) North 53°43’35” East, a distance of 138.34 feet;

(50)North 55°19’46” East, a distance of 24.25 feet;

(51) North 49°12’19” East, a distance of 21.57 feet;

(52) North 50°49’59” East, a distance of 22.71 feet;

(53) North 63°34’55” East, a distance of 37.80 feet;

(54) North 48°56’08” East, a distance of 17.60 feet;

(55) North 48°01’38” East, a distance of 37.79 feet;

(56) North 57°04’27” East, a distance of 220.24 feet to a point, a corner of lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation;

thence along lands now or late owned by Atlantic Refining & Marketing Corp., a Delaware corporation,  the following 9 courses and distances:

(1) South 66°43’40” East, a distance of 165.74 feet;

(2) South 26°47’19” West, a distance of 173.62 feet to a point of curvature;

(3) by a curve to the left having a radius of 313.83 feet and a central angle of 55°00’41” an arc length of 301.32 feet a chord which bears South 00°06’24” West 289.88 feet;

(4) South 28°44’58” East, a distance of 198.19 feet; (5) North 78°06’33” East, a distance of 1489.09 feet;

(6) South 07°46’10” West, a distance of 1288.62 feet; (7) South 60°40’29” West, a distance of 577.59 feet;

(8) South 29°33’29” East, a distance of 525.42 feet;

(9) South 32°34’13” East, a distance of 529.63 feet to the point of Beginning.

Containing 394.96 Acres, more or less.

OPA#885044000 - 3600 Lanier  Ave

OPA#884096500 - 3404 Penrose Ave

OPA#884095400 - 3000 Penrose Ferry Rd

OPA#884095500 - 3002 Penrose Ferry Rd

PARCEL B-1 Description (Parcel B-1)

Beginning at a point on the western side of 26th street;  thence along the western side of 26th Street the 16 following courses and distances:

(1) South 07°45’55” West, a distance of 169.94 feet;

(2) South 00°16’02” East, a distance of 38.37 feet;

(3) South 06°25’58” West, a distance of 199.87 feet;

(4) South 07°53’20” West, a distance of 211.08 feet;

(5) South 07°47’37” West, a distance of 1509.96 feet;

(6) South 07°52’07” West, a distance of 726.03 feet;

(7) South 07°38’49” West, a distance of 48.89 feet;

(8) South 09°29’34” West, a distance of 130.93 feet;

(9) South 07°13’47” West, a distance of 401.40 feet;

(10) South 07°57’21” West, a distance of 318.70 feet;

(11) South 15°50’52” West, a distance of 136.31 feet;

(12) South 07°45’11” West, a distance of 118.07 feet;

(13) North 80°01’54” West, a distance of 17.81 feet;

(14) South 14°08’03” West, a distance of 552.84 feet to a point of curvature;

(15) by a curve to the left having a radius of 200.76 feet and a central angle of 66°30’21” an arc length of 233.04 feet and a chord which bears South 34°54’40” West 220.17 feet;

(16) South 01°46’40” West, a distance of 293.89 feet;

thence along the north side of Penrose Avenue South 43°34’41” West, a distance of 665.73 feet to a point of curvature; thence by a curve to the right having a radius of 126.09 feet and a central angle of 73°01’54” an arc length of 160.71 feet a chord which bears South 87°07’45” West 150.05 feet point of reverse curvature;

thence by a reverse curve to the left having a radius of 167.93 feet and a central angle of 102°48’10” an arc length of 301.32 feet and a chord South 78°02’49” West and a distance of 262.49 feet;

thence along the northern side of Lanier Avenue the eight following courses and distances:

(1) South 28°41’02” West, a distance of 84.04 feet;

(2) South 30°01’19” West, a distance of 182.61 feet;

(3)South 33°23’20” West, a distance of 122.68 feet to a point of curvature;

(4) by a curve to the left having a radius of 365.09 feet and a central angle of 10°02’31” an arc length of 63.99 feet a chord which bears South 38°14’27” West 63.90 feet;

(5) South 45°13’17” West, a distance of 69.72 feet to a point of curvature;

(6) by a curve to the left having a radius of 248.69 feet and a central angle of 11°28’08” an arc length of 49.78 feet a chord which bears South 50°30’20” West 49.70 feet;

(7)South 55°40’25” West, a distance of 127.19 feet;  (8) South 58°52’39” West, a distance of 504.43 feet;

thence along Girard Point property the following ten courses and distances:

(1) South 58°52’39” West, a distance of 31.47 feet;

(2) North 32°34’13” West, a distance of 529.63 feet;

(3) North 29°33’29” West, a distance of 525.42 feet;

(4) North 60°40’29” East, a distance of 577.59 feet;

(5) North 07°46’10” East, a distance of 1288.62 feet;

(6) South 78°06’33” West, a distance of 1489.09 feet;

(7) North 28°44’58” West, a distance of 198.19 feet to a point of curvature;

(8) by a curve to the right having a radius of 313.83 feet and a central angle of 55°00’41” an arc length of 301.32 feet a chord which bears North 00°06’24” East 289.88 feet to a point;

(9) North 26°47’19” East, a distance of 173.62 feet;

(10) North 66°43’40” West,  a distance of 165.74 feet to a point on the bulkhead of the Schuylkill River;

thence along the bulkhead of the Schuylkill River the 29 following courses and distances:

(1) North 43°24’56” East, a distance of 135.15 feet;

(2) North 32°59’59” East, a distance of 197.67 feet;

(3) North 28°46’15” East, a distance of 207.21 feet;

(4) South 67°36’32” East, a distance of 25.00 feet;

(5) North 28°53’49” East, a distance of 525.99 feet;

(6) North 23°14’16” East, a distance of 296.55 feet;

(7) North 16°27’07” East, a distance of 155.27 feet;

(8) North 09°56’26” East, a distance of 211.86 feet;

(9) North 26°32’07” East, a distance of 130.56 feet;

(10) North 45°19’27” West, a distance of 43.11 feet;

(11) North 23°44’32” East, a distance of 11.78 feet;

(12) North 58°39’44” East, a distance of 10.33 feet;

(13) North 13°19’01” East, a distance of 20.88 feet;

(14) North 21°53’43” East, a distance of 22.65 feet;

(15) North 33°53’23” East, a distance of 15.69 feet;

(16) North 22°37’41” East, a distance of 36.18 feet;

(17) North 12°06’28” East, a distance of 42.35 feet;

(18) South 78°45’03” East, a distance of 9.60 feet;

(19) North 12°10’53” East, a distance of 13.10 feet;

(20) North 84°10’16” West, a distance of 12.72 feet;

(21) North 23°48’41” East, a distance of 452.70 feet;

(22) North 23°48’41” East, a distance of  453.47 feet;

(23) South 72°18’38” East, a distance of 4.28 feet;

(24) North 19°03’43” East, a distance of 23.84 feet;

(25) North 15°47’28” East, a distance of 46.32 feet;

(26) South 80°51’48” East, a distance of 21.53 feet;

(27) North 13°26’19” East, a distance of 231.84 feet;

(28) North 07°22’43” East, a distance of 111.24 feet;

(29) North 03°41’43” West, a distance of 175.93 feet;

(30) North 15°46’02” West, a distance of 105.60 feet;

thence North 74°54’45” East, a distance of 126.56 feet; thence continuing along same North 74°54’45” East, a distance of 225.13 feet;  thence South 14°27’15” East, a distance of 45.83 feet to a point on the southern side of Passyunk Avenue;

thence along the southern side of Passyunk Avenue North 74°50’12” East, a distance of 1289.66 feet;  thence leaving said side of Passyunk Avenue South 15°09’48” East, a distance of 364.36 feet;  thence North 74°50’12” East, a distance of 218.00 feet;  thence South 15°09’48” East, a distance of 63.00 feet;  thence South 89°08’54” East, a distance of 10.00 feet; thence South  25°09’48” East, a distance of 60.00 feet;  thence South 63°09’48” East, a distance of 27.00 feet; thence North 71°05’39” East, a distance of 79.00 feet; thence North 66°10’39” East, a distance of 201.00 feet;  thence North 04°50’39” East, a distance of 61.00 feet;  thence South 85°09’21” East, a distance of 82.00 feet;  thence North 74°50’39” East, a distance of 253.00 feet;  thence South 82°09’21” East, a distance of 224.77 feet to the Point of Beginning.

Containing 360.55 Acres, more or less.

OPA #884097044 - 3144 W. Passyunk Ave

PARCEL C Description. (Parcel C)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point on the eastern side of Essington Avenue and a corner of lands of Pacific Atlantic Terminal;  thence along lands of Pacific Atlantic Terminal South 82°10’16” East, a distance of 367.00 feet;  thence continuing along said lands South 77°59’17” East, a distance of 668.27 feet to a point of curvature; thence by a curve to the left having a radius of 1463.35 feet and a central angle of 25°44’18” an arc length of 657.36 feet a chord which bears South 18°58’02” East 651.85 feet; thence South 31°50’11” East a distance of 827.78 feet;  thence South 31°50’11” East, a distance of 1456.50 feet;  thence along Mingo Creek South 58°16’51” West, a distance of 2698.79 feet;  thence North 64°39’14” West, a distance of 673.96 feet to a point on the eastern side of Mingo Avenue;  thence along Mingo Avenue North 00°03’26” West, a distance of 1413.86 feet to a point on the eastern side of Essington Avenue;  thence along Essington Avenue North 10°51’10” East, a distance of 2507.54 feet to the Point of Beginning.

Containing 171.18 Acres, more or less.

Being a portion of OPA#884096700 — 6900 Essington Avenue

PARCEL D Description. (Parcel D)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point a corner of lands of Pacific Atlantic Terminal;  thence along lands of Pacific  Atlantic Terminal South 89°16’27” East, a distance of 989.92 feet to a point on the west side of  the Schuylkill River; thence along said river the 4 following courses and distances: (1) South 03°54’17”

East, a distance of 294.15 feet; (2) South 15°35’28” East, a distance of 973.86 feet; (3) South 15°35’28” East, a distance of 196.10 feet;  (4)South 29°06’56” East, a distance of 955.16 feet; thence South 54°55’41” West, a distance of 467.65 feet to a point on the east side of lands of Pacific Atlantic Terminal;

thence along lands of Pacific Atlantic Terminal the three following courses and  distances: (1)  North 31°50’11” West, a distance of 1423.21 feet;  (2) North 31°50’11” West, a distance of 857.35 feet to a point of curvature; (3) by a curve to the right having a radius of 1397.46 feet a central angle of 26°08’53” an arc length of 637.75 feet a chord which bears North 18°45’45” West a distance of 632.23 feet  to the Point of Beginning.

Containing 39.90 Acres, more or less.

Being a portion of OPA#884096700 – 6900 Essington Avenue

SCHEDULE 1.01(d)

NORTH YARD

NORTH YARD consisting of Parcels B-2, B-3, B-4, H-1 and H-2 as identified as such in the Owner’s Policy of Title Insurance

PARCEL B-2 Description. (Parcel B-2)

Beginning at a point on the south side of Passyunk Avenue and on the pierhead and bulkhead of the Schuylkill River; thence along the bulkhead of the Schuylkill River the thirty-three following courses and distances:

(1) North 15°46’02” West, a distance of 155.02 feet;

(2) North 31°09’33” West, a distance of 148.28 feet;

(3) North 39°25’25” West, a distance of 180.29 feet;

(4) North 44°07’32” West, a distance of 80.71 feet;

(5) North 65°32’53” West, a distance of 13.18 feet;

(6) North 49°22’28” West, a distance of 8.41 feet;

(7) North 65°46’02” West, a distance of 30.05 feet;

(8) South 54°50’25” West, a distance of 5.48 feet;

(9) North 40°45’12” West, a distance of 48.68 feet;

(10) North 56°19’58” West, a distance of 156.17 feet;

(11) North 57°58’20” West, a distance of 145.68 feet;

(12) North 75°17’24” West, a distance of 42.80 feet;

(13) North 83°31’11” West, a distance of 86.58 feet;

(14) North 83°31’11” West, a distance of 95.61 feet;

(15) North 83°00’35” West, a distance of 187.03 feet;

(16) South 80°37’47” West, a distance of 809.03 feet;

(17) South 80°01’56” West, a distance of 46.99 feet;

(18) South 85°22’16” West, a distance of 35.86 feet;

(19) South 86°42’51” West, a distance of 95.79 feet;

(20) North 05°28’09” West, a distance of 30.00 feet;

(21) North 72°05’27” West, a distance of 480.36 feet;

(22) North 49°21’34” West, a distance of 277.55 feet;

(23) North 44°46’47” West, a distance of 91.93 feet;

(24) North 27°49’54” West, a distance of 198.68 feet;

(25) North 23°47’26” West, a distance of 139.41 feet;

(26) North 27°22’11” West, a distance of 140.79 feet;

(27) North 00°58’58” West, a distance of 695.54 feet;

(27) North 14°12’09” East, a distance of 375.02 feet;

(28) North 06°23’54” West, a distance of 78.53 feet;

(29) North18°25’26” East, a distance of 447.84 feet;

(30) South 74°33’15” East, a distance of 65.04 feet;

(31) North 24°55’08” East, a distance of 22.18 feet;

(32) South 81°55’09” East, a distance of 191.39 feet;

(33) North 42°08’32” East, a distance of 43.36 feet;

thence leaving bulkhead and along lands of Conrail South 82°20’38” East, a distance of 644.83 feet;  thence continuing along lands of Conrail the 11 following courses and distances:

(1) South 16°15’57” East, a distance of 120.19 feet to a point of curvature;

(2) by a curve to right having a radius of 653.39 feet and a central angle of 54°52’25” an arc length of 625.77 feet a chord which bears South 44°45’52” East 602.12 feet;

(3) South 82°10’05” East, a distance of 379.22 feet;

(4) South 81°54’46” East, a distance of 281.13 feet;

(5) South  82°09’55” East, a distance of 185.06 feet;

(6) South 82°22’37” East, a distance of 375.54 feet;

(7) South 82°19’05” East, a distance of 329.39 feet;

(8) South 81°52’05” East, a distance of 339.43 feet;

(9) South 82°21’18” East, a distance of 639.33 feet;

(10) South 82°07’25” East, a distance of 230.24 feet to a point of curvature;

(11) by a  of a curve to the right having a radius of 1028.90 feet and a central angle of 18°15’10” an arc length of 327.78 feet a chord which bears South 73°24’01”East 326.40 feet;

thence South 07°48’50” West, a distance of 86.27 feet to a point in line of lands owned by the City of Philadelphia; thence along lands of Philadelphia the 16 following courses and distances:

(1) by a curve to the left having a radius of 499.91 feet and a central angle of 22°54’36” an arc length of 199.89 feet a chord which bears South 82°53’51” West 198.56 feet;

(2) South 68°52’37” West, a distance of 368.16 feet to a point of curvature;

(3) by a curve to the left having a radius of 759.85 feet and a central angle of 9°50’11” an arc length of 130.45 feet a chord which bears South 74°48’53” West 130.29 feet;

(4) South 79°06’45” West, a distance of 310.68 feet;

(5) South 74°37’16” West, a distance of 96.75 feet;

(6) South 56°20’07” West, a distance of 70.00 feet;

(7) South 64°28’35” West, a distance of 251.25 feet;

(8) South 67°27’07” West, a distance of 302.11 feet;

(9) South 67°27’07” West, a distance of 402.58 feet;

(10) South 67°27’07” West, a distance of 141.14 feet;

(11) South 53°20’14” West, a distance of 50.00 feet;

(12) South 23°28’34” East, a distance of 32.51 feet;

(13) South 23°28’34” East, a distance of 299.99 feet;

(14) South 35°54’01” East, a distance of 737.38 feet;

(15) South 16°59’51” East, a distance of 113.90 feet;

(16) South 44°15’26” East, a distance of 25.66 feet;

thence South 74°54’45” West, a distance of 126.56 feet to the Point of Beginning.

Containing 141.00 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

PARCEL B-3 Description. (Parcel B-3)

Beginning at a point on the right of way of Moore Street; thence along the southern right of way of Moore Street South 76°59’06” East, a distance of 85.84 feet;  thence continuing along said right of way South 76°04’48” East, a distance of 329.50 feet to a point on the western right of way line of 35th Street;  thence along the western right of way line of 35th Street South 13°57’01” West, a distance of 518.75 feet; thence South 82°07’46” East, a distance of 497.03 feet to a point on the western right of way line of 34th Street;  thence along the western right of way line of 34th Street South 20°22’25” West, a distance of 139.66 feet to a point on the southern right of  way line of Maiden Lane; thence along the southern right of way line of Maiden Lane South 64°11’02” East, a distance of 1256.82 feet to a point of curvature; thence by a  curve to the right entering the western side of 26th Street having a radius of 491.39 feet and a central angle of 18°49’29” an arc length of 161.45 feet and a chord which bears South 55°27’35” East 160.72 feet;

thence along the western side of 26th Street the eight following courses and distances:

(1) South 43°44’58” West, a distance of 2.95 feet;

(2) South 40°36’48” East, a distance of 169.81 feet;

(3) South 37°29’46” East, a distance of 210.70 feet;

(4) South 37°08’53” East, a distance of 599.67 feet;

(5)South 37°13’25” East, a distance of 255.57 feet;

(6) South 45°31’16” West, a distance of 2.49 feet;

(7) South 34°13’50” East, a distance of 144.39 feet;

(8) South 33°56’02” East, a distance of 266.03 feet;

thence leaving the western side of 26th Street and going along the northern side of lands of Conrail the 24 following courses and distances:

(1) North 81°59’00” West, a distance of 236.77 feet;

(2) North 58°22’13” East, a distance of 33.81 feet;

(3) North 74°29’15” West, a distance of 121.44 feet;

(4) North 76°18’45” West, a distance of 250.63 feet;

(5) North 84°05’02” West, a distance of 285.50 feet;

(6) South 47°15’52” West, a distance of 15.18 feet;

(7) North 75°52’55” West, a distance of 46.21 feet;

(8) North 82°02’14” West, a distance of 525.00 feet;

(9) North 02°36’38” East, a distance of 6.00 feet;

(10)North 82°03’42” West, a distance of 209.46 feet;

(11) North 82°26’26” West, a distance of 197.26 feet;

(12) North 82°16’24” West, a distance of 149.97 feet;

(13)North 82°06’49” West, a distance of 452.25 feet;

(14) South 11°06’33” West, a distance of 15.19 feet;

(15) North 81°57’23” West, a distance of 288.33 feet;

(16) North 80°02’02” West, a distance of 92.49 feet;

(17)North 83°48’02” West, a distance of 66.93 feet:

(18) North 79°34’03” West, a distance of 240.34 feet to a point of curvature;

(19) by a curve to the right having a radius of 665.76 feet and a central angle of 55°53’57” an arc length of 649.53 feet and a chord which bears North 53°19’49” West 624.07 feet to a point of compound curvature;

(20) by a compound curve to the right having a radius of 733.68 feet and a central angle of 44°51’23” an arc length of 574.39 feet and a chord which bears North 00°47’49” East 559.84 feet;

(21) North 21°41’17” East, a distance of 358.44 feet;

(22) North 26°05’47” East, a distance of 92.79 feet;  (23) South 82°19’34” East, a distance of 223.64 feet;

(24) North 13°55’44” East, a distance of 990.16 feet to the Point of Beginning.

Containing 106.64 Acres, more or less.

Being a portion of OPA #884097200 - 3143 W. Passyunk Ave

PARCEL B-4 Description. (Parcel B-4)

Beginning at a point on the northerly side of Moore Street with the centerline of the said former 36th Street, stricken from the city plan at 50 feet wide; thence along the centerline of the said former 36th Street North 13°59’19” East, a distance of 240.14 feet to a point on the southerly side of the said former Fish House Lane (at 23.208 feet wide); thence along the said former Fish House Lane the following 5 courses and distances:

(1) North 79°29’59” West, a distance of 30.06 feet;

(2) North 13°59’19” East, a distance of 23.25 feet;

(3) South 79°29’59” East, a distance of 495.93 feet;

(4) South 13°59’19” West, a distance of 23.25 feet;

(5) North 79°29’59” West, a distance of 25.05 feet to a point on the centerline of the said former 35th Street (50 feet wide); thence along the centerline of said former 35th Street South 13°59’19” West, a distance of 266.97 feet to a point on the northerly side of Moore Street;

thence along the northerly side of Moore Street  North 76°00’41” West, a distance of 440.00 feet to the Point of Beginning.

Containing 2.83 Acres, more or less.

OPA#884214115 — 3515 Moore Street

PARCELS H-1 and H-2 Descriptions.

ALL THOSE CERTAIN tracts, pieces or parcels of land, situate former 36th Street and Moore Street, 36th Ward, City of Philadelphia, Commonwealth of Pennsylvania, as shown on a plan prepared by Van Demark & Lynch, Inc., Engineers, Planners and Surveyors, Wilmington, Delaware, Drawing No. 39945-F, dated April 23, 2010, entitled “Subdivision Plat, Premises “H”, prepared for Sunoco, Inc.” and being more particularly described as follows, to wit:

PARCEL “H-1”:

BEGINNING at a point, the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of former 36th Street, stricken from the city plan at 50 feet wide, being the southwesterly corner of Premises ‘H-1’, Sunoco Propane Terminal (13-S-23/3) on a easterly line for land now or formerly of CSX Transportation, Inc. (13-S-24/4);

THENCE through the said land now or formerly of CSX Transportation, Inc. the seven (7) following described courses and distances:

(Courses 1 through 3 along or near a 6 foot chain link fence)

1.                                      North 68° 50’ 44” West, 77.400 feet to a point;

2.                                      North 18° 57’ 36” East, 199.926 feet to a point;

3.                                      North 23° 20’ 54” East, 201.193 feet to a fence corner;

4.                                      North 25° 18’ 02” East, 84.179 feet to a point;

5.                                      North 27° 45’ 33” East, 22.761 feet to a point; and

6.                                      South 68° 50’ 44” East, 43.650 feet to a point, the northwesterly corner for the herein described Parcel “B” on the westerly line of the said former 36th Street;

(Course 7 along the said westerly side of former 36th Street, being the westerly line for the said Parcel “H-2”)

7.                                      South 21° 09’ 16” West, 245.524 feet to a point on the northerly side of former Fish House Lane, at 23.208 feet wide;

THENCE along the northerly side, westerly terminus and southerly side of the said former Fish House Lane the three (3) following described courses and distances:

1.                                      North 72° 20’ 02” West, 5.018 feet to a point;

2.                                      South 21° 09’ 16” West, 23.250 feet to a point; and

3.                                      South 72° 20’02” East, 30.064 feet to a point on the said centerline of former 36th Street;

THENCE along the said centerline of former 36th Street, South 21° 09’ 16” West, 240.143 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 33,558 square feet (0.770 acres) of land, being the same, more or less.

PARCEL H-2

BEGINNING at a point, a southeasterly corner for the above described Parcel “H-1”, the intersection of the westerly side of former 36th Street, stricken from the city plan at 50 feet wide, with the northerly side of former Fish House Lane, at 23.208 feet wide, being on a southeasterly line for land now or formerly of CSX Transportation, Inc. (13-S-2414), said point being measured the four (4) following courses and distances from the intersection of the northerly side of Moore Street, shown on the city plan and legally open at 50 feet wide, with the centerline of the said former 36th Street;

(Course 1 along the centerline of said former 36th Street)

1.                                      North 21° 09’ 16” East, 240.143 feet to a point on the southerly side of the said former Fish House Lane;

(Course 2 through 4 along the said former Fish House Lane)

2.                                      North 72° 20’ 02” West, 30.064 feet to a point;

3.                                      North 21° 09’ 16” East, 23.250 feet to a point; and

4.                                      South 72° 20’ 02” East, 5.018 feet to the Point of Beginning;

THENCE from said point of Beginning, through the said land now or formerly of CSX Transportation, Inc. the two (2) following courses and distances:

(Course 1 along an easterly line for the said Parcel “H-1”)

1.                                      North 21° 09’ 16” East, 245.524 feet to a point; and

2.                                      South 68° 50’ 44” East, 25.000 feet to a point on the centerline for the said formerly 36th Street;

THENCE along the said centerline of the former 36th Street, South 21° 09’ 16” West, 244.000 feet to a point on the said northerly side of former Fish House Lane;

THENCE along the said northerly side of former Fish House Lane, North 72° 20’ 02” West, 25.046 feet to the point and place of Beginning.

CONTAINING within said metes and bounds, 6,119 square feet (0.140 acres) of land, being the same, more or less.

CONTAINING within said metes and bounds for Parcels “H-1” and “H-2”, a total of 39,677 square feet (0.911 acres) of land, being the same, more or less.

SCHEDULE 1.01(e)

WEST YARD

WEST YARD consisting of Parcel E as identified as such in the Owner’s Policy of Title Insurance

PARCEL E: West Yard Description. (Parcel E)

ALL THAT CERTAIN tract or piece of land. SITUATE in the Forty-eighth Ward of the City of Philadelphia, described in accordance with an ALTA/ACSM Land Title Survey made by Ludgate Engineering Corporation dated 5/1/2012, as follows, to wit:

Beginning at a point on the southern right of way of Passyunk Avenue and a  corner of lands of now or late Thy B. Ma;  thence along said lands of Ma and along lands of now or late Joseph & Rosanna Mitchell South 69°19’58” East, a distance of 315.10 feet to a point a corner of lands of the now or late Phing Tan  and Khanh Buu Huynh;  thence along said lands and lands of Passyunk Avenue Realty En. North 82°44’45” East, a distance of 601.48 feet to a point a corner of the now or late lands of Passyunk Avenue Realty En;  thence along said lands South 61°00’00” East, a distance of 218.91 feet;  thence South 68°14’30” East, a distance of 251.05 feet;  thence along lands of Auto Recycling Real Estate North 88°16’32” East, a distance of  288.19 feet;  thence continuing along said lands and along lands of S.R.S. Inc. North 35°03’05” East, a distance of 1800.00 feet near the Schuylkill River;

thence in and along the Schuylkill River the 10 following courses and distances:

(1)South 80°39’14” East, a distance of 401.15 feet;

(2) South 42°01’03” East, a distance of 297.66 feet;

(3) South 04°55’59” West, a distance of 350.17 feet;

(4) South 15°52’29” West, a distance of 487.33 feet;

(5) South 23°42’54” West, a distance of 196.89 feet;

(6) South 22°35’18” West, a distance of 384.45 feet;

(7) South 14°15’27” West, a distance of 121.55 feet;

(8) South 15°59’35” West, a distance of 219.74 feet;

(9) South 21°40’33” West, a distance of 445.70 feet;

(10) South 23°20’44” West, a distance of 324.02 feet to a point a corner of lands of Convoy Realty LP;

thence along lands of Convoy North 63°18’58” West, a distance of 1362.47 feet;  thence North 07°11’32” East, a distance of 231.25 feet to a point of curvature; thence by a curve to the left having a radius of 5000.00 feet and a central angle of 1°29’17” an arc length of 129.85 feet a chord which bears North 70°46’37” West 129.85 feet;

thence along lands of Point Breeze Terminal LLC the eight following courses and distances:

(1) North 67°11’05” West, a distance of 14.72 feet;

(2) South 83°51’36” West, a distance of 839.02 feet;

(3)North 60°55’04” East, a distance of 31.00 feet;

(4) North 25°30’00” East, a distance of 145.00 feet;

(5) North 00°00’00” East, a distance of 50.83 feet;

(6) North 00°00’00” East, a distance of 41.00 feet;

(7) North 85°21’56” West, a distance of 972.06 feet;

(8) North 07°07’07” East, a distance of 171.91 feet to a point on the southern side of Passyunk Avenue;

thence along the southern side of Passyunk Avenue the three following courses and distances:

(1) North 74°48’30” East, a distance of 226.91 feet;

(2) South 15°11’30” East, a distance of 6.00 feet;

(3) North 74°48’30” East, a distance of 349.28 feet to the Point of Beginning.

Containing 80.84 Acres, more or less.

OPA# 884097130 — 6300 W. Passyunk Avenue

OPA#884097140 — 6030 W. Passyunk Avenue

OPA#884097110  — 3701 S. 63rd Street

SCHEDULE 1.01(f)

REFINERY

Originally built in 1866, the Philadelphia refinery is a 330,000 bpd refinery with a Nelson complexity of 9.3 located in Philadelphia, Pennsylvania.  It is the oldest continuously operating petroleum facility in the world.  The Philadelphia refinery as it is known and configured today is a combination of two formerly separate refineries often referred to as Girard Point (previously owned by Gulf and later Chevron) and Point Breeze (previously owned by ARCO and later Atlantic).  The integration of the two refineries into the single Philadelphia complex was completed by Sunoco in 1995.  The Philadelphia refinery is located on a 1,400 acre site and processes light, sweet, residual cracking and heavy sweet crudes.

SCHEDULE 1.01(g)

JPM LETTERS OF CREDIT

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

LETTERS OF CREDIT OUTSTANDING

September 25, 2014

				L/C’S DRAWN UNDER THE ABL			# of Days
					Evergreen	Notification	Notice to
Reference No.	Applicant	Beneficiary	Face Amount	Issue Date	Expiry Date	Due	Cancel	To Cover

JPMorgan Chase Bank, N.A.:

TFTS-266738	PES	ACE American Insurance Co	1,415,944.00	12/4/2012	11/30/2014	10/1/2014	60	Work Comp Insurance Program

TFTS-834910	PESRM	St. Linden Terminal LLC	1,000,000.00	1/21/2014	1/21/2015	12/22/2014	30	Storage Tank Rental costs and estimated ancillary monthly expenses for a variety of refinery products. Contract # 13-11-1398/33-01
		Total Face Amount (Drawn under ABL):	2,415,944.00

SCHEDULE 1.01(h)

BUTANE RAIL FACILITY

Located in the Girard Point’s South Yard in the most southern portion of the Philadelphia Refinery, the Butane Rail Facility was constructed in 2014.  Originally a lubes manufacturing and process for Gulf Oil, the site had been mostly unutilized since the mid 1980’s, with the exception of a benzene railcar unloading, which continues today.  Consisting of 14 rail sidings with 36 unloading/loading stations and storage for 116 railcars, the site covers 13.5 acres and includes 2.5 miles of rail track, 1,300 feet of platforms, a 52’ x 56’ elevated equipment pad, a 90,000-gallon storage vessel, a control room, and associated electrical and instrumentation equipment.  Additionally, the site includes 2.5 acres of land leased from PECO to accommodate an access road and security fencing near the rail entrance point, as well as a 0.78 acre lease from Conrail for the lead track and security fencing.

SCHEDULE 1.01(i)

PESRM ASSETS SUBJECT TO RIGHT OF FIRST OFFER BY PES LOGISTICS, L.P.

Point Breeze Refinery Terminal and Barge Docks.  The Point Breeze refinery terminal consists of ten tanks with capacity to store 1.8 million barrels of crude oil and 53 tanks with shell capacity of approximately 3.3 million barrels for storage of intermediates, refined products and gasoline blend stock. It also includes a barge dock that transfers gasoline and distillate products to and from the Point Breeze terminal.  The barge dock has two berths with a draft of 26 feet.  In addition, the Point Breeze terminal has pipeline connections to the Sunoco Logistics Fort Mifflin Crude Terminal.

Schuylkill River Tank  Farm and Girard Point Docks.  The Schuylkill River tank farm consists of 30 tanks with capacity to store 3.2 million barrels of refined products and gasoline blend stock. It also includes pipeline connections to and from the Colonial, Laurel and Harbor pipelines.  The tank farm also has capacity to store 15,000 barrels of propane and 250,000 barrels of butane and has facilities to load propane trucks and off load and load butane trucks. Also included are the Girard Point docks, used to transfer refined products to and from the Schuylkill River Tank Farm and the Girard Point refinery.  These docks include a vapor recovery system to allow the loading of high VOC liquid components, four berths for barges and ships with a draft of 32 feet.

Propane/Propylene Rail and Truck Terminal.  This terminal consists of 22 propane storage bullets with a total capacity of 15,000 barrels, a propane/propylene rail loading terminal with 16 railcar stations and a propane/propylene truck loading terminal with four loading spots.

Butane Rail Facility.

Other Logistics Assets.  PESRM also owns eight cumene storage tanks with a total capacity of 164,000 barrels and a benzene terminal with two storage tanks with total capacity of 58,000 barrels along with capabilities to unload benzene from trucks and railcars and from barges at the Girard Point barge docks.

SCHEDULE 2.22

BLOCKED ACCOUNTS

Philadelphia Energy Solutions Refining and Marketing LLC

Owner/Account Party	Type of Account	Bank or Intermediary	Acct Number
Philadelphia Energy Solutions Refining and Marketing LLC	Concentration Account	Bank of America Merrill Lynch 901 Main St Dallas TX 75202	##########

Philadelphia Energy Solutions Refining and Marketing LLC	Accounts Receivable Draft Account	Bank of America Merrill Lynch 901 Main St Dallas TX 75202	##########

Philadelphia Energy Solutions Refining and Marketing LLC	Account Receivable Account	Bank of America Merrill Lynch 901 Main St Dallas TX 75202	##########

Philadelphia Energy Solutions Refining and Marketing LLC	Pay Through Account(1)	Bank of America Merrill Lynch 901 Main St Dallas TX 75202	##########

Philadelphia Energy Solutions Refining and Marketing LLC	Concentration Account	JPMorgan Chase Bank, N.A. 712 Main Street Houston TX 77002	#########

Philadelphia Energy Solutions Refining and Marketing LLC	Draft Account	JPMorgan Chase Bank, N.A. 712 Main Street Houston TX 77002	#########

Philadelphia Energy Solutions Refining and Marketing LLC	Accounts Receivable Account	JPMorgan Chase Bank, N.A. 712 Main Street Houston TX 77002	#########

Philadelphia Energy Solutions Refining and	Pay Through Account(1)	JPMorgan Chase Bank, N.A. 712 Main	#########

(1)  Excluded deposit account

Marketing LLC	Street Houston TX 77002

PES Administrative Services, LLC

None

SCHEDULE 3.03(a)

GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS

None.

SCHEDULE 3.03(b)

MATERIAL CONTRACTS

None.

SCHEDULE 3.07

EQUITY INTERESTS AND SUBSIDIARIES

PES Administrative Services, LLC

SCHEDULE 3.08

LITIGATION

None.

SCHEDULE 3.18

ENVIRONMENTAL MATTERS

None.

SCHEDULE 3.19

INSURANCE

*Subject to the terms and conditions as more fully outlined in the policies referenced in this summary*

Worker’s Compensation (WC)/Employer’s Liability (EL):

Statutory WC/ $ 2 million EL/ $ 2 million Maritime Employer’s Liability (MEL); WC policy to be endorsed to include MEL and USL&H (Longshore Harbor Worker’s Compensation).

Automobile Liability (ex Physical Damage)

$2 million each accident; including heavy units/trucking operations, with MCS-90 endorsement.

Commercial General Liability

$5 million per occurrence Self Insured Retention.

Umbrella/Excess Liability

$525 million each occurrence/ annual aggregate; First $190 million is placed on occurrence form with additional excess layers placed on occurrence as reported and/or claims made basis.

The umbrella policy has same or broader coverage terms as primary policies (Employers Liability, Auto, and MTOL policies) and does cover pollution and clean-up costs of up to $525 million limit each occurrence/annual aggregate.

Premises Pollution Liability

$50 million per “Pollution Condition”/ $50 million aggregate limit “Pollution Conditions” excess of a $1,000,000 “Per Pollution Condition” Retention.

Marine Terminal Operators Liability (MTOL)

$50 million combined Warfingers/Stevedores Limits; With Wharfingers/ Stevedores scheduled into the Umbrella/Excess Liability above the $50 million layer; Policy includes pollution/environmental clean-up costs.

Charterers Legal Liability Coverage

Coverage includes $500 million primary coverage for liability insurance for practically all maritime legal liability risks associated with the chartering of a vessel.  Which includes, but not limited to: Charterers Legal Liability, Damage to Hull, and Cargo Owners Legal Liability.  The cover also includes a number of extensions, including Freight Demurrage & Defense (FDD), which is subject to sublimits.

Business Interruption

Business Interruption coverage is included in the $1 billion combined Property Damage and Business Interruption limit.  Business Interruption amount with an Indemnity Period of 24 months. Business Interruption is covered in excess of 60 working days up to a combined single limit of USD 1bn per occurrence Property Damage and Business Interruption combined.

Property Damage (PD)

Property Damage is covered on the basis of All Risk coverage with a number of exclusions excess of USD 10 million deductible per occurrence up to a combined single limit Property Damage and Business Interruption combined of USD 1bn per occurrence. Within this loss limit several sublimits apply. There is an aggregated USD 479 million in coverage for flood, USD 398 million for high hazard flood (Zones A&V), and USD 467 million in coverage for Windstorm.

Terrorism Primary

USD 250mm Property Damage and Business Interruption excess of $250,000 PD and 45 days BI deductible

Terrorism Excess

USD 250mm excess of the primary limit of 250MM

All Risk Cargo Insurance Includes the below 2 Policies:

Ocean Marine Cargo Insurance

Attaching for 100% percent interest, but not exceeding $25,000,000 Dollars for the primary coverage level and $95,000,000 for the excess coverage level (for a total of $120,000,000), by any one vessel

Cargo Storage Coverage (Marine Cargo)

USD 40mm any one loss any one location/tank in excess of the USD 1mm deductible

Other requirements

Reputable Insurance companies rated not less than A-, VIII by A.M. Best or otherwise reasonably satisfactory to BANA

BANA named as additional insured on all liability policies other than Worker’s Compensation and Employers Liability

Cancellation provision (30 days notice to BANA prior to cancellation)

Waiver of subrogation against BANA

All insurance maintained on a primary, non-contributory basis

Insurance certificates provided to BANA

BANA named as loss payee on all property policies:

Lenders Loss Payable Clause

a)             Loss or damage, if any, under this Policy, shall be paid to any lender designated by the Insured and in possession of a written contract, hereinafter referred to as “the Lender”, as their interests may appear, its successors and assigns in whatever form or capacity its interests may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

b)             The insurance under this Policy, or any rider or endorsement attached thereto, as to the interest only of the Lender, its successors and assigns, shall not be invalidated nor suspended: (a) by any error, omission, or chance respecting the ownership, description, possession, or location of the subject of the insurance or the interest therein, or the title thereto; (b) by the commencement of foreclosure proceedings or the giving of notice of sale of any of the property covered by this Policy by virtue of any mortgage or trust deed; (c) by any breach of warranty, act, omission, neglect or non-compliance with any of the provisions of this Policy, including any and all riders now or hereafter attached thereto, by the Named Insured, the borrower, mortgagor, trustor, vendee, owner, tenant, warehouseman, custodian, occupant, or by the agents of either or any of them or by the happening of any event permitted by them or either of them, or their agents, or which they failed to prevent, whether occurring before or after the attachment of this clause, or whether before or after a loss, which under the provisions of this Policy of insurance or of any rider or endorsement attached thereto would invalidate or suspend the insurance as to the Named Insured, excluding herefrom, however, any acts or omissions of the Lender while exercising active control and management of the property.

c)              In the event of failure of the Insured to pay any premium or additional premium which shall be or become due under the terms of this Policy or on account of any change in occupancy or increase in hazard not permitted by this Policy, this Insurer agrees to give written notice to the Lender of such non-payment of premium after thirty (30) days from and within one hundred twenty (120) days after due date of such premium and it is a condition of the continuance of the rights of the Lender hereunder that the Lender when so notified in writing by this Insurer of the failure of the Insured to pay such premium shall pay or cause to be paid the premium due within ten (10) days following receipt of the Insurer’s demand in writing therefor.  If the Lender shall decline to pay said premium or additional premium, the rights of the Lender under this Lender’s Loss Payable Clause shall not be terminated before ten (10) days after receipt of said written notice by the Lender.

d)             Whenever this Insurer shall pay to the Lender any sum for loss or damage under this Policy and shall claim that as to the Insured no liability therefor exists, this Insurer, at its option, may pay the Lender the whole principle sum and interest and other indebtedness due or to become due from the Insured, whether secured or unsecured, (with refund of all interest not accrued), and this Insurer, to the extent of such payment, shall thereupon receive a full assignment and transfer, without recourse, of the debt and all rights and securities held as collateral thereto.

e)              If there be any other insurance upon the within described property, this Insurer shall be liable under this Policy as to the Lender for the proportion of such loss or damage that the sum hereby insured bears to the entire insurance of similar character on said property under policies held by, payable to and expressly consented to the Lender.  Any Contribution Clause included in any Fallen Building Clause Waiver or any Extended Coverage Endorsement attached to this contract of insurance is hereby nullified, and also any Contribution Clause in any other endorsement or rider attached to this contract of insurance is hereby nullified except Contribution Clauses for the compliance with which the Insured has received reduction in the rate charged or has received extension of the coverage to include hazards other than fire and compliance with such Contribution Clause is made a part of the consideration for insuring such other hazards.  The Lender upon the payment to it of the full amount of its claim, will subrogate this Insurer (pro rata with all other insurers contributing to said payment) to all of the Lender’s rights of contribution under said other insurance.

f)               This Insurer reserves the right to cancel this Policy at any time, as provided by its terms, but in such case this Policy shall continue in force for the benefit of the Lender for ninety (90) days after a written notice of such cancellation is received by the Lender and shall then cease.

g)              This Policy shall remain in full force and effect as to the interest of the Lender for a period of ten (10) days after its expiration unless an acceptable Policy in renewal thereof with loss thereunder payable to the Lender in accordance with the terms of this Lender’s Loss Payable Clause shall have been issued by some insurance Insurer and accepted by the Lender.

h)             Should legal title to and beneficial ownership of any of the property covered under this Policy become vested in the Lender or its agents, insurance under this Policy shall continue for the term thereof for the benefit of the Lender but, in such event, any privileges granted by this Lender’s Loss Payable Clause which are not also granted the Insured under the terms and conditions of this Policy and/or under other riders or endorsements attached thereto shall not apply to the insurance hereunder as respects such property.

All notices herein provided to be given by the Insurer to the Lender in connection with this Policy and this Lender’s Loss Payable Clause shall be mailed to or delivered to the Lender at its office or branch described on the first page of the Policy.

SCHEDULE 3.22

LOCATION OF COLLATERAL

None.

SCHEDULE 5.04

INSURANCE REQUIREMENTS

Worker’s Compensation (WC)/Employer’s Liability (EL):

Statutory WC/ $1 million EL/ $1 million Maritime Employer’s Liability (MEL); WC policy to be endorsed to include MEL and USL&H (Longshore Harbor Worker’s Compensation)

Automobile Liability (ex Physical Damage)

$1 million each accident; higher limits for heavy units/trucking operations, as appropriate, with MCS-90 endorsement

Commercial General Liability

$5,000,000 per occurrence Self Insured Retention

Umbrella/Excess Liability

$400 million each occurrence/ annual aggregate; First $100 million must be placed on occurrence form with additional excess layers placed on occurrence as reported and/or claims made basis

The umbrella policy must have same or broader coverage terms as primary policies (CGL, Auto, and MTOL policies) and must cover known  Sudden and Accidental clean-up costs of up to $400,000,000 limit each occurrence/annual aggregate

Premises Pollution Liability

$25 million per “Pollution Condition”/ $50 million aggregate limit “Pollution Conditions” excess of a $1,000,000 “Per Pollution Condition” Retention.

Marine Terminal Operators Liability (MTOL)

$25 million combined MTOL; With MTOL scheduled into the Umbrella/Excess Liability above $25 million; Must include pollution/environmental clean-up costs, if applicable.

Charterers Legal Liability

Coverage includes $500 million primary coverage for liability insurance for practically all maritime legal liability risks associated with the chartering of a vessel.  Which includes, but not limited to: Charterers Legal Liability, Damage to Hull, and Cargo Owners Legal Liability.  The cover also includes a number of extensions, including Freight Demurrage & Defense (FDD), which is subject to sublimits.

Business Interruption

In an amount reasonably satisfactory to  BANA

Property Damage (PD)

$750 million* combined single limit each occurrence, subject to annual (lower) aggregate limits for certain perils (e.g., floods, earth movement, etc.), of $200 million to $300 million*.  Must provide all risk protection for direct physical loss or damage to the assets as result from fire, flood, earth movement, etc.   Also must include direct coverage for machinery and equipment.

Terrorism

$500 million* each occurrence / annual aggregate, covering all assets on a replacement cost basis

All risk Cargo Insurance includes the below 2 Policies:

Ocean Marine Cargo Insurance

Coverage should include full market value for product in transit and in storage.

Cargo Storage Coverage (Marine Cargo)

Coverage should include full market value for product in transit and in storage.

*Please note that these limits are based upon estimates from BANA’s experience with other refineries;  BANA’s reserves the right to require higher limits for these coverages in the event that the EML (estimated maximum loss) analysis shows higher exposures.

Other requirements

Reputable Insurance companies rated not less than A-, VIII by A.M. Best or otherwise reasonably satisfactory to BANA

BANA named as additional insured on all liability policies other than Worker’s Compensation and Employers Liability

BANA named as loss payee on all property policies

Cancellation provision (30 days notice to BANA prior to cancellation)

Waiver of subrogation against BANA

All insurance maintained on a primary, non-contributory basis

Insurance certificates provided to BANA

SCHEDULE 6.01(z)

EXISTING INDEBTEDNESS

None.

SCHEDULE 6.02 (c)

EXISTING LIENS

None.

SCHEDULE 6.04(b)

EXISTING INVESTMENTS

None.

SCHEDULE 6.08

CERTAIN AFFILIATE TRANSACTIONS

None.

EXHIBIT A

[Form of]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement defined below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor in connection with the credit facility provided under the Credit Agreement (including participations in any Letters of Credit and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (such rights and obligations sold and assigned pursuant to clauses (i) and (ii) above, collectively, the “Assigned Interest”). The sale and assignment of the Assigned Interest is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower:	Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”)

4.	Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

(1)                                 Select as applicable.

5.	Credit Agreement:

The Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Guarantors party thereto from time to time (together with the Borrower, the “Loan Parties,” and each, a “Loan Party”), the Lenders party thereto from time to time, the Issuing Banks from time to time party thereto, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, and Bank of America, N.A., as administrative agent and as collateral agent. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

6.	Assigned Interest:

	Aggregate Amount		Percentage
	of	Amount of	Assigned of
	Commitment/Loans	Commitment/Loans	Commitment/
Facility Assigned	for all Lenders	Assigned	Loans(2)
Revolving Loans/ Swingline Loans/ Letter of Credit	$	$		%

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal and state securities laws.

(2)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Effective Date:                ,   201  [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.](3)

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

(3)                                 This date may not be fewer than 5 Business days after the date of assignment unless the Administrative Agent otherwise agrees.

Consented to and Accepted: (4)

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC,
as Borrower

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Issuing Bank

By:
Name:
Title:

[ ],
as Issuing Bank

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Swingline Lender

By:
Name:
Title:

(4)                                 To be completed to the extent consent is required under Section 10.04(b).

ANNEX 1 to Assignment and Assumption

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document; (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder; (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other person obligated in respect of any Loan Document; or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other person of any of their respective obligations under any Loan Document.

1.2.                            Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement); (iii) from and after the Effective Date, it will be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, will have the obligations of a Lender thereunder; (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (v) it has provided the Administrative Agent with a processing and recordation fee of $3,500 as of the Effective Date; and (vi) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it shall, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it may deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; and (ii) it shall perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3.                                      General Provisions. This Assignment and Assumption is binding upon, and will inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile is effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

EXHIBIT B

[Form of]

BORROWING REQUEST

Bank of America, N.A.

901 Main Street, 11th Floor

Mailcode TX1-492-11-23

Dallas, TX 75202

Attention: H. Michael Wills,

Senior Vice President, Business Capital

Re:                             Philadelphia Energy Solutions Refining and Marketing LLC

[Date]

Ladies and Gentlemen:

Reference is made to the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent and as collateral agent. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	Class of Borrowing	[Revolving Borrowing]
[Swingline Loan]

(B)	Principal amount of Borrowing(5)

(C)	Date of Borrowing(6)
(which must be a Business Day)

(D)	Type of Borrowing	[ABR] [Eurodollar](7)

(5)                                 Eurodollar Loans must be in an amount that is at least $5,000,000 and an integral multiple of $1,000,000 or equal to the remaining available balance of the applicable Commitments. Swingline Loans must be in an amount that is at least $1,000,000 and an integral multiple of $100,000.

(6)                                Must be at least three Business Days after delivery of Borrowing Request for Eurodollar Loans and at least one Business Day after delivery of Borrowing Request for ABR Loans.

(7)                                 Must be ABR for Swingline Loans.

(E)                                   Interest Period and the last day thereof(8)

(F)                                    Funds are requested to be disbursed to Borrower’s account with [•] (Account No.                   ).

The Borrower hereby represents and warrants that the conditions to lending specified in Sections 4.02(b)—(f) of the Credit Agreement are satisfied as of the date hereof.

[Signature Page Follows.]

(8)                                 In the case of Eurodollar Loans, must be subject to the definition of “Interest Period” in the Credit Agreement.

PHILADELPHIA ENERGY SOLUTIONS AND MARKETING LLC, as Borrower

By:
Name:
Title:

EXHIBIT C

[Form of]

COMPLIANCE CERTIFICATE

I, [•], the [Financial Officer] of the Borrower (in such capacity and not in my individual capacity), hereby certify as of the date hereof that, with respect to the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent and as collateral agent:

a.                                      Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

b.                                      [Attached hereto as Schedule 2 is the opinion of KPMG LLP.](9)

c.                                       [No Trigger Event has occurred under the Credit Agreement [since [DATE]].]

d.                                      Attached hereto as Schedule 1 are detailed calculations demonstrating compliance by the Borrower and its Subsidiaries (other than Excluded Subsidiaries) with Section 6.09 of the Credit Agreement. The Borrower and its Subsidiaries (other than Excluded Subsidiaries) are in compliance with such Section as of the date hereof.(10)

e.                                       The Borrower was in compliance with Section 6.09 of the Credit Agreement as of the last day of the most recently ended Test Period.

f.                                        No Organizational Documents of the Borrower or Guarantors have been amended or modified.(11)

g.                                       No Default has occurred under the Credit Agreement that has not been previously disclosed, in writing, to the Administrative Agent pursuant to a Compliance Certificate.(12)

(9)                                 To accompany annual financial statements only. The opinion must opine that, such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower as of the dates and for the periods specified in accordance with GAAP consistently applied.

(10)                          To accompany annual, quarterly and monthly financial statements during the Revolving Availability Period. These calculations must be in reasonable detail satisfactory to the Administrative Agent and must include, among other things, an explanation of the methodology used in such calculations and a breakdown of the components of such calculations.

(11)                          Certification with respect to Organizational Documents shall be made each time financial statements are delivered pursuant to Sections 5.01(a) and (b).

Dated this [     ] day of [                ], 201[     ].

PHILADELPHIA ENERGY SOLUTIONS
REFINING AND MARKETING LLC, as Borrower

By:
Name:
Title: [Financial Officer]

(12)                          If a Default has occurred, an explanation specifying the nature and extent of such Default must be provided on a separate page, together with an explanation of the corrective action taken or proposed to be taken with respect thereto (include, as applicable, information regarding actions, if any, taken since prior certificate).

SCHEDULE 1

Financial Covenant

1.	Consolidated EBITDA (the sum of items (a) — (n) below as reduced by items (A), (B) and (C) below)

	(X)	Consolidated Net Income for the twelve month period ended [ ], 20[ ], (the “Relevant Period”), plus

	(a)	Consolidated Interest Expense for such period, plus

	(b)	Consolidated Amortization Expense for such period, plus

	(c)	Consolidated Depreciation Expense for such period, plus

	(d)	Consolidated Tax Expense for such period and, to the extent not included in Consolidated Tax Expense, Permitted Tax Distributions, plus

	(e)	fees, costs, liabilities and expenses incurred through the Effective Date in connection with the Transactions, plus

(f)

the aggregate amount of all other non-cash charges, expenses or losses reducing Consolidated Net Income (excluding any non-cash charge, expense or loss that results in an accrual of a reserve for cash charges in any future period and any non-cash charge, expense or loss relating to write-offs, write-downs or reserves with respect to accounts or inventory) for such period, plus

(g)

any fees, charges and expenses incurred during such period (other than Consolidated Depreciation Expense or Consolidated Amortization Expense), in connection with any acquisition, Investment, Asset Sale, other disposition of assets, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, plus

(h)

the amount of any restructuring charges, integration costs, retention charges, stock option and any other equity based compensation expenses or other business optimization expenses, including, without limitation, costs associated with improvements to IT and accounting functions, costs associated with establishing new facilities, costs or reserves deducted (and not added back) in such period in computing Consolidated Net Income, including any one time costs incurred in connection with acquisitions after the Effective Date and costs related to the closure and/or consolidation of facilities; provided, however, that the aggregate of amounts under this clause (h) shall not exceed 20% of Consolidated EBITDA calculated in accordance with this Schedule, excluding any amounts under this sub-clause (h), plus

(i)

any extraordinary, non-recurring or unusual gains or losses or expenses, severance, relocation costs or payments and curtailments or modifications to pension and post-retirement employee benefit plans, plus

(j)	any other non-cash charges, expenses or losses including any write offs or write downs reducing Consolidated Net Income for such period, plus

(k)

the amount of customary indemnities and expenses paid or accrued in such period to the Sponsors and deducted (and not added back) in such period in computing Consolidated Net Income, in an aggregate amount not to exceed $1,000,000 in any fiscal year, plus

(l)

any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds by third persons that are not Loan Parties contributed to the capital of the Borrower or any of its Subsidiaries, plus

(m)	any net loss from disposed or discontinued operations, plus

(n)

to the extent not already included in the Consolidated Net Income of such person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated EBITDA shall include the amount of cash proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement, minus

(Y)

(A)	any net gain from disposed or discontinued operations, minus

(B)	any cash payments made during such period in respect of non-cash charges taken in a prior period, minus

(C)	the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period..

Consolidated EBITDA

2.	Minimum Consolidated Fixed Charge Ratio: Consolidated EBITDA to Consolidated Fixed Charges

Consolidated EBITDA for the Relevant Period, as calculated pursuant to clause (1) above.

Consolidated Fixed Charges Calculation:

	(a)	Consolidated Interest Expense:

total interest expense (including imputed interest attributable to Capital Lease Obligations in accordance with GAAP and capitalized interest) of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of the Borrower and such Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and after giving effect to Hedging Agreements related to interest rates but excluding unrealized gains and losses with respect to Hedging Agreements related to interest rates (to be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the Test Period and prior to the date of determination in connection with any Permitted Acquisitions and Asset Sales (other than any dispositions in the ordinary course of business) as if such incurrence, assumption, repayment or extinguishing had been effected on the first day of such period)

	(b)	Consolidated Fixed Charges (the sum of items (i)—(vi) below)

	(i)	Consolidated Interest Expense for such period, plus

	(ii)	the aggregate amount of Unfinanced Capital

Expenditures of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such period, plus

(iii)

all cash payments in respect of income taxes of the Borrower and its Subsidiaries (other than Excluded Subsidiaries which are not part of the consolidated tax group of the Borrower or any Guarantor) made during such period (net of any cash refund in respect of income taxes actually received during such period), plus

(iv)

the principal amount of all scheduled amortization payments on all Indebtedness (including the principal component of all Capital Lease Obligations) of the Borrower and its Subsidiaries (other than Excluded Subsidiaries) for such period (as determined on the first day of the respective period), plus

(v)

all cash dividend payments on any series of Disqualified Capital Stock of Holdings or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to the Borrower or any of its Subsidiaries that are Guarantors), plus

(vi)

all cash dividend payments on any Preferred Stock (other than Disqualified Capital Stock) of the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) (other than dividend payments to the Borrower or any of their Subsidiaries that are Guarantors), plus

(vi)	all Permitted Tax Distributions.

Consolidated EBITDA to Consolidated Fixed Charges		[ ]:1.00

Covenant Requirement		Greater than or equal to
1.00:1.00

EXHIBIT D

[Form of]

INTEREST ELECTION REQUEST

Bank of America, N.A.

901 Main Street, 11th Floor

Mailcode TX1-492-11-23

Dallas, TX 75202

Attention: H. Michael Wills,

Senior Vice President, Business Capital

[Date]

Re: Philadelphia Energy Solutions Refining and Marketing LLC

Ladies and Gentlemen:

This Interest Election Request is delivered to you pursuant to Section 2.08 of the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent and as collateral agent. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

The Borrower hereby requests that on [            ](13) (the “Interest Election Date”),

1.             $[             ] of the presently outstanding principal amount of the Loans originally made on [              ],

2.             and all presently being maintained as [ABR Loans] [Eurodollar Loans],

3.             be [converted into] [continued as],

4.             [Eurodollar Loans having an Interest Period of [one/two/three/six/twelve(14)] months] [ABR Loans].

(13)                          To be a Business Day that is (a) the date hereof in the case of a conversion into ABR Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 12:00 p.m., New York City time on the date hereof, otherwise the Business Day following the date of delivery hereof and (b) three Business Days following the date hereof in the case of a conversion into/continuation of Eurodollar Loans to the extent this Interest Election Request is delivered to the Administrative Agent prior to 12:00 p.m., New York City time, on the date hereof, otherwise the fourth Business Day following the date of delivery hereof, in each case.

(14)                          Twelve months must be approved by all affected Lenders.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Interest Election Date, both before and after giving effect thereto and to the application of the proceeds therefrom:

(a)           the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.08 of the Credit Agreement); and

(b)           no Event Default has occurred and is continuing, or would result from such proposed [conversion] [continuation].

[Signature Page Follows]

The Borrower has caused this Interest Election Request to be executed and delivered by its duly authorized officer as of the date first written above.

PHILADELPHIA ENERGY SOLUTIONS REFINING AND
MARKETING LLC, as Borrower

By:
Name:
Title:

EXHIBIT E

[Form of]

JOINDER AGREEMENT

Reference is made to the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

WITNESSETH:

WHEREAS, Borrower and the Guarantors have entered into the Credit Agreement and the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue Letters of Credit to or for the benefit of the Borrower;

WHEREAS, pursuant to Section 5.10(b) of the Credit Agreement, each Subsidiary, other than an Excluded Subsidiary, [that was not in existence on the date of the Credit Agreement] [that is a Domestic Subsidiary] [is required to become a Guarantor] under the Credit Agreement by executing a Joinder Agreement. The undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Credit Agreement in order to induce the Lenders to make additional Revolving Loans and the Issuing Bank to issue Letters of Credit and as consideration for the Loans previously made and Letters of Credit previously issued.

NOW, THEREFORE, the Administrative Agent, Collateral Agent and the New Guarantor hereby agree as follows:

1.                                      Guarantee. In accordance with Section 5.10(b) of the Credit Agreement, the New Guarantor by its signature below becomes a Guarantor under the Credit Agreement with the same force and effect as if originally named therein as a Guarantor. The New Guarantor hereby agrees to all the terms and provisions of the Credit Agreement applicable to it as a Guarantor thereunder.

2.                                      If required, the New Guarantor shall, simultaneously with the execution of this Agreement, execute and deliver such Loan Documents (and such other documents and instruments) as requested by the Administrative Agent in accordance with the Credit Agreement.

3.                                      Representations and Warranties. The New Guarantor represents and warrants that the representations and warranties made by it as a Guarantor under the Credit Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects as so qualified) on and as of the date hereof. Each reference to a Guarantor in the Credit Agreement is deemed to include the New Guarantor. The New Guarantor hereby attaches supplements to each of the schedules to the Credit Agreement applicable to it.

3.             Severability. Any provision of this Joinder Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability and without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

4.             Counterparts. This Joinder Agreement may be executed in counterparts, each of which constitutes an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or portable document format (pdf) is as effective as delivery of a manually executed counterpart of this Joinder Agreement.

5.             No Waiver. Except as expressly supplemented hereby, the Credit Agreement remains in full force and effect.

6.             Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender are governed by the terms of Section 10.01 of the Credit Agreement.

7.             Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW SUBSIDIARY GUARANTOR/BORROWER]

By:
Name:
Title:

Address for Notices:

[JPM ENTITY],
as Administrative Agent

By:
Name:
Title:

[Note: Schedules to be attached.]

EXHIBIT F

[Form of]

THIRD PARTY CONSENT AND ACCESS AGREEMENT (ABL)

THIS THIRD PARTY CONSENT AND ACCESS AGREEMENT (this “Agreement”) is made and entered into as of [•], [•] by and among [                  ] (“Owner”), Bank of America, N.A. (“BANA”), in its capacity as collateral agent for the benefit of the ABL Secured Parties (as defined herein) (in such capacity, the “ABL Collateral Agent”), Merrill Lynch Commodities, Inc. (“MLC”), in its capacity as collateral agent for the benefit of the SOA Secured Parties (as defined herein) (in such capacity, the “SOA Collateral Agent”), and Philadelphia Energy Solutions Refining and Marketing LLC (“PESRM”).

RECITALS

WHEREAS, Owner is the owner and operator of certain [•] facilities and equipment appurtenant thereto described in Schedule A attached hereto or otherwise used under or in connection with any amendment, restatement, supplement to, or modification of, the Infrastructure Agreement (as defined below) to which each Secured Party Representative (as defined below) shall have consented (the “Infrastructure”);

WHEREAS, PESRM has the right to use the Infrastructure pursuant to that certain [                ] Agreement, dated as of [•], [•], by and between Owner and PESRM, an executed copy of which, together with all amendments thereto in effect as of the date hereof, are attached hereto as Exhibit A (as amended, restated, supplemented or otherwise modified from time to time, the “Infrastructure Agreement”);

WHEREAS, PESRM desires that all hydrocarbons that it owns and which are stored in the Infrastructure shall be considered Collateral Liquids (as defined below);

WHEREAS, PESRM has entered into that certain Amended and Restated Revolving Credit and Guaranty Agreement, dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness thereunder and any refinancing or replacement thereof, or one or more successor or replacement facilities), by and among PESRM, as borrower, the guarantors party thereto from time to time, the lenders party thereto from time to time, BANA, as sole lead arranger, sole bookrunner, swingline lender, and issuing bank, JPMorgan Chase Bank, N.A., as issuing bank, and the ABL Collateral Agent, as administrative agent and as collateral agent for the lenders thereunder;

WHEREAS, PESRM has also entered into that certain Amended and Restated Supply and Offtake Agreement, dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Supply and Offtake Agreement”), by and among PESRM, the guarantors party thereto from time to time, and MLC;

WHEREAS, in connection with the Credit Agreement, pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Security Agreement”) by and among PESRM, the grantors party thereto from time to time and the ABL Collateral Agent, as collateral agent for, among others, certain secured parties (such secured parties, the “ABL Secured Parties”), in order to secure PESRM’s obligations under the Credit Agreement and certain other agreements, PESRM granted in favor of the ABL Collateral Agent, for the benefit of itself and the ABL Secured Parties, a lien on and security interest in PESRM’s right, title and interest in, the collateral described therein, including, without limitation, certain hydrocarbons accepted by Owner at the Infrastructure for the account of PESRM (the “Collateral Liquids”);

WHEREAS, in connection with the Supply and Offtake Agreement, pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “SOA Security Agreement” and, together with the ABL Security Agreement, the “Security Agreements”) by and among PESRM, the grantors party thereto from time to time and the SOA Collateral Agent, as collateral agent for, among others, certain secured parties (such secured parties, the “SOA Secured Parties”), in order to secure PESRM’s obligations under the Supply and Offtake Agreement and certain other agreements, PESRM granted in favor of the SOA Collateral Agent, for the benefit of itself and the SOA Secured Parties, a lien on and security interest in PESRM’s right, title and interest in the Collateral Liquids; and

WHEREAS, in connection with the Credit Agreement, the Supply and Offtake Agreement and the Security Agreements, PESRM is required to execute and deliver, and to cause Owner to execute and deliver, this Agreement.

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A.            Acknowledgments, Waivers, Disclaimers and Representations.

1.             Acknowledgment of Security Agreements: Owner hereby acknowledges (i) the ABL Security Agreement by and between, inter alia, PESRM and the ABL Collateral Agent, and the liens and security interests in favor of the ABL Collateral Agent, for the benefit of itself and the ABL Secured Parties, created thereunder in the Collateral Liquids and (ii) the SOA Security Agreement by and between, inter alia, PESRM and the SOA Collateral Agent, and the liens and security interests in favor of the SOA Collateral Agent, for the benefit of itself and the SOA Secured Parties, created thereunder in the Collateral Liquids (collectively, the “Security Interests”).

2.             Each Secured Party Representative as Third Party Beneficiary: Owner acknowledges and agrees that, notwithstanding anything in the Infrastructure Agreement to the contrary, each Secured Party Representative (as such term is defined in Section C.4 below) shall

2

each be a permitted third party beneficiary of the Infrastructure Agreement to the extent required to enforce its rights hereunder.

3.             PESRM as Responsible Party Under the Infrastructure Agreement: PESRM agrees and acknowledges that notwithstanding the rights granted to the Secured Party Representatives hereunder, PESRM will continue to be liable to Owner for all obligations under the Infrastructure Agreement. This Agreement does not limit any rights Owner may have under the Infrastructure Agreement as it relates to the Collateral Liquids; provided that, none of the SOA Collateral Agent, SOA Secured Parties, ABL Collateral Agent or ABL Secured Parties shall be liable to Owner for any costs, fees or monetary obligations arising under the Infrastructure Agreement other than (i) any Cure Payment and (ii) any Removal Period Fees as set forth in Section B.2.c.; and provided further that, any and all liens on the Collateral Liquids, whether now existing or hereafter held by or on behalf of, or created for the benefit of, Owner or any agent or trustee therefor regardless of how or when acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all liens and security interests of the SOA Collateral Agent and ABL Collateral Agent in and on the Collateral Liquids pursuant to the Security Agreements, and that any and all liens on the Collateral Liquids in favor of Owner shall be automatically, unconditionally and simultaneously released upon any disposition of Collateral Liquids by the SOA Collateral Agent and/or the ABL Collateral Agent, without any action on the part of Owner or any agent or trustee therefor; provided that, in the event that all obligations of PESRM to (i) the ABL Collateral Agent and ABL Secured Parties under the Credit Agreement, and (ii) the SOA Collateral Agent and the SOA Secured Parties are paid in full in cash (in accordance with the terms of the Credit Agreement, Supply and Offtake Agreement and the applicable Security Agreement) by the proceeds of any such disposition of Collateral Liquids, and if and to the extent that there are thereafter any remaining proceeds of such disposition, then and only then shall Owner (or any agent or trustee therefor, if applicable) be entitled to such liens in respect of such remaining proceeds as may arise under the Infrastructure Agreement.

4.             Limitation on Damages: NO PARTY TO THIS AGREEMENT SHALL BE LIABLE, RESPONSIBLE OR ACCOUNTABLE IN DAMAGES OR OTHERWISE FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES IN TORT, CONTRACT OR OTHERWISE, UNDER OR ON ACCOUNT OF THIS AGREEMENT.

B.            Covenants of Owner as to Access.

1.             Directions from each Secured Party Representative: PESRM hereby directs, and Owner hereby covenants and agrees that, throughout the term of the Infrastructure Agreement and for the Removal Period (as defined below), Owner shall take and comply with lawful directions or instructions from each Secured Party Representative (in each case, given in accordance with the terms of the Infrastructure Agreement) related to the Collateral Liquids but from (and only from) persons named on a written list provided to it by, and from time to time revised by, each Secured Party Representative. PESRM acknowledges that in the event that Owner receives conflicting directions or instructions from PESRM and a Secured Party Representative, Owner shall be under no duty to follow the directions or instructions of PESRM.

3

2.             Removal of Collateral Liquids: The term “Removal Period” means a period of 30 days after the expiration or termination of the Infrastructure Agreement, during which a Secured Party Representative may remove the Collateral Liquids from the Infrastructure; provided that, such 30 day period will be tolled during any period of force majeure under the Infrastructure Agreement during which a Secured Party Representative is restricted from removing the Collateral Liquids and during any period in which a Secured Party Representative has been stayed from taking action to remove the Collateral Liquids by any court of competent jurisdiction or other governmental authority.

a.             Owner irrevocably grants each Secured Party Representative the right (without any obligation to do so) to remove the Collateral Liquids from the Infrastructure at any time or from time to time during the Removal Period, subject to the terms and conditions hereof.

b.             During the Removal Period, Owner covenants and agrees that it will perform such [storage, terminaling and other services] as are required under the Infrastructure Agreement (as if the Infrastructure Agreement had not expired or been terminated) and as each Secured Party Representative may reasonably request and as may be reasonably required to remove the Collateral Liquids from the relevant Infrastructure, at the costs or rates established in the Infrastructure Agreement (as the same may be escalated from time to time in accordance with the terms of the Infrastructure Agreement, but excluding penalties and interest) (collectively, the “Removal Period Fees”). Each Secured Party Representative shall also be obligated to cure any default of PESRM for ordinary course storage and terminaling fees, at such costs or rates as are then applicable (excluding penalties and interest), accrued and unpaid through the day prior to the first day of the Removal Period and not, for the avoidance of doubt, for any other amounts owed by PESRM, whether by reason of termination, acceleration, as damages or otherwise, and Owner shall have no liens (statutory or otherwise) on Collateral Liquids in respect of any such amounts (the fees referred to in this sentence being collectively referred to as the “Cure Payment”).

3.             Applicability of Infrastructure Agreement Provisions: Owner’s obligations to provide services to each Secured Party Representative hereunder are limited by the terms and conditions under the Infrastructure Agreement. At all times during the Term, each Secured Party Representative shall be subject to the operational provisions and procedures of the Infrastructure Agreement. During the Removal Period, each Secured Party Representative shall also be subject to all other provisions of the Infrastructure Agreement as they relate to the Collateral Liquids, including provisions dealing with the payment of taxes and fees, making customs arrangements and insurance, in each case, solely to the extent such obligations correspond to the Removal Period.

4.             Notice of PESRM Failure to Pay or Perform: Owner hereby covenants and agrees that it will promptly deliver notice to each Secured Party Representative and PESRM (a “Default Notice”) of any failure by PESRM to perform any of its obligations (including payment obligations) under the Infrastructure Agreement and, in the event it delivers a termination notice to PESRM, will simultaneously provide each Secured Party Representative with a copy of such termination notice.

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5.             Amendments to the Infrastructure Agreement: PESRM hereby agrees (and acknowledges to Owner) that it shall not agree to any material amendment of the Infrastructure Agreement without prior written notice to, and the prior written consent of, each of the Secured Party Representatives.

C.                                    Covenants of Owner Regarding Operational Matters Related to Collateral Liquids.

Owner hereby covenants and agrees as follows:

1.             Transfers of Collateral Liquids: Except as expressly provided in the Infrastructure Agreement or pursuant to Section B, Owner will not move any Collateral Liquids to facilities or infrastructure other than the Infrastructure, except in the event of an emergency, and then subject to, as soon as practicable following such emergency condition being remedied, the prompt return of the transferred Collateral Liquids to the Infrastructure.

2.             Reports; Invoices: Owner shall, simultaneously with the delivery thereof to PESRM, deliver to each Secured Party Representative (a) such reports as Owner is required to provide to PESRM under the Infrastructure Agreement, and (b) each invoice or statement under the Infrastructure Agreement.

3.             Measurement; Metering: Owner shall calibrate any tanks that make up a portion of the Infrastructure and verify the accuracy of the sampling and measurement equipment at the Infrastructure, as applicable, pursuant to the latest established API/ASTM standards. Owner shall provide and maintain meters at the Infrastructure, as applicable. Each Secured Party Representative, at its sole cost and expense, may appoint an independent inspector, on a commercially reasonable basis and at reasonable times and upon reasonable notice, to: (a) test the quality and measure the quantity of Collateral Liquids received into and delivered from the Infrastructure, (b) test the quality and measure the quantity of the Collateral Liquids in the Infrastructure at any given time, (c) gauge any tanks that make up a portion of the Infrastructure, and/or (d) witness tank gauging performed by PESRM or Owner.

4.             Secured Party Representative. For all purposes of this Agreement, (i) at all times prior to the receipt by Owner of the ABL Satisfaction Notice (as such term is defined in Section D.4 below), “Secured Party Representative” shall mean each of the ABL Collateral Agent and the SOA Collateral Agent and (ii) all times at and after Owner shall have received the ABL Satisfaction Notice, such term shall mean the SOA Collateral Agent. At all times covered by clause (i) of this Section C.4., in the event of any conflict between the requests or instructions given to Owner by the ABL Collateral Agent in accordance with this Agreement and the requests or instructions given to Owner by the SOA Collateral Agent in accordance with this agreement, Owner shall comply with the requests and instructions of the ABL Collateral Agent.

D.            Miscellaneous Provisions.

1.             Successors and Assigns; Refinancing: The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of Owner, the ABL Collateral Agent (and its designee(s) and assignee(s)), the SOA Collateral Agent (and its designee(s) and assignee(s)), the ABL Secured Parties, the SOA Secured Parties, and their respective successors and assigns (including, without limitation, any lender, lessor,

5

agent and/or other entity that purchases, refinances, replaces or supplements all or any portion of any existing credit arrangements, indebtedness or other obligations of PESRM). Owner hereby acknowledges that PESRM (or an affiliate of PESRM) may, from time to time during the term of the Infrastructure Agreement, refinance the indebtedness and other obligations incurred in connection with the transactions contemplated by the Credit Agreement or Supply and Offtake Agreement, as applicable, pursuant to a bank financing, an institutional financing, a capital markets financing, a lease financing or any other combination thereof or other form of financing or otherwise enter into substitute arrangements relating to the transactions contemplated by the Credit Agreement or Supply and Offtake Agreement, as applicable. Owner hereby consents to the provisions of this Agreement continuing to apply to the Infrastructure Agreement in connection with any such refinancing; provided that, the assignee agrees that the terms and provisions of this Agreement shall apply with respect to such assignment. In furtherance of the foregoing, in connection with any such refinancing or substitute arrangements, Owner agrees that (a) (i) references herein to “SOA Collateral Agent” or “ABL Collateral Agent” shall be deemed to be references to the applicable successor, transferor or assignee of the SOA Collateral Agent or ABL Collateral Agent, as applicable, providing such refinancing or substitute arrangements and (ii) references herein to the “Supply and Offtake Agreement” or “Credit Agreement” shall be deemed to be references to the corresponding agreements entered into in connection with such refinancing or substitute arrangements, and (b) if requested by PESRM (or its applicable affiliate), it shall enter into a new consent, substantially in the form of this Agreement, in favor of the parties providing such refinancing or substitute arrangements. Owner shall disclose the terms and conditions of this Agreement to any purchaser, transferee or successor to Owner’s interest in the Infrastructure.

2.             Notices: All notices, requests, statements or payments required to be made under this Agreement shall be made as specified below. All notices are required to be in writing and shall be delivered by letter, facsimile, electronic mail or other documentary form. Notice by facsimile, electronic mail or hand delivery shall be deemed to have been received on the business day on which it was transmitted or delivered (unless transmitted or delivered after 5:00PM Eastern Time or on a day other than a business day, in which case it shall be deemed received on the next business day). A Party may change its addresses by providing notice of same in accordance herewith. Notices shall be sent as follows:

If to Owner, addressed to:

[Name of Owner]
[Address]
Attn: [ ]
Email: [ ]

If to the ABL Collateral Agent, addressed to:

Bank of America Merrill Lynch
Bank of America, N.A.
901 Main Street, 11th Floor
Mailcode TX 1-492-11-23
Dallas, TX 75202

6

Attention: H. Michael Wills
Fax No.: 214-209-4766
Email: #############@baml.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-652
Attention: Tatiana Monastyrskaya, Esq.
Fax Number: 917-777-3582
Email: tatiana.monastyrskaya@skadden.com

If to the SOA Collateral Agent, addressed to:

Merrill Lynch Commodities, Inc.
20 E. Greenway Plaza, Suite 700
Houston, Texas 77046
Attn: Chief Operating Officer

With a copy to:

Merrill Lynch Commodities, Inc.
20 E. Greenway Plaza, Suite 900
Houston, Texas 77046
Attention: Legal Department
Fax Number: ###-###-####
Email: ##########################@bankofamerica.com

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036-652
Attention: Tatiana Monastyrskaya, Esq.
Fax Number: 917-777-3582
Email: tatiana.monastyrskaya@skadden.com

3.             Governing Law, Submission to Jurisdiction, and Waiver of Jury Trial: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT OF COMPETENT JURISDICTION SITUATED IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK OR, IF ANY FEDERAL COURT DECLINES TO EXERCISE OR DOES NOT HAVE JURISDICTION, IN ANY NEW YORK STATE COURT IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK, AND TO SERVICE OF PROCESS BY CERTIFIED MAIL, DELIVERED TO THE PARTY AT ITS LAST

7

DESIGNATED ADDRESS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION TO THE JURISDICTION OF ANY SUCH COURT OR TO THE VENUE THEREIN OR ANY CLAIM OF INCONVENIENT FORUM OF SUCH COURT. EACH PARTY FURTHER WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING RELATING TO THIS AGREEMENT.

4.                                      Term: This Agreement expires on the first to occur of the following: (i) the date on which both (x) the ABL Collateral Agent and the ABL Secured Parties are fully paid under the Credit Agreement and (y) the Supply and Offtake Agreement shall have terminated and all obligations of PESRM to the SOA Collateral Agent and the SOA Secured Parties shall have been satisfied; and (ii) the later of the date of expiration of (A) the term of the Infrastructure Agreement and (B) the Removal Period (the “Term”). The ABL Collateral Agent shall provide prompt written notice to Owner of the date the ABL Collateral Agent and ABL Secured Parties are fully paid under the Credit Agreement (the “ABL Satisfaction Notice”). The SOA Collateral Agent shall provide prompt written notice to Owner of the date the Supply and Offtake Agreement shall have terminated and all obligations of PESRM to the SOA Collateral Agent and the SOA Secured Parties shall have been satisfied.

5.                                      Severability: If at any time any court of competent jurisdiction declares that any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any applicable law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the applicable law of any other jurisdiction will, in any way, be affected or impaired. The parties will negotiate in good faith with a view to reform this Agreement in order to give effect to the original intention of the parties and produce as nearly as is practicable in all the circumstances the appropriate balance of the commercial interests of the parties. The failure to agree upon such provisions for any reason or no reason shall not be considered a breach of this Agreement.

6.                                      Waiver: No failure to exercise, nor any delay in exercising, any right, power or remedy under this Agreement or provided by applicable law shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies (provided by applicable law or otherwise). Any waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

7.                                      Entire Agreement: This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements among the parties. In the event of any conflict between the terms of this Agreement and the terms of the Infrastructure Agreement, the terms of this Agreement shall prevail.

8.                                      Amendment: No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party therefrom, shall in any event be effective unless the

8

same shall be in writing and signed by the parties, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.                                      Survival: Except where otherwise specified herein, the covenants, representations and warranties contained in this Agreement and any document, certificate or other instrument delivered by or on behalf of a party pursuant to this Agreement shall survive expiration or termination of this Agreement and shall continue in full force and effect for the benefit of the party to whom they are given. No expiration or termination of this Agreement, however effected, shall affect or extinguish any rights or obligations of the parties which accrued prior to the date of termination or affect or extinguish any remedies available to any party by contract, at law, in equity or otherwise.

10.                               Further Assurances: Each party shall in good faith take all such further commercially reasonable actions requested by any other party and shall execute, acknowledge and deliver all such further documents as are reasonably requested by such other party to carry out the purposes of this Agreement.

11.                               Counterparts: This Agreement may be executed by the parties in separate counterparts and initially delivered by facsimile transmission or otherwise, with original signature pages to follow, and all such counterparts shall together constitute one and the same instrument. Delivery of an electronic counterpart shall be effective as manual delivery thereof.

[SIGNATURE PAGE FOLLOWS]

9

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

[OWNER]

By:
Name:
Title:

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as ABL Collateral Agent

By:
Name:
Title:

MERRILL LYNCH COMMODITIES, INC.,
as SOA Collateral Agent

By:
Name:
Title:

EXHIBIT G

[Form of]

LC REQUEST [AMENDMENT]

Dated (15)

Re: the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

Bank of America, N.A.

901 Main Street, 11th Floor

Mailcode TX1-492-11-23

Dallas, TX 75202

Attention: H. Michael Wills,

Senior Vice President, Business Capital

[Name and Address of Issuing Bank

if different from Administrative Agent]

Ladies and Gentlemen:

We hereby request that [•], as an Issuing Bank under the Credit Agreement, [issue] [amend] [renew] [extend] [a] [an existing] [Standby] [Commercial] Letter of Credit for the account of the undersigned(16) on (17) (the “Date of [Issuance] [Amendment] [Renewal] [Extension]”) in the aggregate stated amount of (18). [Such Letter of Credit was originally issued

(15)                          Date of LC Request.

(16)                          Note that if the LC Request is for the account of a Subsidiary, Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account or in favor of any Subsidiary of the Borrower.

(17)                          Date of Issuance [Amendment] [Renewal] [Extension], which must be at least two Business Days after the date of this LC Request, if this LC Request is delivered to the Issuing Bank by 11:00 a.m., New York City time (or such shorter period as is acceptable to the Issuing Bank).

(18)                          Aggregate initial stated amount of Letter of Credit.

on [date].] [The requested Letter of Credit [shall be] [is] denominated in [Dollars] [Alternate Currency].

For purposes of this LC Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit [will be] [is] (19), such Letter of Credit [will be] [is] in support of (20) and such Letter of Credit [will have] [has] [a stated expiration date of] [shall be an Auto-Renewal Letter of Credit] (21). [Describe the nature of the amendment, renewal or extension.]

The undersigned hereby certifies as of the date hereof that:

(1)                                 [As of date hereof and at the time of and immediately after giving effect to the [issuance] [amendment] [extension] [renewal](22) of the Letter of Credit requested herein, no Default has or will have occurred and be continuing.]

(2)                                 Each of the representations and warranties made by any Loan Party set forth in any Loan Document are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects as so qualified) on and as of the date hereof and with the same effect as though made on and as of today’s date, except to the extent such representations and warranties expressly relate to an earlier date.(23)

(3)                                 [The Borrower is aware of no]/[The Borrower has notified the Issuing Bank of any] order, judgment or decree of any Governmental Authority [of which the Borrower is aware] that purports to restrain any Lender from taking any actions to be made hereunder or from making any Loans to be made by it. No injunction or other restraining order has been issued with respect to any action, suit or proceeding seeking to

(19)                          Insert name and address of beneficiary.

(20)                          Insert description of the obligation to which it relates in the case of Standby Letters of Credit and a description of the commercial transaction which is being supported in the case of Commercial Letters of Credit.

(21)                          Insert last date upon which drafts may be presented which may not be later than the earlier of (x) the date which is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (y) the Letter of Credit Expiration Date. However, the Borrower may, in any Letter of Credit Request, request a Letter of Credit that has automatic renewal provisions.

(22)                          Only include this certification if the effect of such amendment, extension or renewal of any existing Letter of Credit increases its face amount or extends its expiration date.

(23)                          This condition does not apply to any request for the amendment of a Letter of Credit for purposes of decreasing its face amount.

enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this LC Request, the Credit Agreement or the making of Loans thereunder.

(4)                                 After giving effect to the request herein, the LC Exposure will not exceed the LC Commitment and the total Revolving Exposures will not exceed the lesser of (A) the total Revolving Commitment and (B) the Borrowing Base then in effect.

(5)                                 [With respect to Letters of Credit [issued] [amended] [renewed] [extended] for the account of a Subsidiary, the Lenders and the Administrative Agent have received the information required under Section 10.13 of the Credit Agreement.]

Copies of all relevant documentation with respect to the supported transaction are attached hereto.

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, as Borrower

By:
Name:
Title:

EXHIBIT H

[Form of]

LETTER OF CREDIT

APPLICANT:

BENEFICIARY:

AMOUNT: TBD

EXPIRY:          AT OUR COUNTERS

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF

CREDIT NUMBER          WHICH IS AVAILABLE WITH BANK OF AMERICA N.A. PAYMENT AGAINST PRESENTATION OF THE ORIGINAL OF THIS LETTER OF CREDIT AND YOUR DRAFTS AT SIGHT DRAWN ON BANK OF AMERICA N.A., ACCOMPANIED BY THE DOCUMENTS DETAILED BELOW:

1.               THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS THERETO, IF ANY.

2.               A DATED STATEMENT SIGNED BY AN AUTHORIZED SIGNATORY OF THE BENEFICIARY ON BENEFICIARY’S LETTERHEAD READING AS FOLLOWS: QUOTE

UNQUOTE

PARTIAL DRAWINGS: ALLOWED

DRAFT(S) MUST STATE “DRAWN UNDER BANK OF AMERICA N.A. STANDBY LETTER OF CREDIT NUMBER          DATED           ”.

DRAFT(S) AND DOCUMENTS MAY BE PRESENTED AT OUR OFFICES AT BANK OF AMERICA N.A., 1 FLEET WAY, SCRANTON, PA 18507-1999, ATTN: GLOBAL TRADE OPERS.-STANDBY UNIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, ICC PUBLICATION NO. 590.

IF YOU REQUIRE ANY ASSISTANCE OR HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CALL           .

H-1

AUTHORIZED SIGNATURE

H-2

EXHIBIT I-1

[Form of]

REVOLVING NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of [LENDER] (the “Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)           DOLLARS ($           ) and (b) the aggregate unpaid principal amount of all Revolving Loans of the Lender outstanding under the Credit Agreement referred to below. Additionally, Borrower shall pay interest in like money, as specified in Section 2.14 of the Credit Agreement, on the unpaid principal amount hereof from time to time from the date hereof at the rates, and on the dates, specified in Section 2.06 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, Type and amount of each Revolving Loan of the Lender outstanding under the Credit Agreement, the date and amount of each payment or prepayment of principal hereof, and the date of each interest rate conversion or continuation pursuant to Section 2.08 of the Credit Agreement and the principal amount subject thereto. The failure of the Lender to make any such recordation (or any error in such recordation) will not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent and as collateral agent, and as such, is subject to the provisions thereof (including optional and mandatory prepayment in whole or in part as provided therein). Terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable, all as provided therein.

I-1-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law) presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows.]

I-1-2

PHILADELPHIA ENERGY SOLUTIONS REFINING
AND MARKETING LLC, as Borrower

By:
Name:
Title:

I-1-3

EXHIBIT I-2

[Form of]

SWINGLINE NOTE

$	New York, New York
[Date]

FOR VALUE RECEIVED, the undersigned, PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a Delaware limited liability company, (the “Borrower”) hereby promises to pay to the order of BANK OF AMERICA, N.A. (the “Swingline Lender”) on the Revolving Maturity Date (as defined in the Credit Agreement referred to below), in lawful money of the United States and in immediately available funds, the principal amount of the lesser of (a)           ($           ) and (b) the aggregate unpaid principal amount of all Swingline Loans made by Lender to the undersigned pursuant to Section 2.17 of the Credit Agreement referred to below. Additionally, Borrower shall pay interest on the unpaid principal amount hereof in like money, as specified in Section 2.14 of the Credit Agreement, from time to time from the date hereof at the rates and on the dates specified in Section 2.06 of the Credit Agreement.

The holder of this Note may endorse and attach a schedule to reflect the date, the amount of each Swingline Loan and the date and amount of each payment or prepayment of principal thereof. The failure of Swingline Lender to make such recordation (or any error in such recordation) will not affect the obligations of the Borrower hereunder or under the Credit Agreement.

This Note is one of the Notes referred to in the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent and as collateral agent, and as such, is subject to the provisions thereof (including optional and mandatory prepayment in whole or in part as provided therein). Terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

This Note is secured and guaranteed as provided in the Credit Agreement and the Security Documents. Reference is hereby made to the Credit Agreement and the Security Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and guarantees, the terms and conditions upon which the security interest and each guarantee was granted and the rights of the holder of this Note in respect thereof.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable as provided in the Credit Agreement.

I-2-1

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law) presentment, demand, protest and all other notices of any kind.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT. TRANSFERS OF THIS NOTE MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE ADMINISTRATIVE AGENT PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows.]

I-2-2

PHILADELPHIA ENERGY SOLUTIONS
REFINING AND MARKETING LLC,
as Borrower

By:
Name:
Title:

I-2-3

EXHIBIT J

[FORM OF PERFECTION CERTIFICATE]

[See attached]

J-1

Execution Version

PERFECTION CERTIFICATE

This Perfection Certificate, dated as of October 7, 2014, is delivered pursuant to that certain Amended and Restated Revolving Credit and Guaranty Agreement dated as of the date hereof, as amended from time to time, among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Required Lenders party thereto from time to time, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, and the Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement”), among the Borrower, PES Administrative Services LLC, a Delaware limited liability company (“PES Admin” and, together with the Borrower, the “Loan Parties”), as a grantor, and Bank of America, N.A., as collateral agent (in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings assigned to them in the Security Agreement.

The undersigned, Chief Financial Officer of each Loan Party, hereby certifies, in his capacity as such, and not in his individual capacity, to the Collateral Agent that as of the date hereof:

1.                                              Names. (a) Set forth on Schedule 1(a) attached hereto is a schedule of the following: (i) the exact legal name of each Loan Party, as such name appears in its respective certificate of incorporation or any other organizational document; (ii) confirmation that such entity is a limited liability company organized under the laws of the State of Delaware; and (iii) the organizational identification number, if any, of each Loan Party that is a registered organization; the Federal Taxpayer Identification Number of each Loan Party; and the jurisdiction of formation of each Loan Party.

(b)                                 Set forth on Schedule 1(b) attached hereto is a schedule of any other corporate or organizational name each Loan Party has had in the past five years, together with the date of the relevant change.

2.                                              Current Locations. (a) Set forth on Schedule 2(a) attached hereto is the location of the chief executive office of each Loan Party.

(b)                                 Set forth on Schedule 2(b) attached hereto are all locations where each Loan Party maintains any books or records relating to any Pledged Collateral.

(c)                                  Set forth on Schedule 2(c) attached hereto are all the places of business of each Loan Party.

(d)                                 Set forth on Schedule 2(d) attached hereto are all locations where each Loan Party stores or maintains any of the Pledged Collateral consisting of inventory as of the date hereof, other than inventory in transit.

(e)                                  Set forth on Schedule 2(e) attached hereto are the names and addresses of all persons or entities other than each Loan Party, such as lessees, consignees or warehousemen, which have possession of the Pledged Collateral consisting of inventory.

3.                                           UCC Filings. Set forth on Schedule 3 attached hereto and made a part hereof is a schedule of the financing statements (duly authorized by each Loan Party constituting the debtor therein), including the indications of the collateral relating to the Security Agreement, and such financing statements are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 4 hereto.

4.                                           Schedule of Filings. Attached hereto as Schedule 4 is a schedule of the appropriate filing offices for the financing statements attached hereto as Schedule 3 and any other actions required to create and perfect the security interests in the Pledged Collateral (as defined in the Security Agreement) granted to the Collateral Agent pursuant to the Security Agreement. No other filings or actions are required to create and perfect the security interests in the Pledged Collateral granted to the Collateral Agent pursuant to the Security Agreement.

5.                                           Deposit Accounts. Attached hereto as Schedule 5 is a true and complete list of all Deposit Accounts maintained by each Loan Party, including the name of each institution where each such account is held, the name of each such account and the name of each entity that holds each account.

6.                                           Real Property. Attached hereto as Schedule 6 is a list of all (i) real property to be encumbered by a Mortgage and fixture filing (such real property, the “Mortgaged Property”), which constitutes all real property owned by such Loan Party (other than the North Yard and the West Yard) with a value in excess of $5,000,000, (ii) addresses of each Mortgaged Property and (iii) appropriate filing offices for the Mortgages and fixture filings relating to the Mortgaged Property.

7.                                           Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all of the stock, partnership interests, limited liability company membership interests or other equity interests owned by each Loan Party and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests setting forth the percentage of such equity interests pledged under the Security Agreement.

8.                                           Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness held by each Loan Party that are part of the Pledged Collateral (as defined in the Security Agreement) as of the date hereof in an amount in excess of $10,000.

9.                                           Trademarks.

(a)                                     Attached hereto as Schedule 9(a) is a schedule setting forth each Loan Party’s Trademarks applied for or registered with the United States Patent and Trademark Office (the “USPTO”), including the name of the registered owner or applicant and the registration, application, or publication number, as applicable, of each registered or applied for Trademark owned by each Loan Party.

(b)                                     Attached hereto as Schedule 9(b) is a schedule setting forth all Trademarks which are the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor (whether or not recorded with the USPTO), in each case, under which a Loan Party is the licensor or franchisor of a Trademark, including the relevant signatory parties to each license along with the date of execution thereof and, if applicable, a recordation number or other such evidence of recordation.

10.                                               Termination Statements. Attached hereto as Schedule 10 is a schedule setting forth, other than with respect to Liens (as defined in the Credit Agreement) permitted pursuant to Section 6.02 of the Credit Agreement, all termination statements relating to financing statements or public notices or similar statements covering or purporting to cover any interest of any kind in the Pledged Collateral (a) filed against such Loan Party in such Loan Party’s jurisdiction of organization or (b) authorized by such Loan Party to be filed in any jurisdiction in the last five years prior to the Closing Date.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first set forth above.

LOAN PARTIES:

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:
	Name:	James T. Rens
	Title:	Chief Financial Officer

PES ADMINISTRATIVE SERVICES, LLC

By:
	Name:	James T. Rens
	Title:	Chief Financial Officer

Schedule 1(a)

Legal Names, Etc.

		Registered		Federal Taxpayer
		Organization	Organizational	Identification	Jurisdiction of
Legal Name	Type of Entity	(Yes/No)	Number	Number	Formation
Philadelphia Energy Solutions Refining and Marketing LLC	LLC	Yes	5178182	##-#######	Delaware

PES Administrative Services, LLC	LLC	Yes	5214027	##-#######	Delaware

Schedule 1(b)

Prior Organizational Names

Borrower:

None.

PES Admin:

PES Blocker, LLC (name changed on November 30, 2012).

Schedule 2(a)

Chief Executive Offices

Company/Subsidiary	Address
Philadelphia Energy Solutions Refining and Marketing LLC	1735 Market Street Philadelphia, PA 19103
PES Administrative Services, LLC	1735 Market Street Philadelphia, PA 19103

Schedule 2(b)

Location of Books and Records

Company/Subsidiary	Address
Philadelphia Energy Solutions Refining and	1735 Market Street
Marketing LLC	Philadelphia, PA 19103

140 Riverside Court
Kings Mountain, NC 28086

3144 W. Passyunk Ave
Philadelphia, PA 19145
PES Administrative Services, LLC	1735 Market Street
Philadelphia, PA 19103

140 Riverside Court
Kings Mountain, NC 28086

3144 W. Passyunk Ave
Philadelphia, PA 19145

Schedule 2(c)

Other Places of Business

Company/Subsidiary	Address
Philadelphia Energy Solutions Refining and	3144 W. Passyunk Avenue
Marketing LLC	Philadelphia, PA 19145
PES Administrative Services, LLC	None.

Schedule 2(d)

Additional Locations of Inventory

Company/Subsidiary	Address
Philadelphia Energy Solutions Refining and	Philadelphia Refinery
Marketing LLC	3144 W. Passyunk Avenue
Philadelphia, PA 19145

Eagle Point, SPMT
1000 Crown Point Road
Westville, NJ 08093

Bridgeton Papco/Inergy
1709 South Burlington Road
Bridgeton, NJ 08302

Ameriport/Eastside Yard
Philadelphia, PA

Marcus Hook, SPMT
100 Green Street
Marcus Hook, PA 19013

Savage
52 E Oregon Avenue
Philadelphia, PA

Material in transit or stored on vessels from time to time
PES Administrative Services, LLC	None.

Schedule 2(e)

Locations of Pledged Collateral in Possession of Persons Other Than Borrower or Any
Subsidiary

Borrower:

Eagle Point, SPMT

1000 Crown Point Road

Westville, NJ 08093

Bridgeton Papco/Inergy

1709 South Burlington Road

Bridgeton, NJ 08302

Ameriport/Eastside Yard

Philadelphia, PA

Marcus Hook, SPMT

100 Green Street

Marcus Hook, PA 19013

Savage

52 E Oregon Avenue

Philadelphia, PA

Material in transit or stored on vessels from time to time

PES Admin:

None.

Schedule 3

Copy of Financing Statements To Be Filed

[See attached.]

Schedule 4

Filings/Filing Offices

Type of Filing	Entity	Applicable Security Document	Filing Office
UCC-1 financing statement	Philadelphia Energy Solutions Refining and Marketing LLC	Security Agreement	Delaware Secretary of State
UCC-1 financing statement	PES Administrative Services, LLC	Security Agreement	Delaware Secretary of State
UCC-3 financing statement amendment	Philadelphia Energy Solutions Refining and Marketing LLC	Security Agreement	Delaware Secretary of State
UCC-3 financing statement amendment	PES Administrative Services, LLC	Security Agreement	Delaware Secretary of State

Schedule 5

Deposit Accounts

OWNER/ACCOUNT	TYPE OF	BANK OR	ACCOUNT
PARTY	ACCOUNT	INTERMEDIARY	NUMBER

Philadelphia Energy Solutions Refining and Marketing LLC	Concentration Account	Bank of America Merrill Lynch 901 Main St Dallas TX 75202	##########

Philadelphia Energy Solutions Refining and Marketing LLC	Accounts Receivable Draft Account	Bank of America Merrill Lynch 901 Main St Dallas TX 75202	##########

Philadelphia Energy Solutions Refining and Marketing LLC	Account Receivable Account	Bank of America Merrill Lynch 901 Main St Dallas TX 75202	##########

Philadelphia Energy Solutions Refining and Marketing LLC	Pay Through Account(1)	Bank of America Merrill Lynch 901 Main St Dallas TX 75202	##########

Philadelphia Energy Solutions Refining and Marketing LLC	Concentration Account	JPMorgan Chase Bank, N.A. 712 Main Street Houston TX 77002	#########

Philadelphia Energy Solutions Refining and Marketing LLC	Draft Account	JPMorgan Chase Bank, N.A. 712 Main Street Houston TX 77002	#########

Philadelphia Energy Solutions Refining and Marketing LLC	Accounts Receivable Account	JPMorgan Chase Bank, N.A. 712 Main Street Houston TX 77002	#########

Philadelphia Energy Solutions Refining and Marketing LLC	Pay Through Account(1)	JPMorgan Chase Bank, N.A. 712 Main Street Houston TX 77002	#########

PES Administrative Services, LLC	None.

(1) Each of the Pay Through accounts listed above are Excluded Deposit Accounts.

Schedule 6

Real Property

Survey & Title Policy Parcel	Property Address	Philadelphia Office of Property Assessment ID Nos.	Recording Office
Parcel A	3600 Lanier Avenue	885044000	Philadelphia
	Philadelphia, PA		Department of Records
	19153
	Philadelphia County

Parcel A	3000 Penrose Ferry Rd	884095400	Philadelphia
	Philadelphia, PA		Department of Records
	19153
	Philadelphia County

Parcel A	3002 Penrose Ferry Rd	884095500	Philadelphia
	Philadelphia, PA		Department of Records
	19153
	Philadelphia County

Parcel A	3404 Penrose Avenue	884096500	Philadelphia
	Philadelphia, PA		Department of Records
	19153
	Philadelphia County

Parcel B-1	3144 W. Passyunk	884097044	Philadelphia
	Avenue		Department of Records
	Philadelphia, PA
	19145
	Philadelphia County

Parcels C & D	6900 Essington	884096700	Philadelphia
	Avenue		Department of Records
	Philadelphia, PA
	19153
	Philadelphia County

Schedule 7

Stock Ownership and Other Equity Interests

Certificated
					% of	No. (if
Loan Party		Type of	# of Shares	Total Shares	Interest	uncertificated,	Par	Pledged
(Grantor)	Issuer	Organization	Owned	Outstanding	Pledged	please note)	Value	?
Borrower	PES Admin	LLC	100% membership interests	N/A	100%	Uncertificated	N/A	Y

Schedule 8

Instruments and Tangible Chattel Paper

Borrower:

None.

PES Admin:

None.

Schedule 9

Trademarks

9(a) — Trademarks:

Borrower:

U.S. Service Mark
Mark	Registration No.	International Classes	File Number
	4,426,486	35 and 40	CAR148/5-2US

PES Admin:

None.

9(b) — Trademarks subject to license/franchise:

Borrower:

None.

PES Admin:

None.

Schedule 10

Termination Statements

Borrower:

None.

PES Admin:

None.

EXHIBIT K

[FORM OF SECURITY AGREEMENT]

[See attached]

K-1

SECOND AMENDED AND RESTATED

PLEDGE AND SECURITY AGREEMENT

among

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC,

as Grantor,

the other Grantors party hereto,

and

BANK OF AMERICA, N.A., as Collateral Agent

Dated as of October 7, 2014

i

ii

SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of October 7, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), among PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a limited liability company organized under the laws of Delaware (the “Borrower”), as grantor, and the other Grantors listed on the signature pages hereto or becoming party hereto by execution and delivery of a Joinder Agreement (together with the Borrower, the “Grantors,” and each a “Grantor”), in favor of BANK OF AMERICA, N.A. (“BANA”), in its capacity as collateral agent under the Credit Agreement (as hereinafter defined), as secured party (in such capacity and together with any successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrower and JP Morgan Chase Bank, N.A. (“JPMorgan”), as Collateral Agent, are party to that certain Revolving Credit and Guaranty Agreement, dated as of September 8, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, the lending institutions party thereto, the guarantors party thereto, JPMorgan, as Swingline Lender, JPMorgan, as Issuing Bank, Administrative Agent and Collateral Agent, and J.P. Morgan Securities LLC, as Sole Lead Arranger and Sole Bookrunner;

WHEREAS, in connection with the Existing Credit Agreement, the Borrower and the other Grantors listed on the signature pages thereto, or which have become party thereto by execution and delivery of a Joinder Agreement, are party to that certain Amended and Restated Security Agreement, dated as of April 4, 2013 (the “Existing Security Agreement”), in favor of the Collateral Agent;

WHEREAS, pursuant to the terms of (a) that certain Successor Agent Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Successor Agent Agreement”), among JPMorgan (in its capacities as Administrative Agent, Swingline Lender, Issuing Bank and Collateral Agent), BANA, and the Borrower, JPMorgan will assign to BANA all of JPMorgan’s rights, title and interest, and BANA will assume JPMorgan’s liabilities and obligations, (in its capacities as Administrative Agent, Swingline Lender, Issuing Bank and Collateral Agent) under the Existing Credit Agreement, the Existing Security Agreement and each of the Loan Documents to which JPMorgan is a party, (b) that certain Assignment and Assumption, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “BANA Assignment and Assumption”), between JPMorgan and BANA, JPMorgan will assign to BANA the Assigned Interest (as defined in the BANA Assignment and Assumption), and (c) that certain Assignment and Assumption, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “PNC Assignment and Assumption”), between JPMorgan and PNC Bank, N.A. (“PNC”), JPMorgan will assign to PNC the Assigned Interest (as defined in the PNC Assignment and Assumption) (collectively, including the Successor Agent Agreement, the BANA Assignment and Assumption and the PNC Assignment and Assumption, the “ABL Assignment”), it being understood and agreed that

JPMorgan will remain a Lender under the Revolving Credit Agreement (as defined below) to the extent of its retained interest thereunder after giving effect to the BANA Assignment and Assumption and the PNC Assignment and Assumption;

WHEREAS, in connection with the Assignment, the Existing Credit Agreement is being amended and restated (such Amended and Restated Revolving Credit and Guaranty Agreement, dated as of the date hereof, among the Borrower, the Lenders, the Guarantors, BANA, as Swingline Lender, BANA, as Issuing Bank, BANA, as Administrative Agent and Collateral Agent, and BANA, as Sole Lead Arranger and Sole Bookrunner (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement,” which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Collateral Agent’s acknowledgment of the termination of the predecessor Credit Agreement));

WHEREAS, the parties wish to amend and restate in its entirety the Existing Security Agreement in connection with, and as a condition to the effectiveness of, the Credit Agreement;

WHEREAS, the Borrower and each other Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement;

WHEREAS, this Agreement is given by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations; and

WHEREAS, each Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1       Definitions.

(a)           Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided, that, in any event, the following terms shall have the meanings assigned to them in the UCC:

2

“Accounts”; “Certificated Securities”; “Chattel Paper”; “Commercial Tort Claims”; “Deposit Account”; “Documents”; “Electronic Chattel Paper”; “Equipment”; “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “Records”; “Supporting Obligations”; and “Tangible Chattel Paper.”

(b)           Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement. Sections 1.03 and 1.05 of the Credit Agreement shall apply herein mutatis mutandis.

(c)           The following terms shall have the following meanings:

“ABL/SOA Priority Collateral” shall have the meaning assigned to such term in the Term-ABL Intercreditor Agreement.

“ABL/SOA Intercreditor Agreement” shall have the meaning assigned to such term in Section 10.15.

“ABL/SOA Secured Parties” shall have the meaning assigned to such term in the Term-ABL Intercreditor Agreement.

“Account Debtor” shall mean each Person who is obligated on a Receivable or Supporting Obligation related thereto.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Assignment” shall have the meaning assigned to such term in the Recitals.

“BANA” has the meaning assigned to that term in the preamble to this Agreement.

“BANA Assignment and Assumption” has the meaning assigned to that term in the recitals to this Agreement.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Catalyst Assets” shall mean all catalyst assets and inventory, precious metals assets and precious metals inventory and all additions, accessions and all rights and privileges related thereto.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Current Assets Collateral and shall include any security agreement or other agreement granting a Lien on such real or personal property.

“Contracts” shall mean, collectively, with respect to the Grantors, all sale, service, performance, equipment or property lease contracts, agreements and grants and all other contracts, agreements or grants (in each case, whether written or oral, or third party or intercompany), in each case, between a Grantor and any third party, and all assignments,

3

amendments, restatements, supplements, extensions, renewals, replacements or modifications thereto or thereof.

“Control” shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the UCC, and (ii) in the case of any Security Entitlement, “control,” as such term is defined in Section 8-106 of the UCC.

“Control Agreements” shall mean, collectively, the Deposit Account Control Agreements and any other control agreements entered into in connection with this Agreement and the other Loan Documents.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals.

“Current Assets Collateral” shall have the meaning assigned to such term in Section 2.1.

“Deposit Account Control Agreement” shall mean an agreement substantially in the form included as Exhibit 2 hereto or such other form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account (including the Borrowing Base Collateral Account).

“Equity Interests” shall mean (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Excluded Deposit Account” means any Deposit Account (i) for which all or substantially all of the funds on deposit therein are used solely to fund payroll, 401(k) and other retirement plans and employee benefits or health care benefits, and any trust accounts with respect to any of the foregoing, or (ii) holding at all times less than $5,000,000 in the aggregate, together with all such other Deposit Accounts excluded pursuant to this clause (ii).

“Excluded Property” shall mean:

(a)           assets owned by a Grantor on the date hereof or hereafter acquired that are subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement and any cash Proceeds thereof, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such assets or Proceeds thereof, it being understood and agreed that, upon the termination of such contract, agreement or documentation, or the extinguishment of the Lien securing such Purchase Money Obligation or Capital Lease Obligation, such assets and Proceeds shall cease to be Excluded Property unless they shall otherwise independently continue to qualify as such;

(b)           MLC Separate Assets and Collateral;

4

(c)           to the extent constituting Inventory, Catalyst Assets;

(d)           cash and Cash Equivalents securing obligations with respect to Hedging Agreements with any Person to the extent not prohibited under the Credit Agreement;

(e)           each Excluded Deposit Account, to the extent that such Deposit Account, if an Excluded Deposit Account pursuant to clause (ii) of the definition thereof, together with all other Excluded Deposit Accounts, continues to qualify as such pursuant to the definition thereof;

(f)            any assets, the granting or perfection of a Lien on which is prohibited by any Requirement of Law;

(g)           any Term Loan Priority Collateral and any other asset, property or property right, in each case, of a de minimis value in which a security interest in favor of the Secured Parties is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Requirements of Law;

(h)           Equity Interests of any Subsidiary to the extent not otherwise required to be pledged pursuant to the terms of the Credit Agreement (including the Equity Interests of all Excluded Subsidiaries and all Foreign Subsidiaries);

(i)            any asset consisting of a leasehold interest in personal property;

(j)            the North Yard Assets and any Other Logistics Assets;

(k)           any Vehicles; and

(l)            any assets with respect to which the Collateral Agent determines, in its sole discretion, that the costs of obtaining security interests therein exceeds the value of the security afforded thereby.

“Existing Credit Agreement” shall have the meaning assigned to such term in the Recitals.

“Existing Security Agreement” shall have the meaning assigned to such term in the Recitals.

“Existing Term Loan Credit Agreement” shall mean that certain Term Loan Agreement, dated as of April 4, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time), by and among the Borrower, the lending institutions signatory thereto, JPMorgan, as Administrative Agent and J.P. Morgan Securities LLC, as Sole

5

Lead Arranger and Sole Bookrunner, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Existing Term Loan Facility” shall mean the facility established pursuant to the Existing Term Loan Credit Agreement.

“Existing Term-ABL Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of April 4, 2013, among JPMorgan, as Collateral Agent and Administrative Agent, J.P. Morgan Ventures Energy Corporation, the Borrower and the other parties thereto, as amended, amended and restated, supplemented or otherwise modified from time to time.

“General Intangibles” shall mean, collectively, with respect to each Grantor, all “general intangibles,” as such term is defined in the UCC, of the Grantor and, in any event, includes, without limitation, (i) all of such Grantor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral, (iii) any and all other rights, claims, choses-in-action and causes of action of such Grantor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral, (v) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Grantor’s operations or any of the Pledged Collateral and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vi) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Grantor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation, and (vii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guarantors” shall have the meaning assigned to such term in the Credit Agreement.

“Instruments” shall mean, collectively, with respect to each Grantor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC, and includes all promissory notes, drafts, bills of exchange or acceptances.

“Intercreditor Agreements” shall have the meaning assigned to such term in Section 10.15.

6

“Issuer” shall mean an issuer of Pledged Equity Interests.

“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 1 hereto.

“JPMorgan” shall have the meaning assigned to such term in the Recitals.

“LC Account” shall mean any account established and maintained in accordance with the provisions of Section 2.18(j) of the Credit Agreement and all property from time to time on deposit in such LC Account.

“Lenders” shall have the meaning assigned to such term in the Credit Agreement.

“MLC Separate Assets and Collateral” shall have the meaning assigned to such term in the ABL/SOA Intercreditor Agreement.

“Notice of Exclusive Control” shall have the meaning assigned to such term in Section 8.1(viii).

“Perfection Certificate” shall mean that certain perfection certificate dated as of the date hereof, executed and delivered by a Grantor in favor of the Collateral Agent for the benefit of the Secured Parties, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the Grantors in favor of the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.3 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement or upon the reasonable request of the Collateral Agent.

“Permitted Liens” shall mean Liens permitted by Section 6.02 of the Credit Agreement.

“Permitted Term Loan Facility” shall have the meaning assigned to such term in the Credit Agreement.

“Pledged Collateral” shall have the meaning assigned to such term in Section 2.1.

“Pledged Equity Interests” shall have the meaning assigned to such term in Section 2.1.

“PNC” has the meaning assigned to that term in the recitals to this Agreement.

“PNC Assignment and Assumption” has the meaning assigned to that term in the recitals to this Agreement.

“Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of the Grantors’ rights, if any, in

7

any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.

“Successor Agent Agreement” has the meaning assigned to that term in the recitals to this Agreement.

“Supply and Offtake Agreement” shall mean that certain Amended and Restated Supply and Offtake Agreement (as amended, restated, amended and restated, supplemented, modified, extended, renewed, replaced, refinanced or restructured from time to time), dated as of the date hereof, by and between Merrill Lynch Commodities, Inc. and the Borrower.

“SOA Collateral Agent” shall have the meaning assigned to such term in the ABL/SOA Intercreditor Agreement.

“Term Loan Administrative Agent” shall have the meaning assigned to such term in the Term Loan Credit Agreement.

“Term Loan Credit Agreement” shall mean (a) for so long as the Existing Term Loan Facility is outstanding, the Existing Term Loan Credit Agreement or (b) upon and after any refinancing of the Existing Term Loan Facility with a Permitted Term Loan Facility, a loan agreement documenting a secured term loan facility complying with the requirements set forth in the definition of “Permitted Term Loan Facility” in the Credit Agreement.

“Term-ABL Intercreditor Agreement” shall mean (a) for so long as the Existing Term Loan Facility is outstanding, the Existing Term-ABL Intercreditor Agreement or (b) upon and after any refinancing of the Existing Term Loan Facility with a Permitted Term Loan Facility, an intercreditor agreement complying with clause (b)(iv) of the definition of “Permitted Term Loan Facility” in the Credit Agreement.

“Term Loan Priority Collateral” shall have the meaning assigned to such term in the Term-ABL Intercreditor Agreement.

“Term Loan Termination Date” shall have the meaning assigned to such term in the Term-ABL Intercreditor Agreement.

“Trademarks” shall mean (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, services marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 9(a) or 9(b) to the Perfection Certificate, and (ii) the right to obtain all renewals thereof.

“transferable record” shall have the meaning assigned to such term in Section 3.2(c).

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“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s Lien on any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Vehicles” shall mean all railcars, cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

SECTION 1.2                     Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that it shall not cite to any rule of construction, or make any claim or argument, to the effect that ambiguities should be resolved against the drafting party (i.e., the Collateral Agent) in the interpretation of this Agreement.

SECTION 1.3                     Perfection Certificate. Each Grantor and the Collateral Agent agree that the Perfection Certificate, and all descriptions of Pledged Collateral, and all schedules, amendments and supplements hereto and thereto, are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1                     Grant of Security Interest. (a) As collateral security for the payment and performance in full of all of the Secured Obligations, each Grantor hereby pledges and grants to the Collateral Agent for the ratable benefit of the Secured Parties, a Lien on all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, and in each case excluding any Excluded Property, the “Pledged Collateral”):

(i)                                     all Accounts;

(ii)                                  all Inventory, including all raw materials, work in process and finished goods, relating to any of the foregoing items in this clause (ii);

(iii)                               all Money and Deposit Accounts (together with the items in clauses (i) and (ii) above, the “Current Assets Collateral”);

(iv)                              all of the following: (A) to the extent evidencing Current Assets Collateral, Documents, (B) to the extent evidencing Current Assets Collateral, Instruments, (C) to the extent related to Current Assets Collateral, General Intangibles, (D) to the extent related to Current Assets Collateral, Commercial Tort Claims, and (E) to

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the extent related to Current Assets Collateral, Supporting Obligations and all other forms of obligations owing to any Grantor or in which any Grantor may have any interest, however created or arising and whether or not earned by performance;

(v)                                 all Letters of Credit and Letter-of-Credit Rights supporting payment of any Current Assets Collateral;

(vi)                              all Equipment;

(vii)                           all Fixtures;

(viii)                        all Trademarks;

(ix)                              all Equity Interests in each Subsidiary directly owned by such Grantor as of the date hereof (including the Pledged Equity Interests listed on Schedule 7 to the Perfection Certificate) and any other Equity Interests in any Subsidiary directly owned in the future by such Grantor, together in each case with (i) all certificates representing such Equity Interests, (ii) all shares, securities, cash or other property representing a dividend on or a distribution or return of capital on or in respect of such Equity Interests, or resulting from a split-up, revision, reclassification or other like change thereof or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, such Equity Interests, and (iii) without prejudice to any provision of the Credit Agreement prohibiting any merger or consolidation by the Borrower or any of its Subsidiaries, all Equity Interests of any successor entity of any such merger or consolidation (collectively, the “Pledged Equity Interests”);

(x)                                 to the extent not otherwise included above, all Records evidencing any of the foregoing; and

(xi)                              all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.

(b)                                 Notwithstanding anything to the contrary contained in clauses (i) through (xi) above, inclusive, the security interest created by this Agreement shall not extend to, and the term “Pledged Collateral” shall not include, any Excluded Property (other than any Deposit Account which shall at any time cease to be an “Excluded Deposit Account” in accordance with such defined term). The Grantors shall, from time to time or at the reasonable request of the Collateral Agent, give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such other information regarding the Excluded Property as the Collateral Agent may reasonably request.

The Collateral Agent (on behalf of the Secured Parties) agrees that its security interest in all payments and distributions of property of any type which are permitted pursuant to the terms of the Credit Agreement and made by any Issuer to a Grantor, solely to the extent that such payments or distributions are not Pledged Collateral, in respect of, or distributed on account of, any of the Grantor’s Pledged Equity Interests and permitted by the terms of the Loan Documents,

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shall be automatically released (for the avoidance of doubt, without any further action by the Collateral Agent) from the security interest granted hereunder and shall no longer by part of the “Pledged Collateral” upon the making of such payment and/or distribution.

SECTION 2.2                     Filings. (a) Each of the Grantors hereby irrevocably authorizes the Collateral Agent and its counsel and representatives at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether a Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law. The Grantors shall provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent. In addition, each Grantor authorizes and agrees that such financing statements may contain an indication and description of collateral that describes items (i) through (xi) of the definition of Pledged Collateral in Section 2.1 herein. Without derogating the Liens granted hereunder, at any time from time to time, at the sole expense of any Grantor, the Collateral Agent shall execute and deliver to such Grantor or otherwise authorize the filing of such instruments, including any financing statement amendment, as such Grantor may reasonably request, to confirm, evidence or otherwise reflect in the public record the exclusion from the Pledged Collateral of all or any portion of the Excluded Property.

(b)                                 Each of the Grantors hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto relating to the Pledged Collateral if filed prior to the date hereof. Furthermore, the Collateral Agent and its counsel and representatives are hereby authorized to make any such filing or take other actions necessary to ensure the validity and perfection of the Liens on the Pledged Collateral contemplated in this Agreement.

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;

USE OF PLEDGED COLLATERAL

SECTION 3.1                     Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Grantor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it (to the extent such security interest can be perfected by such filings and other actions) to the Collateral Agent in respect of the Pledged Collateral have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 4 to the Perfection Certificate. Each Grantor agrees that at the sole cost and expense of the Grantors, the Grantors will maintain, subject to the terms of the Intercreditor Agreements and the Credit Agreement, the security interest created by this Agreement in the Pledged Collateral as a perfected security interest subject only to Permitted Liens.

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SECTION 3.2                     Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s Lien on the Pledged Collateral, each Grantor represents and warrants (as to itself) as follows and agrees, in each case at the Grantors’ own expense, to take the following actions with respect to the following Pledged Collateral:

(a)                                 Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral with an aggregate value in excess of $10,000 are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 8 to the Perfection Certificate. Subject to the Intercreditor Agreements, to the extent such Instrument or item of Tangible Chattel Paper has a value in excess of $10,000 in the aggregate for all Grantors, each such Instrument and each item of Tangible Chattel Paper listed in Schedule 8 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. Subject to the terms of the Intercreditor Agreements, if any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $10,000 in the aggregate for all Grantors, the Grantor acquiring such Instrument or Tangible Chattel Paper, shall promptly (but in any event within five Business Days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.

(b)                                 Deposit Accounts. As of the date hereof, the Grantors have no Deposit Accounts other than the accounts listed in Schedule 5 to the Perfection Certificate. The Collateral Agent has a first priority security interest in each Deposit Account specified on Schedule 5 to the Perfection Certificate hereto, which security interest (other than in the case of an Excluded Deposit Account or a Deposit Account that is Excluded Property) is perfected by Control by virtue of execution and delivery of a Control Agreement in favor of the Collateral Agent with respect to each such Deposit Account. Subject to the Intercreditor Agreements and subject to Sections 2.22 and 5.13 of the Credit Agreement, no Grantor shall hereafter establish or maintain any Deposit Account (other than an Excluded Deposit Account) unless such account is with the Collateral Agent (or an affiliate thereof) or, as permitted pursuant to Sections 2.22 and 5.13 of the Credit Agreement, JPMorgan, and (A) in the case of Deposit Accounts established and maintained with the Collateral Agent, contemporaneously with (i) the establishment thereof or (ii) in the case of any Deposit Account which ceases to qualify as an Excluded Deposit Account in accordance with the definition of “Excluded Deposit Account” promptly after such time that such Deposit Account ceases to be an Excluded Deposit Account, such Grantor enters into a Control Agreement in favor of the Collateral Agent with respect to such Deposit Account and (B) in the case of Deposit Accounts maintained with JPMorgan as permitted pursuant to Sections 2.22 and 5.13 of the Credit Agreement, such Deposit Accounts are subject to the Control Agreements set forth on Schedule 3.2(b) until such Deposit Accounts are closed by the applicable Grantor. Subject to the Intercreditor Agreements, the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account (excluding Excluded Deposit Accounts) or withhold any withdrawal rights from the Grantors with respect to funds from time to time credited to any Deposit Account (excluding

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Excluded Deposit Accounts) unless a Trigger Event has occurred and is continuing, and upon the cure or waiver of such Trigger Event, the Collateral Agent shall deliver a notice rescinding such instructions and thereupon control of such Deposit Account shall revert to the Grantors. Subject to the terms of the Intercreditor Agreements, the Grantors shall not grant or purport to grant Control of any Deposit Account (excluding Excluded Deposit Accounts or any Deposit Account that constitutes Excluded Property) to any person other than the Collateral Agent or, prior to the Term Loan Termination Date, the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement).

(c)                                  Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 8 to the Perfection Certificate. Subject to the Intercreditor Agreements, if at any time any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, when acquiring such Electronic Chattel Paper or transferable record the Grantors shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $500,000 in the aggregate for all Grantors. Subject to the Intercreditor Agreements, the Collateral Agent agrees with the Grantors that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantors to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantors with respect to such Electronic Chattel Paper or transferable record.

(d)                                 Letter-of-Credit Rights. Subject to the Intercreditor Agreements, if any Grantor is at any time a beneficiary under a Letter of Credit that is Pledged Collateral now or hereafter issued, the Grantors shall promptly notify the Collateral Agent thereof and the Grantors shall, at the reasonable request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as

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provided in the Intercreditor Agreements. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit does not exceed $6,000,000 individually and, together with the aggregate amount of all other Letters of Credit for which the actions described above in clauses (i) and (ii) have not been taken, does not exceed $12,000,000 in the aggregate for all Grantors.

(e)                                  Pledged Equity Interests.

(i)                                     Pledged Equity Interests. Each Grantor will cause the Pledged Equity Interests constituting part of the Pledged Collateral to constitute at all times 100% of the total number of Equity Interests of each Issuer then outstanding directly owned by such Grantor.

(ii)                                  Delivery and Other Perfection. Each Grantor, and without limiting its obligations under Section 3.4, shall, subject to the Intercreditor Agreements:

(A)                               if any of the Pledged Equity Interests constituting part of the Collateral are received by such Grantor, forthwith (i) deliver to the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement) the certificates or instruments representing or evidencing the same (if any), duly endorsed in blank or accompanied by such instruments of assignment and transfer in such form and substance as the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement) may reasonably request, all of which thereafter shall be held by the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement), pursuant to the terms of this Agreement, as part of the Pledged Equity Interests and (ii) take such other action as the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement) or the Collateral Agent may reasonably deem necessary or appropriate to duly record or otherwise perfect the security interest created hereunder in such Pledged Collateral (and each Grantor agrees that the Term Loan Administrative Agent may from time to time attach as Schedule 7 of the Perfection Certificate an updated list of the Pledged Equity Interests reflecting the addition of such Pledged Equity Interests);

(B)                               promptly from time to time enter into such control agreements, each in form and substance reasonably acceptable to the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement), as may be required to perfect the security interest created hereby in the Pledged Equity Interests, and will promptly furnish to the Term Loan Administrative Agent executed copies thereof;

(C)                               to the extent that any Pledged Equity Interests are represented by Certificated Securities, keep full and accurate books and records relating to the

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Pledged Collateral, and stamp or otherwise mark such books and records in such manner as the Term Loan Administrative Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

(D)                               only with respect to Grantors other than the Borrower, agrees to comply with the obligations set forth in Section 5.07 of the Credit Agreement, as if it were set forth herein mutatis mutandis.

(iii)                               Voting Rights; Dividends.

(A)                               Voting Rights. So long as no Event of Default shall have occurred and be continuing, each Grantor shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Pledged Equity Interests for any purpose permitted by the terms of this Agreement and the Loan Documents; provided that no such vote shall be cast or such power exercised, and no consent, waiver or ratification shall be given by such Grantor, if in any such case the effect thereof would be to materially impair any of the Pledged Equity Interests or would be in violation of any of the provisions of this Agreement or any of the other Loan Documents. Subject to the Intercreditor Agreements, the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement) shall execute and deliver to each Grantor or cause to be executed and delivered to such Grantor all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the rights and powers that it is entitled to exercise pursuant to this Section.

(B)                               Dividends, Etc. Unless and until an Event of Default shall have occurred and be continuing, each Grantor shall be entitled to receive and retain any dividends, distributions or proceeds in respect of the Pledged Equity Interests. If an Event of Default shall have occurred and be continuing, whether or not the Secured Parties or any of them exercise any available right subject to the Intercreditor Agreements, to declare any Secured Obligations due and payable or seek or pursue any other relief or remedy available to them under Requirements of Law or under this Agreement, the Loan Documents or any other agreement relating to such Secured Obligation, upon request of the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement), all dividends and distributions on the Pledged Equity Interests shall be paid directly to the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement) and retained by it as part of the Pledged Collateral, subject to the terms of the Intercreditor Agreements, and, if the Term Loan Administrative Agent shall so request in writing, each Grantor agrees to execute and deliver to the Term Loan Administrative Agent (as collateral agent and bailee for the ABL/SOA Secured Parties pursuant to the Term-ABL Intercreditor Agreement) appropriate additional dividend, distribution and other orders and documents to that end; provided that if

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such Event of Default is cured, any such dividend or distribution theretofore paid to the Term Loan Administrative Agent shall, upon request of such Grantor (except to the extent theretofore applied to the Term Loan Secured Obligations or the ABL/SOA Secured Obligations (each as defined in the Term-ABL Intercreditor Agreement), be returned by the Term Loan Administrative Agent to such Grantor.

SECTION 3.3                     Joinder of Additional Guarantors. The Grantors shall cause each of their Subsidiaries (other than an Excluded Subsidiary or a Foreign Subsidiary) that, from time to time after the date hereof, shall be required to pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement and to the extent required thereby, to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 1 and (ii) a Perfection Certificate, in each case, within thirty (30) days of the date on which it was acquired or created, and upon such execution and delivery, such Subsidiary shall constitute a “Guarantor” and a “Grantor”, for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Grantor herein. The execution and delivery of such Joinder Agreement shall not require the consent of the Grantors hereunder. The rights and obligations of the Grantors hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Grantor as a party to this Agreement.

SECTION 3.4                     Supplements; Further Assurances. The Grantors shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the Lien on the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s Lien on the Pledged Collateral or, subject to the Intercreditor Agreements, permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form reasonably satisfactory to the Collateral Agent and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the Lien on the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, the Grantors shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. Subject to the Intercreditor Agreements, if an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its

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own name or in the name of the Grantors, such suits and proceedings as the Collateral Agent may be advised by counsel as being necessary, desirable or expedient to prevent any impairment of the Lien on or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor represents, warrants and covenants as follows:

SECTION 4.1                     Title. Except for the Lien granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, each Grantor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Collateral Agent and each Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

SECTION 4.2                     Validity of Security Interest. The Lien on the Pledged Collateral granted to the Collateral Agent for the ratable benefit of the Secured Parties hereunder constitutes and will at all times constitute (a) a legal and valid Lien on all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 4 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), subject to the Intercreditor Agreements, a perfected first priority Lien on all Pledged Collateral that is ABL/SOA Priority Collateral and a Lien on all Pledged Collateral that is Term Loan Priority Collateral (behind only the liens securing the Term Loan Secured Obligations (as such term is defined in the Term-ABL Intercreditor Agreement)) (to the extent such Lien can be perfected by such filings and other actions that are required pursuant to Section 2.2) subject to the terms of the Intercreditor Agreements.

SECTION 4.3                     Defense of Claims; Transferability of Pledged Collateral. Subject to Section 5.05 of the Credit Agreement, the Grantors shall, at their own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens.

SECTION 4.4                     Other Financing Statements. It has not filed, and has not authorized any third party to file, any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or

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purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or in favor of any holder of a Permitted Lien with respect to such Permitted Lien or financing statements or public notices relating to the termination statements listed on Schedule 10 to the Perfection Certificate. The Grantors shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Pledged Collateral, except financing statements and other statements and instruments filed or to be filed in respect of and covering the security interests granted by the Grantors to the holder of the Permitted Liens.

SECTION 4.5                     Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) Such Grantor will not, except upon 15 days’ (or such later time as agreed to by the Collateral Agent) prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional duly authorized and, where required, executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or principal place of business from that referred to on Schedule 1(a) or 2(a) to the Perfection Certificate or (ii) change its name.

(b)                                 The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Grantors need to be amended as a result of any of the changes described in clause (a) above. If the Grantors fail to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected Lien on the Grantors’ property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if the Grantors do not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by the Grantors.

SECTION 4.6                     Location of Inventory and Equipment. On the date hereof, the Inventory and Equipment (other than mobile goods) are kept at the locations listed in the relevant Schedules to the Perfection Certificate. The Grantors shall not move any Inventory that constitutes Collateral to any location, other than any location that is listed in the relevant Schedules to the Perfection Certificate or any other location for which a Third Party Consent Agreement has been entered into, which locations shall be deemed to be added to the Schedules to the Perfection Certificate, unless they have given the Collateral Agent not less than 10 days’ prior written notice (or such shorter period of time as may be permitted by the Collateral Agent in its sole discretion) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may reasonably request; provided, however, that in no event shall any Inventory be moved to any location outside of the continental United States.

SECTION 4.7                     Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent,

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the Grantors shall use commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.

SECTION 4.8                     Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects for the purposes of which it was delivered. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral required to be so scheduled and owned or held by the Grantors.

SECTION 4.9                     Insurance. In the event that the proceeds of any insurance claim are paid to the Grantors after the Collateral Agent has exercised its right to foreclose after an Event of Default has occurred and is continuing, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Credit Agreement and the terms of the Intercreditor Agreement.

SECTION 4.10              Trademarks. (a) Schedule 9(a) to the Perfection Certificate lists all Trademark applications and registrations owned by each Grantor in its own name on the date hereof. On the date hereof, to each such Grantor’s knowledge, all material Trademarks are valid, subsisting, unexpired and enforceable, have not been abandoned and do not infringe in any material respect the intellectual property rights of any other Person.

(b)                                 Except as set forth in Schedule 9(b) to the Perfection Certificate, on the date hereof, none of the Trademarks are the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(c)                                  No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Trademark in any respect that could reasonably be expected to have a Material Adverse Effect.

(d)                                 No action or proceeding is pending, or, to the knowledge of such Grantor, threatened in writing, on the date hereof (i) seeking to limit, cancel or question the validity of any Trademark or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have an adverse effect on the value of any Trademark, except in each case as could not reasonably be expected to have a Material Adverse Effect.

(e)                                  Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark in a manner consistent with the use thereof as of the date of this Agreement, except for any change in such manner in the ordinary course of business, (ii) maintain the quality of products and services offered under such Trademark in a manner consistent with such quality as of the date of this Agreement, and (iii) use such Trademark with notices of registration and other notices and legends in a manner consistent with such use as of

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the date of this Agreement except in each case of the foregoing (i) through (iii) as could not reasonably be expected to have a Material Adverse Effect.

(f)                                   Such Grantor will notify the Collateral Agent if it knows, or has reason to know, that any application or registration relating to any material Trademark may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including any such determination or development in any proceeding in the United States Patent and Trademark Office) regarding such Grantor’s ownership of, or right to register or use such Trademark.

(g)                                  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Trademark with the United States Patent and Trademark Office, such Grantor shall report such filing to the Collateral Agent within ten (10) Business Days after the last day of the fiscal quarter in which such filing occurs. Subject to the Intercreditor Agreements, upon the request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments and documents as the Collateral Agent may request to evidence and perfect the Collateral Agent’s and the Lenders’ security interest in such Trademark.

(h)                                 In the event that any material Trademark is infringed, misappropriated or diluted by a third party, such Grantor shall take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Trademark.

SECTION 4.11                        Pledged Equity Interests. (a) As of the date hereof, Schedule 7 to the Perfection Certificate correctly sets forth the name and jurisdiction of each Issuer of, and the ownership interest (including class of Equity Interests (if applicable), certificate number (if applicable), number of shares or units and percentage owned) of each Grantor in, the Pledged Equity Interests. As of the date hereof, the Pledged Equity Interests with respect to each Grantor constitute 100% of the issued and outstanding Equity Interests of each Subsidiary of the Borrower that are required to be pledged pursuant to this Agreement and are directly owned by such Grantor on the date hereof. As of the date hereof, each Grantor hereby represents and warrants that none of the limited liability company interests or limited partnership interests of any Subsidiary in which a security interest is granted by such Grantor hereunder are or represent interests in Issuers that (i) are registered investment companies, (ii) are dealt in or traded on securities exchanges or markets or (iii) are issued by an Issuer that has opted to have them treated as securities under the Uniform Commercial Code of any jurisdiction. The Pledged Equity Interests listed on Schedule 7 to the Perfection Certificate are, and all other Pledged Equity Interests in which such Grantor shall hereafter grant a security interest pursuant to Section 2.1 will be, (i) duly authorized, validly existing, fully paid and non-assessable (in the case of any shares issued by a corporation) and (ii) duly issued and outstanding (in the case of any equity interest in any other entity), and, subject to the Intercreditor Agreements, none of such Pledged Equity Interests are or will be subject to any contractual restriction, or any restriction under the charter, by-laws, or other organizational instrument of the respective Issuer, of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder (except for any such restriction contained herein or in the Credit Agreement or permitted thereunder).

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ARTICLE V

[Reserved]

ARTICLE VI

CERTAIN PROVISIONS CONCERNING RECEIVABLES

SECTION 6.1                     Maintenance of Records. The Grantors shall keep and maintain at their own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise or inventory returned and all other documentation relating thereto. Subject to the Intercreditor Agreements, the Grantors shall, at the Grantors’ sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by the Grantors). Subject to the Intercreditor Agreements, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of the Grantors’ books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Grantor.

SECTION 6.2                     Modification of Terms, etc. The Grantors shall not rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice, in each case, without the prior written consent of the Collateral Agent.

SECTION 6.3                     Collection. The Grantors shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that the Grantors may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with the Grantors’ ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees and disbursements) of collection,

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in any case, whether incurred by the Grantors, the Collateral Agent or any Secured Party, shall be paid by the Grantors.

ARTICLE VII

TRANSFERS

SECTION 7.1                     Transfers of Pledged Collateral. Each Grantor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except to the extent expressly permitted by the Loan Documents.

ARTICLE VIII

REMEDIES

SECTION 8.1                     Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time, subject to the Intercreditor Agreements, exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

(i)                                     Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from the Grantors or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose, may enter upon the Grantors’ premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use such communications and remittances and any and all services, supplies, aids and other facilities of the Grantors in connection with such removal and possession;

(ii)                                  Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to the Grantors, prior to receipt by any such obligor of such instruction, the Grantors shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one (1) Business Day after receipt thereof) pay such amounts to the Collateral Agent;

(iii)                               Sell, assign, grant a license to use or otherwise liquidate, or direct the Grantors to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

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(iv)                              Take possession of the Pledged Collateral or any part thereof, by directing the Grantors in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event the Grantors shall at their own expense: (a) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (b) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (c) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. The Grantors’ obligation to deliver the Pledged Collateral as contemplated in this Section 8.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by the Grantors of such an obligation;

(v)                                 Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of the Grantors constituting Pledged Collateral for application to the Secured Obligations as provided in this Article VIII hereof;

(vi)                              Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all other rights and powers with respect to any Pledged Collateral;

(vii)                           Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 8.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and the Collateral Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to such person as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable by such person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of the Grantors, and the Grantors hereby waive, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Grantors hereby waive, to the fullest extent permitted by law, any claims against the

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Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree;

(viii)                        the Collateral Agent may require such Grantor to cause the Pledged Equity Interests to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any of such Pledged Equity Interests is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to such Grantor copies of any notices and communications received by it with respect to the Pledged Equity Interests);

(ix)                              the Collateral Agent in its sole discretion may send to each bank, securities intermediary or issuer party to any Control Agreement a “Notice of Exclusive Control” as defined in and under such agreement or any other similar notice; and

(x)                                 exercise all other rights and remedies with respect to the Receivables and the other Pledged Collateral, including, without limitation, those set forth in Section 9-607 of the UCC.

The Collateral Agent acknowledges that, in connection with any exercise of remedies pursuant to this Section 8.1, it is subject to all applicable Requirements of Law (including Environmental Laws).

SECTION 8.2                     Notice of Sale. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, ten (10) days’ prior notice to the Grantors of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to the Grantors if they have signed, after the occurrence and during the continuance of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 8.3                     Waiver of Notice and Claims. Each of the Grantors hereby waives, to the fullest extent permitted by Requirements of Law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof after the occurrence and during the continuance of an Event of Default, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right that such Grantor would otherwise have under law, and each of the Grantors hereby further waives, to the fullest extent permitted by Requirements of Law, (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any Requirements of Law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article VIII in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any

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sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Grantors therein and thereto, and shall be a perpetual bar both at law and in equity against the Grantors and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under the Grantors.

SECTION 8.4                     Certain Sales of Pledged Collateral.

(a)                                 Each of the Grantors recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each of the Grantors acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by Requirements of Law, the Collateral Agent shall have no obligation to engage in public sales.

(b)                                 Each of the Grantors further agrees that a breach of any of the covenants contained in this Section 8.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8.4 is specifically enforceable against the Grantors. Each of the Grantors agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred and is continuing, and any right to assert such other defenses is hereby waived by such Grantor. Each of the Grantors shall reimburse the Secured Parties upon demand for the costs and expenses (including reasonable attorneys’ fees, transfer taxes and any other charges) incurred by the Secured Parties in connection with any sale, disposition, repair, replacement, alteration, addition, improvement or retention of any Pledged Collateral hereunder.

SECTION 8.5                     No Waiver; Cumulative Remedies.

(a)                                 No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b)                                 In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason shall have been determined adversely to the Collateral Agent, then and in every such case, the Grantors, the Collateral Agent and each other Secured

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Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

(c)                                  This Agreement and the Liens on the Pledged Collateral shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Grantors in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. Each of the Grantors agrees that it will indemnify the Collateral Agent and the other Secured Parties, and their respective employees, directors, officers and agents on demand for all reasonable costs and expenses (including reasonable and documented fees, costs and expenses of counsel) incurred by the Collateral Agent and the Secured Parties or their respective employees, directors, officers and agents in connection with such reinstatement, rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

SECTION 8.6                     [Reserved].

SECTION 8.7                     Deficiency. If the proceeds of, or other realization upon, the Pledged Collateral by virtue of the exercise of remedies under this Article VIII are insufficient to cover the costs and expenses of such exercise and the payment in full of the Secured Obligations, the Grantors shall remain liable for any deficiency.

ARTICLE IX

APPLICATION OF PROCEEDS

SECTION 9.1                     Application of Proceeds. Subject to the Intercreditor Agreements, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall, subject to the terms of the Intercreditor Agreements, be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Credit Agreement.

ARTICLE X

MISCELLANEOUS

SECTION 10.1              Concerning Collateral Agent.

(a)                                 The Collateral Agent has been appointed as administrative agent and collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent

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may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.

(b)                                 The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar property, instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.

(c)                                  The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

(d)                                 If any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the terms of this Agreement shall control.

SECTION 10.2              Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If the Grantors fail to perform any covenants contained in this Agreement (including the Grantors’ covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of the Grantors under any Pledged Collateral) and such failure results in an Event of Default that has occurred and is continuing, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation that the Grantors fail to pay or perform as and when required hereby and that the Grantors do not contest in accordance with the provisions of the Credit Agreement. The Grantors shall pay any and all amounts so expended by the Collateral Agent in accordance with the provisions of Section 10.03 of the Credit Agreement.

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Neither the provisions of this Section 10.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 10.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. The Grantors hereby appoint the Collateral Agent their attorney-in-fact, with full power and authority in the place and stead of the Grantors and in the name of the Grantors, or otherwise, from time to time during the occurrence and continuance of an Event of Default, in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, including, in the case of any Trademarks, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent’s and the Lenders’ security interest in such Trademarks and the goodwill and the general intangibles of such Grantor relating thereto or represented thereby (but the Collateral Agent shall not be obligated to and shall have no liability to the Grantors or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. The Grantors hereby ratify all that such attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 10.3              Continuing Security Interest; Assignment. This Agreement shall create a continuing Lien on the Pledged Collateral and (i) shall be binding upon the Grantors, their respective successors and assigns and (ii) inures, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and permitted assigns. No other persons (including any other creditor of the Grantors) have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement.

SECTION 10.4              Termination; Release. When all the Secured Obligations have been paid in full (other than Unasserted Contingent Obligations) and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Agreement shall terminate. Upon termination of this Agreement or upon any sale, transfer or other disposition of Pledged Collateral or any part thereof in a transaction or series of transactions not prohibited by the provisions of the Credit Agreement (including, without limitation, upon any Pledged Collateral becoming property of an Excluded Subsidiary or a Foreign Subsidiary), the Pledged Collateral (or any part thereof) shall automatically be released from the Lien of this Agreement and all rights to the Pledged Collateral shall revert to the Grantors. Upon such release or any such sale, transfer or disposition of Pledged Collateral or any part thereof, the Collateral Agent shall, upon the request and at the sole cost and expense of the Grantors, assign, transfer and deliver to the Grantors, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as have been sold or otherwise applied pursuant to the

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terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be.

SECTION 10.5     Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Grantors therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and shall be in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Grantors from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on the Grantors in any case shall entitle the Grantors to any other or further notice or demand in similar or other circumstances.

SECTION 10.6     Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Grantors, addressed to it at the address of the Grantors set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 10.6.

SECTION 10.7     Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.09 and 10.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if set forth herein in their entirety.

SECTION 10.8     Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 10.9     Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of a counterpart by electronic means shall be effective as manual delivery thereof.

SECTION 10.10    Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

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SECTION 10.11    No Credit for Payment of Taxes or Imposition. No Grantor shall be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and no Grantor shall be entitled to any credit against any other sums that may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.

SECTION 10.12    No Claims Against Collateral Agent. Nothing contained in this Agreement constitutes any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving the Grantors any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 10.13    No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve the Grantors from the performance of any term, covenant, condition or agreement on the Grantors’ part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral; or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Grantors’ part to be so performed or observed; or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of the Grantors relating thereto or for any breach of any representation or warranty on the part of the Grantors contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of the Grantors contained in this Section 10.13 shall survive the termination hereof and the discharge of the Grantors’ other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

SECTION 10.14    Obligations Absolute. All obligations of the Grantors hereunder are absolute and unconditional irrespective of:

(i)            any lack of validity or enforceability of the Credit Agreement, any Hedging Agreement or any other Loan Document;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Hedging Agreement or any other Loan Document;

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(iii)          any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

(iv)          any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Hedging Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 10.5;

(v)           any other circumstances that might otherwise constitute a defense (other than the defense of payment) available to, or a discharge of, the Grantors; or

(vi)          any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Grantor.

SECTION 10.15  Intercreditor Agreements. Notwithstanding anything herein to the contrary, the Lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of (i) the Amended and Restated Intercreditor Agreement, dated as of October 7, 2014 (as amended, restated, supplemented, modified, replaced, renewed or extended from time to time, the “ABL/SOA Intercreditor Agreement”), among BANA (as assignee of JPMorgan), as Revolving Collateral Agent, and Merrill Lynch Commodities, Inc. (as assignee of J.P. Morgan Ventures Energy Corporation), as SOA Collateral Agent, and certain other persons party to or that may become party thereto from time to time and (ii) the Term-ABL Intercreditor Agreement (together with the ABL/SOA Intercreditor Agreement, the “Intercreditor Agreements”). In the event of any conflict between the provisions of the Intercreditor Agreements and this Agreement, the provisions of the Intercreditor Agreements shall govern and control. To the extent, if any, that there shall be a conflict between the terms of the ABL/SOA Intercreditor Agreement and the Term-ABL Intercreditor Agreement then in effect, the terms of the Term-ABL Intercreditor Agreement then in effect shall govern.

SECTION 10.16  Effect of this Agreement; Reaffirmation. This Agreement amends and restates in its entirety (but without novation) the Existing Security Agreement. Nothing in this Agreement is intended by any party, or may be construed by any party, to effect the continuing priority of the Liens of the Existing Security Agreement, as amended and restated by this Agreement, with respect to the Collateral. It is the intention of each of the parties hereto that the Existing Security Agreement be amended and restated in its entirety pursuant to this Agreement so as to preserve the perfection and priority of all security interests granted under the Existing Security Agreement, and that this Agreement does not constitute a novation or termination of the Existing Security Agreement. Each Grantor reaffirms the Liens created in favor of the Collateral Agent on the Pledged Collateral to secure the Secured Obligations. Each Grantor hereby confirms that all Collateral encumbered thereby will continue to secure to the fullest extent possible the payment and performance of the Secured Obligations.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Grantors and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

[Signature Page to Second Amended and Restated ABL Pledge and Security Agreement]

PHILADELPHIA ENERGY SOLUTIONS
REFINING AND MARKETING LLC,
as Grantor

By:
Name:
Title:

[Signature Page to Second Amended and Restated ABL Pledge and Security Agreement]

PES ADMINISTRATIVE SERVICES, LLC,
as Grantor

By:
Name:
Title:

[Signature Page to Second Amended and Restated ABL Pledge and Security Agreement]

Schedule 3.2(b)

JPMorgan Control Agreements

Blocked Account Control Agreement dated as of September 8, 2012 by and among Philadelphia Energy Solutions Refining and Marketing LLC as grantor, Bank of America, N.A., as collateral agent (as assignee of JPMorgan Chase Bank N.A.) and JPMorgan Chase Bank, N.A.as depositary with respect to account number #########

Blocked Account Control Agreement dated as of September 8, 2012 by and among Philadelphia Energy Solutions Refining and Marketing LLC as grantor, Bank of America, N.A., as collateral agent (as assignee of JPMorgan Chase Bank N.A.) and JPMorgan Chase Bank, N.A.as depositary with respect to account number #########

Blocked Account Control Agreement dated as of September 8, 2012 by and among Philadelphia Energy Solutions Refining and Marketing LLC as grantor, Bank of America, N.A., as collateral agent (as assignee of JPMorgan Chase Bank N.A.) and JPMorgan Chase Bank, N.A.as depositary with respect to account number #########

Exhibit 1-1

EXHIBIT 1

[Form of]

JOINDER AGREEMENT

[Name of New Grantor]
[Address of New Grantor]
[Date]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Pledge and Security Agreement, dated as of October 7, 2014, (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, the “Security Agreement”), is made by PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC, a Delaware limited liability company (the “Borrower”), as grantor, the other Grantors party thereto (together with the Borrower and any successors in such capacity, the “Grantors,” and each a “Grantor”), in favor of Bank of America, N.A., in its capacity as collateral agent under the Credit Agreement (as hereinafter defined), as grantee and secured party (in such capacities and together with any successors in such capacities, the “Agent”). Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Security Agreement.

This Joinder Agreement supplements the Security Agreement and is delivered by the undersigned, [                         ] (the “New Grantor”), pursuant to Section 3.3 of the Security Agreement. The New Grantor hereby agrees to be bound as a Guarantor and as a Grantor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Grantor also hereby agrees to be bound as a party by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement. Without limiting the generality of the foregoing, the New Grantor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Grantor thereunder. The New Grantor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Grantor contained in the Security Agreement and Article III of the Credit Agreement.

Exhibit 1-1

Annexed hereto as Annex A is the Perfection Certificate required to be delivered by the New Grantor pursuant to Section 3.3 of the Security Agreement.

This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

Exhibit 1-2

IN WITNESS WHEREOF, the New Grantor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW GRANTOR]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

BANK OF AMERICA, N.A.,
as Collateral Agent

By:
Name:
Title:

[Schedules to be Attached]

Exhibit 1-3

EXHIBIT 2

[Form of]

[DEPOSIT ACCOUNT CONTROL AGREEMENT]

(Accounts — With Activation)

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (the “Agreement”) is entered into as of October 7, 2014, among Philadelphia Energy Solutions Refining and Marketing LLC (the “Company”), Bank of America, N.A., as collateral agent under the Security Agreement described below (“Collateral Agent”) and Bank of America, N.A., as depository institution under the Account Related Agreements described below (“Bank”), with respect to the following:

RECITALS:

A.                                    Bank has agreed to establish and maintain for Company certain deposit accounts identified on Schedule I (referred to individually as an “Account” and collectively as the “Accounts”).

B.                                    Pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of October 7, 2014, between the Company and the Collateral Agent (as amended, modified, renewed or extended from time to time, the “Security Agreement”), the Company has assigned to Collateral Agent a security interest in the Accounts and in any checks, automated clearinghouse (“ACH”) transfers, wire transfers, instruments and other payment items (collectively, “Funds”) deposited in the Accounts.

C.                                    Company and Collateral Agent have requested Bank to enter into this Agreement to evidence Collateral Agent’s security interest in the Accounts and to provide for the disposition of the Funds deposited in each of the Accounts.

D.                                    Bank is willing to enter into this Agreement for the benefit of Company and Collateral Agent pursuant to the terms to and conditions set forth herein.

Accordingly, Company, Collateral Agent and Bank agree as follows:

1.                                      Collateral Agent’s Control over the Accounts.

(a)                                 This Agreement evidences Collateral Agent’s control over the Accounts.  Notwithstanding any contrary duties owed by Bank to the Company under any other deposit account agreements, terms and conditions or other documentation entered into by and between Bank and the Company governing the Accounts and any cash management or similar services provided by Bank or an affiliate of Bank in connection with the Accounts, including without limitation, services in connection with any “Lockbox”, as defined in Section 6 below (collectively, the “Account Related Agreements”). Bank will comply with instructions originated by Collateral Agent as set forth herein directing the disposition of Funds in any Account without further consent of the Company.  Bank may follow such instructions even if doing so results in the dishonoring by Bank of items presented for payment from any Account or Bank otherwise not complying with any instruction from Company directing the disposition of any Funds in any Account.

(b)                                 Company represents and warrants to Collateral Agent and Bank that it has not assigned or granted a security interest in any Account or any Funds deposited in any Account, except to Collateral Agent and Bank.

(c)                                  Company will not permit any Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind (“Charges”), other than Collateral Agent’s security interest referred to herein, Bank’s setoffs and the Charges permitted hereinafter.

(d)                                 Company covenants to Collateral Agent that it will not close any Account prior to the termination of this Agreement.  Bank shall have no liability in the event Company breaches this covenant to Collateral Agent.

2.                                      Company Access to the Accounts.      Except as otherwise provided in this Section 2 of the Agreement, prior to the Activation Effective Time (as defined below) Bank may honor withdrawal, payment, transfer, or other instructions originated by the Company concerning the disposition of Funds in the Accounts (collectively, “Company Instructions”).  On and after the Activation Effective Time, Bank shall only honor instructions originated by Collateral Agent concerning the disposition of Funds in the Accounts (“Collateral Agent Instructions”) without further consent from the Company and Company shall have no right or ability to access, withdraw or transfer Funds from the Accounts.  Except as provided herein, no Collateral Agent Instruction may be rescinded or modified without Bank’s consent.  Both Collateral Agent and Company acknowledge that Bank may, without liability, (i) comply with any Company Instruction or otherwise complete a transaction involving any Account that Bank or an affiliate had started to process before the Activation Effective Time and (ii) commence to solely honor Collateral Agent’s Instructions at any time or from time to time after Bank becomes aware that Collateral Agent has sent to Bank the Activation Notice (as defined below) even if prior to the Activation Effective Time (including without limitation halting, reversing or redirection of any transaction), which actions (under (i) and/or (ii)) shall not, in any way, affect the commencement of the Activation Effective Time.  The Accounts may receive merchant card deposits and chargebacks.  Company acknowledges and agrees that upon commencement of the Activation Effective Time, chargebacks may be blocked from debiting the Accounts.

For purposes hereof, and notwithstanding anything to the contrary in this agreement, the “Activation Effective Time” shall commence upon the opening of business on the second Banking Day (as defined below)  following the Banking Day on which the receipt of a notice purporting to be signed by Collateral Agent in substantially the form of Exhibit A and sent to the location of Bank to which Collateral Agent is required hereunder to send the Activation Notice, with a copy of this Agreement attached (the “Activation Notice”), is acknowledged by the Bank; provided, however, that if such receipt is acknowledged on any day after 12:00 noon, eastern time, the acknowledgement shall be deemed to have occurred on the next Banking Day.  A “Banking Day” is any day other than a Saturday, Sunday or other day on which Bank is or is authorized or required by law to be closed.

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Within a reasonable time, after commencement of the Activation Effective Time and continuing on each Banking Day thereafter, Bank shall wire transfer all immediately available Funds in the Accounts to the account specified by Collateral Agent in the Activation Notice.  In the event Collateral Agent requests in writing a change to the wire transfer instructions provided to Bank in the Activation Notice by sending a written notice in substantially the form of Exhibit B and sent to the location of Bank to which Collateral Agent is required hereunder to send the Activation Notice  to Bank to the location set forth hereunder, any such change requested by Collateral Agent shall commence within a reasonable time, but no earlier than two Banking Days, after the opening of business on the second Banking Day following the Banking Day on which such notice is acknowledged by Bank; provided, however, that if such receipt is acknowledged on any day after 12:00 noon, eastern time, the acknowledgement shall be deemed to have occurred on the next Banking Day.  Funds are not available if (i) they are not available pursuant to Bank’s funds availability policy as set forth in the Account Related Agreements or (ii) in the reasonable determination of Bank, (A) they are subject to hold, dispute or a binding order, judgment, decree or injunction or a garnishment, restraining notice or other legal process directing or prohibiting or otherwise restricting, the disposition of the Funds in any Account or (B) the transfer of such Funds would result in Bank failing to comply with a statute, rule or regulation.

3.                                      Returned Items. Collateral Agent and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item (as defined herein) may be paid by Bank debiting the Account to which the Returned Item was originally credited, without prior notice to Collateral Agent or Company.  As used in this Agreement, the term “Returned Item” means (i) any item deposited to an Account and returned unpaid or otherwise uncollected, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to, a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the applicable state), Regulation CC (12 C.F.R. §229), clearing house operating rules or NACHA as in effect from time to time; (iii) any ACH entry credited to an Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or adjustment; (iv) any credit to an Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to an Account made in error and any other adjustments including those due to encoding errors or other items posted to such account in error.

4.                                      Settlement Items.  Collateral Agent and Company understand and agree that Bank may pay the face amount (“Settlement Item Amount”) of each Settlement Item (as defined herein) by debiting the applicable Account, without prior notice to Collateral Agent or Company.  As used in this Agreement, the term “Settlement Item” means (i) each check or other payment order drawn on or payable against any controlled disbursement account, a Controlled Balance Account (as defined below) or other deposit account at any time linked to any Account by a controlled balance arrangement (each a “Linked Account”), which Bank takes for deposit or value, cashes or exchanges for a cashier’s check or official check in the ordinary course of business prior to the Activation Effective Time, and which is presented for settlement against an Account (after having been presented against a Linked Account) after the Activation Effective

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Time, (ii) each check or other payment order drawn on or payable against an Account, which, prior to the Activation Effective Time, Bank takes for deposit or value, assures payment pursuant to a banker’s acceptance, cashes or exchanges for a cashier’s check or official check in the ordinary course of business after Bank’s cutoff time for posting, (iii) each ACH credit entry initiated by Bank, as originating depository financial institution, on behalf of the Company, as originator, prior to Activation Effective Time, which ACH credit entry settles after Activation Effective Time, and (iv) any other payment order drawn on or payable against an Account, which Bank has paid or funded prior to the Activation Effective Time, and which is first presented for settlement against an Account in the ordinary course of business after the Activation Effective Time.  Company and Collateral Agent acknowledge and agree that if there are Linked Accounts not subject to this Agreement, that upon commencement of the Activation Effective Time any such Linked Accounts will be de-linked and will no longer transfer balances to or from the Accounts.  “Controlled Balance Account” is a deposit account that is linked to one or more other deposit accounts in order to allow transfers to be made between such accounts on an automated basis, pursuant to the Company’s instructions, in order to maintain a specified balance in one or more of the Linked Accounts, including, without limitation, zero balance arrangements where transfers are made to a subaccount from a master account or from a subaccount to a master account at the end of each Banking Day in order to maintain a zero balance in such subaccount at the end of such Banking Day.

5.                                      Account Related Agreements.  This Agreement supplements, rather than replaces, the Account Related Agreements.  The Account Related Agreements will continue to apply to the Accounts and cash management or similar services provided by Bank or any affiliate of Bank in connection with the Accounts to the extent not directly in conflict with the provisions of this Agreement (provided, however, that in the event of any such conflict, the provisions of this Agreement shall control).

6.                                      Lockboxes.  To the extent that any Funds to be deposited to any Account have been received in one or more post office lockboxes maintained for Company by Bank (each a “Lockbox”) and have been or will be processed by Bank for deposit to the applicable Account in accordance with the terms of the applicable Account Related Agreement (the “Remittances”), Company acknowledges that Company has granted to Collateral Agent a security interest in all Remittances.  Company agrees that after Bank receives the Activation Notice, Company will not instruct Bank regarding the receipt, processing or deposit of Remittances nor will it attempt to change or redirect the items deposited in the Lockbox. Company and Collateral Agent acknowledge and agree that Bank’s operation of each Lockbox, and the receipt, retrieval, processing and deposit of Remittances, will at all times be governed by Bank’s Account Related Agreements.

7.                                      Bank Subordination and Permitted Debits.           Bank agrees that, after the Activation Effective Time, Bank shall not offset, charge, deduct, debit or otherwise withdraw funds from the Accounts, except as permitted by this Section 7, until Bank has been advised in writing by Collateral Agent that this Agreement has been terminated.  Collateral Agent shall notify Bank promptly in writing upon payment in full of Company’s obligations by means of a Termination Notice (defined below).

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Continuing after commencement of the Activation Effective Time, Bank is permitted to debit the Accounts for:

(a)  Bank’s fees and charges relating to the Accounts or associated with this Agreement and any other charges, fees, expenses, payments and other amounts for treasury management services or card services provided by Bank to the Company, including, without limitation, funds transfer (origination or receipt), trade, merchant card, lockbox, stop payment, positive pay, automatic investment, imaging, and information services (collectively “Bank Fees”);

(b)  any Returned Item Amounts;

(c) any Settlement Item Amounts; and

(d) chargebacks regarding merchant card deposits, merchant card fees and debits related to cash vault coin and currency requests (“Permitted Debits”).

Bank’s right to debit the Accounts under this Section 7 shall exist notwithstanding any obligation of the Company or Collateral Agent to reimburse or indemnify Bank.

8.                                  Company and Collateral Agent Responsibilities.

(a)                                 If the balances in the Accounts are not sufficient to compensate Bank for any Bank Fees, Company agrees to pay Bank on demand the amount due Bank.  If Company fails to so pay Bank and such Bank Fees are incurred on or after the Activation Effective Time, Collateral Agent agrees to pay Bank within five days after Bank’s demand to Collateral Agent with respect to such Bank Fees.  The failure of Company or Collateral Agent to so pay Bank shall constitute a breach of this Agreement.

(b)                                 If the balances in the Accounts are not sufficient to compensate Bank for any Returned Item Amounts or Settlement Item Amounts, Company agrees to pay Bank on demand the amount due Bank.  If Company fails to so pay Bank immediately upon demand, Collateral Agent agrees to pay Bank the amount due within five days after Bank’s demand to Collateral Agent to pay such amount up to any amount transferred to an account designated by Collateral Agent.  The failure by Company or Collateral Agent to so pay Bank shall constitute a breach of this Agreement.

(c)                                  Bank is authorized, without prior notice and without regard to the Activation Notice under this Agreement or any other control agreement with Collateral Agent, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under this Agreement or any other Account Related Agreement.

(d)                                 At the request of Bank, Company agrees to provide Bank with quarterly unaudited and annual audited financial statements within a reasonable period of time after the end of each quarter or year-end, as applicable, to Bank’s address set forth below.

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9.                                      Bank Statements.   Upon written request by Collateral Agent, in addition to the original Bank statement for the Accounts provided to Company, Bank will provide Collateral Agent with a duplicate of such statement.

10.                               Bank’s Responsibility/Limitation of Liability.

(a)                                 Bank will not be liable to Company or Collateral Agent for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance or failure to perform under this Agreement other than those Damages that result solely and directly from Bank’s acts or omissions constituting gross negligence or intentional misconduct as determined in a court of competent jurisdiction in a final non-appealable order.  Bank’s obligations hereunder shall be that of a depository bank, and nothing in this Agreement shall create custodial or bailee obligations.

(b)                                 In no event will Bank be liable for any special, indirect, exemplary, punitive or consequential damages, including but not limited to lost profits.

(c)                                  Bank will be excused from any failure to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, acts of terrorism, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Collateral Agent or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any of Bank’s guidelines or policies, or rule or regulation of any governmental authority.

(d)                                 Bank shall have no duty to inquire or determine whether Company’s obligations to Collateral Agent are in default or whether Collateral Agent is entitled to provide the Activation Notice or any Collateral Agent Instructions to Bank.  Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.  Bank may accept, acknowledge or act upon any notice, instructions or other directions hereunder that contain minor mistakes or other irregularities, including notices that fail to attach an accurate copy of this Agreement.

(e)                                  Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f)                                   Bank shall be permitted to comply with any writ, levy, order or other similar judicial or regulatory order or process concerning any Account or any Funds and shall not be in violation of this Agreement for so doing.

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(g)                                  Notwithstanding anything provided in this Section 10 or any of the other provisions of this Agreement, the limitations of liability set forth herein with respect to the Bank shall apply only with respect to Bank of America, N.A. in its capacity as Bank under this Agreement.

11.                               Indemnities.

(a)                                 Company shall indemnify, defend and hold harmless Bank against all liabilities, expense, claim, loss, damage or cost of any nature (including but not limited to reasonable and documented allocated costs of in-house legal services and other reasonable and documented attorney’s fees) and any other fees and expenses, whether to Bank or to third parties (“Losses”) in any way arising out of or relating to this Agreement, including all costs of settlement of claims.  This section does not apply to any Losses solely attributable to gross negligence or intentional misconduct of Bank as determined by a court of competent jurisdiction in a final non-appealable order.

(b)                                 Collateral Agent shall indemnify, defend and hold harmless Bank against all Losses arising out of or relating to this Agreement after receipt of the Activation Notice from Collateral Agent other than Losses solely attributable to Bank’s gross negligence or intentional misconduct as determined by a court of competent jurisdiction in a final non-appealable order.

(c)                                  Company shall pay to Bank, upon receipt of Bank’s invoice, all reasonable and documented costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement of this Agreement or any related instrument or agreement, including but not limited to any costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action relating to Bank’s rights or obligations in a case arising under Title 11, United States Code.  Company agrees to pay Bank, upon receipt of Bank’s invoice, all reasonable and documented costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement or any related instrument or agreement (including any amendments thereto).

(d)                                 Collateral Agent shall pay to Bank, upon receipt of Bank’s invoice, all reasonable and documented costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in connection with the enforcement against Collateral Agent of its obligations hereunder.

12.                               Termination and Assignment of this Agreement.

(a)                                 Collateral Agent may terminate this Agreement by providing notice substantially in the form of Exhibit C (“Termination Notice”) together with a copy of this Agreement to Company and Bank, provided that Bank shall have a reasonable time to act on such termination.  Collateral Agent may assign this Agreement by providing 30 days’ prior written notice of such assignment together with a copy of this Agreement to Company and Bank.  Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Collateral Agent.

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Company may not terminate this Agreement except with the written consent of Collateral Agent and upon prior written notice to Bank.

(b)                                 Notwithstanding subsection 12(a), Bank may terminate this Agreement at any time by written notice to Company and Collateral Agent if either Company or Collateral Agent breaches any of the terms of this Agreement, or if Company breaches any other agreement with Bank.

(c)                                  Sections 8, 10 and 11 shall survive any termination of this Agreement.

13.                               Representations and Warranties.

(a)                                 Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation, by-laws or partnership agreement, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b)                                 Each party agrees that it shall be deemed to make and renew each representation and warranty in subsection 13(a) on and as of each day on which Company uses the services set forth in this Agreement. Collateral Agent agrees it shall be deemed to make and renew each representation and warranty in subsection 13(a) upon sending the Activation Notice or sending any Collateral Agent’s Instructions to Bank.

(c)                                  Bank represents and warrants that it is a “bank” (as defined in Section 9102(a)(8) of the Uniform Commercial Code as in effect from time to time in the State of New York), each of the Accounts is a “deposit account” (as defined in Section 9-102(a)(29) of the Uniform Commercial Code as in effect from time to time in the State of New York.

14.                               Miscellaneous.

(a)                                 This Agreement may be amended only by a writing signed by Company, Collateral Agent and Bank; except that Bank Fees are subject to change by Bank upon 30 days’ prior written notice to Company.

(b)                                 This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.  This Agreement shall become effective when it shall have been executed by Bank and when Bank shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

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(c)                                  This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement relating to the subject matter hereof.  This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d)                                 This Agreement shall be interpreted in accordance with the laws of the State of New York.  Notwithstanding anything to the contrary in any agreement between the parties hereto or otherwise relating to the Accounts, the “bank’s jurisdiction”, with respect to the perfection, non-perfection and/or priority of security interests, within the meaning of Section 9-304 of the Uniform Commercial Code (as in effect from time to time in the State of New York) shall be the State of New York.

(e)                                  WITH RESPECT TO ANY PROCEEDING RELATING TO THIS AGREEMENT (AN “ACTION”), SUCH PROCEEDING SHALL BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OR, TO THE EXTENT FEDERAL JURISDICTION IS NOT PERMITTED, COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY, BOROUGH OF MANHATTAN, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.  EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.  NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT SHALL PRECLUDE EITHER PARTY FROM BRINGING AN ACTION IN ANY OTHER JURISDICTION IN ORDER TO ENFORCE ANY JUDGMENT OBTAINED IN ANY ACTION REFERRED TO IN THE PRECEDING SENTENCE, NOR WILL THE BRINGING OF ANY ENFORCEMENT ACTIONS IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF ENFORCEMENT ACTIONS IN ANY OTHER JURISDICTION.

(f)                                   Any written notice or other written communication to be given under this Agreement shall be addressed or faxed to each party at its address or fax number set forth on the signature page of this Agreement or to such other address or fax numbers a party may specify in writing in accordance with this Section 14.  Except as otherwise expressly provided herein, any such notice sent via (i) mail or overnight courier shall be effective upon receipt or (ii) fax transmission shall be effective upon successful transmission thereof, provided such notice is also sent via overnight courier.

(g)                                  Nothing contained in the Agreement shall create any agency, fiduciary, joint venture or partnership relationship among any of Bank, Company or Collateral Agent, and nothing in this Agreement shall create custodial or bailee obligations of Bank to any party.  Company and Collateral Agent agree that nothing contained in this Agreement, nor any course of dealing

9

among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit or services to Company or Collateral Agent.

(h)                                 EACH PARTY HERETO INTENTIONALLY, KNOWINGLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING RELATED TO THIS AGREEMENT.

The remainder of this page is intentionally left blank.

10

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Philadelphia Energy Solutions Refining and Marketing LLC (“Company”)

By:	Address for notices:
Name:	Philadelphia Energy Solutions Refining and Marketing LLC
Title:	Attn: Treasury Department
1735 Market Street
Philadelphia, PA 19103
Email: ########@pes-companies.com
Fax: (###) ###-####

Bank of America, N.A. (“Collateral Agent”)

By:	Address for notices:
Name:	901 Main Street
Title:	22nd Floor, TX-492-22-13
Dallas, TX 75202

Bank of America, N.A. (“Bank”)

By:	Address for notices:
Name:	600 Peachtree Street, 12th Flr
Title:	GA1-006-12-76
Atlanta, GA 30308
Attn: Connie Warfield
Tel: ###-###-####
Fax: ###-###-#### and,

600 Peachtree Street, 12th Flr
GA1-006-12-76
Atlanta, GA 30308
Attn: Shanelle Dawson
Tel: ###-###-####
Fax: ###-###-####

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SCHEDULE I

Accounts

Accounts Receivable Draft Account	##########
Account Receivable Account	##########

EXHIBIT A

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

To:                             Bank of America, N.A.

600 Peachtree Street, 12th Flr

GA1-006-12-76

Atlanta, GA  30308

Attn:  Connie Warfield

Re:                             Philadelphia Energy Solutions Refining and Marketing LLC

Account Nos. ########## and ##########

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated October 7, 2014 (the “Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, us and you regarding the above-described accounts (the “Accounts”), a copy of which is attached hereto.  In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Accounts and we hereby instruct you to transfer funds to the below account as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:
Beneficiary’s Name:

Very truly yours,

Bank of America, N.A.
as Collateral Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Bank

By
Name:
Title:
Date:

EXHIBIT B

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Collateral Agent]

To:                             Bank of America, N.A.

600 Peachtree Street, 12th Flr

GA1-006-12-76

Atlanta, GA  30308

Attn:  Connie Warfield

Re:                             Philadelphia Energy Solutions Refining and Marketing LLC

Account Nos. ########## and ##########

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated October 7, 2014 (the “Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, us and you regarding the above-described accounts (the “Accounts”).  In accordance with Section 2 of the Agreement, we hereby give you notice of our request to change the wire transfer instructions provided to Bank in the Activation Notice, and we hereby instruct you to transfer funds to the below account as follows:

Bank Name:
Bank Address:
ABA No.:
Account Name:
Account No.:
Beneficiary’s Name:

Very truly yours,

Bank of America, N.A.
as Collateral Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Bank

By
Name:
Title:
Date:

EXHIBIT C

DEPOSIT ACCOUNT CONTROL AGREEMENT

Letterhead of Secured Party

                                , 20

Bank of America, N.A.

600 Peachtree Street, 12th Flr

GA1-006-12-76

Atlanta, GA  30308

Attn:  Connie Warfield

Re:                             Termination of Deposit Account Control Agreement

Account(s):                                 ########## and ##########

Ladies and Gentlemen:

Reference is made to that certain Deposit Account Control Agreement dated as of October 7, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”) among you, Philadelphia Energy Solutions Refining and Marketing LLC (the “Company”), and us as (‘Collateral Agent”), a copy of which is attached hereto.

You are hereby notified that the Agreement is terminated with respect to the undersigned, and you have no further obligations to the undersigned thereunder and Collateral Agent is terminating its security interest in the Accounts.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Accounts from the Company.

This notice terminates any obligations you may have to the undersigned with respect to the Accounts.

Very truly yours,

Bank of America, N.A.as Collateral Agent

EXHIBIT L

[FORM OF OPINION OF COMPANY COUNSEL]

[See attached]

L-1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com

FIRM / AFFILIATE OFFICES
October 7, 2014	Abu Dhabi	Milan
	Barcelona	Moscow
The addressees listed on Schedule I hereto	Beijing	Munich
	Boston	New Jersey
Re: Philadelphia Energy Solutions Refining and	Brussels	New York
Marketing LLC	Chicago	Orange County
	Doha	Paris
	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.

Ladies and Gentlemen:

We have acted as special counsel to Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (“PESRM”) and PES Administrative Services, LLC, a Delaware limited liability company (“PESAS”, and together with PESRM, the “Companies”, and each a “Company”), in connection with (i) the Amended and Restated Revolving Credit and Guaranty Agreement, dated as of the date hereof (the “Credit Agreement”), among PESRM, the other guarantors party thereto, the lenders, issuing banks and agents party thereto and Bank of America, N.A. in its capacities as collateral agent (in such capacity the “Collateral Agent”), administrative agent, sole lead arranger, sole bookrunner, swingline lender and issuing bank and (ii) the Amended and Restated Supply and Offtake Agreement, dated as of the date hereof (the “SOA”), among PESRM, the guarantors party thereto and Merrill Lynch Commodities, Inc. (“MLC”). This letter is being furnished to you pursuant to Section 4.01(c)(a) of the Credit Agreement and Section 2.02(c)(i) of the SOA.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

(a)                                 The Credit Agreement;

(b)                                 The SOA;

(c)                                  The Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof (the “Security Agreement”), among PESRM, PESAS and the Collateral Agent;

(d)                                 The Second Amended and Restated Pledge and Security Agreement, dated as of the date hereof (the “SOA Security Agreement”), among the PESRM, PESAS and MLC, in its capacity as collateral agent (the “SOA Collateral Agent”);

(e)                                  The Deposit Account Control Agreement, dated as of the date hereof (the “ABL Control Agreement”), among PESRM, the Collateral Agent and Bank of America, National Association (the “Financial Institution”);

(f)                                   (i) The Blocked Account Control Agreement, dated as of September 8, 2012, by and among JPMorgan Chase Bank, N.A., as collateral agent (“JPM Collateral Agent”), PESRM and JPMorgan Chase Bank, N.A, as depositary (in such capacity, “JPM”) relating to account number ##########; (ii) the Blocked Account Control Agreement, dated as of September 8, 2012, by and among the JPM Collateral Agent, the Company and JPM relating to account number ##########; and (iii) the Blocked Account Control Agreement, dated as of September 8, 2012, by and among the JPM Collateral Agent, the Company and JPM relating to account number ########## (together with the accounts listed in clauses (i) and (ii) above, the “JPM Accounts”) (each, a “JPM Control Agreement” and collectively, the “JPM Control Agreements”);

(g)                                  The 2002 Master Agreement, dated as of the date hereof (including the Schedule thereto dated as of the date hereof, and the Confirmation Swap Transactions thereto dated as of the date hereof, collectively the “PESRM-MLC Secured Prepay Agreement”), between PESRM and MLC;

(h)                                 The 2002 Master Agreement, dated as of the date hereof (including the Schedule thereto dated as of the date hereof, and the Confirmation Swap Transactions thereto dated as of the date hereof, collectively the “PESIC-PESRM Secured Prepay Agreement” and together with the PESRM-MLC Secured Prepay Agreement, the “Secured Prepay Agreements”) between PESRM and PES Inventory Company, LLC (“PESIC”);

(i)                                     The agreements of PESRM and PESAS, as applicable, listed in Exhibit C attached hereto;

(j)                                    The Amended and Restated Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing (Secures Future Advances), dated as of the date hereof (the “Mortgage”), between PESRM, as mortgagor, and Bank of America, N.A., as collateral agent and mortgagee;

(k)                                 The Certificate of Formation, as amended to date, of PESRM and the Second Amended and Restated Limited Liability Company Agreement of PESRM dated November 30, 2012, as amended to date, which, with your consent, we have assumed is (A) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms, (B) in full force and effect, and (C) the entire agreement of the parties pertaining to the subject matter thereof (collectively, the “PESRM Governing Documents”) and certain consent action of the Board of Managers (as defined in the Second Amended and Restated Limited Liability Company Agreement) of PESRM and PES Holdings, LLC;

(1)                                 The Certificate of Formation, as amended to date, of PESAS and the Limited Liability Company Agreement of PESAS dated November 30, 2012, as amended to date, which, with your consent, we have assumed is (A) a valid and binding agreement of the parties thereto, enforceable in accordance with the plain meaning of its terms, (B) in full force and effect, and (C) the entire agreement of the parties pertaining to the subject matter thereof (collectively, the “PESAS Governing Documents” and together with the PESRM Governing Documents, the “Governing Documents”) and certain consent action of the Board of Managers (as defined in the Limited Liability Company Agreement) of PESAS and PES Holdings, LLC;

2

(m)                             The certificates dated September 14, 2014, and bringdown electronic copies thereof dated as of the date hereof, from the Secretary of State of the State of Delaware as to the existence and good standing of each Company in the State of Delaware (collectively, the “Good Standing Certificates”);

(n)                                 (i) A copy of the file stamped UCC-1 financing statement naming PESRM as debtor and JPMorgan Chase Bank, N.A. (the “Prior Collateral Agent”) as secured party, together with all schedules and exhibits to such financing statement, as filed in the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”) on September 11, 2012; (ii) a copy of the file stamped UCC-3 financing statement amending the financing statement set forth in sub-clause (i) above, together with all schedules and exhibits to such financing statement, as filed in the Delaware Filing Office on April 4, 2013; and (iii) a copy of the UCC-3 financing statement amending the financing statement set forth in sub-clause (i) above, together with all schedules and exhibits to such financing statement, to be filed in the Delaware Filing Office, copies of each of which are attached hereto as Exhibit A-1 (collectively, the “PESRM SA Financing Statements”);

(o)                                 (i) a copy of the filed stamped UCC-1 financing statements naming PESAS as debtor and the Prior Collateral Agent as secured party, together with all schedules and exhibits to such financing statement, as filed in the Delaware Filing Office on January 30, 2013; (ii) a copy of the file stamped UCC-3 financing statement amending the financing statement set forth in sub-clause (i) above, together with all schedules and exhibits to such financing statement, as filed in the Delaware Filing Office on April 4, 2013; and (iii) a copy of the UCC-3 financing statement amending the financing statement set forth in sub-clause (i) above, together with all schedules and exhibits to such financing statement, to be filed in the Delaware Filing Office, copies of each of which are attached hereto as Exhibit A-2 (collectively, the “PESAS SA Financing Statements”, and together with the PESRM SA Financing Statements, the “SA Financing Statements”);

(p)                                 A copy of the UCC-1 financing statements naming each Company as debtor and MLC as secured party, together with all schedules and exhibits to such financing statement, to be filed in the Delaware Filing Office, a copy of which is attached hereto as Exhibit B (the “SOA Financing Statements” and together with the SA Financing Statements, the “Financing Statements”);

(q)                                 The agreements of PESRM listed in Exhibit D attached hereto (collectively, the “Specified Agreements”); and

(r)                                    Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

The documents listed in clauses (a) through (j) above are referred to herein collectively as the “Transaction Documents”. The documents listed in clauses (a) through (i) above are referred to herein collectively as the “Opinion Documents”. The documents listed in clauses (c) through (f) above are referred to herein collectively as the “Security Documents”. As used in this letter, the “New York UCC” shall mean the Uniform Commercial Code as now in effect in the State of New York. With your permission, we have based our opinions set forth in numbered paragraphs 7 and 8 of this letter exclusively upon our review of Article 9 of the Uniform Commercial Code of the State of Delaware as set forth in the

3

CCH Secured Transactions Guide without regard to judicial interpretations thereof or any regulations promulgated thereunder or any other laws of the State of Delaware (the “Delaware UCC”). “Applicable UCC” shall mean the New York and/or the Delaware UCC. Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon oral or written statements and representations of directors, officers and other representatives of each Company and others, including the representations and warranties of (i) each Company in the Credit Agreement and the SOA and (ii) the Company, PESIC and MLC in the Secured Prepay Agreements. We have not independently verified such factual matters.

We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York (including the New York UCC) and (a) solely with respect to numbered paragraphs 1 through 4 of this letter, the Delaware Limited Liability Company Act (the “DLLCA”) and (b) solely with respect to numbered paragraphs 7 and 8 of this letter, the Delaware UCC, and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any jurisdiction. Our opinions and confirmations herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable, in the case of the Credit Agreement, to borrowers and to refinery owners in intermediation transactions of this type. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Opinion Documents or the Specified Agreements or the legal or regulatory status of any of their affiliates. Various issues concerning the laws of Pennsylvania are addressed in the letter of Buchanan Ingersoll & Rooney PC, which has been separately provided to you. We express no opinion with respect to those matters herein.

Subject to the foregoing and the other matters set forth herein, as of the date hereof:

1.                                      Each Company is a limited liability company under the DLLCA with limited liability company power and authority to enter into the Transaction Documents to which it is a party and perform its obligations thereunder. With your consent, based solely on the Good Standing Certificates, we confirm that each Company is validly existing and in good standing under the laws of the State of Delaware.

2.                                      The execution, delivery and performance of the Transaction Documents to which it is a party by the applicable Company have been duly authorized by all necessary limited liability company action of such Company, and such Transaction Documents have been duly executed and delivered by such Company.

3.                                      Each of the Opinion Documents constitutes a legally valid and binding obligation of each Company party to such Opinion Documents, enforceable against such Company in accordance with its terms.

4.                                      The execution and delivery by each Company of the Opinion Documents to which it is a party and the performance by such Company of its payment obligations and purchase and delivery obligations (in the case of PESRM with respect to the SOA and the Secured Prepay Agreements) under the Opinion Documents do not on the date hereof:

(i)                                     violate such Company’s Governing Documents;

4

(ii)                                  result in the breach of or a default under any of the Specified Agreements to which it is a party;

(iii)                               violate any federal or New York state statute, rule or regulation applicable to such Company (including, without limitation, Regulations U or X of the Board of Governors of the Federal Reserve System, assuming such Company complies with the provisions of the Opinion Documents relating to the use of proceeds), or the DLLCA; or

(iv)                              require any consents, approvals, or authorizations to be obtained by such Company from, or any registrations, declarations or filings to be made by such Company with, any governmental authority under any U.S. federal or New York state statute, rule or regulation applicable to such Company, or the DLLCA, except (a) filings and recordings required in order to perfect or otherwise protect the security interests under the Security Documents and (b) those consents, approvals, authorizations, registrations, declarations and filings which have been made or obtained on or prior to the date hereof.

5.                                      Under the New York UCC, the Opinion Documents do not, of themselves, result in the security interest of the Collateral Agent in that portion of the Pledged Collateral (as defined in the Security Agreement) in which each Company has rights and in which the Prior Collateral Agent had a valid security interest under Article 9 of the New York UCC immediately before giving effect to the Opinion Documents (the “SA UCC Collateral”), becoming invalid.

6.                                      The SOA Security Agreement creates a valid security interest in favor of MLC, as collateral agent for the Supply and Offtake Secured Parties (as defined in the SOA Security Agreement) in that portion of the collateral described in Section 2.1 of the SOA Security Agreement in which each Company has rights and a valid security interest may be created under Article 9 of the New York UCC (the “SOA UCC Collateral”).

7.                                      Under the Delaware UCC, the Opinion Documents do not, of themselves, result in the security interest of the Collateral Agent in that part of the SA UCC Collateral in which, immediately before the effectiveness of the Opinion Documents, the Prior Collateral Agent had a perfected security interest solely by virtue of the filing of the SA Financing Statements in the Delaware Filing Office becoming unperfected.

8.                                      The SOA Financing Statements are in appropriate form for filing in the Delaware Filing Office. Upon the proper filing of the SOA Financing Statements in the Delaware Filing Office, the security interest in favor of MLC in each Company’s rights in the SOA UCC Collateral described in the SOA Financing Statements will be perfected to the extent a security interest in such SOA UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in that office.

9.                                      The provisions of the ABL Control Agreement are effective under the New York UCC to perfect the security interest in favor of the Collateral Agent in that portion of the SA UCC Collateral consisting of the deposit accounts maintained with the Financial Institution (the “Depositary Bank”) and set forth on Exhibit E hereto (the “ABL Deposit Accounts”), assuming that (a) the Depositary Bank’s jurisdiction (determined in accordance with Section 9-304(b) of the New York UCC) is the State of New York and (b) the ABL Deposit Accounts constitute “deposit accounts” (as defined in Section 9-102(a)(29) of the New York UCC).

5

10.                               Under the New York UCC, the Opinion Documents do not, of themselves, result in the security interest in favor of the Collateral Agent in that portion of the SA UCC Collateral consisting of the JPM Accounts in which PESRM has rights and in which the JPM Collateral Agent had a valid security interest under Article 9 of the New York UCC immediately before giving effect to the Opinion Documents, becoming unperfected.

11.                               Neither of the Companies is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Our opinions are subject to:

(i)                                     the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, corporate benefit, financial assistance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and the judicial application of foreign laws or governmental actions affecting creditors’ rights;

(ii)                                  the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

(iii)                               the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

(iv)                              we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (c) waivers of broadly or vaguely stated rights; (d) covenants not to compete; (e) provisions for exclusivity, election or cumulation of rights or remedies; (f) provisions authorizing or validating conclusive or discretionary determinations; (g) grants of setoff rights; (h) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (i) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (1) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (m) provisions permitting, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (n) any “swap” (as such term is defined in the Commodity Exchange Act), including any guarantee thereof, by any Company or any guarantor who is not an “eligible contract participant” (as such term is defined in the Commodity Exchange Act); (o) federal or state securities laws (except as set forth in paragraph 11 of this letter); (p) tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury

6

laws, environmental laws, real property, land use or siting laws, margin regulations, laws and regulations relating to commodities trading, futures and swaps, Financial Industry Regulatory Authority rules, National Futures Association rules, stock exchange rules or rules of any clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps (without limiting other laws excluded by customary practice) and (q) the severability, if invalid, of provisions to the foregoing effect;

Without limiting the generality of the foregoing, the opinions expressed above are also subject to the following limitations, exceptions and assumptions:

(i)                                     The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the Applicable UCC, (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of or opportunity for hearing or correction, (iii) the effect of provisions of the Applicable UCC and other general legal principles that impose a duty to act in good faith and in a commercially reasonable manner, (iv) the effect of Sections 9-406, 9-407, 9-408 and 9-409 of the Applicable UCC on any provision of any Security Document that purports to prohibit, restrict, require consent for or otherwise condition the assignment of rights under such Security Document and (v) the effect of New York law and court decisions which provide that certain suretyship rights and defenses are available to a party that encumbers its property to secure the obligations of another.

(ii)                                  Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of New York in resolving such questions, although certain of the Specified Agreements may be governed by other laws which differ from New York law, (iii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.

(iii)                               We have assumed that all members or managers that are entities have duly taken such internal actions (such as board, member, manager, or partner approval) as may be necessary to enable them to duly act, and that they have duly acted (and duly executed and delivered the Opinion Documents), in their capacities as members or managers of the applicable Company in connection with the Opinion Documents.

(iv)                              Certain provisions of the Opinion Documents reference certain provisions and agreements contained in other agreements that are not Opinion Documents. Our opinions expressed herein with respect to the Opinion Documents, however, address only the express terms of the Opinion Documents (excluding any provisions incorporating any document or agreement, or the provisions of any other document or agreement, by reference) and not any other document or agreement, or the provisions of such other document or agreement, incorporated therein or made a part

7

thereby by reference, other than with respect to the opinion given in paragraph 4(ii) above.

Our opinions in paragraphs 5, 6, 9 and 10 above are limited to Article 9 of the New York UCC, our opinions in paragraphs 7 and 8 are limited to Article 9 of the Delaware UCC, and therefore those opinion paragraphs, among other things, do not address collateral of a type not subject to, or excluded from the coverage of, Article 9 of the Applicable UCC.

Additionally,

(i)                                     Except as expressly set forth in paragraphs 5 through 10, we do not express any opinion with respect to the creation, validity, attachment or perfection of any security interest or lien or the effectiveness of any sale or other conveyance or transfer of real or personal property. We express no opinion with respect to the priority of any security interest or lien. The opinions above do not include any opinions with respect to compliance with laws relating to permissible rates of interest.

(ii)                                  We express no opinion with respect to any agricultural lien or any collateral that consists of letter-of-credit rights, commercial tort claims, goods covered by a certificate of title, claims against any government or governmental agency, consumer goods, crops growing or to be grown, timber to be cut, goods which are or are to become fixtures, as-extracted collateral or cooperative interests.

(iii)                               We assume the descriptions of collateral contained in, or attached as schedules to, the Security Documents and any financing statements accurately and sufficiently describe the collateral intended to be covered by the Security Documents or such financing statements. Additionally, we express no opinion as to whether the phrases “all personal property” or “all assets” or similarly general phrases would be sufficient to create a valid security interest in the collateral or particular item or items of collateral; however, we note that pursuant to Section 9-504 of the Applicable UCC the phrases “all assets” or “all personal property” can be a sufficient description of collateral for purposes of perfection by the filing of a financing statement.

(iv)                              We have assumed that each grantor of any security interest has, or with respect to after-acquired property will have, rights in the collateral granted by it or the power to transfer rights in such collateral, and that each such grantor has received value, and express no opinion as to the nature or extent of any grantor’s rights in any of the collateral and we note that with respect to any after-acquired property, the security interest will not attach until the applicable grantor acquires such rights or power.

(v)                                 We call to your attention the fact that the perfection of a security interest in “proceeds” (as defined in the Applicable UCC) of collateral is governed and restricted by Section 9-315 of the Applicable UCC.

(vi)                              We have assumed that the exact legal name of each Company is as set forth in the copies of the applicable Governing Documents certified by the Delaware Secretary of State, and we have also assumed the accuracy of the other factual information set forth on the Financing Statements.

8

(vii)                           Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(viii)                        We express no opinion with respect to any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest’s obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Applicable UCC.

(ix)                              We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the Applicable UCC.

(x)                                 We call to your attention that a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, equity interests or other property that are not assignable under applicable law, or are subject to consent requirements or contractual or other prohibitions or restrictions on assignment, except to the extent that any such prohibitions, restrictions or consent requirements may be rendered ineffective to prevent the attachment of the security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Applicable UCC, as applicable, and we note that the extent of any security interest created in reliance on such Applicable UCC provisions may be limited. In addition, we call to your attention that your rights under the Security Documents as secured parties may be subject to the provisions of the organizational and governing documents of any entity in which any equity interests (or other rights of equity holders or investors) are pledged and the provisions of the applicable laws under which any such entity is organized.

(v)                                 We express no opinion regarding any security interest in any copyrights, patents, trademarks, service marks or other intellectual property, or any license or sublicense thereof or the proceeds of any of the foregoing except to the extent Article 9 of the Applicable UCC may be applicable to the foregoing and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein. In addition, we call to your attention that any license or sublicense of copyrights, patents, trademarks or other intellectual property may not be assignable unless such license or sublicense affirmatively permits the creation, perfection and enforcement of a security interest therein.

(xi)                              We express no opinion as to the enforceability of any provision of any Security Document purporting to agree to the classification or type of any property for purposes of the Applicable UCC.

(xii)                           We call to your attention that our opinions with respect to the perfection of the security interest in any Deposit Account is limited to the funds actually credited to such Deposit Accounts and we express no opinion as to the perfection of the security interest in any funds not so credited. In addition, we call to your attention that a transferee of funds from a deposit account takes the funds free of a security interest therein to the extent provided in Section 9-332 of the New York UCC.

9

(xiii)                        We express no opinion with respect to the security interest of the Collateral Agent for the benefit of any secured party except to the extent that the Collateral Agent has been duly appointed as agent for such persons.

(xiv)                       We express no opinion with respect to the security interest of the SOA Collateral Agent for the benefit of any secured party except to the extent that the SOA Collateral Agent has been duly appointed as agent for such persons.

(xv)                          We call your attention to the fact that with respect to any collateral subject to a security interest under more than one security agreement in favor of the Collateral Agent or MLC, as applicable, a court may limit the enforceability of inconsistent provisions and may limit the ability of the Collateral Agent or MLC, as applicable, to choose which agreement or provisions thereof to enforce.

(xvi)                       We have assumed that since the original date of execution thereof and as amended by any amendment set forth in Exhibit D with respect thereto, no Specified Agreement has been amended, restated, modified, supplemented, or terminated and that no rights pursuant thereto have been released, waived, or modified either expressly or by any action or inaction of the parties thereto and that no party has defaulted on its obligations under such Specified Agreement.

(xvii)                    We have assumed that since the original date of execution thereof and as amended by any amendment set forth in the definition thereof, none of the Security Documents has been amended, restated, modified, supplemented, or terminated and that no rights pursuant thereto have been released, waived, or modified either expressly or by any action or inaction of the parties thereto and that no party has defaulted on its obligations under the Security Documents.

(xviii)                 We call to your attention that we did not act as counsel to the Companies or any grantor in connection with the original closing under the Security Agreement and for purposes of this opinion we have assumed that immediately prior to the execution and delivery of the Opinion Documents, the Security Agreement was duly authorized, executed and delivered by each party thereto and constituted the legally valid, binding and enforceable obligation of each party thereto and that the Prior Collateral Agent had a valid and perfected security interest in the SA UCC Collateral.

(xix)                       We have assumed that any conditions to the effectiveness of the Opinion Documents, the Security Documents and the Specified Agreements have been satisfied or waived.

(xx)                          With respect to our opinion set forth in paragraph 4(iv) above, we express no opinion regarding the nature of the businesses in which any Company, or any of their respective affiliates, is engaged or the effect thereof.

With your consent, except to the extent that we have expressly opined as to such matters with respect to the Companies herein, we have assumed (a) that the Opinion Documents have been duly authorized, executed and delivered by the parties thereto other than the Companies, (b) the genuineness of all signatures and the legal capacity of all natural persons, (c) that the Opinion Documents constitute

10

legally valid and binding obligations of the parties thereto other than the Companies, enforceable against each of them in accordance with their respective terms, and (d) that the status of the Opinion Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose without our prior written consent, which may be granted or withheld in our sole discretion. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 10.04(b) of the Credit Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.

Very truly yours,

11

SCHEDULE I

OPINION ADDRESSEES

Merrill Lynch Commodities, Inc., as SOA Collateral Agent

12

EXHIBIT A-1

PESRM SA FINANCING STATEMENTS

[Attached]

13

EXHIBIT A-2

PESAS SA FINANCING STATEMENTS

[Attached]

14

EXHIBIT B

SOA FINANCING STATEMENTS

[Attached]

15

EXHIBIT C

ADDITIONAL OPINION DOCUMENTS

1.                                      The Amended and Restated Consulting Agreement, dated as of the date hereof, by and between PESRM and MLC

2.                                      Inventory Sales Agreement, dated as of the date hereof, among J.P. Morgan Ventures Energy Corporation (“JPMVEC”), PESRM and MLC

3.                                      Third Party Consent between PESRM, MLC and Kinder Morgan Liquids Terminals LLC, dated as of the date hereof, in respect of the Master Service Agreement between PESRM (as successor in interest to Sunoco, Inc.) and Kinder Morgan Liquids Terminals LLC, dated January 1, 1996 and the Schedule to the Master Service Agreement between PESRM (as successor in interest to Sunoco, Inc.) and Kinder Morgan Liquids Terminals, LLC, dated December 28, 2005 and effective January 1, 2006

4.                                      Third Party Consent, dated as of the date hereof, between PESRM, MLC and Sunoco Partners Marketing & Terminal, L.P., in respect of the Products Terminal Services Agreement (Belmont Rack and Paulsboro Terminal) between PESRM and Sunoco Partners Marketing & Terminal, L.P., dated September 8, 2012

5.                                      Third Party Consent, dated as of the date hereof, between PESRM, MLC and Sunoco Partners Marketing & Terminal, L.P., in respect of the Terminaling and Storage Agreement (Eagle Point Tanks) between PESRM and Sunoco Partners Marketing & Terminal, L.P., dated February 10, 2014 (with respect to Tank #118) and July 1, 2014 (with respect to Tanks 19, 20, 30, 2 and 4)

6.                                      Third Party Consent, dated as of the date hereof, between PESRM, MLC and Sunoco Partners Marketing & Terminal, L.P., in respect of the Rail Offloading, Terminaling & Storage Agreement between PESRM and Sunoco Partners Marketing & Terminal, L.P., dated September 19, 2014

7.                                      Third Party Consent, dated as of the date hereof, between PESRM, MLC and Sunoco Partners Marketing & Terminal, L.P., in respect of the Products Terminal Services Agreement between PESRM and Sunoco Partners Marketing & Terminal, L.P., dated March 12, 2013

8.                                      Third Party Consent, dated as of the date hereof, between PESRM, MLC and Sunoco Partners Marketing & Terminal, L.P., in respect of the Products Terminal Services Agreement (Van Buren) between PESRM and Sunoco Partners Marketing & Terminal, L.P., dated July 1, 2014

16

9.                                      Third Party Consent, dated as of the date hereof, between PESRM, MLC and Sunoco Pipeline L.P., in respect of the Pipeline Connection Agreement between PESRM and Sunoco Pipeline L.P., dated September 8, 2012 (Woodbury Pipeline), the Pipeline Connection Agreement between PESRM and Sunoco Pipeline L.P, dated September 8, 2012 (Point Breeze Station) and the Inter-Refinery Pipeline Lease between PESRM and Sunoco Pipeline L.P., dated November 30, 2012

10.                               Third Party Consent, dated as of the date hereof, between PESRM, MLC and Sunoco Partners Marketing & Terminal, L.P., in respect of the Marine Dock and Terminaling Agreement (Fort Mifflin) between PESRM and Sunoco Partners Marketing & Terminal, L.P., dated September 8, 2012

11.                               Third Party Consent, dated as of the date hereof, between PESRM, MLC and Sunoco Partners Marketing & Terminal, L.P., in respect of the Terminal Services Agreement (Marcus Hook — Butane) between PESRM and Sunoco Partners Marketing & Terminal, L.P., dated September 8, 2012

12.                               Third Party Consent, dated as of the date hereof, in respect of the Terminaling and Storage Agreement (Eagle Point Terminal) between PESRM and Sunoco Partners Marketing & Terminal, L.P., dated September 8, 2012

13.                               Third Party Consent, dated as of the date hereof, between PESRM, MLC Lucknow-Highspire Terminals Company, in respect of the Terminal Throughput Agreement between PESRM and Lucknow-Highspire Terminals Company, dated January 1, 2012

14.                               Third Party Consent, dated as of the date hereof, between PESRM, MLC and TRANSFLO Terminal Services, Inc. in respect of the Transload and Service Agreement between PESRM and TRANSFLO Terminal Services, Inc., dated December 18, 2013, as amended by the First Amendment to Transload and Service Agreement, dated March 19, 2014

15.                               Wind-down Agreement, dated as of the date hereof, among PESRM, MLC, PESAS and JPMVEC

16.                               Products Sales Agreement, dated as of the date hereof, between PESRM and MLC

17.                               Assignment and Assumption Agreement, dated as of the date hereof, among JPMorgan Chase Bank, N.A., Bank of America, N.A. and PESRM

18.                               Consent and Agreement, dated as of the date hereof, among PESRM, PESIC and MLC

19.                               Assignment and Assumption Agreement, dated as of the date hereof, among PESRM, PESAS, MLC and JPMVEC

17

EXHIBIT D

SPECIFIED AGREEMENTS

1.              Term Loan Agreement, dated as of April 4, 2013, among PESRM, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A. as administrative agent (“JPMCB”)

2.              Guarantee Agreement, dated as of April 4, 2013, by each of the guarantors party thereto in favor of JPMCB

3.              Pledge and Security Agreement (TLB), dated as of April 4, 2013, among PESRM, the other Grantors party thereto, and JPMCB

4.              Open End Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing, dated as of July 31, 2013, made by PESRM in favor of JPMCB

5.              The Intercreditor Agreement, dated as of April 4, 2013, among PESRM, JPMorgan Chase Bank, N.A. J.P. Morgan Ventures Energy Corporation and the other grantors party hereto.

6.              The Second Amended and Restated Intercreditor Agreement, dated as of the date hereof, among PESRM, the other grantors party thereto and Bank of America, N.A.

7.              Products Terminal Services Agreement (Use of Belmont Rack and Paulsboro Terminal), dated September 8, 2012, between Sunoco Partners Marketing & Terminals L.P. and PESRM

8.              Marine Dock and Terminating Agreement (Fort Mifflin Complex), dated September 8, 2012, between Sunoco Partners Marketing & Terminals L.P. and PESRM

9.              Terminaling and Storage Agreement (Storage at Eagle Point), dated September 8, 2012, between Sunoco Partners Marketing & Terminals L.P. and PESRM

10.       Terminal Services Agreement (Butane Storage at Marcus Hook), dated September 8, 2012, between Sunoco, Inc. (R&M) and PESRM

11.       Master Service Agreement, dated January 1, 1996, between Sun Company, Inc. (R&M) and Kinder Morgan Liquids Terminals, LLC (as successor in interest to GATX Terminals Corporation)

12.       Schedule to Master Service Agreement, dated January 1, 2006, between Sunoco, Inc. (R&M) and Kinder Morgan Liquids Terminals, LLC

13.       Amendment No. 19 to Schedule to Master Services Agreement, dated August 14, 2012, between Kinder Morgan Liquids Terminals, LLC and Sunoco, Inc.

14.       Cross License Agreement, dated September 8, 2012, between Sunoco, Inc. and Philadelphia Energy Solutions LLC

18

15.       Memorandum of Understanding and Agreement, dated June 26, 2012, between PESRM and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO, CLC, and its Local 10-1

16.       Technical Services Agreement, Contract Number CW 34959, dated July 1, 2010, between Sunoco, Inc. (R&M) and Kellogg Brown & Root LLC

17.       Various Process Assignment and Transfer Agreement, dated as of September 8, 2012, between UOP LLC, PESRM and Sunoco, Inc.

18.       SCANfining Process License and Engineering Agreement, dated December 9, 2002, between ExxonMobil Research and Engineering Company and Sunoco, Inc. (R&M)

19.       Inter-Refinery Pipeline Lease, dated February 8, 2002, between Sunoco Pipeline L.P. and Sunoco, Inc. (R&M)

20.       Inter-Refinery Pipeline Lease, dated November 30, 2012, among Sunoco Pipeline L.P. and PESRM

21.       Terminaling & Storage Agreement (Eagle Point Terminal), effective as of February 10, 2014 (Tank #118) and July 1, 2014 (Tanks 19, 20, 30, 2 & 4), between Sunoco Partners Marketing & Terminals L.P. and PESRM

22.       Master Terminal Services Agreement, No. 13-11-1398, dated January 1, 2014, between NuStar Pipeline Operating Partnership L.P., NuStar Logistics, L.P., and PESRM

23.       Terminal Services Release No. 13-11-1398 / 33-01, dated January 1, 2014, between ST Linden Terminal, LLC and PESRM

24.       Products Terminal Services Agreement (Van Buren), dated July 1, 2014, between Sunoco Partners Marketing & Terminals L.P. and PESRM

25.       Transload and Service Agreement, dated April 14, 2013, between TRANSFLO Terminal Services, Inc. and PESRM

26.       Transload and Service Agreement, dated December 18, 2013, between TRANSFLO Terminal Services, Inc. and PESRM and Amendment No. 1 thereto, dated March 19, 2014

27.       Terminal Services Agreement, dated May 2, 2014, between Sunoco Partners Marketing & Terminals, L.P. and PESRM, as Customer (Summer Butane Storage)

28.       Sale/Purchase Agreement, dated May 8, 2014, between PESRM, as Buyer and Seller and Sunoco Partners Marketing & Terminals L.P., as Buyer (for sales of Summer Butane)

29.       First Amended and Restated Products Purchase Agreement, dated June 1, 2013, (amendment and restatement of that certain Products Purchase Agreement dated Sept. 8, 2012), between Sunoco, Inc. (R&M), as Buyer and JPMVEC, as Seller

19

30.       Management Services Agreement, dated May 7, 2014, between NGL Energy Partners LP and PESRM

31.       Engineering, Design, Procurement and Construction Management Agreement, dated May 7, 2014, between PESRM and Jacobs Field Services North America, Inc.

32.       Installment Sale & Purchase Agreement, dated May 7, 2014, between NGL Energy Partners LP and PESRM

33.       Natural Gas Purchase Agreement, dated May 7, 2014, between NGL Energy Partners LP and PESRM

34.       Non-Disturbance Agreement, dated May 7, 2014, between NGL Energy Partners LP and PESRM

35.       Temporary Access Agreement, dated May 7, 2014, between NGL Energy Partners LP and PESRM

36.       Hess Trading Corporation and PESRM Crude Oil Purchase and Sales Agreement between Hess Trading Corporation, as Seller, and PESRM, as Buyer

37.       PESIC-PESRM Consulting Agreement, dated as of the date hereof, between PESRM and PESIC

20

Exhibit E

ABL Deposit Accounts

Accounts Receivable Draft Account	##########

Account Receivable Account	##########

21

EXHIBIT M

[Form of]

SOLVENCY CERTIFICATE

I, the undersigned, an authorized representative of Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), DO HEREBY CERTIFY, to the best of my knowledge, on behalf of the Borrower, and not in my individual capacity, that:

1.                                      This Certificate is furnished pursuant to Section 4.01(d) of the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent and as collateral agent. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

2.                                      I am familiar with the historical and current financial condition of the Loan Parties on a consolidated basis as an authorized officer of the Borrower. In preparing this certificate, I have made such investigations and inquiries as I deem necessary and prudent in connection with the matters set forth herein and have reviewed the terms of the Credit Agreement and the other Loan Documents.

3.                                      Based upon the foregoing, I have reached the conclusions that as of the date hereof, after giving effect to the Credit Agreement and other Loan Documents (including the incurrence of any Credit Extension) to be consummated on the date of this certificate:

a.                                      The sum of the present fair saleable value of the assets owned by the Loan Parties on a consolidated basis, on a going concern basis, is greater than the total amount of liabilities (including contingent and unliquidated) of the Loan Parties on a consolidated basis as they become absolute and matured. The amount of contingent or unliquidated liabilities having been computed at an amount that, in light of all of the facts and circumstances existing at the Effective Date, represents the amount that can reasonably be expected to become an actual or matured liability.

b.                                      The Loan Parties do not, on a consolidated basis, have unreasonably small capital in relation to their business.

c.                                       The Loan Parties, on a consolidated basis, have not incurred, do not intend to incur, and do not believe they will incur, debts beyond their ability to pay such debts as such debts mature in the ordinary course of business

M-1

IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of October, 2014.

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:
Name:
	Title:	[Chief Financial Officer]/[Chief Executive Officer]

M-2

EXHIBIT N

[Form of]

INTERCOMPANY NOTE

New York, New York
[date]

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee may from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as may be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time (together with the Borrower, the “Loan Parties,” and each, a “Loan Party”), the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent, and as such, is subject to the terms of the Credit Agreement and shall be pledged by each Payee pursuant to the Security Agreement to the extent required pursuant to the terms thereof. Terms used but not defined herein have the meanings assigned to them in the Credit Agreement. Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee other than the Borrower will be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i)                                     in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness will be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Unasserted Contingent Obligations) before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Unasserted Contingent Obligations), any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) will be made to the holders of Senior Indebtedness;

(ii)                                  if any event of default occurs and is continuing with respect to any Senior Indebtedness (including any Event of Default under the Credit Agreement), then no payment or distribution of any kind or character will be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

(iii)                               if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note (despite these subordination provisions) is received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness has been paid in full in cash (other than Unasserted Contingent Obligations), such payment or distribution will be held in trust for the benefit of, and will be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full (other than Unasserted Contingent Obligations ).

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Agents, the Issuing Bank and the Lenders and the Agents, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Agents may, on their own behalf, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives (to the extent permitted by applicable law) presentment, demand, protest or notice of any kind in connection with this Note. Payor shall make all payments under this Note without offset, counterclaim or deduction of any kind.

From time to time after the date hereof, additional subsidiaries of the Borrower may become parties hereto by executing a counterpart signature page to this Note (each additional subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows.]

IN WITNESS WHEREOF, I have hereunto set my hand this [             ] day of [               ], [                ].

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

EXHIBIT O

[Form of]

NON-BANK CERTIFICATE(24)

Reference is made to the Amended and Restated Revolving Credit and Guaranty Agreement dated as of October 7, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, Bank of America, N.A., as sole lead arranger and sole bookrunner, Bank of America, N.A., as swingline lender, the Issuing Banks from time to time party thereto, and Bank of America, N.A., as administrative agent and as collateral agent. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

The undersigned hereby certifies (1) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) or other obligations in respect of which it is providing this certificate, (2) it is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), (3) it is not a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, (4) it is not a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (5) no payments in connection with the Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower (or, in the case of a Participant, the Lender from which the participating interest in the Loan was purchased, or in the case of a partner in a Foreign Lender that is a partnership for U.S. federal income tax purposes, the Foreign Lender) with duly completed copies of its non-U.S. person status on Internal Revenue Service form W-8BEN or W-8BEN-E (or any successor forms). By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and the Administrative Agent in writing within 30 days of such change, and (ii) the undersigned shall have at all times furnished

(24) If the Foreign Lender is an intermediary, a foreign partnership or other flow-through entity, the following adjustments shall be made.

A.                                    The following representation shall be provided as applied to the Foreign Lender:

•                                          Record ownership under Clause 1.

B.                                    The following representations shall be provided as applied to the partners, members or beneficial owners claiming the portfolio interest exemption:

•                                          Beneficial ownership under Clause 1;

•                                          Clause 4;

•                                          Clause 5.

C.                                    The following representation shall be provided as applied to the Foreign Lender as well as the partners, members or beneficial owners claiming the portfolio interest exemption:

•                                          Clause 3.

D.                                    The Foreign Lender shall provide an Internal Revenue Service Form W-8IMY (with underlying W-8BENs, W-8BEN-Es, W-9s or other applicable forms from each of its partners, members or beneficial owners claiming the portfolio interest exemption).

E.                                     Appropriate adjustments shall be made in the case of tiered intermediaries or tiered partnerships or flow-through entities.

O-1

Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

O-1

[NAME OF LENDER/PARTICIPANT/PARTNER, as applicable]

By:
Name:
Title:

[ADDRESS]

Dated:	, 201 .

O-2

EXHIBIT P

[Form of]

BORROWING BASE CERTIFICATE

[See attached]

P-1

Philadelphia Energy Solutions Refining and Marketing LLC

Borrowing Base Certificate

For the period ended

A.	Available Accounts/Receivables (page 2 of 5)	$

B.	Available Hydrocarbon Inventory (page 3 of 5)	$

C.	Cash and Cash Equivalents (held in Borrowing Base Collateral Account)			$0

D.	Available Reserves (page 5 of 5)	$

E.	Borrowing Base	$

F.	Lower of:
	Borrowing Base	$
	Commitment	$

$

G.	Revolving Credit Outstandings:
	Revolving Loans	$
	Letters of Credit	$
Swingline Loans

	Total Revolving Credit Outstandings		$

H.	Facility availability (F-G)		$

CERTIFICATION

The undersigned hereby certifies to [Bank of America, N.A.], as Administrative Agent under the Amended and Restated Revolving Credit and Guaranty Agreement, dated as of Oct 1, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company, the Guarantors, the Lenders party thereto from time to time, Bank of America, N.A, as sole lead arranger and sole bookrunner, [Bank of America, N.A], as Swingline Lender, and [Bank of America, N.A], as issuing bank, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, the Secured Parties and Issuing Bank, and as collateral agent for the Lenders, the Secured Parties and Issuing Bank, that the information provided herein is complete and accurate as of the date hereof, and is prepared in a manner consistent in all material respects with the Borrowing Base provisions of the Credit Agreement (excluding any applicable provisions contained therein that involve the discretion of the Administrative Agent). The undersigned agrees that (i) all capitalized terms contained herein and not defined shall have the meanings ascribed to such terms in the Credit Agreement and (ii) in the event of any conflict between this Borrowing Base Certificate and related provisions of the Credit Agreement, the terms of the Credit Agreement shall control. The undersigned hereby certifies, represents and warrants that each Account and each item of hydrocarbon Inventory included in the calculation of the Borrowing Base satisfies all of the criteria to be an “Eligible Account” and item of “Eligible Hydrocarbon Inventory”, respectively.

Date:

Philadelphia Energy Solutions Refining and Marketing LLC

By:
Name:	Rachel Celiberti

1

Philadelphia Energy Solutions Refining and Marketing LLC

Eligible Accounts

Borrowing Base Certificate

For the period ended

Total
Gross Accounts Receivable	$

Less ineligibles:
Over 60 days past invoice date	$
Over 30 days past due date	$
Cross age @ 50%	$
Sunoco Sales (Affliate under Section 2.21 xiii of ABL)	$
Government A/R	$
Foreign A/R	$
Contra	$
Concentration Cap ($25mm for IG / $10mm otherwise)	$
Bankrupt Accounts/In Dispute	$
Debit Memos/Chargebacks	$
(Prepay)/Invoice from non-“regular” customers	$
Other Per Terms of the Credit Agreement	$
Total ineligibles:	$

Eligible Trade A/R	$
Advance Rate		%
Net Available Trade A/R	$

Total Available A/R	$

2

				Due	Due	Due	Due	Due	Due	Due	Due
				Total AR	Current	30	60	90	120	120+	Total OD
Currency		Customer		1 USD	1 USD	1 USD	1 USD	1 USD	1 USD	1 USD	1 USD
USD	US Dollar	######	Braskem America, Inc	$	$	$	$	$	$	$	$
USD	US Dollar	######	BUCKEYE ENERGY SERVI	$	$	$	$	$	$	$	$
USD	US Dollar	######	CHOPRA ENERGY INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	Global Gas, Inc.	$	$	$	$	$	$	$	$
USD	US Dollar	######	GUTTMAN OIL	$	$	$	$	$	$	$	$
USD	US Dollar	######	International Chemic	$	$	$	$	$	$	$	$
USD	US Dollar	######	KEROSCENE INC TA FOX	$	$	$	$	$	$	$	$
USD	US Dollar	######	TURKEY HILL LP	$	$	$	$	$	$	$	$
USD	US Dollar	######	MAJOR PETROLEUM INDU	$	$	$	$	$	$	$	$
USD	US Dollar	######	MANSFIELD OIL COMPAN	$	$	$	$	$	$	$	$
USD	US Dollar	######	MAUGER & COMPANY INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	PETROLEUM TRADERS CO	$	$	$	$	$	$	$	$
USD	US Dollar	######	Plains Marketing LP	$	$	$	$	$	$	$	$
USD	US Dollar	######	RIGGINS INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	SAMUEL CORALUZZO CO	$	$	$	$	$	$	$	$
USD	US Dollar	######	SHIPLEY FUELS MARKET	$	$	$	$	$	$	$	$
USD	US Dollar	######	SJ FUEL SOUTH CO INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	WAWA INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	DIMAL INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	PAPCO INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	PEPUP INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	PHOENIX ENERGY GROUP	$	$	$	$	$	$	$	$
USD	US Dollar	######	SAT RAJ INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	SUPERIOR PLUS ENERGY	$	$	$	$	$	$	$	$
USD	US Dollar	######	PENNJ PETROLEUM LLC	$	$	$	$	$	$	$	$
USD	US Dollar	######	MARTIN SERVICES GROU	$	$	$	$	$	$	$	$
USD	US Dollar	######	ROSS FOGG FUEL OIL C	$	$	$	$	$	$	$	$
USD	US Dollar	######	PEDRONI FUEL COMPANY	$	$	$	$	$	$	$	$
USD	US Dollar	######	ED JSWEENEY & SONS	$	$	$	$	$	$	$	$
USD	US Dollar	######	TIPTON TRUCKING CO I	$	$	$	$	$	$	$	$
USD	US Dollar	######	MAJESTIC OIL COMPANY	$	$	$	$	$	$	$	$
USD	US Dollar	######	MARTINO FUEL LLC	$	$	$	$	$	$	$	$
USD	US Dollar	######	CARROLL INDEPENDENT	$	$	$	$	$	$	$	$
USD	US Dollar	######	FOULKS SERVICE INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	CATO INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	HANUMAN BUSINESS INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	BOLLINGER ENERGY COR	$	$	$	$	$	$	$	$
USD	US Dollar	######	HOUGH PETROLEUM CORP	$	$	$	$	$	$	$	$
USD	US Dollar	######	FINE ENTERPRISES INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	JOE & RONS TRUCK STO	$	$	$	$	$	$	$	$
USD	US Dollar	######	BRUCETON PETROLEUM C	$	$	$	$	$	$	$	$
USD	US Dollar	######	MULTANI ENTERPRISE I	$	$	$	$	$	$	$	$
USD	US Dollar	######	TALLEY PETROLEUM ENT	$	$	$	$	$	$	$	$
USD	US Dollar	######	RICHARDSONS FUEL SUP	$	$	$	$	$	$	$	$
USD	US Dollar	######	NGL Supply Wholesale	$	$	$	$	$	$	$	$
USD	US Dollar	######	Rich Energy Inc	$	$	$	$	$	$	$	$
USD	US Dollar	######	GLASSMERE FUEL SERVI	$	$	$	$	$	$	$	$
USD	US Dollar	######	PILOT TRAVEL CENTERS	$	$	$	$	$	$	$	$
USD	US Dollar	######	EWING OIL COMPANY IN	$	$	$	$	$	$	$	$
USD	US Dollar	######	Crestwood Services L	$	$	$	$	$	$	$	$
USD	US Dollar	######	TWO FARMS INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	AC&T COMPANY INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	REID PETROLEUM CORP	$	$	$	$	$	$	$	$
USD	US Dollar	######	HAROLD MYERS INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	MIDATLANTIC COOPERAT	$	$	$	$	$	$	$	$
USD	US Dollar	######	NOCO ENERGY CORP FUE	$	$	$	$	$	$	$	$
USD	US Dollar	######	BONDY OIL INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	PENN PRIDE INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	ARFA ENTERPRISES INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	GORDON PETROLEUM INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	SCHMITT SALES INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	TOWNSEND GAS AND OIL	$	$	$	$	$	$	$	$
USD	US Dollar	######	ROYAL PETROLEUM CORP	$	$	$	$	$	$	$	$
USD	US Dollar	######	SYCAMORE PETROLEUM L	$	$	$	$	$	$	$	$
USD	US Dollar	######	EAST RIVER ENERGY IN	$	$	$	$	$	$	$	$
USD	US Dollar	######	SPARTAN OIL COMPANY	$	$	$	$	$	$	$	$
USD	US Dollar	######	TAYLOR OIL COMPANY I	$	$	$	$	$	$	$	$
USD	US Dollar	######	ATLAS OIL COMPANY	$	$	$	$	$	$	$	$
USD	US Dollar	######	MIRABITO HOLDINGS IN	$	$	$	$	$	$	$	$
USD	US Dollar	######	JRJP INC TA FALCON O	$	$	$	$	$	$	$	$
USD	US Dollar	######	HOMETOWNE ENERGY CO	$	$	$	$	$	$	$	$
USD	US Dollar	######	LUKOIL NORTH AMERICA	$	$	$	$	$	$	$	$
USD	US Dollar	######	LIBERTY TRUCK CENTER	$	$	$	$	$	$	$	$
USD	US Dollar	######	SERVICE ENERGY LLC	$	$	$	$	$	$	$	$
USD	US Dollar	######	GULERIA ENTERPRISES	$	$	$	$	$	$	$	$
USD	US Dollar	######	QUARLES PETROLEUM IN	$	$	$	$	$	$	$	$
USD	US Dollar	######	DUNCAN OIL COMPANY	$	$	$	$	$	$	$	$
USD	US Dollar	######	WEAVER ENERGY INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	JACK RICH INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	EDRIS OIL SERVICE IN	$	$	$	$	$	$	$	$
USD	US Dollar	######	GOETZ ENERGY CORPORA	$	$	$	$	$	$	$	$
USD	US Dollar	######	NITTANY OIL COMPANY	$	$	$	$	$	$	$	$
USD	US Dollar	######	MTS FREEDOM OIL CO	$	$	$	$	$	$	$	$
USD	US Dollar	######	Sunoco Partners Mark	$	$	$	$	$	$	$	$
USD	US Dollar	######	JOHN E RETZNER OIL C	$	$	$	$	$	$	$	$
USD	US Dollar	######	JAMES RIVER PETROLEU	$	$	$	$	$	$	$	$
USD	US Dollar	######	TRANSPORT FUEL & SUP	$	$	$	$	$	$	$	$
USD	US Dollar	######	MUTUAL OIL CO INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	DAVE REISDORF INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	Chemoil Corporation	$	$	$	$	$	$	$	$
USD	US Dollar	######	SAPP BROS INC	$	$	$	$	$	$	$	$
USD	US Dollar	######	UPS FUEL SERVICES IN	$	$	$	$	$	$	$	$
USD	US Dollar	######	DEMATTE OIL SERVICE	$	$	$	$	$	$	$	$
USD	US Dollar	######	CLARK FUEL DISTRIBUT	$	$	$	$	$	$	$	$
USD	US Dollar	######	DSST CORPORATION	$	$	$	$	$	$	$	$
USD	US Dollar	######	LEHIGH GAS WHOLESALE	$	$	$	$	$	$	$	$
USD	US Dollar	######	ISS Marine Services	$	$	$	$	$	$	$	$
USD	US Dollar	######	Moran Shipping	$	$	$	$	$	$	$	$
USD	US Dollar	######	Delaware Valley Mari	$	$	$	$	$	$	$	$
USD	US Dollar	######	Norton Lilly and Com	$	$	$	$	$	$	$	$
USD	US Dollar	######	Targa Liquids Market	$	$	$	$	$	$	$	$
USD	US Dollar	######	TA OPERATING LLC	$	$	$	$	$	$	$	$
USD	US Dollar	######	Sunoco LLC	$	$	$	$	$	$	$	$
USD	US Dollar	######	Gulf Harbor Shipping	$	$	$	$	$	$	$	$
USD	US Dollar	######	GAC-RUR Shipping (US	$	$	$	$	$	$	$	$
USD	US Dollar	######	PECO Energy Company	$	$	$	$	$	$	$	$
USD	US Dollar	######	UNITED REFINING COMP	$	$	$	$	$	$	$	$
USD	US Dollar	######	Sea Coral Enterprise	$	$	$	$	$	$	$	$
USD	US Dollar	######	Hess Trading Corpora	$	$	$	$	$	$	$	$
				$	$	$	$	$	$	$	$

Philadelphia Energy Solutions Refining and Marketing LLC

Eligible Hydrocarbon Inventory

Borrowing Base Certificate

For the period ended

Detail by product and location
	Total		on separate worksheet. (a.)
Gross Inventory per perpetual	$

Less ineligibles:
Tank Heels	$
Nonusable inventory	$
In-transit — other than between Required Infrastructure	$
At retail locations? consignment?	$
Other Per Terms of the Credit Agreement	$
Total ineligibles:	$

Eligible inventory (a)	$
Advance Rate		%
Available inventory	$

(a.) See Petroleum Inventory Detail.

4

Philadelphia Energy Solutions Refining and Marketing LLC

Petroleum Inventory Detail

For the period ended

Volumes by location (Barrels)

Commodity Description	Commodity ID	Infrastructure ID	Volume (b.)	Price Benchmark	$/bbl	Total	Tank Heels

TOTAL			0			$-00	$-00

5

Philadelphia Energy Solutions Refining and Marketing LLC

For the period ended

Less Availability Reserves:

Taxes held in trust	$
Priming liens	$
Rent reserves	$
Supply & Offtake	$
Treasury Services	$
Other	$
Total Availability Reserves:	$

6

				Balance Carryforward	Balance,prev.periods	AccumBal.Prev.Period	Debit 9- 9	Credit 9-9	Cum. Debit Balan	Cum. Credit Balance	Accumulated balance
Currency		Account Number		1 USD	1 USD	1 USD	1 USD	1 USD	1 USD	1 USD	1 USD
USD	US Dollar	PES /######	Phila Net Profit Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	FET-Superfund Import	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	State Excise Tax-Gas	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	State Excise Tax-Die	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	Petroleum Co Gross	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	PA Franchise Taxes	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	Withholding Tax-1099	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	FET-Spill Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	NY MF Excise Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	NY Petroleum Bus Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	NY Sales Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	NJ Excise Tax - Gas	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	NJ Excise Tax-Diesel	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	PA Excise Tax - Gas	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	PA Excise Tax-Diesel	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	MD Excise Tax - Gas	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	MD Oil Trans Fee	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	WV MF Excise Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	WV Sales Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	NJ Gross Receipt Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	State Use Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	Fed Propane Assess	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	NORA Fees	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	PA Oil Franchise Tax	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	Fed Excise Tax - Gas	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	Fed ExciseTax-Diesel	$	$	$	$	$	$	$	$
USD	US Dollar	PES /######	State Excise Tax-Gas	$	$	$	$	$	$	$	$
				$	$	$	$	$	$	$	$

PHILADELPHIA ENERGY SOLUTIONS REFINING AND MARKETING LLC

LETTERS OF CREDIT OUTSTANDING

L/C’S DRAWN UNDER THE ABL

# of Days
					Evergreen	Notification	Notice to
Reference No.	Applicant	Beneficiary	Face Amount	Issue Date	Expiry Date	Due	Cancel	To Cover
JPMorgan Chase Bank, N.A.:
$
$
		Total Face Amount (Drawn under ABL):	$

BILATERAL L/C’s

# of Days
					Evergreen	Notification	Notice to
Reference No.	Applicant	Beneficiary	Face Amount	Issue Date	Expiry Date	Due	Cancel	To Cover

$

EXHIBIT Q

[Form of]

MORTGAGE OPINION

[See attached]

Q-1

Barbara A. Forte 215 665 3959 barbara.forte@bipc.com	Two Liberty Place 50 S. 16th Street, Suite 3200 Philadelphia, PA 19102-2555 T 215 665 8700 F 215 665 8760 www.buchananingersoll.com.

October 7, 2014

Bank of America, N.A., Collateral Agent

c/o  Bank of America Business Capital

901 Main Street

Dallas, TX  75202

Ladies and Gentlemen:

We have acted as limited Pennsylvania counsel to Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Company”), in connection with a certain Amended and Restated Revolving Credit and Guaranty Agreement, dated as of October 3, 2014, among the Company, as borrower, Bank of America, N.A., as Administrative Agent and Collateral Agent and other parties (the “ABL Credit Agreement”).

We are not expressing any opinion with respect to the ABL Credit Agreement or any other documents, agreements or instruments to be executed and delivered pursuant to the ABL Credit Agreement or referred to in the ABL Credit Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of public officials and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania (the “State”).

We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified or photostatic copies and the genuineness of all signatures.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that:

1.                                      Based solely on the certificate of the Commonwealth of Pennsylvania, Department of State, dated September 29, 2014 issued by the Secretary of the Commonwealth (a copy of which is attached hereto as Exhibit A and incorporated herein by this reference), the

Company is registered as a foreign limited liability company under the laws of the State and remains subsisting as such.

We are licensed to practice law in the Commonwealth of Pennsylvania and do not hold ourselves out to be experts on, or generally familiar with or qualified to express a legal opinion on, the laws of any jurisdiction other than those of the Commonwealth of Pennsylvania.  In giving this opinion, we are not passing on any matters of the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania.

This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to the undersigned on the date hereof.  We are not assuming any obligation to review or update this opinion should applicable law or the existing facts or circumstances change.  Our advice as limited counsel is provided herein solely for your information and benefit and this opinion does not extend to and may not be quoted in whole or in part or otherwise referred to or relied upon by any other party other than the named addressees of this opinion and their successors and/or assigns for any purpose without our express written consent.

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By:
Barbara A. Forte

2

Two Liberty Place
50 S. 16th Street, Suite 3200
Philadelphia, PA 19102-2555
Barbara A. Forte	T 215 665 8700
215 665 3959	F 215 665 8760
barbara.forte@bipc.com	www.buchananingersoll.com.

October 7, 2014

Merrill Lynch Commodities, Inc., Collateral Agent

20 East Greenway Plaza, Suite 700

Houston, Texas 77046

Ladies and Gentlemen:

We have acted as limited Pennsylvania counsel to Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company (the “Company”), in connection with the preparation, execution and delivery of that certain Amended and Restated Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing (Secures Future Advances), dated September 24, 2014, with an effective date as of the date hereof, made by and between the Company, as mortgagor, and Merrill Lynch Commodities, Inc., as Collateral Agent and mortgagee (the “Mortgagee”) (the “Mortgage”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Mortgage. We are delivering this opinion to you at the request of the Company.

In rendering the opinions stated herein, we have examined and relied upon an executed copy of the Mortgage.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of public officials and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania (the “State”).

We have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified or photostatic copies and the genuineness of all signatures. We have also assumed, without verification that, with respect to all parties to agreements or instruments relevant hereto, including, without limitation, the Mortgage, the SOA Agreement and any and all other documents, agreements or instruments to be executed and delivered pursuant to the SOA Agreement or referred to in the SOA Agreement (the “Other SOA Documents”), (i) such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, (ii) that such agreements or instruments have been duly authorized by all requisite action, (iii) that such agreements or instruments have been duly executed and delivered by all parties to the same and (iv) except with respect to the Mortgage and as specifically opined to in Opinion number 3 below, that such agreements or instruments are the legal, valid and binding obligations of the parties to the same and are enforceable against the Company and the other parties to the same in accordance with their terms.

As to questions of fact material to our opinions, we have relied upon the representations of the Company made in the Mortgage.

Whenever a statement herein is qualified by “known to us,” “to our knowledge” or similar phrase, it is intended to indicate that, during the course of our limited representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this firm who have rendered legal services in connection with the Mortgage. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our limited representation of the Company.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that:

1.                                      Based solely on the certificate of the Commonwealth of Pennsylvania, Department of State, dated September 29, 2014 issued by the Secretary of the Commonwealth (a copy of which is attached hereto as Exhibit A and incorporated herein by this reference), the Company is registered as a foreign limited liability company under the laws of the State and remains subsisting as such.

2.                                      The execution and delivery by the Company of the Mortgage, the performance by the Company of its obligations thereunder and the creation of the lien thereof against the Company’s Real Estate described therein (assuming the Company’s fee title and ownership of the same), do not and will not violate any requirement of law of the State.

3.                                      To the extent governed by the laws of the State, the Mortgage constitutes the legal, valid and binding obligation of Mortgagor, enforceable in accordance with its terms.

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4.                                      The Mortgage is in proper form so as to constitute an “Open-End Mortgage” under the laws of the State.

5.                                      When the Mortgage is properly recorded and indexed in the Office of the Department of Records, City and County of Philadelphia, Commonwealth of Pennsylvania (the “Public Office”), the provisions of the Mortgage are in the form to create a valid lien in favor of Mortgagee on that portion of the Mortgaged Property which constitutes real property, to the extent of the Company’s interest, if any, in the Mortgaged Property, and the Mortgage is in sufficient form for recording in the Public Office.

6.                                      The Mortgage is in sufficient form for filing with the Public Office as a financing statement filed as a fixture filing under the Uniform Commercial Code of the Commonwealth of Pennsylvania as in effect on the date hereof (the “UCC”). When the Mortgage is filed and properly indexed in the Public Office, the security interest granted to the mortgagee under the Mortgage will be perfected in fixtures as defined in UCC Section 9-102(a) to the extent perfection can be accomplished by the filing of a financing statement in the Public Office under the UCC.

7.                                      The recording of the Mortgage in the Public Office is the only recording or filing necessary to publish notice and protect the validity of and to establish of record the lien of the Mortgage against the portion of the Mortgaged Property which constitutes real property.

8.                                      No documentary stamp taxes, mortgage or recording taxes, or transfer taxes are payable to the State or to any jurisdiction therein on account of the execution, delivery, recording or filing of the Mortgage, except for filing or recording fees.

9.                                      The judicial foreclosure and transfer of title to all or any portion of the Mortgaged Property pursuant to the Mortgage, will not restrict, affect or impair the liability of the Company with respect to the indebtedness secured thereby or the mortgagee’s enforcement of any other security interest created thereby, subject, however, to the requirements of Pennsylvania’s Deficiency Judgment Act, 42 Pa. Cons. Stat. Ann. § 8103, as amended. The laws of the State do not require a mortgagee to elect to pursue its remedies either against mortgaged real property or personal property where such lienholder holds security interests and liens on both real and personal property of a debtor.

We are licensed to practice law in the Commonwealth of Pennsylvania and do not hold ourselves out to be experts on, or generally familiar with or qualified to express a legal opinion on, the laws of any jurisdiction other than those of the Commonwealth of Pennsylvania. In giving this opinion, we are not passing on any matters of the laws of any jurisdiction other than the laws of the Commonwealth of Pennsylvania and the federal laws of the United States as they

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currently exist. We express no opinion as to matters of any other state’s law with regard to the effect of such laws on the transaction contemplated by the Mortgage.

In addition to the qualifications set forth above, the foregoing opinions are subject to the following qualifications:

(a)                                 No opinion is rendered with respect to the SOA Agreement or, except with respect to the Mortgage, any of the Other SOA Documents;

(b)                                 The enforceability of rights and remedies provided in the Mortgage are subject to and may be limited by any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyancing or similar laws or equitable principles affecting generally the enforcement of creditors’ rights from time to time in effect;

(c)                                  Our opinion is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law or in a bankruptcy proceeding) and assumes that the parties thereto will act with commercial reasonableness in exercising their rights and remedies thereunder, including, without limitation, the right to demand payments under the Mortgage;

(d)                                 We express no opinion on the validity, binding effect or enforceability under certain circumstances of provisions of the Mortgage (i) which waive any rights afforded to any party thereto under any statute or constitutional provision, (ii) which waive broadly or vaguely stated rights or future rights, or waive certain rights or defenses to obligations where such waivers are against statutes, laws or public policy, (iii) that provide that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that the election of some remedy or remedies does not preclude recourse to one or more other remedies, (iv) that provide that injunctive relief or specific performance may be available as a remedy for breach of the Mortgage or any obligation secured thereby, (v) that purport to prevent oral modification or waivers, (vi) which purport to waive suretyship defenses or claims or (vii) the breach of which a court concludes is not material or does not adversely affect the Administrative Agent or any Lender;

(e)                                  The enforceability of certain of the remedial, waiver and other provisions of the Mortgage may be further subject to the exercise of judicial discretion;

(f)                                   Insofar as the indemnity provisions of the Mortgage may encompass indemnification with respect to violation of laws, enforcement thereof may be limited by federal or state securities laws or regulations or the public policies underlying such laws;

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(g)                                  We express no opinion on the enforceability of any provisions in the Mortgage relating to conflicts of law, consent to jurisdiction, venue, choice of forum or choice of law;

(h)                                 We express no opinion on the enforceability of any provision of the Mortgage granting or creating rights not available under applicable law, relating to self-help, power of sale or imposing penalties, forfeitures, increased rates and late payment charges upon delinquency in payment or the occurrence of a default;

(i)                                     We express no opinion on the validity or enforceability of any provisions of the Mortgage under which any party thereto disclaims any obligations of good faith, fair dealing, diligence, commercial reasonableness and/or care, or prior notice which are prescribed by law, including, but not limited to, the UCC;

(j)                                    The provisions regarding the remedies available on default as set forth in the Mortgage are subject to certain procedural requirements and applicable constitutional, legislative, judicial and administrative provisions, statutes, regulations, decisions, rulings and other laws, which are not reflected in the Mortgage. These procedural requirements and other laws affect and may restrict rights and remedies stated to be available to Mortgagee, but the inclusion of such provisions does not render the Mortgage invalid as a whole, and the Mortgage contains, in our opinion, adequate remedial provisions for the ultimate practical realization of the principal benefits purported to be afforded by the Mortgage, subject to the other qualifications contained in this opinion letter;

(k)                                 We have not addressed, and we express no opinion on, the possible effect of the application of Section 548 of the Federal Bankruptcy Code or any state uniform fraudulent conveyance law or similar statute, or the doctrine of equitable subordination. The inherent factual nature of the application of these statutes makes them inappropriate subject matter for legal opinions;

(l)                                     We express no opinion on the validity or enforceability of any of the provisions of the Mortgage under which the Company waives any rights afforded to such party under any statute, or by which any party thereto waives any rights afforded to such party by applicable law, after a default;

(m)                             The effect on the Mortgage or any of the opinions set forth above of any documents which we have not reviewed;

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(n)                                 Our opinion is subject to judicial decisions which indicate that public policy may render unenforceable provisions respecting payment of costs and expenses of enforcement, including, without limitation, attorneys’ fees;

(o)                                 We express no opinion as to Federal Reserve Board Margin regulations;

(p)                                 We express no opinion with regard to Federal, state and local antitrust and unfair competition laws, codes, rules and regulations;

(q)                                 We express no opinion with regard to Federal, state and local environmental laws, codes, rules and regulations;

(r)                                    We express no opinion with regard to Federal, state and local tax laws, codes, rules and regulations;

(s)                                   We express no opinion with regard to Federal, state and local accessibility laws, codes, rules and regulations including, without limitation, the Americans with Disabilities Act;

(t)                                    We express no opinion with regard to Federal, state and local racketeering laws and regulations (e.g., RICO);

(u)                                 We express no opinion with regard to Federal, state and local labor laws and regulations;

(v)                                 We express no opinion with regard to Federal, state and local laws, regulations and policies concerning (i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws;

(w)                               Except with respect to matters which are the subject of the opinions expressed in paragraphs 4, 5, 6, 7 and 8 above, we express no opinion with respect to the statutes, ordinances, administrative decisions, rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal state, regional or local level) and judicial decisions to the extent that they deal with any of the foregoing;

(x)                                 We express no opinion on the enforceability of any provision in the Mortgage that purports to (i) grant Mortgagee any rights, remedies or powers with respect to the disposition of property in which Mortgagee possesses a security interest, with or without notice, to the extent such rights, remedies or powers are not expressly permitted under the UCC,

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Pennsylvania law, as applicable, (ii) preclude the modification of the Mortgage through conduct, custom, or course of performance, action or dealing, (iii) waive or limit Mortgagee’s liability for negligent acts or omissions or (iv) appoint Mortgagee attorney-in-fact for any person or entity;

(y)                                 We have assumed that the Company will not in the future take any discretionary action (including a decision not to act) permitted under the Mortgage that would result in a violation of law;

(z)                                  We have assumed that the Company has all permits and governmental approvals required of it and will obtain all permits and governmental approvals required in the future, and take all actions similarly required, relevant to performance of the terms of the Mortgage;

(aa)                          We have assumed that the Company has received adequate consideration in exchange for the execution and delivery of the Mortgage;

(bb)                          We express no opinion on the enforceability of any provision of the Mortgage that entitles the Administrative Agent to the appointment of a receiver after the occurrence of a default;

(cc)                            We have not made or undertaken to make any investigation of the Mortgaged Property that is subject or intended to be subject to the Mortgage, including, without limitation, the state of title to, or condition of, the Mortgaged Property. We express no opinion with respect to the adequacy or accuracy of the description of the collateral in the Mortgage or any exhibit thereto or any title matter relating to the subject transaction or concerning the priority of lien or any security interest under the UCC or otherwise. As to certain of these matters, we understand that you are relying, to the extent appropriate, on such title insurance protection as you may obtain from others;

(dd)                          We express no opinion as to the enforceability of any provision contained in the Mortgage which purports to grant (i) the right to exercise a power of sale at either public or private sale (as opposed to judicial foreclosure proceedings), (ii) the right to take possession of the real property or the personal property which are part of the collateral in any manner other than by reason of the peaceable surrender of such possession by the Company or (iii) the right to the appointment of a receiver;

(ee)                            We express no opinion with regard to the compliance by the Company or the Mortgaged Property with applicable laws, regulations, rules, orders, municipal ordinances or codes, including without limitation environmental, zoning, subdivision, land use, building,

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health, life safety, planning, energy or conservation laws, regulations, rules, orders, ordinances or codes and judicial decisions related to any of the foregoing;

(ff)                              In the case of items of collateral in which the Company acquires ownership rights after the date hereof, Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;

(gg)                            We have assumed that after the date hereof, the Company will continue to maintain as places of business each place of business at the addresses set forth in the notice provisions of the Mortgage or that it gives the Mortgagee proper notice of any change in address;

(hh)                          We have assumed that Company acquired (and will acquire) the Mortgaged Property only in the ordinary course of business from persons who were (and are) in the business of selling property of that kind;

(ii)                                  We have assumed that the description of the collateral contained in Mortgage sufficiently describes and reasonably identifies the collateral for all purposes of the UCC and the Mortgage;

(jj)                                We express no opinion as to the creation or perfection of any security interests purported to be granted in any collateral which is not governed solely by Article 9 of the UCC. Further no opinion is expressed as to the creation or perfection of any security interest in any collateral which is otherwise governed by Article 9 of the UCC other than fixtures as defined in UCC Section 9-102(a) located on the premises described in the Mortgage ;

(kk)                          We express no opinion as to fixtures as defined in UCC Section 9-102(a) other than fixtures located on the premises described in the Mortgage;

(ll)                                  We express no opinion as to the continued existence of the security interests in any collateral consisting of goods against a “buyer in ordinary course of business” of such collateral as described in UCC Section 9-320;

(mm)                  We express no opinion as to the enforceability of any provisions of the Mortgage that purport to grant or waive any rights, remedies or powers with respect to the disposition of collateral or other property governed by the UCC to the extent such rights, remedies or powers are not specifically set forth in and permitted by the UCC;

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(nn)                          We express no opinion as to the enforceability of any provisions of the Mortgage that provide for the recovery of damages other than reimbursement to the secured party of expenses incurred pursuant to the Mortgage and reasonably related to maintaining and preserving the collateral security position of the secured party;

(oo)                          We express no opinion as to whether any security interests purported to be created by the Mortgage may be subject to marshalling;

(pp)                          We express no opinion as to the validity or existence of any intellectual property;

(qq)                          We express no opinion as to the effect of UCC Section 9-203 on the rights of the secured party with respect to the security interests;

(rr)                                We express no opinion as to any collateral consisting of goods in possession of the issuer of a “negotiable document” (as such term is defined in the UCC) therefor, or in the possession of a bailee other than one who has issued a negotiable document;

(ss)                              We express no opinion as to any collateral consisting of goods that are installed in or affixed to, or become part of a product or mass with, goods which are not items of collateral;

(tt)                                We express no opinion as to any collateral as against any claim or lien in favor of (i) the United States or any agency or instrumentality thereof, (ii) any state or any governmental subdivision thereof, (ii) farm products, (iv) collateral subject to a certificate of title, (v) consumer goods or manufactured homes, (vi) electronic chattel paper, (vii) commercial tort claims, (viii) money, cash or cash equivalents to the extent not in the possession of the Administrative Agent, any Lender or a third party that has acknowledged holding such for the Administrative Agent or any Lender’s benefit under UCC Section 9-313(3), and to the extent such items do not constitute identifiable proceeds under UCC Section 9-315 and (9) documents or goods covered by documents;

(uu)                          We express no opinion as to any collateral consisting of chattel paper as against a purchaser of such chattel paper who would take priority over an earlier security interest;

(vv)                          We note that the Administrative Agent’s rights against account debtors will be subject to the terms of the assigned account, chattel paper or general intangible, to dealings between such account debtor and the Company, and to the other limitations provided in

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Sections 9-403, 9-404, 9-405 and 9-406 of the UCC. Any rights against account debtors will be subject to defenses as provided in Section 9-404 of the UCC;

(ww)                      We express no opinion as to the effect of any prohibitions against assignment that may be contained in any account, lease agreement, promissory note, chattel paper, payment intangible, health-care receivable and letter-of-credit right. We note that prohibitions on assignment contained in any account, lease agreement, promissory note, chattel paper, payment intangible, health-care receivable and letter-of-credit right are subject to the limitations contained in Sections 9-406, 9-407, 9-408 and 9-409 of the UCC;

(xx)                          We express no opinion as to the effectiveness of Administrative Agent’s security as to any rights (including rights of payment) under any right, account or other obligation for which the United States government or any other government or any agency, department or subdivision thereof is an obligor;

(yy)                          We express no opinion as to pension and employee benefit laws and regulations, including any laws and regulations under ERISA;

(zz)                            We express no opinion on laws relating to civil or criminal usury or provisions imposing interest or other charges that exceed any limitation on the maximum amount of interest that can be lawfully charged under applicable law (whether designated as usurious or not) or whether any prepayment charges, premiums or penalties, exit fees, breakage costs or late charges, that can be lawfully charged under applicable law (whether designated as usurious or not);

(aaa)                   We have assumed without investigation that each of the Guarantor (as defined in the SOA Agreement or Other SOA Document) and the Company is now and will at all times hereafter remain an “Eligible Contract Participant” as defined in §la(18) of the Commodity Exchange Act (7 U.S.C.A. § 1a), as further defined and modified by the final rules issued jointly by the Commodity Futures Trading Commission and the Securities and Exchange Commission as published in 77 FR 30596 (May 23, 2012);

(bbb)                                            We have assumed that (1) the Company owns or has rights in the property in which it has purportedly granted a security interest or other lien pursuant to the Mortgage, (2) none of the property in which the Company has purportedly granted a security interest to Mortgagee is as-extracted collateral or timber to be cut and (3) “value” (as used in Section 9-203(b)(1) of the UCC) has been given by Mortgagee to the Company in return for the security interests and other liens purportedly granted pursuant to the Mortgage; and, we note, however, that with respect to any after-acquired property, no security interest or other lien will attach until Company acquires rights therein or the power to transfer rights therein to

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a secured party. No opinion is to be given as to the validity, enforceability of perfection of any security interest in commercial tort claims, whether now existing or after-acquired;

(ccc)                      Our opinion with respect to proceeds is subject to the limitations and qualifications applicable to proceeds in Section 9-315 of the UCC and, in addition, we call to your attention that in the case of certain types of proceeds, other parties (such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business) may acquire a superior interest or may take their interest free of the security interest of a secured party;

(ddd)                   We express no opinion with respect to any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the UCC;

(eee)                      We have assumed that the collateral description contained in the Mortgage is broad enough to include all of the collateral in which a security interest is granted; and

(fff)                         Prior to the exercise of Mortgagee’s rights or remedies under or pursuant to the Mortgage, Mortgagee may have to first comply with certain laws, rules or regulations of certain federal, local or State governmental authorities, bodies and/or agencies and/or obtain certain licenses, permits or approvals issued by one for more federal, local or State governmental authorities, bodies and/or agencies, in order to maintain business activities and/or wind up operations of the Mortgaged Property;

(ggg)                      We express no opinion as to whether any borrowings or extensions of credit under the SOA Agreement or any of the Other SOA Documents, to the extent secured by the Mortgage, constitute “advances” within the meaning of 42 Pa.C.S. Section 8413 (the “Open-End Mortgage Act”). In that regard, we note that the term “advances” is not defined in the Open-End Mortgage Act, but can be distinguished from other types of debts and obligations which may be secured by a mortgage, such as obligations of a surety or a guarantor, letter of credit obligations, hedging obligations or other obligations that do not constitute indebtedness for borrowed money;

(hhh)                   We express no opinion as to the enforceability of Section 14 of the Mortgage;

(iii)                               We express no opinion as to the enforceability of the portion of the third sentence in Section 34(a) of the Mortgage that provides for advances made after a notice referred to in that sentence to relate back to the date when the Mortgage was left for recording with the recorder of deeds.

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(jjj)                            We express no opinion as to the enforceability of the portion of the fourth sentence in Section 34(a) of the Mortgage that provides for advances made after a notice referred to in that sentence to be “deemed” to be obligatory and to relate back to the date when the Mortgage was left for recording with the recorder of deeds;

(kkk)                   We express no opinion as to the enforceability of Section 34(c) of the Mortgage;

(lll)                               We call to your attention the fact that perfection of security interests under the UCC in any of the UCC collateral will be terminated as to any UCC collateral acquired by the named debtor thereunder more than four months after such party changes its name, identity or corporate structure to such an extent as to make the financing statement seriously misleading, unless new appropriate financing statements indicating the new name, identity or corporate structure of the appropriate party are properly filed before the expiration of four months after such change. Additional filings may also be necessary with respect to any UCC collateral if the debtor thereunder changes the jurisdiction in which it is located; and

(mmm)       Our opinion expressed in paragraph 6 above is based on the assumption that the Company is not a “transmitting utility” as defined in UCC Section 9-102(a).

This opinion is issued as of the date hereof and is necessarily limited to the laws now in effect and the facts and circumstances known to the undersigned on the date hereof. We are not assuming any obligation to review or update this opinion should applicable law or the existing facts or circumstances change. Our advice as limited counsel is provided herein solely for your information and benefit and this opinion does not extend to and may not be quoted in whole or in part or otherwise referred to or relied upon by any other party other than the named addressees of this opinion and their successors and/or assigns for any purpose without our express written consent.

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By:
Barbara A. Forte

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EXHIBIT R

[Form of]

MORTGAGE POLICY ENDORSEMENT

[See attached]

R-1

ENDORSEMENT

Attached to and made a part of Policy Number 5011342-0109877e (ABL)	File Number PAFA14-2370 GD

Schedule A of the above policy is amended as follows:

1.              Item 1 (Named insured) is amended to read as follows:

Bank of America, N.A., as successor Administrative Agent and successor Collateral Agent

Item 4 (Insured Mortgage) is amended to read as follows:

Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing from Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company to JPMorgan Chase Bank, N.A., as Collateral Agent dated as of 7/31/2013 and recorded 8/2/2013 in the Office of the Recorder of Deeds of Philadelphia County, Pennsylvania as Document Number 52675758

As assigned from JPMorgan Chase Bank, N.A., as Collateral Agent to Bank of America, N.A., as successor Administrative Agent and successor Collateral Agent dated September      2014, effective as of October7, 2014 and recorded on October      2014 in Book                 Page                .

As modified by Amended and Restated Open-End Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixture Filing made by Philadelphia Energy Solutions Refining and Marketing LLC, a Delaware limited liability company to Bank of America, N.A., as successor Administrative Agent and successor Collateral Agent dated September      2014, effective as of October 7, 2014 and recorded on October      2014 in Book                 Page                .

2.              The Date of Policy is changed to                     2014. (Will be dated to be the recording date of the Modification Agreement

Schedule B of the above policy is amended as follows: The following two items are added to Schedule B

•                  Operations and Maintenance Agreement for Storm water Management Practices recorded 7/14/2014 in Document No. 52803593.

•                  Contractual Consent of Landowner recorded 9/2/2014 in Document No. 52823397

This endorsement does not insure against loss or damage, and the Company will not pay costs, attorneys’ fees, or expenses, by reason of any claim that arises out of the transaction creating the Modification by reason of the operation of federal bankruptcy, state insolvency, or similar creditors’ rights laws that is based on:

1.              the Modification being deemed a fraudulent conveyance or fraudulent transfer; or

2.              the Modification being deemed a preferential transfer except where the preferential transfer results from the failure

a.              to timely record the instrument of transfer; or

b.              of such recordation to impart notice to a purchaser for value or to a judgment or lien creditor.

This endorsement is issued as part of the policy. Except as it expressly states, it does not (i) modify any of the terms and provisions of the policy, (ii) modify any prior endorsements, (iii) extend the Date of Policy, or (iv) increase the Amount of Insurance. To the extent a provision of the policy or a previous endorsement is

ENDORSEMENT

(continued)

inconsistent with an express provision of this endorsement, this endorsement controls. Otherwise, this endorsement is subject to all of the terms and provisions of the policy and of any prior endorsements.

IN WITNESS WHEREOF, the Company has caused this endorsement to be issued and become valid when signed by an authorized officer or licensed agent of the Company.

First American Title Insurance Company

LAND SERVICES USA, INC.

By:
Authorized Signatory

TIRBOP-PA ENDORSEMENT 500 (ALTA Endorsement 11-06 as modified by TIRBOP)

(Mortgage Modification) (04/01/07) LOAN POLICY ONLY